Exhibit 10.5

LOAN AGREEMENT

Dated as of June 30, 2015

HORIZON GLOBAL CORPORATION,

CEQUENT PERFORMANCE PRODUCTS, INC., and

CEQUENT CONSUMER PRODUCTS, INC.,

as Borrowers

BANK OF AMERICA, N.A.,

as Agent

BANK OF AMERICA, N.A.,

as Sole Lead Arranger and Sole Bookrunner

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(continued)

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(continued)

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Assignment
Exhibit B	Assignment Notice
Exhibit C-1	Form of In-Transit Inventory Lien Waiver
Exhibit C-2	Form of Vendor Lien Waiver
Exhibit D	Form of Guarantee and Collateral Agreement
Exhibit E	Form of Intercreditor Agreement
Exhibit F	Form of Perfection Certificate

Schedule 1.1(A)	Existing Letters of Credit
Schedule 1.1(B)	Commitments of Lenders
Schedule 9.1.3	Governmental Licenses
Schedule 9.1.5	Real Property

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(continued)

Page

Schedule 9.1.6	Disclosed Matters
Schedule 9.1.12	Subsidiaries
Schedule 9.1.13	Insurance
Schedule 9.1.23	Material Contracts
Schedule 10.2.1	Existing Debt
Schedule 10.2.2	Existing Liens
Schedule 10.2.4	Existing Investments
Schedule 10.2.5	Permitted Asset Dispositions
Schedule 10.2.9	Existing Affiliate Transactions
Schedule 10.2.10	Existing Restrictive Agreements

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LOAN AGREEMENT

THIS LOAN AGREEMENT is dated as of June 30, 2015 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), and is by and among HORIZON GLOBAL CORPORATION, a Delaware corporation (“Parent Borrower”), CEQUENT PERFORMANCE PRODUCTS, INC., a Delaware corporation (“Cequent Performance”), CEQUENT CONSUMER PRODUCTS, INC., an Ohio corporation (“Cequent Consumer” and together with Parent Borrower and Cequent Performance, collectively, “Borrowers”), the financial institutions party to this Agreement from time to time as Lenders, and BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders (“Agent”).

R E C I T A L S:

Borrowers have requested that Lenders provide a credit facility to Borrowers to finance their mutual and collective business enterprise. Lenders are willing to provide the credit facility on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

SECTION 1 DEFINITIONS; RULES OF CONSTRUCTION

1.1 Definitions. As used herein, the following terms have the meanings set forth below:

Account: as defined in the UCC.

Account Debtor: a Person obligated under an Account, Chattel Paper or General Intangible.

Accounts Formula Amount: 85% of the Value of Eligible Accounts; provided, however, that such percentage shall be reduced by 1.0% for each percentage point (or portion thereof) that the Dilution Percent exceeds 5%.

Acquisition: a transaction or series of transactions resulting in (a) acquisition of a business, division or substantially all assets of a Person; (b) record or beneficial ownership of 50% or more of the Equity Interests of a Person; or (c) merger, consolidation or combination of a Borrower or Subsidiary with another Person.

Acquisition Lease Financing: any sale or transfer by the Parent Borrower or any Subsidiary of any property, real or personal, that is acquired pursuant to a Permitted Acquisition, in an aggregate amount not to exceed $20,000,000 at any time after the Closing Date, which property is rented or leased by the Parent Borrower or such Subsidiary from the purchaser or transferee of such property, so long as the proceeds from such transaction consist solely of cash.

Adjusted Availability: the difference of (a) the Borrowing Base, calculated as though the FILO Amount were equal to $0, minus (b) Revolver Usage.

Affiliate: with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

Agent Indemnitees: Agent and its officers, directors, employees, Affiliates, agents and attorneys.

Agent Professionals: attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.

Agreement Currency: as defined in Section 1.5.

Allocable Amount: as defined in Section 5.10.3.

Alternative Incremental Debt: any Debt incurred by an Obligor in the form of one or more series of secured or unsecured bonds, debentures, notes or similar instruments or in the form of loans; provided that:

(a) if such Debt is secured, (i) such Debt shall be secured only by a Lien on the Collateral securing the Term Loan Debt having the same priorities in the Term Priority Collateral and the Revolver Priority Collateral as the Term Loan Debt (or on a junior basis) and shall not be secured by any properties or assets of any Obligor other than the Collateral securing the Term Loan Debt (provided that if such Debt is in the form of loans, it may be secured by Liens on the Collateral only on a junior basis to the Liens on the Collateral securing the Obligations), (ii) the security agreements relating to such Debt shall be substantially similar to the Term Loan Security Documents (with such differences as are reasonably satisfactory to the Agent and other than, in the case of Debt secured on a junior basis, with respect to priority) and (iii) such Debt shall be subject to a customary intercreditor agreement in form and substance reasonably satisfactory to the Agent,

(b) such Debt does not mature earlier than the date that is 91 days after the Latest Maturity Date in effect hereunder at the time of incurrence thereof and has a weighted average life to maturity no shorter than the Term Loan Debt with the Latest Maturity Date in effect at the time of incurrence of such Debt,

(c) the definitive documentation in respect of such Debt (i) contains covenants, events of default and other terms that are customary for similar Debt in light of then-prevailing market conditions and (ii) shall not contain additional covenants or events of default not otherwise applicable to the Term Loan Debt or the Loans or covenants more restrictive than the covenants applicable to the Term Loan Debt or the Loans; provided that the foregoing clause (ii) shall not apply to covenants or events of default applicable only to periods after the Latest Maturity Date in effect immediately prior to the establishment of such Debt; provided further that any such Debt may include additional covenants or events of default not otherwise applicable to the Term Loan Debt or the Loans or covenants more restrictive than the covenants applicable to the Term Loan Debt or the Loans in each case prior to the Latest Maturity Date in effect immediately prior to the establishment of such Debt so long as this Agreement is amended to provide all of the Lenders with the benefits of such additional covenants, events of default or more restrictive covenants,

(d) such Debt does not provide for any mandatory prepayment, redemption or repurchase (other than upon a change of control, fundamental change, conversion or exchange in the case of convertible or exchangeable Debt, customary asset sale or event of loss mandatory offers to purchase, and customary acceleration rights after an event of default) prior to the date that is 91 days after the Latest Maturity Date in effect hereunder at the time of incurrence of such Debt; provided that any such Debt secured by Liens on a pari passu basis with the Liens on the Collateral securing the Term Loan Debt (any such Debt, “Pari Passu Alternative Incremental Debt”) may be subject to a mandatory prepayment offer from the Net Proceeds of any event that triggers a mandatory prepayment of the Term Loan Debt so long as the holders of such Debt receive no more than their ratable share of such prepayment (such ratable share to be calculated by reference to the outstanding amount of such Debt, the outstanding amount of the Term Loan Debt and the outstanding amount of Pari Passu Permitted Term Loan Refinancing Debt, in each case immediately prior to such prepayment),

(e) at the time of incurrence of such Alternative Incremental Debt, (i) no Default shall have occurred and be continuing hereunder nor any “Default” under and as defined in the Term Loan Agreement, both immediately prior to and immediately after giving effect to the incurrence of such Alternative Incremental Debt and (ii) the representations and warranties of each Obligor set forth in the Loan Documents and the Term Loan Documents shall be true and correct in all material respects (or in all respects if qualified by materiality) on and as of such date; and

(f) such Debt is not guaranteed by any Person other than Obligors.

Alternative Incremental Debt will include any Registered Equivalent Notes issued in exchange therefor.

Anti-Corruption Laws: all laws, rules, and regulations of any jurisdiction applicable to any Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

Anti-Terrorism Law: any law relating to terrorism or money laundering, including the Patriot Act.

Applicable Law: all laws, rules, regulations and governmental guidelines applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.

Applicable Margin: the margin set forth below, as determined by the average daily Availability for the last Fiscal Quarter:

Level	Average Daily Availability	Base Rate Revolver Loans (other than the FILO Loans)	LIBOR Revolver Loans (other than the FILO Loans)	Base Rate FILO Loans	LIBOR FILO Loans
I	≥ $75,000,000	0.25%	1.25%	1.00%	2.00%
II	≥ $50,000,000 and < $75,000,000	0.50%	1.50%	1.25%	2.25%
III	≥ $25,000,000 and < $50,000,000	0.75%	1.75%	1.50%	2.50%
IV	< $25,000,000	1.00%	2.00%	1.75%	2.75%

Until the six-month anniversary of the Closing Date, margins shall be determined as if Level III were applicable. Thereafter, margins shall be subject to increase or decrease by Agent on the first day of the calendar month following each Fiscal Quarter end. If Agent is unable to calculate average daily Availability for a Fiscal Quarter due to Borrowers’ failure to deliver any Borrowing Base Report when required hereunder, then, at the option of Agent or Required Lenders, margins shall be determined as if Level IV were applicable until the first day of the calendar month following its receipt.

Approved Fund: any Person (other than a natural Person) engaged in making, purchasing, holding or otherwise investing in commercial loans in its ordinary course of activities.

Asset Disposition: a sale, lease, license, consignment, transfer or other disposition of Property of an Obligor, including any disposition in connection with a sale-leaseback transaction or synthetic lease.

Assignment: an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit A or otherwise satisfactory to Agent.

Assumed Preferred Stock: any preferred stock or preferred equity interests of any Person that becomes a Subsidiary after the Closing Date; provided that (a) such preferred stock or preferred equity interests exist at the time such Person becomes a Subsidiary and are not created in contemplation of or in connection with such Person becoming a Subsidiary and (b) the aggregate liquidation value of all such outstanding preferred stock and preferred equity interests shall not exceed $10,000,000 at any time outstanding, less the aggregate principal amount of Debt incurred and outstanding pursuant to Section 10.2.1(a)(x).

Availability: the Borrowing Base minus Revolver Usage.

Availability Reserve: the sum (without duplication) of (a) the Inventory Reserve; (b) the Rent and Charges Reserve; (c) the Bank Product Reserve; (d) the aggregate amount of liabilities secured by Liens upon Collateral that are (or, in the opinion of Agent in the exercise of its Permitted Discretion, may be) senior to Agent’s Liens or that Agent in its Permitted Discretion determines may be required to be paid to permit or facilitate exercise of rights or remedies with respect to Collateral (but imposition of any such reserve shall not waive an Event of Default arising therefrom); and (e) such additional reserves, in such amounts and with respect to such matters, as Agent in its Permitted Discretion may elect to impose from time to time; provided the imposition of any such reserves or change in a reserve after the Closing Date shall not be effective until two (2) Business Days after notice thereof (which may be oral notice, promptly confirmed in writing) to the Borrower Agent unless (i) a Default has occurred and is then continuing, (ii) the reserve or change in reserve is the result of a Lien, senior in priority to the Agent’s Lien, attached to the Revolver Priority Collateral included in the Borrowing Base and/or (iii) the changes to any such reserve results solely from mathematical calculations of the amount of such reserve in accordance with the methodology of calculation previously utilized (in the case of each of which such reserve or change in reserve shall be effective immediately); and provided further that during any such two (2) Business Day notice period, Lenders shall have no obligations to fund any Revolver Loan or cause to be issued any Letter of Credit to the extent that, after giving pro forma effect to the making of such Revolver Loan or issuance of such Letter of Credit and to the establishment of any such new reserve or change in such reserve, an Overadvance would exist.

Bank of America: Bank of America, N.A., a national banking association, and its successors and assigns.

Bank of America Indemnitees: Bank of America and its officers, directors, employees, Affiliates, agents and attorneys.

Bank Product: any of the following products, services or facilities extended to any Borrower or Affiliate of a Borrower by a Lender or any of its Affiliates: (a) Cash Management Services; (b) products under Hedging Agreements; (c) commercial credit card and merchant card services; (d) other banking products or services, other than Letters of Credit; and (e) supply chain finance products.

Bank Product Reserve: the aggregate amount of reserves established by Agent from time to time in its Permitted Discretion in respect of Secured Bank Product Obligations.

Bankruptcy Code: Title 11 of the United States Code.

Base Incremental Amount: as of any date, an amount equal to (a) $25,000,000 less (b) the aggregate principal amount of Incremental Term Commitments established prior to such date under the Term Loan Agreement in reliance on the Base Incremental Amount less (c) the aggregate principal amount of Alternative Incremental Debt established prior to such date in reliance on the Base Incremental Amount.

Base Rate: for any day, a per annum rate equal to the greater of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) LIBOR for a 30 day interest period as of such day, plus 1.0%.

Base Rate Loan: any Loan that bears interest based on the Base Rate.

Base Rate Revolver Loan: a Revolver Loan that bears interest based on the Base Rate.

Board: the Board of Governors of the Federal Reserve System of the United States of America.

Borrowed Money: with respect to any Obligor, without duplication, its (a) Debt that (i) arises from the lending of money by any Person to such Obligor, (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments or (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business); (b) Capital Lease Obligations and (c) reimbursement obligations with respect to letters of credit.

Borrower Agent: as defined in Section 4.4.

Borrower Materials: Borrowing Base Reports, Compliance Certificates and other information, reports, financial statements and other materials delivered by Borrowers hereunder, as well as other Reports and information provided by Agent to Lenders.

Borrower Registration Statement: the registration statement on Form S-1 filed by the Parent Borrower with the Commission on March 31, 2015, including all exhibits and schedules thereto, in each case, as amended, supplemented or otherwise modified prior to the Closing Date.

Borrowing: a group of Loans that are made or converted together on the same day and have the same interest option and, if applicable, Interest Period.

Borrowing Base: on any date of determination, an amount equal to the lesser of (a) the aggregate Revolver Commitments and (b) the sum of the Accounts Formula Amount, plus the Inventory Formula Amount, plus on and after the FILO Commencement Date, the FILO Amount, minus the Availability Reserve; provided, however, that no Accounts, Inventory or other Property acquired in a Permitted Acquisition or otherwise outside the Ordinary Course of Business shall be included in the calculation of the Borrowing Base until completion of a customary due diligence investigation by Agent, which may in the Agent’s sole discretion include applicable field examinations and appraisals (which shall not be included in the limits on the number of field examinations or appraisals provided in Section 10.1.1) satisfactory to Agent.

Borrowing Base Report: a report of the Borrowing Base by Borrowers, in form and substance satisfactory to Agent.

Borrowing Base Trigger Period: the period (a) commencing on the day that an Event of Default occurs or Adjusted Availability is less than or equal to, for 2 consecutive Business Days, the lesser of (i) 15% of the Borrowing Base or (ii) 15% of the aggregate amount of all Revolver Commitments; and (b) continuing until no Event of Default exists and, during each of the preceding 30 consecutive days, Adjusted Availability has been greater than the lesser of (i) 15% of the Borrowing Base or (ii) 15% of the aggregate amount of all Revolver Commitments.

Business Day: any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York City, North Carolina or Illinois, and if such day relates to a LIBOR Loan, any such day on which dealings in Dollar deposits are conducted in the London interbank market.

Capital Expenditures: for any period, without duplication, (a) the additions to property, plant and equipment and other capital expenditures of the Parent Borrower and its consolidated Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Parent Borrower for such period prepared in accordance with GAAP other than (x) such additions and expenditures classified as Permitted Acquisitions and (y) such additions and expenditures made with Net Proceeds from any casualty or other insured damage or condemnation or similar awards and (b) Capital Lease Obligations incurred by the Parent Borrower and its consolidated Subsidiaries during such period.

Capital Lease Obligations: of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that any change in GAAP after the Closing Date that would require lease obligations that would have been characterized and accounted for as operating leases in accordance with GAAP as in effect on the Closing Date to be characterized and accounted for as Capital Lease Obligations shall be disregarded for purposes hereof.

Cash Collateral: cash, and any interest or other income earned thereon, that is delivered to Agent to Cash Collateralize any Obligations.

Cash Collateral Account: a demand deposit, money market or other account established by Agent at such financial institution as Agent may select in its Permitted Discretion, which account shall be subject to a Lien in favor of Agent.

Cash Collateralize: the delivery of cash to Agent, as security for the payment of Obligations, in an amount equal to (a) with respect to LC Obligations, 103% of the aggregate LC Obligations, and (b) with respect to any inchoate, contingent or other Obligations (including Secured Bank Product Obligations), Agent’s good faith estimate of the amount due or to become due, including fees, expenses and indemnification hereunder. “Cash Collateralization” has a correlative meaning.

Cash Management Services: services relating to operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

CFC: a “controlled foreign corporation” within the meaning of Section 957 of the Code.

CFC Holdco: any Subsidiary, other than Foreign Subsidiaries, substantially all the assets of which consist of Equity Interests of one or more Foreign Subsidiaries.

Change in Control: (a) the acquisition of beneficial ownership, directly or indirectly, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Commission thereunder), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Parent Borrower, (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Borrower Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (c) the occurrence of any change in control (or similar event, however denominated) with respect to the Parent Borrower under (i) any indenture or other agreement in respect of Material Debt to which the Parent Borrower or any Subsidiary is a party or (ii) any instrument governing any preferred stock of the Parent Borrower or any Subsidiary having a liquidation value or redemption value in excess of $5,000,000.

Change in Law: the occurrence, after the Closing Date, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that “Change in Law” shall include, regardless of the date enacted, adopted or issued, all requests, rules, guidelines, requirements or directives (i) under or relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (ii) promulgated pursuant to Basel III by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any similar authority) or any other Governmental Authority.

Claims: all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations or replacement of Agent or any Lender) incurred by any Indemnitee or asserted against any Indemnitee by any Obligor or other Person, in any way relating to (a) any Loans, Letters of Credit, Loan Documents, Borrower Materials, or the use thereof or transactions relating thereto, (b) any action taken or omitted in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law, or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

Closing Date: as defined in Section 6.1.

Closing Date Dividend: as defined in the definition of “Transactions”.

Code: the Internal Revenue Code of 1986, as amended from time to time.

Collateral: all Property described in any Security Documents as security for any Obligations and all other Property that now or hereafter secures (or is intended to secure) any Obligations.

Collateral and Guarantee Requirement: the requirement that:

(a) the Agent shall have received from each party thereto (other than the Agent) either (i) a counterpart of the Guarantee and Collateral Agreement, duly executed and delivered on behalf of such Obligor, or (ii) in the case of any Person that becomes a Subsidiary Obligor after the Closing Date, a supplement to each of the Guarantee and Collateral Agreement and the Intercreditor Agreement, in each case in the form specified therein, duly executed and delivered on behalf of such Subsidiary Obligor;

(b) all outstanding Equity Interests of the Parent Borrower and each Subsidiary owned by or on behalf of any Obligor shall have been pledged pursuant to the Guarantee and Collateral Agreement (except that the Obligors shall not be required to pledge more than 65% of the outstanding voting Equity Interests of any Foreign Subsidiary, any other CFC, or any CFC Holdco; provided, however, that if one or more of the Term Loan Documents would require a greater pledge, the limitation in this parenthetical shall be automatically deemed to be modified to require a pledge equivalent to that required by the Term Loan Documents) and, subject to the Intercreditor Agreement, the Agent or the Term Loan Agent, as applicable, shall have received certificates or other instruments representing all such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c) all Debt for borrowed money having an aggregate principal amount in excess of $500,000 that is owing to any Obligor shall be evidenced by a promissory note and shall have been pledged pursuant to the Guarantee and Collateral Agreement and subject to the Intercreditor Agreement, the Agent and/or the Term Loan Agent, as applicable, shall have received all such promissory notes, together with instruments of transfer with respect thereto endorsed in blank;

(d) all documents and instruments, including UCC financing statements, required by law or reasonably requested by the Agent to be filed, registered or recorded to create the Liens intended to be created by the Guarantee and Collateral Agreement and perfect such Liens to the extent required by, and with the priority required by, the Guarantee and Collateral Agreement (in each case subject to the Intercreditor Agreement), shall have been filed, registered or recorded or delivered to the Agent for filing, registration or recording;

(e) the Agent shall have received (i) counterparts of a Mortgage with respect to any Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 10.2.2, together with such endorsements, coinsurance and reinsurance as the Agent or the Required Lenders may reasonably request, but only to the extent such endorsements are (A) available in the relevant jurisdiction (provided in no event shall the Agent request a creditors’ rights endorsement) and (B) available at commercially reasonable rates, (iii) if any Mortgaged Property is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, evidence of such flood insurance as may be required under Applicable Law, including Regulation H of the Board of Governors, and an acknowledged notice to Borrowers, (iv) if reasonably requested by Agent, a current appraisal of any Mortgaged Property, prepared by an appraiser acceptable to Agent, and in form and substance satisfactory to Required Lenders (it being understood that if such appraisal is required in order to comply with Agent’s internal policies, such request shall be deemed to be reasonable), (v) if reasonably requested by Agent, an environmental assessment with respect to any Mortgaged Property, prepared by environmental engineers reasonably acceptable to Agent, and such other reports, certificates, studies or data with respect to such Mortgaged Property as Agent may reasonably require, all in form and substance reasonably satisfactory to Required Lenders (it being understood that if such assessment or other materials are required in order to comply with Agent’s internal policies, such request shall be deemed to be reasonable), and (vi) such abstracts, legal opinions and other documents as the Agent or the Required Lenders may reasonably request with respect to any such Mortgage or Mortgaged Property; provided, however, in no event shall surveys be required to be obtained with respect to any Mortgaged Property; and

(f) each Obligor shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

Commission: the Securities and Exchange Commission or any Governmental Authority succeeding to any or all of the functions of said Commission.

Commitment: for any Lender, such Lender’s Revolver Commitment. “Commitments” means the aggregate amount of all Revolver Commitments.

Commitment Termination Date: the earliest to occur of (a) the Revolver Termination Date; (b) the date on which Borrowers terminate the Revolver Commitments pursuant to Section 2.1.4; or (c) the date on which the Revolver Commitments are terminated pursuant to Section 11.2.

Commodity Exchange Act: means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

Compliance Certificate: a certificate, in form and substance satisfactory to Agent, by which Borrowers certify compliance with Section 10.3.

Consolidated EBITDA: for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period (including all single business tax expenses imposed by state law), (iii) all amounts attributable to depreciation and amortization for such period, (iv) any extraordinary noncash charges for such period, (v) interest-equivalent costs associated with any Specified Vendor Receivables Financing for such period, whether accounted for as interest expense or loss on the sale of receivables, and all Preferred Dividends, (vi) all losses during such period that relate to the retirement of Debt, (vii) noncash expenses during such period resulting from the grant of Equity Interests to management and employees of the Parent Borrower or any of the Subsidiaries, (viii) the aggregate amount of deferred financing expenses for such period, (ix) all other noncash expenses or losses of the Parent Borrower or any of the Subsidiaries for such period (excluding any such charge that constitutes an accrual of or a reserve for cash charges for any future period), (x) any nonrecurring fees, expenses or charges realized by the Parent Borrower or any of the Subsidiaries for such period related to any offering of Equity Interests or incurrence of Debt, whether or not consummated, (xi) fees and expenses in connection with the Transactions, (xii) any nonrecurring costs and expenses arising from the integration of any business acquired pursuant to any Permitted Acquisition consummated after the Closing Date, (xiii) any nonrecurring expenses or similar costs relating to cost savings projects, including restructuring and severance expenses, (xiv) net losses from discontinued operations, (xv) losses associated with the prepayment of leases (whether operating leases or capital leases) outstanding on January 1, 2015 from discontinued operations, and (xvi) losses or charges associated with asset sales otherwise permitted hereunder, minus (b) without duplication and to the extent included in determining such Consolidated Net Income, (i) any extraordinary gains for such period, (ii) any non-cash income, profits or gains for such period and (iii) any gains realized from the retirement of Debt after the Closing Date, all determined on a consolidated basis in accordance with GAAP; provided, however that the amounts added to Consolidated Net Income pursuant to clauses (xii) through (xvi) above for any period shall not exceed twenty percent (20%) of Consolidated EBITDA for such period (determined without including amounts added to Consolidated Net Income pursuant to clauses (xii) through (xvi) above for such period). If any Borrower or any Subsidiary has made any Permitted Acquisition or Significant Investment or any sale, transfer, lease or other disposition of assets outside of the ordinary course of business permitted by Section 10.2.5 during the relevant period for determining any leverage ratio hereunder, Consolidated EBITDA for the relevant period shall be calculated only for purposes of determining such leverage ratio after giving pro forma effect thereto, as if such Permitted Acquisition or Significant Investment or sale, transfer, lease or other disposition of assets had occurred on the first day of the relevant period for determining Consolidated EBITDA; provided that with respect to any Significant Investment, (x) any pro forma adjustment made to Consolidated EBITDA shall be in proportion to the percentage ownership of such Borrower or such Subsidiary, as applicable, in the Subject Person (e.g. if such Borrower acquires 70% of the Equity Interests of the Subject Person, a pro forma adjustment to Consolidated EBITDA shall be made with respect to no more than 70% of the EBITDA of the Subject Person) and (y) pro forma effect shall only be given to such Significant Investment if the Debt of the Subject Person is included in Total Debt for purposes of calculating the applicable leverage ratio in proportion to the percentage ownership of such Borrower or such Subsidiary, as applicable, in such Subject Person. Any such pro forma calculations may include operating and other expense reductions and other adjustments for such period resulting from any Permitted Acquisition, or sale, transfer, lease or other disposition of assets that is being given pro forma effect to the extent that such operating and other expense reductions and other adjustments (a) would be permitted pursuant to Article XI of Regulation S-X under the Securities Act of 1933 (“Regulation S-X”) or (b) are reasonably consistent with the purpose of Regulation S-X as determined in good faith by the Borrowers in consultation with the Agent.

Consolidated Net Income: for any period, the net income or loss of the Parent Borrower and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Person (other than the Parent Borrower or a Significant Investment) in which any other Person (other than the Parent Borrower or any Subsidiary or any director holding qualifying shares in compliance with Applicable Law) owns an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid to the Parent Borrower or any of the Subsidiaries during such period, (b) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Parent Borrower or any Subsidiary or the date that such Person’s assets are acquired by the Parent Borrower or any Subsidiary and (c) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income.

Contingent Obligation: any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

Control: the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

Controlled Accounts: each Deposit Account and Securities Account required to be subject to the Lien and control of the Agent pursuant to the Loan Documents.

CWA: the Clean Water Act (33 U.S.C. §§ 1251 et seq.), as amended from time to time.

Debt: of any Person means, without duplication, (a) all obligations of such Person for Borrowed Money or with respect to advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the Ordinary Course of Business), (f) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Debt secured thereby has been assumed, (g) all Guarantees by such Person of Debt of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Debt of any Person shall include the Debt of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Debt provide that such Person is not liable therefor. Notwithstanding anything to the contrary in this paragraph, the term “Debt” shall not include (a) agreements providing for indemnification, purchase price adjustments or similar obligations incurred or assumed in connection with the acquisition or disposition of assets or Equity Interests and (b) trade payables and accrued expenses in each case arising in the Ordinary Course of Business.

Default: any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

Default Rate: for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% plus the interest rate otherwise applicable thereto.

Defaulting Lender: any Lender that (a) has failed to comply with its funding obligations hereunder, and such failure is not cured within two Business Days; (b) has notified Agent or any Borrower that such Lender does not intend to comply with its funding obligations hereunder or under any other credit facility, or has made a public statement to that effect; (c) has failed, within three Business Days following request by Agent or any Borrower, to confirm in a manner satisfactory to Agent and Borrowers that such Lender will comply with its funding obligations hereunder; or (d) has, or has a direct or indirect parent company that has, become the subject of an Insolvency Proceeding (including reorganization, liquidation, or appointment of a receiver, custodian, administrator or similar Person by the Federal Deposit Insurance Corporation or any other regulatory authority); provided, however, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of an equity interest in such Lender or parent company unless the ownership provides immunity for such Lender from jurisdiction of courts within the United States or from enforcement of judgments or writs of attachment on its assets, or permits such Lender or Governmental Authority to repudiate or otherwise to reject such Lender’s agreements; and provided further, that a Lender shall not be deemed to be a Defaulting Lender under clauses (a), (b) or (c) if it has notified Agent and Borrowers in writing that it will not make a funding because a condition to funding (specifically identified in the notice) is not or cannot be satisfied.

Deposit Account Control Agreement: control agreement satisfactory to Agent executed by an institution maintaining a Deposit Account for an Obligor, to perfect Agent’s Lien on such account.

Dilution Percent: the percent, determined for Borrowers’ most recently ended twelve-month period, equal to (a) bad debt write-downs or write-offs, discounts, returns, promotions, credits, credit memos and other dilutive items with respect to Accounts, divided by (b) gross sales.

Disclosed Matters: the actions, suits and proceedings and the environmental matters disclosed in Schedule 9.1.6.

Distribution: any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind); distribution, advance or repayment of Debt to a holder of Equity Interests; or purchase, redemption, or other acquisition or retirement for value of any Equity Interest.

Document: as defined in the UCC.

Dollars: lawful money of the United States.

Domestic Obligor: any Obligor.

Domestic Subsidiary: any Subsidiary, other than the Foreign Subsidiaries.

Dominion Account(s): one or more special accounts established by one or more Borrowers at Bank of America or another bank reasonably acceptable to Agent, and, as required under Section 8.2.4, with respect to which Agent has the right to issue a notice of exclusive control for withdrawal purposes during a Dominion Trigger Period.

Dominion Trigger Period: the period (a) commencing on the date that an Event of Default occurs or Adjusted Availability is less than the Dominion Trigger Threshold and (b) continuing until no Event of Default exists and, during each of the previous 30 consecutive days, Adjusted Availability has been not less than the Dominion Trigger Threshold.

Dominion Trigger Threshold: the greater of (a) 10% of the Revolver Commitments and (b) $10,000,000.

Eligible Account: an Account owing to a Borrower that arises in the Ordinary Course of Business from the sale of goods, is payable in Dollars and is deemed by Agent, in its Permitted Discretion, to be an Eligible Account. Without limiting the foregoing, no Account shall be an Eligible Account if (a) it is unpaid for more than 60 days after the original due date, or more than 120 days after the original invoice date; (b) 50% or more of the Accounts owing by the Account Debtor are not Eligible Accounts under the foregoing clause; (c) when aggregated with other Accounts owing by the Account Debtor, it exceeds (but solely to the extent of such excess) 15% of the aggregate Eligible Accounts (or such higher percentage as Agent may establish for the Account Debtor from time to time); (d) it does not conform with a covenant or representation herein; (e) it is owing by a creditor or supplier, or is otherwise subject to a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance (but ineligibility shall be limited to the amount thereof); (f) an Insolvency Proceeding has been commenced by or against the Account Debtor; or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, is not Solvent, or is subject to any Sanction or on any specially designated nationals list maintained by OFAC; or the Borrower is not able to bring suit or enforce remedies against the Account Debtor through judicial process, unless the Account is supported by a letter of credit (delivered to and directly drawable by Agent) from a financial institution reasonably acceptable to the Agent and on terms reasonably satisfactory to Agent; (g) the Account Debtor is organized or has its principal offices or assets outside the United States or Canada, unless the Account is supported by a letter of credit (delivered to and directly drawable by Agent) from a financial institution reasonably acceptable to the Agent and on terms reasonably satisfactory to Agent; (h) it is owing by a Governmental Authority, unless the Account Debtor is the United States or any department, agency or instrumentality thereof and the Account has been assigned to Agent in compliance with the federal Assignment of Claims Act; (i) it is not subject to a duly perfected, first priority Lien in favor of Agent, or is subject to any other Lien (other than Permitted Encumbrances and Liens permitted under Sections 10.2.2(a) and 10.2.2(r) (in each case provided that no such Permitted Encumbrance or Lien permitted under Section 10.2.2(a) or Section 10.2.2(r) is prior to the Lien of the Agent, unless an Availability Reserve is in effect with respect thereto)); (j) the goods giving rise to it have not been delivered to the Account Debtor, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale; (k) it is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment; (l) its payment has been extended or the Account Debtor has made a partial payment; (m) it arises from a sale to an Affiliate, from a sale on a cash-on-delivery, bill-and-hold, sale-or-return, sale-on-approval, consignment, or other repurchase or return basis, or from a sale for personal, family or household purposes; (n) it represents a progress billing or retainage, or relates to services for which a performance, surety or completion bond or similar assurance has been issued; or (o) it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof. In calculating delinquent portions of Accounts under clauses (a) and (b), credit balances more than 120 days old will be excluded.

Eligible Assignee: a Person that is (a) a Lender, Affiliate of a Lender or Approved Fund; (b) an assignee approved by Borrower Agent (which approval shall not be unreasonably withheld or delayed,

and shall be deemed given if no objection is made within two Business Days after notice of the proposed assignment) and Agent; and (c) during an Event of Default under Section 11.1(a), (b), (h) or (i) (without regard to any waiting period) or any other Event of Default that has occurred and remains continuing for a period equal to or exceeding 30 days, any Person acceptable to Agent in its Permitted Discretion.

Eligible In-Transit Inventory: Inventory owned by a Borrower that would be Eligible Inventory if it were not of a type subject to a Document and/or in transit from a foreign location to a location of a Borrower within the United States, and that Agent, in its Permitted Discretion, deems to be Eligible In-Transit Inventory. Without limiting the foregoing, (a) no Inventory shall be Eligible In-Transit Inventory unless (i) it is insured in an amount and manner reasonably satisfactory to Agent; (ii) it is not sold by a vendor that has asserted any right to reclaim, divert shipment of, repossess, stop delivery, claim any reservation of title or otherwise assert Lien rights against the Inventory, or with respect to whom any Borrower is in default of any obligations; (iii) it is subject to purchase orders and other sale documentation satisfactory to Agent, and title has passed to a Borrower; (iv) it is shipped by a common carrier that is not affiliated with the vendor and is not subject to any Sanction or on any specially designated nationals list maintained by OFAC; (v) it is being handled by a customs broker, freight-forwarder or other handler that has delivered a Lien Waiver in the form of Exhibit C-1 or on terms acceptable to Agent in its Permitted Discretion; and (vi) if purchased from any Affiliate of a Borrower (including without limitation, TriMas Sourcing B.V. and any successor thereof) or any Affiliate of TriMas Corporation, such Affiliate shall have executed a Lien Waiver in the form of Exhibit C-2 or on terms acceptable to Agent in its Permitted Discretion; and (b) no Inventory shall be Eligible In-Transit Inventory during an Eligible In-Transit Inventory Trigger Period unless it (i) satisfies all of the conditions set forth in the foregoing clause (a) and (ii) is subject to a negotiable Document showing Agent (or, with the consent of Agent, the applicable Borrower) as consignee, which Document is in the possession of Agent or such other Person as Agent shall approve.

Eligible In-Transit Inventory Trigger Period: the period (a) commencing on the day that (i) an Event of Default occurs, (ii) Adjusted Availability is less than or equal to, for 3 consecutive Business Days, the lesser of (A) 30% of the Borrowing Base or (B) 30% of the aggregate amount of all Revolver Commitments, or (iii) Adjusted Availability is at any time less than or equal to the lesser of (A) 25% of the Borrowing Base or (B) 25% of the aggregate amount of all Revolver Commitments; and (b) continuing until no Event of Default exists and, during each of the preceding 30 consecutive days, Adjusted Availability has been greater than the lesser of (i) 30% of the Borrowing Base or (ii) 30% of the aggregate amount of all Revolver Commitments.

Eligible Inventory: Inventory owned by a Borrower that Agent, in its Permitted Discretion, deems to be Eligible Inventory. Without limiting the foregoing, no Inventory shall be Eligible Inventory unless it (a) is finished goods or raw materials or work-in-process and not packaging or shipping materials, labels, samples, display items, bags, replacement parts or manufacturing supplies; (b) is not held on consignment, nor subject to any deposit or down payment; (c) is in new and saleable condition and is not damaged, defective, shopworn or otherwise unfit for sale; (d) is not slow-moving, perishable, obsolete or unmerchantable, and does not constitute returned or repossessed goods; (e) meets all standards imposed by any Governmental Authority, has not been acquired from a Person subject to any Sanction or on any specially designated nationals list maintained by OFAC, and does not constitute Hazardous Materials under any Environmental Law; (f) conforms with the covenants and representations herein; (g) is subject to Agent’s duly perfected, first priority Lien, and no other Lien (other than Permitted Encumbrances and Liens permitted under Sections 10.2.2(a) and 10.2.2(r) (in each case provided that no such Permitted Encumbrance or Lien permitted under Section 10.2.2(a) or Section 10.2.2(r) is prior to the Lien of the Agent, unless an Availability Reserve is in effect with respect thereto)); (h) is within the continental United States or Canada, is not in transit except between locations of Borrowers, and is not consigned to any Person; (i) is not subject to any negotiable document; (j) is not subject to any License or other arrangement that restricts such Borrower’s or Agent’s right to dispose of such Inventory, unless Agent has received an appropriate Lien Waiver or an appropriate Rent and Charges Reserve has been established; and (k) is not located on leased premises or in the possession of a warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person, unless the lessor or such Person has delivered a Lien Waiver or an appropriate Rent and Charges Reserve has been established; and (l) is reflected in the details of a current perpetual inventory report.

Enforcement Action: any action to enforce any Obligations (other than Secured Bank Product Obligations) or Loan Documents or to exercise any rights or remedies relating to any Collateral (whether by judicial action, self-help, notification of Account Debtors, setoff or recoupment, credit bid, action in an Obligor’s Insolvency Proceeding or otherwise).

Environmental Laws: all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

Environmental Liability: any liabilities, obligations, damages, losses, claims, actions, suits, judgments, or orders, contingent or otherwise (including any liability for damages, costs of environmental remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), directly or indirectly resulting from or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any actual or alleged exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

Environmental Notice: a notice (whether written or oral) from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Release, environmental pollution or Hazardous Materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.

Equity Interest: means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person or any warrants, options or other rights to acquire such interests.

ERISA: means the Employee Retirement Income Security Act of 1974, as amended from time to time.

ERISA Affiliate: means any trade or business (whether or not incorporated) that, together with the Parent Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

ERISA Event: (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) a failure by any Plan to satisfy the minimum funding standards (as defined in Section 412 of the Code or Section 302 of ERISA) applicable to such Plan in each instance, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at risk” status (as defined in Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA; (e) the incurrence by the Parent Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by the Parent Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the incurrence by the Parent

Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (h) the receipt by the Parent Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Parent Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA).

Event of Default: as defined in Section 11.

Excluded Account: as defined in the Guarantee and Collateral Agreement.

Excluded Swap Obligation: means with respect to any Obligor, any Swap Obligation if, and to the extent that, and only for so long as, all or a portion of the guarantee of such Obligor of, or the grant by such Obligor of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Obligor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the guarantee of (or grant of such security interest by, as applicable) such Obligor becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guarantee or security interest is or becomes illegal.

Excluded Taxes: (a) Taxes imposed on or measured by a Recipient’s net or overall gross income or net worth or similar Taxes (however denominated), franchise Taxes and branch profits Taxes (i) as a result of such Recipient being organized under the laws of, or having its principal office or applicable Lending Office located in, the jurisdiction imposing such Tax, or (ii) constituting Other Connection Taxes; (b) in the case of a Lender, any U.S. withholding Taxes imposed on amounts payable to or for the account of a Lender with respect to its interest in a Loan or Commitment pursuant to a law in effect when the Lender (i) acquires such interest in the Loan or Commitment (except any assignee pursuant to an assignment request by Borrower Agent under Section 13.4) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 5.8.1, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender become a party hereto or to such Lender immediately before it changed its Lending Office; (c) Taxes attributable to a Recipient’s failure to comply with Section 5.9; and (d) U.S. withholding Taxes imposed pursuant to FATCA. In no event shall “Excluded Taxes” include any withholding Tax imposed on amounts paid by or on behalf of a foreign Obligor to a Recipient that has complied with Section 5.9.2.

Existing Credit Facility: the credit facility governed by that certain Credit Agreement dated as of October 16, 2013, as amended from time to time, by and among, among others, TriMas, TriMas Corporation and Existing Agent, and the other related loan and note documentation.

Existing Letters of Credit: those letters of credit existing on the Closing Date and identified on Schedule 1.1(A).

Extraordinary Expenses: all costs, expenses or advances that Agent may incur during an Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Agent’s Liens with respect to any

Collateral), Loan Documents, Letters of Credit or Obligations, including any lender liability or other Claims; (c) the exercise of any rights or remedies of Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; and (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations. Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers’ and auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses.

FATCA: (a) Sections 1471 through 1474 of the Code as of the Closing Date or any amended or successor provision that is substantively comparable and not materially more onerous to comply with, and, in each case, any regulations or official interpretations thereof, (b) any agreements entered into pursuant to Section 1471(b)(1) of the Code as of the Closing Date or any amended or successor provision as described in clause (a) above and (c) any law, regulation, rule, promulgation or official agreement implementing an official government agreement with respect to the foregoing.

Federal Funds Rate: (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on the applicable Business Day (or on the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded up, if necessary, to the nearest 1/8 of 1%) charged to Bank of America on the applicable day on such transactions, as determined by Agent.

FILO Amount: from and after the FILO Commencement Date, as of any date of determination, the Dollar-equivalent result of:

(a) the sum of (i) (a) 5% of the Value of Eligible Accounts, plus (b) 10% of the NOLV Percentage of the Value of Eligible Inventory at such time, multiplied by

(b) one (1) during the 21 month period following the FILO Commencement Date and at all times thereafter, a fraction, the numerator of which shall be the number of full fiscal quarterly periods remaining prior to FILO Termination Date and the denominator of which shall be 6; provided that from and after the FILO Termination Date, the FILO Amount shall be zero ($0). For purposes of clarity, the first “full fiscal quarterly period” shall mean a fiscal quarterly period commencing on the same calendar day that corresponds to the 21 month anniversary of the FILO Commencement Date with reductions in the FILO Amount being effective on the first day of each applicable full fiscal quarterly period.

FILO Commencement Date: the first date on which any FILO Loan is made.

FILO Loan: a Revolver Loan constituting a FILO Loan that is borrowed and deemed outstanding pursuant to Section 4.1.1(a).

FILO Termination Date: the 36 month anniversary of the FILO Commencement Date.

Financial Covenant Trigger Period: the period (a) commencing on the day that an Event of Default occurs, or Availability is less than or equal to (i) if no principal amount of FILO Loans is outstanding, the lesser of (A) 10% of the Borrowing Base or (B) 10% of the aggregate amount of all Revolver Commitments, or (ii) if any portion of the principal amount of FILO Loans is outstanding, the lesser of (A) 15% of the Borrowing Base or (B) 15% of the aggregate amount of all Revolver Commitments; and (b) continuing until, during each of the preceding 30 consecutive days, no Event of Default has existed and Availability has been greater than (i) if no principal amount of FILO Loans is outstanding, the lesser of (A) 10% of the Borrowing Base or (B) 10% of the aggregate amount of all

Revolver Commitments, or (ii) if any portion of the principal amount of FILO Loans is outstanding, the lesser of (A) 15% of the Borrowing Base or (B) 15% of the aggregate amount of all Revolver Commitments.

Financial Officer: the chief financial officer, principal accounting officer, treasurer or controller of the Parent Borrower.

First Lien Net Leverage Ratio: on any date, the ratio of (a) First Lien Secured Debt as of such date less the aggregate amount (not to exceed $100,000,000) of Unrestricted Domestic Cash as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Parent Borrower ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Parent Borrower most recently ended prior to such date for which financial statements are available).

First Lien Secured Debt: Total Debt that is secured by a first priority Lien on any asset of the Parent Borrower or any of its Subsidiaries (it being understood that any Debt outstanding under this Agreement and any Debt outstanding under the Term Loan Agreement is First Lien Secured Debt).

Fiscal Quarter: each period of three months, commencing on the first day of a Fiscal Year.

Fiscal Year: the fiscal year of Borrowers and Subsidiaries for accounting and tax purposes, ending on December 31 of each year.

Fixed Charge Coverage Ratio: the ratio, determined on a consolidated basis for Borrowers and Subsidiaries for the most recent 12 months, of (a) Consolidated EBITDA minus Capital Expenditures (except those financed with Borrowed Money other than Revolver Loans) and cash taxes paid, to (b) Fixed Charges.

Fixed Charges: the sum of interest expense (other than payment-in-kind), scheduled principal payments made on Borrowed Money, and cash Distributions made by the Parent Borrower.

FLSA: the Fair Labor Standards Act of 1938, as amended from time to time.

Foreign Lender: any Lender or Issuing Bank that is not a U.S. Person.

Foreign Subsidiary: means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

Fronting Exposure: a Defaulting Lender’s interest in LC Obligations, Swingline Loans and Protective Advances, except to the extent Cash Collateralized by the Defaulting Lender or allocated to other Lenders hereunder.

Full Payment: with respect to any Obligations, (a) the full cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding) (other than contingent indemnification obligations for which no claim has been asserted or is reasonably expected to be asserted); and (b) if such Obligations are LC Obligations or inchoate or contingent in nature, Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to Agent in its Permitted Discretion, in the amount of required Cash Collateral). “Fully Paid” has a correlative meaning. No Loans shall be deemed to have been paid in full unless all Commitments related to such Loans have terminated.

GAAP: generally accepted accounting principles in effect in the United States from time to time.

Governmental Approvals: all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

Governmental Authority: the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

Guarantee: of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Debt or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Debt or obligation; provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the Ordinary Course of Business.

Guarantee and Collateral Agreement: that certain ABL Guarantee and Collateral Agreement, dated on or about the Closing Date and substantially in the form of Exhibit D, by and among the Obligors and the Agent, as amended, restated, supplemented or otherwise modified from time to time.

Guarantor Payment: as defined in Section 5.10.3.

Guarantors: Horizon Global Company LLC, a Delaware limited liability company, and each other Person that guarantees payment or performance of Obligations.

Guaranty: the Guarantee and Collateral Agreement and each other guaranty agreement executed by a Guarantor in favor of Agent.

Hazardous Materials: all explosive, radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

Hedging Agreement: any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

Immaterial Subsidiary: at any date, any Subsidiary of the Parent Borrower that, together with its consolidated Subsidiaries (i) does not, as of the last day of the fiscal quarter of the Parent Borrower most recently ended on or prior to such date for which financial statements are available, have assets with a value in excess of 2.5% of the consolidated total assets of the Parent Borrower and its consolidated Subsidiaries and (ii) did not, during the period of four consecutive fiscal quarters of the Parent Borrower most recently ended on or prior to such date for which financial statements are available, have revenues exceeding 2.5% of the total revenues of the Parent Borrower and its consolidated Subsidiaries; provided that, the aggregate assets or revenues of all Immaterial Subsidiaries, determined in accordance with GAAP, may not exceed 5.0% of consolidated assets or consolidated revenues, respectively, of the Parent

Borrower and its consolidated Subsidiaries, collectively, at any time (and the Parent Borrower will promptly designate in writing to the Agent the Subsidiaries which will cease to be treated as “Immaterial Subsidiaries” in order to comply with the foregoing limitation).

Incremental Facility Agreement: an Incremental Facility Agreement, in form and substance reasonably satisfactory to the Agent, among the Parent Borrower, the Term Loan Agent and one or more Term Loan Lenders and effecting such other amendments to the Term Loan Documents as are contemplated by Section 2.21 of the Term Loan Agreement.

Incremental Term Commitment: with respect to any Term Loan Lender, the commitment, if any, of such Term Loan Lender, established pursuant to an Incremental Facility Agreement and Section 2.21 of the Term Loan Agreement, to make Incremental Term Loans of any series under the Term Loan Agreement, expressed as an amount representing the maximum principal amount of the Incremental Term Loans of such series to be made by such Term Loan Lender.

Incremental Term Lender: means a Term Loan Lender with an Incremental Term Commitment or an outstanding Incremental Term Loan.

Incremental Term Loans: means any term loans made pursuant to Section 2.21(a) of the Term Loan Agreement.

Indemnified Taxes: (a) Taxes, other than Excluded Taxes, imposed on or relating to any payment of an Obligation; and (b) to the extent not otherwise described in clause (a), Other Taxes.

Indemnitees: Agent Indemnitees, Lender Indemnitees, Issuing Bank Indemnitees and Bank of America Indemnitees.

Insolvency Proceeding: any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

Intellectual Property: as defined in the Guarantee and Collateral Agreement.

Intellectual Property Claim: any claim or assertion (whether in writing, by suit or otherwise) that a Borrower’s or Subsidiary’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.

Intercreditor Agreement: the Intercreditor Agreement, dated on or about the Closing Date and substantially in the form of Exhibit E, between Term Loan Agent and Agent, acknowledged by the Obligors and relating to the Term Loan Debt, as amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof.

Interest Period: as defined in Section 3.1.3.

Inventory: as defined in the UCC, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in a Borrower’s business (but excluding Equipment).

Inventory Formula Amount: (a) the lesser of (i) 70% of the Value of Eligible Inventory or (ii) 85% of the NOLV Percentage of the Value of Eligible Inventory; plus (b) the lesser of (i) 70% of the

Value of Eligible In-Transit Inventory, (ii) 85% of the NOLV Percentage of the Value of Eligible In-Transit Inventory, or (iii) prior to the date that the conditions set forth in clause (b) of the definition of “Eligible In-Transit Inventory” are met, whether or not an Eligible In-Transit Inventory Trigger Period has occurred and is continuing, $10,000,000.

Inventory Reserve: reserves established by Agent to reflect factors that may negatively impact the Value of Inventory, including change in salability, obsolescence, seasonality, theft, shrinkage, imbalance, change in composition or mix, markdowns and vendor chargebacks.

IP Assignment: a collateral assignment or security agreement pursuant to which an Obligor grants a Lien on its Intellectual Property to Agent, as security for its Obligations.

IRS: the United States Internal Revenue Service.

Issuing Bank: Bank of America (including any Lending Office of Bank of America), or any replacement issuer appointed pursuant to Section 2.3.4.

Issuing Bank Indemnitees: Issuing Bank and its officers, directors, employees, Affiliates, agents and attorneys.

Judgment Currency: as defined in Section 1.5.

Latest Maturity Date: as of any date of determination, the latest maturity date applicable to any Loans outstanding or Commitments in effect hereunder and/or any Term Loan Debt or Incremental Term Commitment.

LC Application: an application by Borrower Agent to Issuing Bank for issuance of a Letter of Credit, in form and substance satisfactory to Issuing Bank and Agent.

LC Conditions: the following conditions necessary for issuance of a Letter of Credit: (a) each of the conditions set forth in Section 6; (b) after giving effect to such issuance, total LC Obligations do not exceed the Letter of Credit Subline, no Overadvance exists and Revolver Usage does not exceed the Borrowing Base; (c) the Letter of Credit and payments thereunder are denominated in Dollars or other currency satisfactory to Agent and Issuing Bank; and (d) the purpose and form of the proposed Letter of Credit are satisfactory to Agent and Issuing Bank in their Permitted Discretion.

LC Documents: all documents, instruments and agreements (including LC Requests and LC Applications) delivered by Borrowers or any other Person to Issuing Bank or Agent in connection with any Letter of Credit.

LC Obligations: the sum of (a) all amounts owing by Borrowers for drawings under Letters of Credit; and (b) the Stated Amount of all outstanding Letters of Credit.

LC Request: a request for issuance of a Letter of Credit, to be provided by Borrower Agent to Issuing Bank, in form satisfactory to Agent and Issuing Bank.

Lender Indemnitees: Lenders and Secured Bank Product Providers, and their officers, directors, employees, Affiliates, agents and attorneys.

Lenders: lenders party to this Agreement (including Agent in its capacity as provider of Swingline Loans) and any Person who hereafter becomes a “Lender” pursuant to an Assignment, including any Lending Office of the foregoing.

Lending Office: the office (including any domestic or foreign Affiliate or branch) designated as such by a Lender or Issuing Bank by notice to Agent and Borrower Agent.

Letter of Credit: any of the Existing Letters of Credit and any standby or documentary letter of credit, foreign guaranty, documentary bankers acceptance or similar instrument issued by Issuing Bank for the account or benefit of a Borrower or Affiliate of a Borrower.

Letter of Credit Subline: $20,000,000.

LIBOR: the per annum rate of interest (rounded up to the nearest 1/8th of 1% and in no event less than zero) determined by Agent at or about 11:00 a.m. (London time) two Business Days prior to an interest period, for a term equivalent to such period, equal to the London Interbank Offered Rate, or comparable or successor rate approved by Agent, as published on the applicable Reuters screen page (or other commercially available source designated by Agent from time to time); provided, that any comparable or successor rate shall be applied by Agent, if administratively feasible, in a manner consistent with market practice.

LIBOR Loan: each set of LIBOR Revolver Loans having a common length and commencement of Interest Period.

LIBOR Revolver Loan: a Revolver Loan that bears interest based on LIBOR.

License: as defined in the Guarantee and Collateral Agreement.

Licensor: any Person from whom an Obligor obtains the right to use any Intellectual Property.

Lien: with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

Lien Waiver: documents in the form of Exhibits C-1 and C-2 and each other landlord waiver, bailee letter, or acknowledgement agreement of any lessor, mortgagee, warehouseman, processor, shipper, customs broker, freight forwarder, repairman, mechanic, bailee, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in any Obligor’s books and records, Equipment, or Inventory, or, with respect to any Collateral subject to a Licensor’s Intellectual Property rights, an agreement of such Licensor, in each case, in form and substance reasonably satisfactory to Agent.

Loan: a Revolver Loan.

Loan Documents: this Agreement, Other Agreements and Security Documents.

Loan Year: each 12 month period commencing on the Closing Date and on each anniversary of the Closing Date.

Margin Stock: as defined in Regulation U of the Board.

Material Adverse Effect: a material adverse effect on (a) the business, operations, properties, assets, financial condition, or material agreements of the Parent Borrower and the Subsidiaries, taken as a whole, (b) the ability of any Obligor in any material respect to perform any of its obligations under any Loan Document or (c) the rights of or benefits available to the Lenders under any Loan Document or the validity or priority of Agent’s Liens on any Collateral.

Material Agreements: any agreements or instruments relating to Material Debt.

Material Debt: (a) the Term Loan Debt and (b) any other Debt (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Parent Borrower and its Subsidiaries in an aggregate principal amount exceeding $25,000,000. For purposes of determining Material Debt, the “principal amount” of the obligations of the Parent Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Parent Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

Maximum Alternative Incremental Debt Amount: an aggregate principal amount of Alternative Incremental Debt that would not, immediately after giving effect to the establishment thereof and any other Debt incurred substantially simultaneously therewith (and any related repayment of Debt), cause (a) with respect to any Pari Passu Alternative Incremental Debt, the First Lien Net Leverage Ratio, calculated on a pro forma basis as of the date of incurrence of such Debt (but disregarding the proceeds of any such Debt in calculating Unrestricted Domestic Cash), to exceed 3.25 to 1.00, (b) with respect to any Alternative Incremental Debt secured by Liens that are junior to the Liens on the Collateral securing the Term Loan Debt, the Secured Net Leverage Ratio, calculated on a pro forma basis as of the date of incurrence of such Debt (but disregarding the proceeds of any such Debt in calculating Unrestricted Domestic Cash), to exceed 3.50 to 1.00 and (c) with respect to any unsecured Alternative Incremental Debt, the Net Leverage Ratio, calculated on a pro forma basis as of the date of incurrence of such Debt (but disregarding the proceeds of any such Debt in calculating Unrestricted Domestic Cash), to exceed 4.00 to 1.00.

Moody’s: Moody’s Investors Service, Inc., and its successors.

Mortgage: means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be in form and substance reasonably satisfactory to Agent.

Mortgaged Property: each parcel of real property and improvements thereto with respect to which a Mortgage is required to be granted pursuant to Section 10.1.9.

Multiemployer Plan: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which an Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

Net Leverage Ratio: on any date, the ratio of (a) Total Debt as of such date less the aggregate amount (not to exceed $100,000,000) of Unrestricted Domestic Cash as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Parent Borrower ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Parent Borrower most recently ended prior to such date for which financial statements are available).

Net Proceeds: means, with respect to any event (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any noncash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds in excess of $1,000,000 and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Parent Borrower and the Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the Parent Borrower and the Subsidiaries as a result of such event to repay Debt (other than Loans, Term Loan Debt, Pari Passu Alternative Incremental Debt or any Permitted Term Loan Refinancing Debt) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all Taxes paid (or reasonably estimated to be payable) by the Parent Borrower and the Subsidiaries, and the amount of any reserves established by the Parent Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the 24-month period immediately following such event and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Parent Borrower) to the extent such liabilities are actually paid within such applicable time periods.

NOLV Percentage: the net orderly liquidation value of any particular type of Inventory (whether raw materials, work-in-process or finished goods), expressed as a percentage, expected to be realized at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation expenses, as determined from the most recent appraisal of Borrowers’ Inventory performed by an appraiser and on terms satisfactory to Agent.

Notice of Borrowing: a request by Borrower Agent of a Borrowing of Revolver Loans, in form satisfactory to Agent.

Notice of Conversion/Continuation: a request by Borrower Agent of a conversion or continuation of any Loans as LIBOR Loans, in form satisfactory to Agent.

Obligations: all (a) principal of and premium, if any, on the Loans, (b) LC Obligations and other obligations of Obligors with respect to Letters of Credit, (c) interest, expenses, fees, indemnification obligations, Extraordinary Expenses and other amounts payable by Obligors under Loan Documents, (d) Secured Bank Product Obligations, and (e) other Debts, obligations and liabilities of any kind owing by Obligors pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several; provided, that Obligations of an Obligor shall not include its Excluded Swap Obligations.

Obligor: each Borrower, Guarantor or other Person that is liable for payment of any Obligations or that has granted a Lien on its assets in favor of Agent to secure any Obligations.

OFAC: Office of Foreign Assets Control of the U.S. Treasury Department.

Ordinary Course of Business: the ordinary course of business of any Borrower or Subsidiary, undertaken in good faith and consistent with Applicable Law and past practices.

Organic Documents: with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

OSHA: the Occupational Safety and Hazard Act of 1970.

Other Agreement: the Intercreditor Agreement and each LC Document, fee letter, Lien Waiver, Borrowing Base Report, Compliance Certificate, Perfection Certificate, Borrower Materials, or other note, document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter delivered by an Obligor or other Person to Agent or a Lender in connection with any transactions relating hereto.

Other Connection Taxes: Taxes imposed on a Recipient due to a present or former connection between it and the taxing jurisdiction (other than connections arising from the Recipient having executed, delivered, become party to, performed obligations or received payments under, received or perfected a Lien or engaged in any other transaction pursuant to, enforced, or sold or assigned an interest in, any Loan or Loan Document).

Other Taxes: all present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a Lien under, or otherwise with respect to, any Loan Document, except Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 13.4(c)).

Overadvance: as defined in Section 2.1.5.

Overadvance Loan: a Base Rate Revolver Loan made when an Overadvance exists or is caused by the funding thereof.

Parent Borrower: as defined in the preamble to this Agreement.

Pari Passu Alternative Incremental Debt: as defined in the definition of “Alternative Incremental Debt”.

Pari Passu Permitted Term Loan Refinancing Debt: Permitted Term Loan Refinancing Debt that is secured by Liens on a pari passu basis with the Liens on the Collateral securing the Term Loan Debt.

Participant: as defined in Section 13.2.

Patriot Act: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

Payment Item: each check, draft or other item of payment payable to a Borrower, including those constituting proceeds of any Collateral.

PBGC: the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

Perfection Certificate: means a certificate in the form of Exhibit F hereto or any other form approved by the Agent.

Permitted Acquisition: any Acquisition, whether by purchase, merger, consolidation or otherwise, by the Parent Borrower or a Subsidiary of all or substantially all the assets of, or all of the Equity Interests in, a Person or a division, line of business or other business unit of a Person so long as (a) such Acquisition shall not have been preceded by a tender offer that has not been approved or otherwise recommended by the board of directors of such Person, (b) such assets are to be used in, or such Person so acquired is engaged in, as the case may be, a business of the type conducted by the Parent Borrower and its Subsidiaries on the date of execution of this Agreement or in a business reasonably related thereto and (c) immediately after giving effect thereto, (i) no Default has occurred and is continuing or would result therefrom, (ii) all transactions related thereto are consummated in all material respects in accordance with Applicable Laws, (iii) all of the Equity Interests (other than Assumed Preferred Stock) of each Subsidiary formed for the purpose of or resulting from such acquisition shall be owned directly by the Parent Borrower or a Subsidiary and all actions required to be taken under Section 10.1.9 have been taken, (iv) the investment is permitted under clauses (q), (r) or (s) of Section 10.2.4, (v) any Debt or any preferred stock that is incurred, acquired or assumed in connection with such acquisition shall be in compliance with Section 10.2.1 and (vi) the Parent Borrower has delivered to the Agent an officers’ certificate to the effect set forth in clauses (a), (b) and (c)(i) through (v) above, together with all relevant financial information for the Person or assets to be acquired.

Permitted Discretion: a determination made in the exercise, in good faith, of reasonable business judgment (from the perspective of a secured, asset-based lender).

Permitted Encumbrances: means:

(a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 10.1.6;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the Ordinary Course of Business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 10.1.6;

(c) pledges and deposits made in the Ordinary Course of Business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the Ordinary Course of Business;

(e) judgment Liens in respect of judgments that do not constitute an Event of Default under clause (k) of Section 11.1;

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the Ordinary Course of Business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Borrower or any Subsidiary;

(g) ground leases in respect of real property on which facilities owned or leased by any Borrower or any of the Subsidiaries are located, other than any Mortgaged Property;

(h) Liens in favor or customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the Ordinary Course of Business;

(i) leases or subleases granted to other Persons and not interfering in any material respect with the business of the Borrowers and the Subsidiaries, taken as a whole;

(j) banker’s liens, rights of set-off or similar rights, in each case arising by operation of law; and

(k) Liens in favor of a landlord on leasehold improvements in leased premises;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Debt.

Permitted Incremental Term Loans: means any Incremental Term Commitment (and the Incremental Term Loans in respect thereof) incurred so long as the aggregate principal amount thereof, as of the date of incurrence of such Debt, did not exceed (i) (together with the amount of Alternative Incremental Debt established on such date in reliance on the Base Incremental Amount) an amount equal to the Base Incremental Amount as of the date of incurrence of such Debt plus (ii) an additional amount so long as after giving effect to the establishment of such Incremental Term Commitment (and assuming such Incremental Term Commitment was fully drawn) and any other Debt incurred substantially simultaneously therewith and any related repayment of Debt, the First Lien Net Leverage Ratio, calculated on a pro forma basis as of the date of incurrence of such Debt (but disregarding the proceeds of any such Debt in calculating Unrestricted Domestic Cash) did not exceed 3.50 to 1.00.

Permitted Investments: means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e) securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than six months from the date of acquisition thereof and, at the time of acquisition, having the highest credit rating obtainable from S&P or from Moody’s;

(f) securities issued by any foreign government or any political subdivision of any foreign government or any public instrumentality thereof having maturities of not more than six months from the date of acquisition thereof and, at the time of acquisition, having the highest credit rating obtainable from S&P or from Moody’s;

(g) investments of the quality as those identified on Schedule 10.2.4 as “Qualified Foreign Investments” made in the Ordinary Course of Business;

(h) cash; and

(i) investments in funds that invest solely in one or more types of securities described in clauses (a), (e) and (f) above.

Permitted Term Loan Refinancing Debt: any Debt incurred to refinance all or any portion of the outstanding Term Loan Debt or Incremental Term Loans; provided that, (i) such refinancing Debt, if secured, is secured only by the Collateral securing the Term Loan Debt, and having lien priorities no more beneficial than those applicable to the Term Loan Debt as in effect on the Closing Date, (ii) no Subsidiary that is not originally obligated with respect to repayment of the Debt being refinanced is obligated with respect to the refinancing Debt, (iii) the weighted average life to maturity of the refinancing Debt shall be no shorter than the remaining weighted average life to maturity of the Term Loan Debt being refinanced, (iv) the maturity date in respect of the refinancing Debt shall not be earlier than the maturity date in respect of the Debt being refinanced, (v) the principal amount of such refinancing Debt does not exceed the principal amount of the Debt so refinanced except by an amount (such amount, the “Additional Permitted Amount”) equal to unpaid accrued interest and premium thereon at such time plus reasonable fees and expenses incurred in connection with such refinancing, (vi) the Debt being so refinanced is paid down on a dollar-for-dollar basis by such refinancing Debt (other than by the Additional Permitted Amount), (vii) the terms of any such refinancing Debt (1) (excluding pricing, fees and rate floors and optional prepayment or redemption terms and subject to clause (2) below) reflect, in Parent Borrower’s reasonable judgment, then-existing market terms and conditions and (2) (excluding pricing, fees and rate floors) are no more favorable to the lenders providing such refinancing Debt than those applicable to the Debt being refinanced (in each case, including with respect to mandatory and optional prepayments); provided that the foregoing shall not apply to covenants or other provisions applicable only to periods after the Latest Maturity Date in effect immediately prior to the establishment of such refinancing Debt; provided further that any such refinancing Debt may contain, without any Lender’s consent, additional covenants or events of default not otherwise applicable to the Debt being refinanced or covenants more restrictive than the covenants applicable to the Debt being refinanced, in each case prior to the Latest Maturity Date in effect immediately prior to the establishment of such refinancing Debt, so long as all Lenders receive the benefits of such additional covenants, events of default or more restrictive covenants and (viii) such refinancing Debt, if secured, shall be subject to a customary intercreditor agreement in form and substance reasonably satisfactory to the Agent.

Permitted Unsecured Debt: any unsecured notes or bonds or other unsecured debt securities; provided that (a) such Debt shall not mature prior to the date that is 91 days after the Latest Maturity Date in effect at the time of the issuance of such Debt and shall not have any principal payments due prior to such date, except upon the occurrence of a change of control or similar event (including asset sales), in each case so long as the provisions relating to change of control or similar events (including asset sales) included in the governing instrument of such Debt provide that the provisions of this Agreement must be satisfied prior to the satisfaction of such provisions of such Debt, (b) such Debt is not Guaranteed by any Subsidiary of Parent Borrower other than the Obligors (which Guarantees shall be unsecured and shall be permitted only to the extent permitted by Section 10.2.1(a)(vii)), (c) such Debt shall not have any financial maintenance covenants, (d) such Debt shall not have a definition of “Change of Control” or “Change in Control” (or any other defined term having a similar purpose) that is materially more restrictive than the definition of Change in Control set forth herein and (e) such Debt, if subordinated in right of payment to the Obligations, shall be subject to subordination and intercreditor provisions that are, in the Agent’s reasonable judgment, customary under then-existing market convention.

Person: any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, Governmental Authority or other entity.

Plan: means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Parent Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

Platform: as defined in Section 14.3.3.

Preferred Dividends: any cash dividends of the Parent Borrower permitted hereunder to be paid with respect to preferred stock of the Parent Borrower in reliance on Section 10.2.8(a)(iv).

Prime Rate: the rate of interest announced by Bank of America from time to time as its prime rate. Such rate is set by Bank of America on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate. Any change in such rate publicly announced by Bank of America shall take effect at the opening of business on the day specified in the announcement.

Pro Rata: with respect to any Lender, a percentage (rounded to the ninth decimal place) determined (a) by dividing the amount of such Lender’s Revolver Commitment by the aggregate outstanding Revolver Commitments; or (b) following termination of the Revolver Commitments, by dividing the amount of such Lender’s Loans and LC Obligations by the aggregate outstanding Loans and LC Obligations or, if all Loans and LC Obligations have been paid in full and/or Cash Collateralized, by dividing such Lender’s and its Affiliates’ remaining Obligations by the aggregate remaining Obligations.

Property: any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

Protective Advances: as defined in Section 2.1.6.

Purchase Money Debt: (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed assets; (b) Debt (other than the Obligations) incurred within 10 days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; and (c) any renewals, extensions or refinancings (but not increases) thereof.

Purchase Money Lien: a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Debt and constituting a Capital Lease Obligation or a purchase money security interest under the UCC.

Qualified ECP: an Obligor with total assets exceeding $10,000,000, or that constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” under

Section 1a(18)(A)(v)(II) of such act.

Qualified Parent Borrower Preferred Stock: any preferred Equity Interests of Parent Borrower (a)(i) that does not provide for any cash dividend payments or other cash distributions in respect thereof prior to the Latest Maturity Date in effect as of the date of issuance of such Equity Interests and (ii) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event does not (A)(x) mature or become mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (y) become convertible or exchangeable at the option of the holder thereof for Debt or preferred stock that is not Qualified Parent Borrower Preferred Stock or (z) become redeemable at the option of the holder thereof (other than as a result of a change of control event), in whole or in part, in each case on or prior to the date that is 365 days after the Latest Maturity Date in effect at the time of the issuance thereof and (B) provide holders thereunder with any rights upon the occurrence of a “change of control” event prior to the repayment of the Obligations and termination of the Commitments under the Loan Documents, (b) with respect to which Parent Borrower has delivered a notice to the Agent that it has issued preferred Equity Interests in lieu of incurring Debt permitted under Section 10.2.1(a)(xii), with such notice specifying to which of such Debt such preferred stock or preferred equity interest applies; provided that (i) the aggregate liquidation value of all such preferred stock or preferred equity interest issued pursuant to this clause (b) shall not exceed at any time the dollar limitation related to the applicable Debt hereunder, less the aggregate principal amount of such Debt then outstanding and (ii) the terms of such preferred stock or preferred equity interests (x) shall provide that upon a default thereof, the remedies of the holders thereof shall be limited to the right to additional representation on the board of directors of Parent Borrower and (y) shall otherwise be no less favorable to the Lenders, in the aggregate, than the terms of the applicable Debt or (c) having an aggregate initial liquidation value not to exceed $10,000,000; provided that the terms of such preferred stock or preferred equity interests shall provide that upon a default thereof, the remedies of the holders thereof shall be limited to the right to additional representation on the board of directors of Parent Borrower.

RCRA: the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i), as amended from time to time.

Real Estate: all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.

Recipient: Agent, Issuing Bank, any Lender or any other recipient of a payment to be made by an Obligor under a Loan Document or on account of an Obligation.

Registered Equivalent Notes: means, with respect to any bonds, notes, debentures or similar instruments originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same Guarantees) issued in a dollar for dollar exchange therefor pursuant to an exchange offer registered with the Commission.

Regulation U: Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

Regulation X: Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

Reimbursement Date: as defined in Section 2.3.2.

Release: any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

Rent and Charges Reserve: the aggregate of (a) all past due rent and other amounts owing by an Obligor to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Collateral or could assert a Lien on any Collateral; and (b) a reserve at least equal to two months’ rent and other charges that could be payable to any such Person, unless it has executed a Lien Waiver.

Report: as defined in Section 12.2.3.

Reportable Event: any event set forth in Section 4043(c) of ERISA, other than an event for which the 30 day notice period has been waived.

Reporting Trigger Period: the period (a) commencing on the day that an Event of Default occurs, or Adjusted Availability is less than or equal to the greater of (i) the lesser of (A) 20% of the Borrowing Base or (B) 20% of the aggregate amount of all Revolver Commitments or (ii) $17,500,000; and (b) continuing until no Event of Default exists and, during each of the preceding 30 consecutive days, Adjusted Availability has been greater than the greater of (i) the lesser of (A) 20% of the Borrowing Base or (B) 20% of the aggregate amount of all Revolver Commitments or (ii) $17,500,000.

Required Conditions: with respect to any event, the following conditions: no Default exists or is caused thereby and upon giving pro forma effect thereto, either (a) during each of the preceding 30 consecutive days and as of such event, Availability is greater than or equal to the greater of (i) the lesser of (A) 20% of the Borrowing Base or (B) 20% of the aggregate amount of all Revolver Commitments or (ii) $17,500,000; or (b) (i) during each of the preceding 30 consecutive days and as of such event, Availability is greater than or equal to the greater of (A) the lesser of (1) 15% of the Borrowing Base or (2) 15% of the aggregate amount of all Revolver Commitments or (B) $12,500,000 and (ii) the Fixed Charge Coverage Ratio, determined on a pro forma basis giving effect to such event, is not less than 1.0 to 1.0, whether or not a Financial Covenant Trigger Period exists.

Required Lenders: Secured Parties holding more than 50% of (a) the aggregate outstanding Revolver Commitments; or (b) following termination of the Revolver Commitments, the aggregate outstanding Loans and LC Obligations or, if all Loans and LC Obligations have been Fully Paid, the aggregate remaining Obligations; provided, however, (i) if there are more than one (1), but fewer than three (3) unaffiliated Secured Parties at such time, “Required Lenders” must include at least two (2) unaffiliated Secured Parties and (ii) that Commitments, Loans and other Obligations held by a Defaulting Lender and its Affiliates shall be disregarded in making such calculation, but any related Fronting Exposure shall be deemed held as a Loan or LC Obligation by the Secured Party that funded the applicable Loan or issued the applicable Letter of Credit.

Restricted Debt: Debt of the Parent Borrower or any Subsidiary, the payment, prepayment, redemption, repurchase or defeasance of which is restricted under Section 10.2.8(b).

Restricted Payment: means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Parent Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Equity Interests in the Parent Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Parent Borrower or any Subsidiary.

Restrictive Agreement: as defined in Section 10.2.10.

Revolver Commitment: for any Lender, its obligation to make Revolver Loans and to participate in LC Obligations up to the maximum principal amount shown on Schedule 1.1(B), as hereafter modified pursuant to Section 2.1.4, Section 2.1.7 or an Assignment to which it is a party. “Revolver Commitments” means the aggregate amount of such commitments of all Lenders.

Revolver Loan: a loan made pursuant to Section 2.1, and any Swingline Loan, Overadvance Loan or Protective Advance.

Revolver Priority Collateral: the “ABL Priority Collateral”, as defined in the Intercreditor Agreement.

Revolver Termination Date: the fifth anniversary of the Closing Date.

Revolver Usage: (a) the aggregate amount of outstanding Revolver Loans; plus (b) the aggregate Stated Amount of outstanding Letters of Credit, except to the extent Cash Collateralized by Borrowers.

Royalties: all royalties, fees, expense reimbursement and other amounts payable by a Borrower under a License.

S&P: means Standard & Poor’s Financial Services LLC, or any successor thereto.

Sanctioned Country: at any time, a country, region or territory which is itself the subject or target of any Sanctions (including, without limitation, the Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria).

Sanctioned Person: at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

Sanctions: all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

Secured Bank Product Obligations: Debt, obligations and other liabilities with respect to Bank Products owing by a Borrower or Affiliate of a Borrower to a Secured Bank Product Provider; provided, that Secured Bank Product Obligations of an Obligor shall not include its Excluded Swap Obligations; and provided, further, that the aggregate amount of Secured Bank Product Obligations attributable to supply chain finance shall not exceed $20,000,000 at any time.

Secured Bank Product Provider: (a) Bank of America or any of its Affiliates; and (b) any other Lender or Affiliate of a Lender that is providing a Bank Product, provided such provider delivers written notice to Agent, in form and substance satisfactory to Agent, within 10 days following the later of the Closing Date or creation of the Bank Product, (i) describing the Bank Product and setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount, and (ii) agreeing to be bound by Section 12.13.

Secured Debt: Total Debt that is secured by a Lien on any asset of the Parent Borrower or any of its Subsidiaries.

Secured Net Leverage Ratio: means, on any date, the ratio of (a) Secured Debt as of such date less the aggregate amount (not to exceed $100,000,000) of Unrestricted Domestic Cash as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Parent Borrower ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Parent Borrower most recently ended prior to such date for which financial statements are available).

Secured Parties: Agent, Issuing Bank, Lenders and Secured Bank Product Providers.

Security Documents: the Guaranties, the Guarantee and Collateral Agreement, Mortgages, IP Assignments, Deposit Account Control Agreements, and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

Senior Debt: Total Debt less Subordinated Debt.

Senior Officer: the chairman of the board, president, chief executive officer or chief financial officer of a Borrower or, if the context requires, an Obligor.

Senior Secured Debt: Senior Debt that is secured by a Lien on any asset of the Parent Borrower or any of its Subsidiaries.

Settlement Report: a report summarizing Revolver Loans and participations in LC Obligations outstanding as of a given settlement date, allocated to Lenders on a Pro Rata basis in accordance with their Revolver Commitments.

Significant Investment: any acquisition by a Borrower or a Subsidiary of more than 50% (but less than 100%) of the Equity Interests in a Person (such Person, the “Subject Person”), so long as such acquisition is permitted by Section 10.2.4.

Solvent: as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

Specified Obligor: an Obligor that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 5.10).

Specified Vendor Payables Financing: the sale by one or more vendors of the Parent Borrower and certain Subsidiaries of accounts receivable (which such accounts receivable are accounts payable of the Parent Borrower and such Subsidiaries) to a Lender or any of its Affiliates pursuant to financing agreements to which the Parent Borrower and such Subsidiaries are party, in transactions constituting “true sales”; provided that the aggregate amount of all such vendor payables financings shall not exceed $30,000,000 at any time outstanding.

Specified Vendor Payables Financing Documents: all documents and agreements relating to the Specified Vendor Payables Financing.

Specified Vendor Receivables Financing: the sale by the Parent Borrower and certain Subsidiaries of accounts receivable to one or more financial institutions pursuant to third-party financing agreements in transactions constituting “true sales”; provided that the aggregate amount of all such receivables financings shall not exceed $30,000,000 at any time outstanding.

Specified Vendor Receivables Financing Documents: all documents and agreements relating to Specified Vendor Receivables Financing.

Spin-Off: a “spin-off” transaction with respect to the Parent Borrower such that all of the Equity Interests in the Parent Borrower are “spun-off” from TriMas ratably to the holders of all the Equity Interests in TriMas and the Parent Borrower ceases to be a Subsidiary of TriMas and becomes a public company.

Spin-Off Agreement: a Separation and Distribution Agreement, dated as of or prior to the Closing Date, by and between the Parent Borrower and TriMas.

Spin-Off Documentation: collectively, the Spin-Off Agreement and all schedules, exhibits and annexes thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith, including, without limitation, (i) an employee matters agreement by and between the Parent Borrower and TriMas, (i) a tax sharing agreement by and between the Parent Borrower and TriMas, and (iii) a transition services agreement by and between the Parent Borrower and TriMas.

Spot Rate: the exchange rate, as determined by Agent, that is applicable to conversion of one currency into another currency, which is (a) the exchange rate reported by Bloomberg (or other commercially available source designated by Agent) as of the end of the preceding business day in the financial market for the first currency; or (b) if such report is unavailable for any reason, the spot rate for the purchase of the first currency with the second currency as in effect during the preceding business day in Agent’s principal foreign exchange trading office for the first currency.

Stated Amount: the outstanding amount of a Letter of Credit, including any automatic increase or tolerance (whether or not then in effect) provided by the Letter of Credit or related LC Documents.

Subject Person: as defined in the definition of “Significant Investment.”

Subordinated Debt: Debt incurred by a Borrower that is expressly subordinate and junior in right of payment to Full Payment of all Obligations, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) satisfactory to Agent.

Subsidiary: any entity at least 50% of whose voting securities or Equity Interests is owned by a Borrower or combination of Borrowers (including indirect ownership through other entities in which a Borrower directly or indirectly owns 50% of the voting securities or Equity Interests).

Subsidiary Obligor: any Subsidiary that is not (a) a Foreign Subsidiary, (b) a CFC, (c) a CFC Holdco, (d) a U.S. Holdco or (e) an Immaterial Subsidiary.

Swap: any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

Swap Obligation: with respect to any person, any obligation to pay or perform under any Swap.

Swingline Loan: any Borrowing of Base Rate Revolver Loans funded with Agent’s funds, until such Borrowing is settled among Lenders or repaid by Borrowers.

Synthetic Purchase Agreement: any swap, derivative or other agreement or combination of agreements pursuant to which the Parent Borrower or a Subsidiary is or may become obligated to make (i) any payment (other than in the form of Equity Interests in the Parent Borrower) in connection with a purchase by a third party from a Person other than the Parent Borrower or a Subsidiary of any Equity Interest or Restricted Debt or (ii) any payment (other than on account of a permitted purchase by it of any Equity Interest or any Restricted Debt) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Debt; provided that phantom stock or similar plans providing for payments only to current or former directors, officers, consultants, advisors or employees of the Parent Borrower or the Subsidiaries (or to their heirs or estates) shall not be deemed to be Synthetic Purchase Agreements.

Taxes: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Term Loan Agent: JPMorgan Chase Bank, N.A. in its capacity as agent for the lenders under the Term Loan Agreement, and its successors and assigns including under any replacement or refinancing with respect thereto.

Term Loan Agreement: that certain Term Loan Credit Agreement, dated as of even date herewith, among Term Loan Agent, the Term Loan Lenders, the Parent Borrower, and the other parties thereto.

Term Loan Debt: the Debt and “Obligations” (as defined under the Term Loan Agreement) evidenced by the Term Loan Documents, in aggregate principal amount (in the case of loans) not to exceed (a) $200,000,000 plus (b) the aggregate principal amount of Permitted Incremental Term Loans.

Term Loan Documents: collectively: (a) the Term Loan Agreement and (b) all other agreements, instruments, documents and certificates executed and delivered to, or in favor of, the Term Loan Agent or the Term Loan Lenders in connection therewith.

Term Loan Lenders: the lenders party to the Term Loan Agreement.

Term Loan Security Documents: collectively, the Guarantee and Collateral Agreement (as defined in the Term Loan Agreement), the Mortgages (as defined in the Term Loan Agreement) and all other security documents delivered to the Term Loan Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Obligor under the Term Loan Agreement or the Guarantee and Collateral Agreement (as defined in the Term Loan Agreement), as such documents may be amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

Term Priority Collateral: the “Term Priority Collateral”, as defined in the Intercreditor Agreement.

Total Debt: as of any date, the aggregate principal amount of Debt for Borrowed Money of the Parent Borrower and the Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP.

Transactions: collectively, (a) the consummation of the Spin-Off in accordance with the terms of the Spin-Off Agreement, (b) the payment of a dividend in an amount not to exceed $225,000,000, $200,000,000 of such dividend being funded with Term Loan Debt and the remaining amount being funded with cash on-hand, made on the Closing Date by the Parent Borrower to TriMas in accordance with the Spin-Off Agreement (the “Closing Date Dividend”), (c) the execution, delivery and performance by each Obligor of the Loan Documents to which it is to be a party, the borrowing (if any) of the Loans on the Closing Date and issuance (if any) of Letters of Credit hereunder on the Closing Date and the use of the proceeds of the foregoing, (d) the execution, delivery and performance by each Obligor of the Term Loan Documents to which it is to be a party, the borrowing of Term Loan Debt on the Closing Date and the use of the proceeds thereof and (e) the payment of the fees and expenses payable in connection with the foregoing.

Transferee: any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.

TriMas: TriMas Company LLC, a Delaware limited liability company.

UCC: the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

Unrestricted Domestic Cash: means, as of any date, domestic unrestricted cash and domestic unrestricted Permitted Investments of the Parent Borrower and its Domestic Subsidiaries as of such date.

Unused Line Fee Rate: a per annum rate equal to 0.25%.

U.S. Person: “United States Person” as defined in Section 7701(a)(30) of the Code.

U.S. Holdco: any existing or future Domestic Subsidiary the Equity Interests of which are held solely by Foreign Subsidiaries; provided that such existing or newly formed Subsidiary shall not engage in any business or own any assets other than the ownership of Equity Interests in Foreign Subsidiaries and intercompany obligations that are otherwise permitted hereunder.

U.S. Tax Compliance Certificate: as defined in Section 5.9.2(b)(iii).

Value: (a) for any particular type of Inventory (whether raw materials, work-in-process or finished goods), its value determined on the basis of the lower of cost or market, calculated on a first-in, first-out basis, and excluding any portion of cost attributable to intercompany profit among Borrowers and their Affiliates; and (b) for an Account, its face amount, net of any returns, rebates, discounts (calculated on the shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) that have been or could be claimed by the Account Debtor or any other Person.

Withdrawal Liability: liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

1.2 Accounting Terms. Under the Loan Documents (except as otherwise specified therein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the audited financial statements of Borrowers delivered to Agent with respect to the Fiscal Year ending on December 31, 2014 and using the same inventory valuation method as used in such financial statements, except for any change required or permitted by GAAP if Borrowers’ certified public accountants concur in such change, the change is disclosed to Agent, and all relevant provisions of the Loan Documents are amended in a manner satisfactory to Required Lenders to take into account the effects of the change.

1.3 Uniform Commercial Code. As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York from time to time: “Chattel Paper,” “Commercial Tort Claim,” “Deposit Account,” “Document,” “Equipment,” “General Intangibles,” “Goods,” “Instrument,” “Investment Property,” “Letter-of-Credit Right”, “Securities Account” and “Supporting Obligation.”

1.4 Certain Matters of Construction. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document. All references to (a) laws include all related regulations, interpretations, supplements, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and assigns; or (f) time of day mean time of day at Agent’s notice address under Section 14.3.1. All determinations (including calculations of Borrowing Base and financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time. Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise satisfactory to Agent (and not necessarily calculated in accordance with GAAP). Borrowers shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Agent, Issuing Bank or any Lender under any Loan Documents. No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. Reference to a Borrower’s “knowledge” or similar concept means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter.

1.5 Currency Equivalents.

1.5.1 Calculations. All references in the Loan Documents to Loans, Letters of Credit, Obligations, Borrowing Base components and other amounts shall be denominated in Dollars, unless expressly provided otherwise. The Dollar equivalent of any amounts denominated or reported under a

Loan Document in a currency other than Dollars shall be determined by Agent on a daily basis, based on the current Spot Rate. Borrowers shall report Value and other Borrowing Base components to Agent in the currency invoiced by Borrowers or shown in Borrowers’ financial records, and unless expressly provided otherwise, shall deliver financial statements and calculate financial covenants in Dollars. Notwithstanding anything herein to the contrary, if any Obligation is funded and expressly denominated in a currency other than Dollars, Borrowers shall repay such Obligation in such other currency.

1.5.2 Judgments. If, for purposes of obtaining judgment in any court, it is necessary to convert a sum from the currency provided under a Loan Document (“Agreement Currency”) into another currency, the Spot Rate shall be used as the rate of exchange. Notwithstanding any judgment in a currency (“Judgment Currency”) other than the Agreement Currency, a Borrower shall discharge its obligation in respect of any sum due under a Loan Document only if, on the Business Day following receipt by Agent of payment in the Judgment Currency, Agent can use the amount paid to purchase the sum originally due in the Agreement Currency. If the purchased amount is less than the sum originally due, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Agent and Lenders against such loss. If the purchased amount is greater than the sum originally due, Agent shall return the excess amount to such Borrower (or to the Person legally entitled thereto).

SECTION 2 CREDIT FACILITIES

2.1 Revolver Commitment.

2.1.1 Revolver Loans. Each Lender agrees, severally on a Pro Rata basis up to its Revolver Commitment, on the terms set forth herein, to make Revolver Loans to Borrowers from time to time through the Commitment Termination Date. The Revolver Loans may be repaid and reborrowed as provided herein. In no event shall Lenders have any obligation to honor a request for a Revolver Loan if Revolver Usage at such time plus the requested Loan would exceed the Borrowing Base.

2.1.2 Notes. Loans and interest accruing thereon shall be evidenced by the records of Agent and the applicable Lender. At the request of a Lender, Borrowers shall deliver promissory note(s) to such Lender, evidencing its Loan(s).

2.1.3 Use of Proceeds. The proceeds of Revolver Loans shall be used by Borrowers solely (a) to satisfy existing Debt; (b) to pay fees and transaction expenses associated with the closing of this credit facility; (c) to pay Obligations in accordance with this Agreement; and (d) for lawful corporate purposes of Borrowers, including working capital.

2.1.4 Voluntary Reduction or Termination of Revolver Commitments.

(a) The Revolver Commitments shall terminate on the Revolver Termination Date, unless sooner terminated in accordance with this Agreement. Upon at least 90 days prior written notice to Agent at any time after the first Loan Year, Borrowers may, at their option, terminate the Revolver Commitments and this credit facility. Any notice of termination given by Borrowers shall be irrevocable. On the termination date, Borrowers shall make Full Payment of all Obligations.

(b) Borrowers may permanently reduce the Revolver Commitments, on a ratable basis for all Lenders, upon at least 90 days prior written notice to Agent delivered at any time after the First Loan Year, which notice shall specify the amount of the reduction and shall be irrevocable once given. Each reduction shall be in a minimum amount of $5,000,000, or an increment of $1,000,000 in excess thereof.

2.1.5 Overadvances. If Revolver Usage exceeds the Borrowing Base (“Overadvance”) at any time, the excess amount shall be payable by Borrowers on demand by Agent, but all such Revolver Loans shall nevertheless constitute Obligations secured by the Collateral and entitled to all benefits of the Loan Documents. Agent may require Lenders to honor requests for Overadvance Loans and to forbear from requiring Borrowers to cure an Overadvance, (a) when no other Event of Default is known to Agent, as long as (i) the Overadvance does not continue for more than 30 consecutive days (and no Overadvance may exist for at least five consecutive days thereafter before further Overadvance Loans are required), and (ii) the Overadvance, when combined with all Protective Advances, is not known by Agent to exceed 10% of the Borrowing Base; and (b) regardless of whether an Event of Default exists, if Agent discovers an Overadvance not previously known by it to exist, as long as from the date of such discovery the Overadvance does not continue for more than 30 consecutive days. Required Lenders may at any time revoke Agent’s authority under the immediately preceding sentence to require Lenders to honor requests for Overadvance Loans and to forbear from requiring Borrowers to cure an Overadvance by written notice to Agent. In no event shall Overadvance Loans be required that would cause Revolver Usage to exceed the aggregate Revolver Commitments. Any funding of an Overadvance Loan or sufferance of an Overadvance shall not constitute a waiver by Agent or Lenders of the Event of Default caused thereby. In no event shall any Borrower or other Obligor be deemed a beneficiary of this Section nor authorized to enforce any of its terms.

2.1.6 Protective Advances. Agent shall be authorized, in its discretion, at any time that any conditions in Section 6 are not satisfied, to make Base Rate Revolver Loans (“Protective Advances”) (a) up to an aggregate amount, when combined with all Overadvances, of 10% of the Borrowing Base outstanding at any time, if Agent deems such Loans necessary or desirable to preserve or protect Collateral, or to enhance the collectability or repayment of Obligations, as long as such Loans do not cause Revolver Usage to exceed the Borrowing Base; or (b) to pay any other amounts chargeable to Obligors under any Loan Documents, including interest, costs, fees and expenses. Lenders shall participate on a Pro Rata basis in Protective Advances outstanding from time to time. Required Lenders may at any time revoke Agent’s authority to make further Protective Advances under clause (a) by written notice to Agent. Absent such revocation, Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive.

2.1.7 Increase in Revolver Commitments. Borrowers may request an increase in Revolver Commitments from time to time upon notice to Agent, as long as (a) the requested increase is in a minimum amount of $10,000,000 and is offered on the same terms as existing Revolver Commitments, except for a closing fee specified by Borrowers, (b) increases under this Section do not exceed $25,000,000 in the aggregate and no more than 5 increases are made, (c) no reduction in Commitments pursuant to Section 2.1.4 has occurred prior to the requested increase, (d) the requested increase does not cause the Commitments to exceed 90% of any applicable cap under any Subordinated Debt agreement, and (e) the requested increase does not cause the Commitments to exceed 90% of any applicable cap contained in the Term Loan Documents (excluding the effect of any provision permitting Revolver Loans or Letters of Credit in amounts exceeding any expressed dollar cap in reliance upon the Borrowing Base). Agent shall promptly notify Lenders of the requested increase and, within 10 Business Days thereafter, each Lender shall notify Agent if and to what extent such Lender commits to increase its Revolver Commitment. Any Lender not responding within such period shall be deemed to have declined an increase. If Lenders fail to commit to the full requested increase, Eligible Assignees may issue additional Revolver Commitments and become Lenders hereunder. Agent may allocate, in its discretion, the increased Revolver Commitments among committing Lenders and, if necessary, Eligible Assignees. Provided the conditions set forth in Section 6.2 are satisfied, total Revolver Commitments shall be increased by the requested amount (or such lesser amount committed by Lenders and Eligible Assignees) on a date agreed upon by Agent and Borrower Agent, but no later than 45 days following Borrowers’ increase request. Agent, Borrowers, and new and existing Lenders shall execute and deliver such documents and agreements as Agent deems appropriate to evidence the increase in and allocations of Revolver Commitments. On the effective date of an increase, the Revolver Usage and other exposures under the Revolver Commitments shall be reallocated among Lenders, and settled by Agent if necessary, in accordance with Lenders’ adjusted shares of such Commitments.

2.2 [Reserved.]

2.3 Letter of Credit Facility.

2.3.1 Issuance of Letters of Credit. Issuing Bank shall issue Letters of Credit (which, together with the Existing Letters of Credit, constitute Letters of Credit) from time to time until 30 days prior to the Revolver Termination Date (or until the Commitment Termination Date, if earlier), on the terms set forth herein, including the following:

(a) Each Borrower acknowledges that Issuing Bank’s issuance of any Letter of Credit is conditioned upon Issuing Bank’s receipt of a LC Application with respect to the requested Letter of Credit, as well as such other instruments and agreements as Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount. Issuing Bank shall have no obligation to issue any Letter of Credit unless (i) Issuing Bank receives a LC Request and LC Application at least three Business Days prior to the requested date of issuance; (ii) each LC Condition is satisfied; and (iii) if a Defaulting Lender exists, such Lender or Borrowers have entered into arrangements satisfactory to Agent and Issuing Bank to eliminate any Fronting Exposure associated with such Lender. If, in sufficient time to act, Issuing Bank receives written notice from Agent or Required Lenders that a LC Condition has not been satisfied, Issuing Bank shall not issue the requested Letter of Credit. Prior to receipt of any such notice, Issuing Bank shall not be deemed to have knowledge of any failure of LC Conditions.

(b) Letters of Credit may be requested by a Borrower to support obligations incurred in the Ordinary Course of Business, or as otherwise approved by Agent. Increase, renewal or extension of a Letter of Credit shall be treated as issuance of a new Letter of Credit, except that Issuing Bank may require a new LC Application in its discretion.

(c) Borrowers assume all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary. In connection with issuance of any Letter of Credit, none of Agent, Issuing Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of Issuing Bank, Agent or any Lender, including any act or omission of a Governmental Authority. The rights and remedies of Issuing Bank under the Loan Documents shall be cumulative. Issuing Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Borrowers are discharged with proceeds of any Letter of Credit.

(d) In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Issuing Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

(e) As of the Closing Date, each of the Existing Letters of Credit shall constitute, for all purposes of this Agreement and the other Loan Documents, a Letter of Credit issued and outstanding hereunder.

2.3.2 Reimbursement; Participations.

(a) If Issuing Bank honors any request for payment under a Letter of Credit, Borrowers shall pay to Issuing Bank, on the same day (“Reimbursement Date”), the amount paid by Issuing Bank under such Letter of Credit, together with interest at the interest rate for Base Rate Revolver Loans from the Reimbursement Date until payment by Borrowers. The obligation of Borrowers to reimburse Issuing Bank for any payment made under a Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or other right that Borrowers may have at any time against the beneficiary. Whether or not Borrower Agent submits a Notice of Borrowing, Borrowers shall be deemed to have requested a Borrowing of Base Rate Revolver Loans in an amount necessary to pay all amounts due Issuing Bank on any Reimbursement Date and each Lender shall fund its Pro Rata share of such Borrowing whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b) Each Lender hereby irrevocably and unconditionally purchases from Issuing Bank, without recourse or warranty, an undivided Pro Rata participation in all LC Obligations outstanding from time to time. Issuing Bank is issuing Letters of Credit in reliance upon this participation. If Borrowers do not make a payment to Issuing Bank when due hereunder, Agent shall promptly notify Lenders and each Lender shall within one Business Day after such notice pay to Agent, for the benefit of Issuing Bank, the Lender’s Pro Rata share of such payment. Upon request by a Lender, Issuing Bank shall provide copies of Letters of Credit and LC Documents in its possession at such time.

(c) The obligation of each Lender to make payments to Agent for the account of Issuing Bank in connection with Issuing Bank’s payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, noncompliant, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; any waiver by Issuing Bank of a requirement that exists for its protection (and not a Borrower’s protection) or that does not materially prejudice a Borrower; any honor of an electronic demand for payment even if a draft is required; any payment of an item presented after a Letter of Credit’s expiration date if authorized by the UCC or applicable customs or practices; or any setoff or defense that an Obligor may have with respect to any Obligations. Issuing Bank does not assume any responsibility for any failure or delay in performance or any breach by any Borrower or other Person of any obligations under any LC Documents. Issuing Bank does not make to Lenders any express or implied warranty, representation or guaranty with respect to any Letter of Credit, Collateral, LC Document or Obligor. Issuing Bank shall not be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor.

(d) No Issuing Bank Indemnitee shall be liable to any Lender or other Person for any action taken or omitted to be taken in connection with any Letter of Credit or LC Document except as a result of its gross negligence or willful misconduct. Issuing Bank may refrain from taking any action with respect to a Letter of Credit until it receives written instructions (and in its discretion, appropriate assurances) from the Lenders.

2.3.3 Cash Collateral. Subject to Section 2.1.5, if at any time (a) an Event of Default exists, (b) the Commitment Termination Date has occurred, or (c) the Revolver Termination Date is scheduled to occur within 20 Business Days, then Borrowers shall, at Issuing Bank’s or Agent’s request, Cash Collateralize all outstanding Letters of Credit. Borrowers shall, at Issuing Bank’s or Agent’s request at any time, Cash Collateralize the Fronting Exposure of any Defaulting Lender. If Borrowers fail to provide any Cash Collateral as required hereunder, Lenders may (and shall upon direction of Agent) advance, as Revolver Loans, the amount of Cash Collateral required (whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied).

2.3.4 Resignation of Issuing Bank. Issuing Bank may resign at any time upon notice to Agent and Borrowers. From the effective date of such resignation, Issuing Bank shall have no obligation to issue, amend, renew, extend or otherwise modify any Letter of Credit, but shall continue to have all rights and other obligations of an Issuing Bank hereunder relating to any Letter of Credit issued by it prior to such date. Agent shall promptly appoint a replacement Issuing Bank, which, as long as no Default exists, shall be reasonably acceptable to Borrowers.

SECTION 3 INTEREST, FEES AND CHARGES

3.1 Interest.

3.1.1 Rates and Payment of Interest.

(a) The Obligations shall bear interest (i) if a Base Rate Loan, at the Base Rate in effect from time to time, plus the Applicable Margin pertaining to such Loan; (ii) if a LIBOR Loan, at LIBOR for the applicable Interest Period, plus the Applicable Margin pertaining to such Loan; and (iii) if any other Obligation (including, to the extent permitted by law, interest not paid when due), at the Base Rate in effect from time to time, plus the Applicable Margin for Base Rate Revolver Loans.

(b) During an Insolvency Proceeding with respect to any Borrower, or during any other Event of Default if Agent or Required Lenders in their discretion so elect, Obligations shall bear interest at the Default Rate (whether before or after any judgment). Each Borrower acknowledges that the cost and expense to Agent and Lenders due to an Event of Default are difficult to ascertain and that the Default Rate is fair and reasonable compensation for this.

(c) Interest shall accrue from the date a Loan is advanced or Obligation is incurred or payable, until paid in full by Borrowers. Interest accrued on the Loans shall be due and payable in arrears, (i) on the first day of each month; (ii) on any date of prepayment, with respect to the principal amount of Loans being prepaid; and (iii) on the Commitment Termination Date. Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand. Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.

3.1.2 Application of LIBOR to Outstanding Loans.

(a) Borrowers may on any Business Day, subject to delivery of a Notice of Conversion/Continuation, elect to convert any portion of the Base Rate Loans to, or to continue any LIBOR Loan at the end of its Interest Period as, a LIBOR Loan. During any Default or Event of Default, Agent may (and shall at the direction of Required Lenders) declare that no Loan may be made, converted or continued as a LIBOR Loan.

(b) Whenever Borrowers desire to convert or continue Loans as LIBOR Loans, Borrower Agent shall give Agent a Notice of Conversion/Continuation, no later than 11:00 a.m. at least two Business Days before the requested conversion or continuation date. Promptly after receiving any such notice, Agent shall notify each Lender thereof. Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be 30 days if not specified). If, upon the expiration of any Interest Period for any LIBOR Loan, Borrowers shall have failed to deliver a Notice of Conversion/Continuation, they shall be deemed to have elected to convert such Loan into a Base Rate Loan. Agent does not warrant or accept responsibility for, nor shall it have any liability with respect to, administration, submission or any other matter related to any rate described in the definition of LIBOR.

3.1.3 Interest Periods. In connection with the making, conversion or continuation of any LIBOR Loans, Borrowers shall select an interest period (“Interest Period”) to apply, which interest period shall be 30, 60, or 90 days (if available from all Lenders); provided, however, that:

(a) the Interest Period shall begin on the date the Loan is made or continued as, or converted into, a LIBOR Loan, and shall expire on the numerically corresponding day in the calendar month at its end;

(b) if any Interest Period begins on a day for which there is no corresponding day in the calendar month at its end or if such corresponding day falls after the last Business Day of such month, then the Interest Period shall expire on the last Business Day of such month; and if any Interest Period would otherwise expire on a day that is not a Business Day, the period shall expire on the next Business Day; and

(c) no Interest Period shall extend beyond the Revolver Termination Date.

3.1.4 Interest Rate Not Ascertainable. If, due to any circumstance affecting the interbank market, Agent determines that adequate and fair means do not exist for ascertaining LIBOR on any applicable date or that any Interest Period is not available on the basis provided herein, then Agent shall immediately notify Borrowers of such determination. Until Agent notifies Borrowers that such circumstance no longer exists, the obligation of Lenders to make affected LIBOR Loans shall be suspended and no further Loans may be converted into or continued as such LIBOR Loans.

3.2 Fees.

3.2.1 Unused Line Fee. Borrowers shall pay to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Unused Line Fee Rate times the amount by which the Revolver Commitments exceed the average daily Revolver Usage during any month. Such fee shall be payable in arrears, on the first day of each month and on the Commitment Termination Date.

3.2.2 LC Facility Fees. Borrowers shall pay (a) to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Applicable Margin in effect for LIBOR Revolver Loans times the average daily Stated Amount of Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (b) to Agent, for its own account, a fronting fee equal to 0.125% per annum on the Stated Amount of each Letter of Credit, which fee shall be payable monthly in arrears, on the first day of each month; and (c) to Issuing Bank, for its own account, all reasonable and customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Letters of Credit, which charges shall be paid as and when incurred. During an Event of Default, the fee payable under clause (a) shall be increased by 2% per annum.

3.2.3 Fee Letters. Borrowers shall pay all fees set forth in any fee letter executed in connection with this Agreement.

3.3 Computation of Interest, Fees, Yield Protection. All interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days. Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate, refund or proration. All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money. A certificate as to amounts payable by Borrowers under Section 3.4, 3.6, 3.7, 3.9 or 5.8, submitted to Borrower Agent by Agent or the affected Lender shall be final, conclusive and binding for all purposes, absent manifest error, and Borrowers shall pay such amounts to the appropriate party within 10 days following receipt of the certificate.

3.4 Reimbursement Obligations. Borrowers shall pay all Extraordinary Expenses promptly upon request. Borrowers shall also reimburse Agent, upon presentation of a summary statement, for all legal, accounting, appraisal, consulting, and other fees, costs and expenses incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to the limits of Section 10.1.1(b), each inspection, audit or appraisal with respect to any Obligor or Collateral, whether prepared by Agent’s personnel or a third party. All legal, accounting and consulting fees shall be charged to Borrowers by Agent’s professionals at their full hourly rates, regardless of any alternative fee arrangements that Agent, any Lender or any of their Affiliates may have with such professionals that otherwise might apply to this or any other transaction. Borrowers acknowledge that counsel may provide Agent with a benefit (such as a discount, credit or accommodation for other matters) based on counsel’s overall relationship with Agent, including fees paid hereunder. If, for any reason (including inaccurate reporting in any Borrower Materials), it is determined that a higher Applicable Margin should have applied to a period than was actually applied, then the proper margin shall be applied retroactively and Borrowers shall immediately pay to Agent, for the ratable benefit of Lenders, an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid. All amounts payable by Borrowers under this Section shall be due on demand.

3.5 Illegality. If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender to make, maintain or fund LIBOR Loans, or to determine or charge interest rates based upon LIBOR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Agent, any obligation of such Lender to make or continue LIBOR Loans or to convert Base Rate Loans to LIBOR Loans shall be suspended until such Lender notifies Agent that the circumstances giving rise to such determination no longer exist. Upon delivery of such notice, Borrowers shall prepay or, if applicable, convert all LIBOR Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Loans. Upon any such prepayment or conversion, Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.6 Inability to Determine Rates. Agent will promptly notify Borrower Agent and Lenders if, in connection with any Loan or request for a Loan, (a) Agent determines that (i) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable Loan amount or Interest Period, or (ii) adequate and reasonable means do not exist for determining LIBOR for the Interest Period; or (b) Agent or Required Lenders determine for any reason that LIBOR for the Interest Period does not adequately and fairly reflect the cost to Lenders of funding the Loan. Thereafter, Lenders’ obligations to make or maintain affected LIBOR Loans and utilization of the LIBOR component (if affected) in determining Base Rate shall be suspended until Agent (upon instruction by Required Lenders) withdraws the notice. Upon receipt of such notice, Borrower Agent may revoke any pending request for a LIBOR Loan or, failing that, will be deemed to have requested a Base Rate Loan.

3.7 Increased Costs; Capital Adequacy.

3.7.1 Increased Costs Generally. If any Change in Law shall:

(a) impose, modify or deem applicable any reserve, liquidity, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in calculating LIBOR) or Issuing Bank;

(b) subject any Recipient to Taxes (other than (i) Indemnified Taxes otherwise indemnifiable under Section 5.8 and (ii) Excluded Taxes) on its Loan, Letter of Credit, Commitment or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(c) impose on any Lender, Issuing Bank or interbank market any other condition, cost or expense affecting any Loan, Letter of Credit, participation in LC Obligations, Commitment or Loan Document;

and the result thereof shall be to increase the cost to a Lender of making or maintaining any Loan or Commitment, or converting to or continuing any interest option for a Loan, or to increase the cost to a Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by a Lender or Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or Issuing Bank, Borrowers will pay to it such additional amount(s) as will compensate it for the additional costs incurred or reduction suffered.

3.7.2 Capital Requirements. If a Lender or Issuing Bank determines that a Change in Law affecting such Lender or Issuing Bank or its holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s, Issuing Bank’s or holding company’s capital as a consequence of this Agreement, or such Lender’s or Issuing Bank’s Commitments, Loans, Letters of Credit or participations in LC Obligations or Loans, to a level below that which such Lender, Issuing Bank or holding company could have achieved but for such Change in Law (taking into consideration its policies with respect to capital adequacy), then from time to time Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amounts as will compensate it or its holding company for the reduction suffered.

3.7.3 LIBOR Loan Reserves. If any Lender is required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, Borrowers shall pay additional interest to such Lender on each LIBOR Loan equal to the costs of such reserves allocated to the Loan by the Lender (as determined by it in good faith, which determination shall be conclusive). The additional interest shall be due and payable on each interest payment date for the Loan; provided, however, that if the Lender notifies Borrowers (with a copy to Agent) of the additional interest less than 10 days prior to the interest payment date, then such interest shall be payable 10 days after Borrowers’ receipt of the notice.

3.7.4 Compensation. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrowers shall not be required to compensate a Lender or Issuing Bank for any increased costs or reductions suffered more than nine months (plus any period of retroactivity of the Change in Law giving rise to the demand) prior to the date that the Lender or Issuing Bank notifies Borrower Agent of the applicable Change in Law and of such Lender’s or Issuing Bank’s intention to claim compensation therefor.

3.8 Mitigation. If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if Borrowers are required to pay any Indemnified Taxes or additional amounts with respect to a Lender under Section 5.8, then at the request of Borrower Agent, such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, as applicable; and (b) would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to it or unlawful. Borrowers shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

3.9 Funding Losses. If for any reason (a) any Borrowing, conversion or continuation of a LIBOR Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of a LIBOR Loan occurs on a day other than the end of its Interest Period, (c) Borrowers fail to repay a LIBOR Loan when required hereunder, or (d) a Lender (other than a Defaulting Lender) is required to assign a LIBOR Loan prior to the end of its Interest Period pursuant to Section 13.4, then Borrowers shall pay to Agent its customary administrative charge and to each Lender all losses, expenses and fees arising from redeployment of funds or termination of match funding. For purposes of calculating amounts payable under this Section, a Lender shall be deemed to have funded a LIBOR Loan by a matching deposit or other borrowing in the London interbank market for a comparable amount and period, whether or not the Loan was in fact so funded.

3.10 Maximum Interest. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (“maximum rate”). If Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Borrowers. In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 4 LOAN ADMINISTRATION

4.1 Manner of Borrowing and Funding Revolver Loans.

4.1.1 Notice of Borrowing.

(a) Whenever Borrowers desire funding of Revolver Loans, Borrower Agent shall give Agent a Notice of Borrowing. Such notice must be received by Agent by 11:00 a.m. (i) on the requested funding date, in the case of Base Rate Loans, and (ii) at least two Business Days prior to the requested funding date, in the case of LIBOR Loans. Notices received after such time shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify (A) the amount of the Borrowing, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is to be made as a Base Rate Loan or LIBOR Loan, (D) in the case of a LIBOR Loan, the applicable Interest Period (which shall be deemed to be 30 days if not specified), and (E), with respect to the first Borrowing under this Agreement, whether such Borrowing or any portion thereof is to constitute a FILO Loan. Notwithstanding anything to the contrary contained herein, (1) if Borrowers elect to utilize any FILO Loans, Borrowers must do so on the earlier of (x) the first Borrowing under this Agreement and (y) the 18 month anniversary of the Closing Date and (2) once a FILO Loan Borrowing has occurred, all Revolver Loans outstanding from time to time up to the FILO Amount shall be deemed to be outstanding FILO Loans for all purposes under this Agreement.

(b) Unless payment is otherwise made by Borrowers, the becoming due of any Obligation (whether principal, interest, fees or other charges, including Extraordinary Expenses, LC Obligations, Cash Collateral and Secured Bank Product Obligations) shall be deemed to be a request for a Base Rate Revolver Loan on the due date in the amount due and the Loan proceeds shall be disbursed as direct payment of such Obligation. In addition, Agent may, at its option, charge such amount against any operating, investment or other account of a Borrower maintained with Agent or any of its Affiliates.

(c) If a Borrower maintains a disbursement account with Agent or any of its Affiliates, then presentation for payment in the account of a Payment Item when there are insufficient funds to cover it shall be deemed to be a request for a Base Rate Revolver Loan on the presentation date, in the amount of the Payment Item. Proceeds of the Loan may be disbursed directly to the account.

4.1.2 Fundings by Lenders. Except for Borrowings to be made as Swingline Loans, Agent shall endeavor to notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 1:00 p.m. on the proposed funding date for a Base Rate Loan or by 3:00 p.m. at least two Business Days before a proposed funding of a LIBOR Loan. Each Lender shall fund its Pro Rata share of a Borrowing in immediately available funds not later than 3:00 p.m. on the requested funding date, unless Agent’s notice is received after the times provided above, in which case Lender shall fund by 11:00 a.m. on the next Business Day. Subject to its receipt of such amounts from Lenders, Agent shall disburse the Borrowing proceeds as directed by Borrower Agent. Unless Agent shall have received (in sufficient time to act) written notice from a Lender that it does not intend to fund its share of a Borrowing, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to Borrowers. If a Lender’s share of a Borrowing or of a settlement under Section 4.1.3(b) is not received by Agent, then Borrowers agree to repay to Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to the Borrowing. A Lender or Issuing Bank may fulfill its obligations under Loan Documents through one or more Lending Offices, and this shall not affect any obligation of Obligors under the Loan Documents or with respect to any Obligations.

4.1.3 Swingline Loans; Settlement.

(a) To fulfill any request for a Base Rate Revolver Loan hereunder, Agent may in its discretion advance Swingline Loans to Borrowers, up to an aggregate outstanding amount of $10,000,000. Swingline Loans shall constitute Revolver Loans for all purposes, except that payments thereon shall be made to Agent for its own account until Lenders have funded their participations therein as provided below.

(b) Settlement of Loans, including Swingline Loans, among Lenders and Agent shall take place on a date determined from time to time by Agent (but at least weekly, unless the settlement amount is de minimis), on a Pro Rata basis in accordance with the Settlement Report delivered by Agent to Lenders. Between settlement dates, Agent may in its discretion apply payments on Revolver Loans to Swingline Loans, regardless of any designation by Borrowers or any provision herein to the contrary. Each Lender hereby purchases, without recourse or warranty, an undivided Pro Rata participation in all Swingline Loans outstanding from time to time until settled. If a Swingline Loan cannot be settled among Lenders, whether due to an Obligor’s Insolvency Proceeding or for any other reason, each Lender shall pay the amount of its participation in the Loan to Agent, in immediately available funds, within one Business Day after Agent’s request therefor. Lenders’ obligations to make settlements and to fund participations are absolute, irrevocable and unconditional, without offset, counterclaim or other defense, and whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied.

4.1.4 Notices. Borrowers may request, convert or continue Loans, select interest rates and transfer funds based on telephonic or e-mailed instructions to Agent. Borrowers shall confirm each such request by prompt delivery to Agent of a Notice of Borrowing or Notice of Conversion/Continuation, if applicable, but if it differs materially from the action taken by Agent or Lenders, the records of Agent and Lenders shall govern. Neither Agent nor any Lender shall have any liability for any loss suffered by a Borrower as a result of Agent or any Lender acting upon its understanding of telephonic or e-mailed instructions from a person believed in good faith by Agent or any Lender to be a person authorized to give such instructions on a Borrower’s behalf.

4.2 Defaulting Lender. Notwithstanding anything herein to the contrary:

4.2.1 Reallocation of Pro Rata Share; Amendments. For purposes of determining Lenders’ obligations or rights to fund, participate in or receive collections with respect to Loans and Letters of Credit (including existing Swingline Loans, Protective Advances and LC Obligations), Agent may in its discretion reallocate Pro Rata shares by excluding a Defaulting Lender’s Commitments and Loans from the calculation of shares. A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document, except as provided in Section 14.1.1(c).

4.2.2 Payments; Fees. Agent may, in its discretion, receive and retain any amounts payable to a Defaulting Lender under the Loan Documents, and a Defaulting Lender shall be deemed to have assigned to Agent such amounts until all Obligations owing to Agent, non-Defaulting Lenders and other Secured Parties have been paid in full. Agent may use such amounts to cover the Defaulting Lender’s defaulted obligations, to Cash Collateralize such Lender’s Fronting Exposure, to readvance the amounts to Borrowers or to repay Obligations. A Lender shall not be entitled to receive any fees accruing hereunder while it is a Defaulting Lender and its unfunded Commitment shall be disregarded for purposes of calculating the unused line fee under Section 3.2.1. If any LC Obligations owing to a Defaulted Lender are reallocated to other Lenders, fees attributable to such LC Obligations under Section 3.2.2 shall be paid to such Lenders. Agent shall be paid all fees attributable to LC Obligations that are not reallocated.

4.2.3 Status; Cure. Agent may determine in its discretion that a Lender constitutes a Defaulting Lender and the effective date of such status shall be conclusive and binding on all parties, absent manifest error. Borrowers, Agent and Issuing Bank may agree in writing that a Lender has ceased to be a Defaulting Lender, whereupon Pro Rata shares shall be reallocated without exclusion of the reinstated Lender’s Commitments and Loans, and the Revolver Usage and other exposures under the Revolver Commitments shall be reallocated among Lenders and settled by Agent (with appropriate payments by the reinstated Lender, including payment of any breakage costs for reallocated LIBOR Loans) in accordance with the readjusted Pro Rata shares. Unless expressly agreed by Borrowers, Agent and Issuing Bank, no reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender. The failure of any Lender to fund a Loan, to make a payment in respect of LC Obligations or otherwise to perform obligations hereunder shall not relieve any other Lender of its obligations under any Loan Document. No Lender shall be responsible for default by another Lender.

4.3 Number and Amount of LIBOR Loans; Determination of Rate. Each Borrowing of LIBOR Loans when made shall be in a minimum amount of $1,000,000, plus an increment of $100,000 in excess thereof.

No more than 5 Borrowings of LIBOR Loans may be outstanding at any time, and all LIBOR Loans having the same length and beginning date of their Interest Periods shall be aggregated together and considered one Borrowing for this purpose. Upon determining LIBOR for any Interest Period requested by Borrowers, Agent shall promptly notify Borrowers thereof by telephone or electronically and, if requested by Borrowers, shall confirm any telephonic notice in writing.

4.4 Borrower Agent. Each Borrower hereby designates Parent Borrower (“Borrower Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for and receipt of Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, delivery of Borrower Materials, payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Agent, Issuing Bank or any Lender. Borrower Agent hereby accepts such appointment. Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by Borrower Agent on behalf of any Borrower. Agent and Lenders may give any notice or communication with a Borrower hereunder to Borrower Agent on behalf of such Borrower. Each of Agent, Issuing Bank and Lenders shall have the right, in its discretion, to deal exclusively with Borrower Agent for all purposes under the Loan Documents. Each Borrower agrees that any notice, election, communication, delivery, representation, agreement, action, omission or undertaking on its behalf by Borrower Agent shall be binding upon and enforceable against it.

4.5 One Obligation. The Loans, LC Obligations and other Obligations constitute one general obligation of Borrowers and are secured by Agent’s Lien on all Collateral; provided, however, that Agent and each Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each Borrower to the extent of any Obligations jointly or severally owed by such Borrower.

4.6 Effect of Termination. On the effective date of the termination of all Commitments, the Obligations shall be immediately due and payable, and each Secured Bank Product Provider may terminate its Bank Products. Until Full Payment of the Obligations, all undertakings of Borrowers contained in the Loan Documents shall continue, and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents. Agent shall not be required to terminate its Liens unless it receives Cash Collateral or a written agreement, in each case satisfactory to it, protecting Agent and Lenders from dishonor or return of any Payment Item previously applied to the Obligations. Sections 2.3, 3.4, 3.6, 3.7, 3.9, 5.4, 5.8, 5.9, 12, 14.2, this Section, and each indemnity or waiver given by an Obligor or Lender in any Loan Document, shall survive Full Payment of the Obligations.

4.7 Limitation on Borrowings of Parent Borrower. Notwithstanding anything to the contrary contained herein, each of the parties hereto acknowledge and agree that maximum principal amount of Revolver Loans and/or LC Obligations which Parent Borrower shall be entitled to have outstanding at any time under this Agreement for its own account (and not for the account of any other

Borrower) shall not exceed $2,500,000 in the aggregate; it being understood and agreed by each of the parties hereto that any Borrowings and/or Letters of Credit requested by Parent Borrower in its capacity as Borrower Agent which exceed the above noted limitation shall be Borrowings and/or Letters of Credit for the account of one or more of the other Borrowers and not for the account of Parent Borrower; provided that nothing set forth in this Section shall in any way affect or limit the duties and obligations of each Borrower with respect to the Obligations set forth in Section 5.10.

SECTION 5 PAYMENTS

5.1 General Payment Provisions. All payments of Obligations shall be made in Dollars, without offset, counterclaim or defense of any kind, free and clear of (and without deduction for) any Taxes, and in immediately available funds, not later than 12:00 on the due date. Any payment after such time shall be deemed made on the next Business Day. Any payment of a LIBOR Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Section 3.9. Borrowers agree that Agent shall have the continuing, exclusive right to apply and reapply payments and proceeds of Collateral against the Obligations, in such manner as Agent deems advisable, but whenever possible, any prepayment of Loans shall be applied first to Base Rate Loans and then to LIBOR Loans.

5.2 Repayment of Revolver Loans. Revolver Loans shall be due and payable in full on the Revolver Termination Date, unless payment is sooner required hereunder. Revolver Loans may be prepaid from time to time, without penalty or premium. Subject to Section 2.1.5, if an Overadvance exists at any time (including, without limitation, as the result of a scheduled reduction in the FILO Amount, if applicable), Borrowers shall, on the sooner of Agent’s demand or the first Business Day after any Borrower has knowledge thereof, repay Revolver Loans in an amount sufficient to reduce Revolver Usage to the Borrowing Base. If any Asset Disposition includes the disposition of Inventory, Accounts or Revolver Priority Collateral, Borrowers shall apply Net Proceeds to repay Revolver Loans equal to the greater of (a) the net book value of such Inventory, Accounts and Revolver Priority Collateral, or (b) the reduction in Borrowing Base resulting from the disposition.

5.3 Payment of Other Obligations. Obligations other than Loans, including LC Obligations and Extraordinary Expenses, shall be paid by Borrowers as provided in the Loan Documents or, if no payment date is specified, on demand.

5.4 Marshaling; Payments Set Aside. None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations. If any payment by or on behalf of Borrowers is made to Agent, Issuing Bank or any Lender, or if Agent, Issuing Bank or any Lender exercises a right of setoff, and any of such payment or setoff is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent, Issuing Bank or a Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment or setoff had not occurred.

5.5 Application and Allocation of Payments.

5.5.1 Application. Payments made by Borrowers hereunder shall be applied (a) first, as specifically required hereby; (b) second, to Obligations then due and owing; (b) third, to other Obligations specified by Borrowers; and (c) fourth, as determined by Agent in its Permitted Discretion. Any payment of the Loans shall be applied first to the Revolver Loans that are not FILO Loans until repaid in full, and then to FILO Loans.

5.5.2 Post-Default Allocation. Notwithstanding anything in any Loan Document to the contrary, but subject to the Intercreditor Agreement, during an Event of Default, monies to be applied to the Obligations, whether arising from payments by Obligors, realization on Collateral, setoff or otherwise, shall be allocated as follows:

(a) first, to all fees, indemnification, costs and expenses, including Extraordinary Expenses, owing to Agent;

(b) second, to all amounts owing to Agent on Swingline Loans, Protective Advances, and Loans and participations that a Defaulting Lender has failed to settle or fund;

(c) third, to all amounts owing to Issuing Bank;

(d) fourth, to all Obligations (other than Secured Bank Product Obligations) constituting fees, indemnification, costs or expenses owing to Lenders;

(e) fifth, to all Obligations (other than Secured Bank Product Obligations) constituting interest;

(f) sixth, to Cash Collateralize all LC Obligations;

(g) seventh, to all Loans, and to Secured Bank Product Obligations arising under Hedging Agreements (including Cash Collateralization thereof) up to the amount of Reserves existing therefor;

(h) eighth, to all other Secured Bank Product Obligations; and

(i) last, to all remaining Obligations.

Amounts shall be applied to payment of each category of Obligations only after Full Payment of amounts payable from time to time under all preceding categories. If amounts are insufficient to satisfy a category, they shall be paid ratably among outstanding Obligations in the category. Monies and proceeds obtained from an Obligor shall not be applied to its Excluded Swap Obligations, but appropriate adjustments shall be made with respect to amounts obtained from other Obligors to preserve the allocations in any applicable category. Agent shall have no obligation to calculate the amount of any Secured Bank Product Obligation and may request a reasonably detailed calculation thereof from a Secured Bank Product Provider. If the provider fails to deliver the calculation within five days following request, Agent may assume the amount is zero. The allocations set forth in this Section are solely to determine the rights and priorities among Secured Parties, and may be changed by agreement of the affected Secured Parties, without the consent of any Obligor. This Section is not for the benefit of or enforceable by any Obligor, and each Borrower irrevocably waives the right to direct the application of any payments or Collateral proceeds subject to this Section. Any amount applied to the Loans shall be applied first to the Revolver Loans that are not FILO Loans until repaid in full, and then to FILO Loans.

5.5.3 Erroneous Application. Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by a Secured Party, the Secured Party agrees to return it).

5.6 Dominion Account. The ledger balance in each Dominion Account as of the end of a Business Day shall be applied to the Obligations at the beginning of the next Business Day, during any Dominion Trigger Period. If a credit balance results from such application, it shall not accrue interest in favor of Borrowers and shall be made available to Borrowers as long as no Default exists.

5.7 Account Stated. Agent shall maintain, in accordance with its customary practices, loan account(s) evidencing the Debt of Borrowers hereunder. Any failure of Agent to record anything in a loan account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers to pay any amount owing hereunder. Entries made in a loan account shall constitute presumptive evidence of the information contained therein. If any information contained in a loan account is provided to or inspected by any Person, the information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within 30 days after receipt or inspection that specific information is subject to dispute.

5.8 Taxes.

5.8.1 Payments Free of Taxes; Obligation to Withhold; Tax Payment.

(a) All payments of Obligations by Borrowers shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If Applicable Law requires the deduction or withholding of any Tax from any such payment by Agent or a Borrower, then Agent or such Borrower shall be entitled to make such deduction or withholding based on information and documentation provided pursuant to Section 5.9.

(b) If Agent or any Borrower is required by the Code to withhold or deduct Taxes, including backup withholding and withholding taxes, from any payment, then (i) Agent shall pay the full amount that it determines is to be withheld or deducted to the relevant Governmental Authority pursuant to the Code, and (ii) to the extent the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Borrower shall be increased as necessary so that the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(c) If Agent or any Borrower is required by any Applicable Law other than the Code to withhold or deduct Taxes, including backup withholding and withholding taxes, from any payment, then (i) Agent or such Borrower, as required by Applicable Law, shall pay the full amount that it determines is to be withheld or deducted to the relevant Governmental Authority pursuant to the Code, and (ii) to the extent the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Borrower shall be increased as necessary so that the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

5.8.2 Payment of Other Taxes. Without limiting the foregoing, Borrowers shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at Agent’s option, timely reimburse Agent for payment of, any Other Taxes.

5.8.3 Tax Indemnification.

(a) Each Borrower shall indemnify and hold harmless, on a joint and several basis, each Lender or the Agent against any Indemnified Taxes (including those imposed or asserted on or attributable to amounts payable under this Section) payable or paid by a Lender or the Agent or required to be withheld or deducted from a payment to a Lender or the Agent, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The applicable Borrower shall make payment within 10 days after demand for any amount or liability payable under this Section. A certificate as to the amount of such payment or liability delivered to Borrowers by a Lender (with a copy to Agent), or by Agent on its own behalf, shall be conclusive absent manifest error.

(b) Each Lender shall indemnify and hold harmless, on a several basis, (i) Agent against any Indemnified Taxes attributable to such Lender (but only to the extent Borrowers have not already paid or reimbursed Agent therefor and without limiting Borrowers’ obligation to do so), (ii) Agent and Borrowers, as applicable, against any Taxes attributable to such Lender’s failure to maintain a Participant register as required hereunder, and (iii) Agent and Borrowers, as applicable, against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Agent or a Borrower in connection with any Obligations, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Lender shall make payment within 10 days after demand for any amount or liability payable under this Section. A certificate as to the amount of such payment or liability delivered to any Lender by Agent or the Borrower Agent shall be conclusive absent manifest error.

5.8.4 Evidence of Payments. If Agent or a Borrower pays any Taxes pursuant to this Section, then upon request, Agent shall deliver to Borrower Agent or Borrower Agent shall deliver to Agent, respectively, a copy of a receipt issued by the appropriate Governmental Authority evidencing the payment, a copy of any return required by Applicable Law to report the payment, or other evidence of payment reasonably satisfactory to Agent or Borrower Agent, as applicable.

5.8.5 Treatment of Certain Refunds. If any party determines in its sole discretion exercised in good faith that it has received a refund of any Taxes as to which it has been indemnified by Borrowers or with respect to which a Borrower has paid additional amounts pursuant to this Section, it shall pay Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrowers with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such party, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that Borrowers agree, upon request by such party, to repay the amount paid over to Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such party if such party is required to repay such refund to the Governmental Authority. Notwithstanding anything herein to the contrary, no Recipient shall be required to pay any amount to Borrowers if such payment would place the Recipient in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. In no event shall Agent or any Lender be required to make its tax returns (or any other information relating to its taxes that it deems confidential) available to any Borrower or other Person.

5.8.6 Lenders/Issuing Bank. For purposes of Sections 5.8 and 5.9, the term “Lender” shall include the Issuing Bank.

5.8.7 Survival. Each party’s obligations under Sections 5.8 and 5.9 shall survive the resignation or replacement of Agent or any assignment of rights by or replacement of a Lender, the termination of the Commitments, and the repayment, satisfaction, discharge or Full Payment of any Obligations.

5.9 Lender Tax Information.

5.9.1 Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments of Obligations shall deliver to Borrowers and Agent properly completed and executed documentation reasonably requested by Borrowers or Agent as will permit such payments to be made without or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrowers or Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrowers or Agent to enable them to determine whether such Lender is subject to backup withholding or information reporting requirements. Notwithstanding the foregoing, such documentation (other than documentation described in Sections 5.9.2(a), (b) and (d)) shall not be required if a Lender reasonably believes delivery of the documentation would subject it to any material unreimbursed cost or expense or would materially prejudice its legal or commercial position.

5.9.2 Documentation. Without limiting the foregoing, if any Borrower is a U.S. Person,

(a) Any Lender that is a U.S. Person shall deliver to Borrowers and Agent on or prior to the date on which such Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrowers or Agent), executed originals of IRS Form W-9, certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(b) Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrowers or Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN-E establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (y) with respect to other payments under the Loan Documents, IRS Form W-8BEN-E establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed originals of IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate in form satisfactory to Agent to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (“U.S. Tax Compliance Certificate”), and (y) executed originals of IRS Form W-8BEN-E; or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate in form satisfactory to Agent, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(c) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon the reasonable request of Borrowers or Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrowers or Agent to determine the withholding or deduction required to be made; and

(d) if payment of an Obligation to a Lender would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code), such Lender shall deliver to Borrowers and Agent at the time(s) prescribed by law and otherwise as reasonably requested by Borrowers or Agent such documentation prescribed by Applicable Law (including Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrowers or Agent as may be necessary for them to comply with their obligations under FATCA and to determine that such Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the Closing Date.

5.9.3 Redelivery of Documentation. If any form or certification previously delivered by a Lender pursuant to this Section expires or becomes obsolete or inaccurate in any respect, such Lender shall promptly update the form or certification or notify Borrowers and Agent in writing of its inability to do so.

5.9.4 FATCA Non-grandfathered Obligation. For purposes of determining withholding Taxes imposed under FATCA, the Borrowers and the Agent shall treat (and the Lenders hereby authorize the Agent to treat) the Loan Documents as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

5.10 Nature and Extent of Each Borrower’s Liability.

5.10.1 Joint and Several Liability. Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and Lenders the prompt payment and performance of, all Obligations, except its Excluded Swap Obligations. Each Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until Full Payment of the Obligations, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Obligor is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by Agent or any Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for any Obligations or any action, or the absence of any action, by Agent or any Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Obligor; (e) any election by Agent or any Lender in an Insolvency Proceeding for the application of
Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) the disallowance of any claims of Agent or any Lender against any Obligor for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of the Obligations.

5.10.2 Waivers.

(a) Each Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or Lenders to marshal assets or to proceed against any Obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower. Each Borrower waives all defenses available to a surety, guarantor or accommodation co-obligor other than Full Payment of Obligations and waives, to the maximum extent permitted by law, any right to revoke any guaranty of Obligations as long as it is a Borrower. It is agreed among each Borrower, Agent and Lenders that the provisions of this Section 5.10 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Agent and Lenders would decline to make Loans and issue Letters of Credit. Each Borrower acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

(b) Agent and Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral or any Real Estate by judicial foreclosure or nonjudicial sale or enforcement, without affecting any rights and remedies under this Section 5.10. If, in taking any action in connection with the exercise of any rights or remedies, Agent or any Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Borrower or other Person, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, each Borrower consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Borrower might otherwise have had. Any election of remedies that results in denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations. Each Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for Obligations, even though that election of remedies destroys such Borrower’s rights of subrogation against any other Person. Agent may bid Obligations, in whole or part, at any foreclosure, trustee or other sale, including any private sale, and the amount of such bid need not be paid by Agent but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 5.10, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

5.10.3 Extent of Liability; Contribution.

(a) Notwithstanding anything herein to the contrary, each Borrower’s liability under this Section 5.10 shall not exceed the greater of (i) all amounts for which such Borrower is primarily liable, as described in clause (c) below, and (ii) such Borrower’s Allocable Amount.

(b) If any Borrower makes a payment under this Section 5.10 of any Obligations (other than amounts for which such Borrower is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Borrower’s Allocable Amount bore to the total Allocable Amounts of all Borrowers, then such Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Borrower for the amount of such excess, ratably based on their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. The “Allocable Amount” for any Borrower shall be the maximum amount that could then be recovered from such Borrower under this Section 5.10 without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

(c) Section 5.10.3(a) shall not limit the liability of any Borrower to pay or guarantee Loans made directly or indirectly to it (including Loans advanced hereunder to any other Person and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), LC Obligations relating to Letters of Credit issued to support its business, Secured Bank Product Obligations incurred to support its business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder. Agent and Lenders shall have the right, at any time in their Permitted Discretion, to condition Loans and Letters of Credit upon a separate calculation of borrowing availability for each Borrower and to restrict the disbursement and use of Loans and Letters of Credit to a Borrower based on that calculation.

(d) Each Obligor that is a Qualified ECP when its guaranty of or grant of Lien as security for a Swap Obligation becomes effective hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide funds or other support to each Specified Obligor with respect to such Swap Obligation as may be needed by such Specified Obligor from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP’s obligations and undertakings under this Section 5.10 voidable under any applicable fraudulent transfer or conveyance act). The obligations and undertakings of each Qualified ECP under this Section shall remain in full force and effect until Full Payment of all Obligations. Each Obligor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each Obligor for all purposes of the Commodity Exchange Act.

5.10.4 Joint Enterprise. Each Borrower has requested that Agent and Lenders make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically. Borrowers’ business is a mutual and collective enterprise, and the successful operation of each Borrower is dependent upon the successful performance of the integrated group. Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease administration of the facility, all to their mutual advantage. Borrowers acknowledge that Agent’s and Lenders’ willingness to extend credit and to administer the Collateral on a combined basis hereunder is done solely as an accommodation to Borrowers and at Borrowers’ request.

5.10.5 Subordination. Each Borrower hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Obligor, howsoever arising, to the Full Payment of its Obligations.

SECTION 6 CONDITIONS PRECEDENT

6.1 Conditions Precedent to Closing Date. In addition to the conditions set forth in Section 6.2, Lenders shall not be required to fund any requested Loan, issue any Letter of Credit, or otherwise extend credit to Borrowers hereunder, until the time, if any, before 5:00 p.m., New York City time, on August 24, 2015, that each of the following conditions has been satisfied (the date, if any, upon which such conditions are first satisfied is referred to herein as the “Closing Date”; if such conditions are not satisfied prior to 5:00 p.m., New York City time, on August 24, 2015, the Closing Date shall not occur and Lenders shall not be required to fund any Loan, issue any Letter of Credit, or otherwise extend credit to Borrowers hereunder):

(a) Each Loan Document shall have been duly executed and delivered to Agent by each of the signatories thereto, and each Obligor shall be in compliance with all terms thereof; provided, however, that Borrowers shall not be required to deliver a Lien Waiver on the Closing Date for a location for which Agent has established a Rent and Charges Reserve.

(b) The Agent shall have received the Intercreditor Agreement, executed and delivered by the Borrowers, the Guarantors, the Term Loan Agent and the Agent, and each party thereto shall be in compliance with all terms thereof.

(c) The Collateral and Guarantee Requirement shall have been satisfied and Agent shall have received a completed Perfection Certificate dated as of the Closing Date and signed by an executive officer or Financial Officer of the Parent Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Obligors in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 10.2.2 or have been released or will be released pursuant to UCC-3 financing statements or other release documentation delivered to Agent.

(d) Agent shall have received duly executed agreements establishing and/or evidencing each Dominion Account and related lockbox and each Controlled Account, each in form and substance, and with financial institutions, satisfactory to Agent.

(e) Agent shall have received certificates, in form and substance satisfactory to it, from a knowledgeable Senior Officer of each Borrower certifying that, after giving effect to the initial Loans and transactions hereunder, (i) no Default exists; (ii) the representations and warranties set forth in Section 9 are true and correct; and (iii) such Borrower has complied with all agreements and conditions to be satisfied by it under the Loan Documents.

(f) Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents. Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

(g) Agent shall have received a written opinion of Cahill Gordon & Reindel LLP, as well as any local counsel to Obligors or Agent, in form and substance satisfactory to Agent.

(h) Agent shall have received copies of the charter documents of each Obligor, certified by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization. Agent shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization and each jurisdiction in the United States and Canada where such Obligor’s conduct of business or ownership of Property necessitates qualification.

(i) Agent shall have received copies of policies or certificates of insurance for the insurance policies carried by Obligors, together with a loss payable endorsement naming Agent as loss payee and reasonably acceptable to Agent, all in compliance with the Loan Documents.

(j) Agent shall have completed its business, financial and legal due diligence of Obligors, including a roll-forward of its previous field examination, with results satisfactory to Agent. No material adverse change in the financial condition of Obligors and their Subsidiaries, taken as a whole, or in the quality, quantity or value of any Collateral shall have occurred since December 31, 2014. The capital structure of the Obligors shall be satisfactory to Agent.

(k) Borrowers shall have paid all fees and expenses to be paid to Agent and/or the Lenders under the Loan Documents on or prior to the Closing Date.

(l) Agent shall have received a Borrowing Base Report as of the most recent month ending at least 15 days prior to the Closing Date.

(m) Upon giving effect to the Transactions, Availability shall be at least $50,000,000.

(n) The Agent and the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

(o) Agent and Lenders (i) shall have received (A) the financial statements referred to in Section 9.1.4(a) and (b), and (B) projections of Borrowers’ consolidated balance sheets, results of operations, cash flow and Availability for the 2015 and 2016 Fiscal Years, quarter by quarter, all in form and substance satisfactory to Agent, and (ii) shall be reasonably satisfied that no material change has occurred with respect to the assumptions made in such projections from the date the same are delivered to Agent and Lenders;

(p) Agent shall have received executed copies of the material Term Loan Documents, which shall be in form and substance satisfactory to Agent, shall be in full force and effect and all conditions to the extension of credit thereunder shall have been satisfied.

(q) Agent shall have received evidence satisfactory to Agent that Borrowers have received (or will receive concurrently with the effectiveness of this Agreement), in immediately available funds, the proceeds of the Term Loan Debt in the amount of not less than $200,000,000, and that the proceeds thereof have been, or shall be on the Closing Date, used for the purposes described in the Term Loan Agreement.

(r) Agent shall have received evidence satisfactory to Agent that the Term Loan Agent has received the originals of any pledged Collateral representing all of the issued and outstanding shares of the Equity Interests constituting Collateral and required to be delivered under the Loan Documents, in each case together with stock powers (or the equivalent) duly executed in blank with respect thereto.

(s) The terms of the Spin-Off Documentation shall be reasonably satisfactory to the Agent and the Spin-Off shall have been consummated (or shall be consummated substantially simultaneously with the initial funding of Term Loan Debt on the Closing Date) in accordance with Applicable Law and the Spin-Off Documentation (without giving effect to any modification or waiver of any provision of, or any consent given in respect of, the Spin-Off Documentation not approved by the Agent).

(t) Agent shall have received a letter, in form and substance satisfactory to Agent, from JPMorgan Chase Bank, N.A., in its capacity as administrative agent and collateral agent under the Existing Credit Facility (“Existing Agent”) to Agent confirming that the Obligors and their Subsidiaries are released from all obligations under the Existing Credit Facility and providing a release of all of the Liens existing in favor of Existing Agent in and to the assets of the applicable Obligors and their Subsidiaries, together with termination statements and other documentation evidencing the termination by Existing Agent of its Liens in and to the properties and assets of the applicable Obligors and their Subsidiaries.

(u) Agent shall have received a supplement to Schedule 9.1.13 setting forth a description of all material insurance policies maintained by or on behalf of the Parent Borrower and the Subsidiaries as of the Closing Date, and to the extent deemed appropriate by Parent Borrower, supplements to Schedules 9.1.5, 9.1.12 and 10.2.1 reflecting any and all changes in the names of the Subsidiaries of the Borrowers referred to therein made in connection with the Spin-Off to the extent necessary to make such schedules true, correct and complete on the Closing Date, in each case in form and substance reasonably acceptable to Agent. Unless Agent shall advise the Parent Borrower in writing that any such proposed supplements are not reasonably acceptable to Agent, Schedules 9.1.5, 9.1.12, 9.1.13, and/or 10.2.1 shall be deemed to be automatically amended on the Closing Date to reflect any applicable supplement to such Schedules delivered pursuant to this clause without the necessity of any further action.

6.2 Conditions Precedent to All Credit Extensions. Agent, Issuing Bank and Lenders shall not be required to fund any Loans, arrange for issuance of any Letters of Credit or grant any other accommodation to or for the benefit of Borrowers, unless the following conditions are satisfied:

(a) No Default or Event of Default shall exist at the time of, or result from, such funding, issuance or grant;

(b) The representations and warranties of each Obligor in the Loan Documents shall be true and correct on the date of, and upon giving effect to, such funding, issuance or grant (except for representations and warranties that expressly relate to an earlier date);

(c) All conditions precedent in any other Loan Document shall be satisfied;

(d) No event shall have occurred or circumstance exist that has or could reasonably be expected to have a Material Adverse Effect; and

(e) With respect to issuance of a Letter of Credit, the LC Conditions shall be satisfied.

Each request (or deemed request) by Borrowers for funding of a Loan, issuance of a Letter of Credit or grant of an accommodation shall constitute a representation by Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of such funding, issuance or grant. As an additional condition to any funding, issuance or grant, Agent shall have received such other information, documents, instruments and agreements as it deems appropriate in connection therewith.

SECTION 7 COLLATERAL

7.1 Grant of Security Interest. As security for the full and timely payment and performance of all Obligations, the Borrowers shall, and shall cause each other Obligor to, on or before the Closing Date, do or cause to be done all things necessary in the opinion of the Agent in its Permitted Discretion to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of such Obligors. Without limiting the foregoing, on the Closing Date the Borrowers shall deliver, and shall cause each other Obligor to deliver, to the Agent, in form and substance reasonably acceptable to the Agent, (a) the Guarantee and Collateral Agreement, which shall pledge to the Agent for the benefit of the Secured Parties certain personal property of the Obligors more particularly described therein, and (b) UCC financing statements in form, substance and number as reasonably requested by the Agent, reflecting the Lien in favor of the Agent for the benefit of the Secured Parties on the Collateral, and shall take such further action and deliver or cause to be delivered such further documents as required by the Security Documents or otherwise as the Agent may reasonably request to effect the transactions contemplated by this Article VII.

7.2 Cash Collateral.

7.2.1 [Reserved.]

7.2.2 Cash Collateral. Cash Collateral may be invested, at Agent’s Permitted Discretion (and with the consent of Borrowers, as long as no Event of Default exists), but Agent shall have no duty to do so, regardless of any agreement or course of dealing with any Borrower, and shall have no responsibility for any investment or loss. As security for the Obligations, each Borrower shall grant (and shall cause each other Subsidiary Obligor to grant) to Agent pursuant to the Guarantee and Collateral Agreement a security interest in and Lien upon all Cash Collateral held from time to time and all proceeds thereof, whether held in a Cash Collateral Account or otherwise. Agent may apply Cash Collateral to the payment of such Obligations as they become due, in such order as Agent may elect. Each Cash Collateral Account and all Cash Collateral shall be under the sole dominion and control of Agent, and no Borrower or other Person shall have any right to any Cash Collateral, until Full Payment of the Obligations.

7.3 Real Estate Collateral.

7.3.1 [Reserved.]

7.3.2 Collateral Assignment of Leases. To further secure the prompt payment and performance of its Obligations, each Borrower hereby transfers and assigns to Agent all of such Borrower’s right, title and interest in, to and under all now or hereafter existing leases of real property with annual rents in excess of $1,500,000 to which such Borrower is a party, whether as lessor or lessee, and all extensions, renewals, modifications and proceeds thereof.

7.4 Limitations. The Lien on Collateral granted under the Security Documents is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of Borrowers relating to any Collateral. In no event shall the grant of any Lien under any Loan Document secure an Excluded Swap Obligation of the granting Obligor.

SECTION 8 COLLATERAL ADMINISTRATION

8.1 Borrowing Base Reports. By the 15th day of each month, Borrowers shall deliver to Agent (and Agent shall promptly deliver same to Lenders) a Borrowing Base Report as of the close of business of the previous month, and at such other times as Agent may request; provided, that, during any Borrowing Base Trigger Period, by Wednesday of each week, Borrowers shall deliver to Agent (and Agent shall promptly deliver same to Lenders) a Borrowing Base Report as of the close of business of the previous week, and at such other times as Agent may request. In addition, upon the occurrence and during the continuation of an Event of Default, Borrowers shall deliver to Agent (and Agent shall promptly deliver same to Lenders) Borrowing Base Reports on a more frequent basis if requested by Agent. All information (including calculation of Availability) in a Borrowing Base Report shall be certified by Borrowers. Agent may from time to time adjust any such report (a) to reflect Agent’s reasonable estimate of declines in value of Collateral, due to collections received in the Dominion

Account or otherwise; (b) to adjust advance rates to reflect changes in dilution, quality, mix and other factors affecting Collateral; and (c) to the extent any information or calculation does not comply with this Agreement.

8.2 Accounts.

8.2.1 Records and Schedules of Accounts. Each Borrower shall keep accurate and complete records of its Accounts in all material respects, including all payments and collections thereon, in a manner consistent with past business practices, and shall submit to Agent sales, collection, reconciliation and other reports in form satisfactory to Agent, on such periodic basis as Agent may request. Each Borrower shall also provide to Agent, on each date that a Borrowing Base Report is delivered or required to be delivered pursuant to Section 8.1, an ineligible Account reconciliation report and a detailed aged trial balance of all Accounts as of the end of the preceding month, specifying each Account’s Account Debtor name and address, amount, invoice date and due date, showing any discount, allowance, credit, authorized return or dispute, and, if a Borrowing Base Trigger Period is in effect or such materials are reasonably requested by Agent, documents evidencing proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information as Agent may reasonably request. If Accounts in an aggregate face amount of $2,000,000 or more cease to be Eligible Accounts, Borrowers shall notify Agent of such occurrence promptly (and in any event within one Business Day) after any Borrower has knowledge thereof.

8.2.2 [Reserved.]

8.2.3 [Reserved.]

8.2.4 Maintenance of Dominion Account. Borrowers shall maintain each Dominion Account and each Controlled Account pursuant to lockbox or other arrangements acceptable to Agent. On or prior to the Control Agreement Deadline (as defined in the Guarantee and Collateral Agreement), Borrowers shall obtain an agreement (in form and substance satisfactory to Agent) from the lockbox servicers, Dominion Account bank and other depositories and securities intermediaries with whom Controlled Accounts are maintained, establishing Agent’s control over and Lien in the lockboxes, each Dominion Account and each Controlled Account, which may be exercised by Agent during any Dominion Trigger Period, requiring immediate deposit of all remittances received in the lockbox or other Controlled Accounts to a Dominion Account, and waiving offset rights of such servicer or bank, except for customary administrative charges. If a Dominion Account is not maintained with Bank of America, Agent may, during any Dominion Trigger Period, require immediate transfer of all funds in such account to a Deposit Account maintained with Bank of America. Agent and Lenders assume no responsibility to Borrowers or any Obligor for any lockbox arrangement, Controlled Account or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.

8.2.5 Proceeds of Collateral. Borrowers shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to Collateral are made directly to a Dominion Account (or a lockbox relating to a Dominion Account). If any Borrower or Subsidiary receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for Agent and promptly (not later than the next Business Day) deposit same into a Dominion Account.

8.3 Inventory.

8.3.1 Records and Reports of Inventory. Each Borrower shall keep accurate and complete records of its Inventory in all material respects, including costs and daily withdrawals and additions, in a manner consistent with past business practice, and shall submit to Agent inventory and reconciliation reports in form satisfactory to Agent, on such periodic basis as Agent may request. Each

Borrower shall conduct a physical inventory at least once per calendar year (and on a more frequent basis if requested by Agent when an Event of Default exists) and periodic cycle counts consistent with historical practices, and shall provide to Agent a report based on each such inventory and count promptly upon completion thereof, together with such supporting information as Agent may request. Agent may participate in and observe each physical count.

8.3.2 [Reserved.]

8.3.3 Acquisition, Sale and Maintenance. Each Borrower shall make commercially reasonable efforts to assure that all Inventory is produced in accordance with Applicable Law, including the FLSA. Borrowers shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all Applicable Law.

8.4 [Reserved.]

8.5 Deposit Accounts. Each Borrower shall (and shall cause each Obligor to) take all actions necessary to establish and maintain Agent’s control of each Deposit Account and Securities Account (in each case, other than Excluded Accounts) as required by the Guarantee and Collateral Agreement. Each applicable Borrower shall (and shall cause each applicable Obligor to) be the sole account holder of each applicable Deposit Account and Securities Account (in each case, other than Excluded Accounts) of such Borrower (or Obligor) and shall not allow any other Person (other than Agent and/or Term Loan Agent or in respect of any Permitted Encumbrance arising under clause (j) of the definition thereof) to have control over any such Deposit Account, Securities Account or any Property deposited or held therein.

8.6 General Provisions.

8.6.1 [Reserved.]

8.6.2 Insurance of Collateral; Condemnation Proceeds.

(a) [Reserved.]

(b) Any Net Proceeds of insurance (other than proceeds from workers’ compensation or D&O insurance) and any Net Proceeds of awards arising from condemnation of any Collateral shall be paid to Agent and/or the Term Loan Agent as required pursuant to the Loan Documents, the Term Loan Documents and the Intercreditor Agreement. Any such Net Proceeds of insurance or condemnation awards that relate to Revolver Priority Collateral shall be applied to payment of the Revolver Loans, and then to other Obligations. Subject to the Intercreditor Agreement and clause (c) below, any such Net Proceeds of insurance or condemnation awards that relate to Term Priority Collateral, to the extent not timely applied to repair, restore or replace such property or asset in accordance with the Term Loan Documents, shall be applied first to the Term Loan Debt until paid in full, then to Revolver Loans until paid in full and then to other Obligations.

(c) To the extent permitted by the Term Loan Documents and subject to the Intercreditor Agreement, Borrowers may use Net Proceeds of insurance that relate to Equipment or Real Estate and Net Proceeds of awards arising from condemnation of Real Estate to repair, restore or replace such Equipment or Real Estate.

8.6.3 Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any

Person to realize upon any Collateral, shall be borne and paid by Borrowers. Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Borrowers’ sole risk.

SECTION 9 REPRESENTATIONS AND WARRANTIES

9.1 General Representations and Warranties. To induce Agent and Lenders to enter into this Agreement and to make available the Commitments, Loans and Letters of Credit, each Borrower represents and warrants that, on the Closing Date and at each time that the following representations and warranties are made or deemed to be made thereafter:

9.1.1 Organization; Powers. Each Borrower and each Subsidiary of each Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

9.1.2 Authorization; Enforceability. The Transactions to be entered into by each Obligor are within such Obligor’s powers and have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by each Borrower and constitutes, and each other Loan Document to which any Obligor is to be a party, when executed and delivered by such Obligor, will constitute, a legal, valid and binding obligation of such Obligor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

9.1.3 Governmental Approvals; No Conflicts. The Transactions and the other transactions contemplated hereby (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens created under the Loan Documents and (iii) consents, approvals, registrations, filings or actions the failure of which to obtain or perform could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate any Applicable Law or regulation or the charter, by-laws or other organizational documents of any Borrower or any Subsidiary of any Borrower or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Borrower or any Subsidiary of any Borrower or their assets, or give rise to a right thereunder to require any payment to be made by any Borrower or any Subsidiary of any Borrower, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect, (d) will not result in the creation or imposition of any Lien on any asset of any Borrower or any Subsidiary of any Borrower, except Liens created under the Loan Documents and Liens permitted by Section 10.2.2, and (e) do not require any acknowledgement, agreement or consent under any indenture, agreement or other instrument binding upon any Borrower or any Subsidiary of any Borrower or their assets, except for such acknowledgements, agreements and consents as have been obtained or made and are in full force and effect, and such acknowledgements, agreements or consents the failure of which to obtain could not reasonably be expected to result in a Material Adverse Effect. Schedule 9.1.3 sets forth for each Borrower and Subsidiary Obligor a description of each license from a Governmental Authority which is material to the conduct of the business of such Obligor as of the Closing Date.

9.1.4 Financial Condition; No Material Adverse Change.

(a) The Borrowers have heretofore furnished to the Agent and the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal years ended December 31, 2013 and December 31, 2014, reported on by Deloitte & Touche LLP, independent public accountants, and (ii) as of and for each Fiscal Quarter ended subsequent to December 31, 2014 and at least 45 days prior to the Closing Date, in each case certified by its chief financial officer (it being understood that the Borrowers may furnish the foregoing referenced in clause (i) to the Agent by the filing with the Commission of the Borrower Registration Statement in connection with the Spin-Off). Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b) The Borrowers have heretofore furnished to the Agent a pro forma consolidated balance sheet and related pro forma consolidated statement of income of the Parent Borrower as of and for the 12-month period ending on the last day of the most recently completed four-fiscal quarter period for which financial statements were delivered under Section 9.1.4(a), prepared after giving effect to the Transactions and the other transactions contemplated hereby to be consummated on the Closing Date as if the Transactions and such other transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such income statements).

(c) Except as disclosed in the financial statements referred to above, except for the Disclosed Matters and except for liabilities arising as a result of the Transactions, after giving effect to the Transactions, no Borrower or any Subsidiary of a Borrower has, as of the Closing Date, any contingent liabilities that would be material to the Borrowers and the Subsidiaries, taken as a whole.

(d) Since December 31, 2014, there has been no event, change or occurrence that, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect.

9.1.5 Properties.

(a) Each of the Parent Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business (including its Real Estate that is subject to a Mortgage), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b) Each of the Parent Borrower and its Subsidiaries owns, or is licensed to use, all Intellectual Property material to its business, and the use thereof by the Parent Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c) Schedule 9.1.5 sets forth the address of each real property that is owned or leased by the Parent Borrower or any of its Subsidiaries as of the Closing Date after giving effect to the Transactions.

9.1.6 Litigation and Environmental Matters.

(a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Parent Borrower, threatened against or affecting the Parent Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters set forth on Schedule 9.1.6) or (ii) that involve any of the Loan Documents or the Transactions.

(b) Except for the Disclosed Matters set forth on Schedule 9.1.6 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Parent Borrower or any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(c) Since the Closing Date, there has been no change in the status of the Disclosed Matters set forth on Schedule 9.1.6 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

(d) No Borrower or Subsidiary Obligor is in default with respect to any order, injunction or judgment of any Governmental Authority, except for such defaults which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

9.1.7 Compliance with Laws and Agreements. Each of the Parent Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

9.1.8 Investment Company Status. None of the Parent Borrower or any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

9.1.9 Taxes. Each of the Parent Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which the Parent Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. As of the Closing Date, there is no pending audit of any Borrower or any Subsidiary Obligor with any federal, state, local or foreign tax authority, except as could not reasonably be expected to result in a Material Adverse Effect.

9.1.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. As of the Closing Date, the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of the Financial Accounting Standards Board Accounting Standards Codification Topic No. 715-30) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of all such underfunded Plans.

9.1.11 Disclosure. The Parent Borrower has disclosed to the Agent and the Lenders all agreements, instruments and corporate or other restrictions to which the Parent Borrower or any of its Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the other reports, financial statements, certificates or other information furnished by or on behalf of any Obligor to the Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Parent Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such projections were prepared.

9.1.12 Subsidiaries. The Parent Borrower does not have any subsidiaries other than the other Obligors and the Subsidiaries of the other Obligors. Schedule 9.1.12 sets forth the name of, and the ownership interest of the Parent Borrower in, each Subsidiary of the Parent Borrower and identifies each Subsidiary that is an Obligor, in each case as of the Closing Date.

9.1.13 Insurance. Schedule 9.1.13 sets forth a description of all material insurance policies maintained by or on behalf of the Parent Borrower and the Subsidiaries as of the Closing Date. As of the Closing Date, all premiums due in respect of such insurance have been paid.

9.1.14 Labor Matters. As of the Closing Date, there are no strikes, lockouts or slowdowns against the Parent Borrower or any Subsidiary pending or, to the knowledge of the Parent Borrower, threatened that could reasonably be expected to have a Material Adverse Effect. All payments due from the Parent Borrower or any Subsidiary, or for which any claim may be made against the Parent Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Parent Borrower or such Subsidiary except for those which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Parent Borrower or any Subsidiary is bound.

9.1.15 Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan made on the Closing Date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of each Obligor, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of each Obligor will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) each Obligor will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (d) the Obligors, on a consolidated basis, will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

9.1.16 Senior Indebtedness. The Obligations constitute “Senior Debt”, however defined, under the terms of any Debt that is subordinated in right of payment to the Obligations.

9.1.17 Security Documents.

(a) The Guarantee and Collateral Agreement is effective to create in favor of the Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the “Pledged Collateral” (as defined in the Guarantee and Collateral Agreement) and, in respect of such Pledged Collateral in which a security interest can be perfected by control, when such Collateral is delivered to the Agent or the Term Loan Agent, in its capacity as agent for the Agent solely for the purpose of perfecting the security interest granted to Agent in such Collateral, and for so long as the Agent or the Term Loan Agent, as applicable, remains in control of such Collateral, the security interest in such “Pledged Collateral” created by the Guarantee and Collateral Agreement shall constitute a perfected junior priority security interest (subordinate only to the security interests under the Term Loan Documents) in all right, title and interest of the pledgor thereunder in such “Pledged Collateral”, in each case prior and superior in right to any other Person, other than with respect to Liens permitted by Section 10.2.2 and subject to the Intercreditor Agreement.

(b) The Guarantee and Collateral Agreement is effective to create in favor of the Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the “Collateral” other than the “Pledged Collateral” (in each case as defined in the Guarantee and Collateral Agreement) and, in respect of such Collateral in which a security interest can be perfected by the filing of a UCC financing statement, when financing statements in appropriate form are filed in the offices specified on Schedule 1.04 to the Perfection Certificate most recently delivered to Agent, the security interest created by the Guarantee and Collateral Agreement shall constitute a perfected security interest in all right, title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property), in each case prior and superior in right to any other Person, other than with respect to Liens permitted by Section 10.2.2 and subject to the Intercreditor Agreement.

(c) When the Guarantee and Collateral Agreement (or a summary thereof) is filed in the United States Patent and Trademark Office and the United States Copyright Office and the financing statements referred to in Section 9.1.17(b) above are appropriately filed, the security interest created by the Guarantee and Collateral Agreement shall constitute a perfected security interest in all right, title and interest of the grantors thereunder in the Intellectual Property in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office and subsequent UCC filings may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the Obligors after the Closing Date), other than with respect to Liens permitted by Section 10.2.2 and subject to the Intercreditor Agreement.

(d) Each Mortgage, upon execution and delivery thereof by the parties thereto, is effective to create, subject to the exceptions listed in each title insurance policy covering such Mortgage, in favor of and reasonably satisfactory to the Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the applicable mortgagor’s right, title and interest in and to the Real Estate thereunder and the proceeds thereof, and when the Mortgages are filed in the appropriate offices, the Lien created by each Mortgage shall constitute a perfected Lien on all right, title and interest of the applicable mortgagor in such Real Estate and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens permitted by Section 10.2.2 and subject to the Intercreditor Agreement.

9.1.18 Federal Reserve Regulations.

(a) Neither the Parent Borrower nor any of any Borrower’s Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b) No part of the proceeds of any Revolver Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of the provisions of the Regulations of the Board, including Regulation U or X.

9.1.19 Anti-Corruption Laws and Sanctions. The Parent Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Parent Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Parent Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Parent Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Parent Borrower, any Subsidiary of any Borrower or any of their respective directors, officers or employees, or (b) to the knowledge of the Parent Borrower or any agent of the Parent Borrower or any Subsidiary of any Borrower that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

9.1.20 Accounts. Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrowers with respect thereto. Borrowers warrant, with respect to each Account shown as an Eligible Account in a Borrowing Base Report, that:

(a) it is genuine and in all respects what it purports to be;

(b) it arises out of a completed, bona fide sale and delivery of goods in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract or other document relating thereto;

(c) it is for a sum certain, maturing as stated in the applicable invoice, a copy of which has been furnished or is available to Agent on request;

(d) it is not subject to any offset, Lien (other than Permitted Encumbrances and Liens permitted under Sections 10.2.2(a) and 10.2.2(r) (in each case provided that no such Permitted Encumbrance or Lien permitted under Section 10.2.2(a) or Section 10.2.2(r) is prior to the Lien of the Agent, unless an Availability Reserve is in effect with respect thereto)), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the Ordinary Course of Business and disclosed to Agent; and it is absolutely owing by the Account Debtor, without contingency in any respect;

(e) no purchase order, agreement or Applicable Law restricts assignment of the Account to Agent (regardless of whether, under the UCC, the restriction is ineffective), and the applicable Borrower is the sole payee or remittance party shown on the invoice;

(f) no extension, compromise, settlement, modification, credit, deduction or return has been authorized or is in process with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Agent hereunder; and

(g) to Borrowers’ knowledge, without investigation, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectability of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet the applicable Borrower’s customary credit standards, is Solvent, is not contemplating or subject to an Insolvency Proceeding, and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor’s financial condition.

9.1.21 [Reserved.]

9.1.22 [Reserved.]

9.1.23 Material Contracts. Schedule 9.1.23 hereto sets forth for each Borrower and Subsidiary Obligor, as of the Closing Date, a list of all of the material contracts and agreements to which such Obligor is a party, including, without limitation, all Specified Vendor Receivables Financing Documents (other than agreements disclosed to Agent pursuant to Section 10.1.2(h), agreements relating to Debt described on Schedule 10.2.1, real property leases identified on Schedule 2.03 to the Perfection Certificate delivered to Agent on the Closing Date, and Licenses identified on Schedule 4.04 to the Perfection Certificate delivered to Agent on the Closing Date).

9.1.24 Trade Relations. To the Borrowers’ knowledge, there exists no actual or threatened termination, limitation or adverse modification of any business relationship between any Borrower or Subsidiary and any customer or supplier, or any group of customers or suppliers, who individually or in the aggregate are material to the business of such Borrower or Subsidiary, except for those which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the Borrowers’ knowledge, there exists no condition or circumstance that could reasonably be expected to impair the ability of any Borrower or Subsidiary to conduct its business at any time hereafter in substantially the same manner as conducted on the Closing Date.

9.1.25 Payable Practices. No Borrower or Subsidiary has made any material change in its historical accounts payable practices from those in effect on the Closing Date.

SECTION 10 COVENANTS AND CONTINUING AGREEMENTS

10.1 Affirmative Covenants. On and after the Closing Date and until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and expenses payable hereunder have been paid in full and all Letters of Credit have expired, terminated or been Cash Collateralized and all unpaid drawings under any Letters of Credit shall have been reimbursed, each Borrower shall, and shall cause each Subsidiary to:

10.1.1 Inspections; Appraisals.

(a) Permit Agent from time to time, subject to reasonable notice and normal business hours, to visit and inspect the Properties of any Borrower or Subsidiary, inspect, audit and make extracts from any Borrower’s or Subsidiary’s books and records, and discuss with its officers, employees, agents, advisors and independent accountants such Borrower’s or Subsidiary’s business, financial condition, assets, prospects and results of operations. Lenders may participate in any such visit or inspection, at their own expense. Neither Agent nor any Lender shall have any duty to any Borrower to make any inspection, nor to share any results of any inspection, appraisal or report with any Borrower. Borrowers acknowledge that all inspections, appraisals and reports are prepared by Agent and Lenders for their purposes, and Borrowers shall not be entitled to rely upon them. Notwithstanding anything to the contrary herein, no Borrower or Subsidiary shall be required to disclose, permit the inspection, examination or making of copies of, or discuss any document, information, or other matter (A) that constitutes non-financial trade secrets or non-financial proprietary information of any Borrower or Subsidiary and/or any of its customers and/or suppliers, (B) in respect of which disclosure to the Agent or any Lender (or any of their respective representatives or contractors) is prohibited by Applicable Law, (C) that is subject to attorney-client or similar privilege or constitutes attorney work product or (D) in respect of which any Borrower or Subsidiary owes confidentiality obligations to any third party (provided such confidentiality obligations were not entered into in contemplation of the requirements of this Section 10.1.1(a)) and disclosure to the Agent, any Lender or any Issuing Bank is prohibited notwithstanding the confidentiality obligations set forth in Section 14.12 unless Agent, Lenders and Issuing Bank agree to be bound by such additional confidentiality obligations with respect to such confidential information as may be reasonably requested by the Borrowers and/or such third party to permit such disclosure.

(b) Reimburse Agent for all charges, costs and expenses of Agent in connection with (i) examinations of any Obligor’s books and records or any other financial or Collateral matters as Agent deems appropriate, up to one time per Loan Year (or up to two times per Loan Year during a Reporting Trigger Period); and (ii) appraisals of Inventory up to one time per Loan Year (or up to two times per Loan Year during a Reporting Trigger Period); provided, however, that if an examination or appraisal is initiated during a Default or Event of Default, all charges, costs and expenses relating thereto shall be reimbursed by Borrowers without regard to such limits. Borrowers agree to pay Agent’s then standard charges for examination activities, including charges for Agent’s internal examination and appraisal groups, as well as the charges of any third party used for such purposes.

10.1.2 Financial and Other Information. Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Agent and Lenders:

(a) within 90 days after the end of each Fiscal Year of Parent Borrower, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception (except for any such qualification or exception resulting from any current maturity of Loans hereunder) and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Parent Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied (it being understood that the obligation to furnish the foregoing to the Agent and the Lenders shall be deemed to be satisfied in respect of any Fiscal Year of Parent Borrower by the filing of Parent Borrower’ annual report on Form 10-K for such Fiscal Year with the Commission to the extent the foregoing are included therein);

(b) within 45 days after the end of each of the first three fiscal quarters of each Fiscal Year of Parent Borrower, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Parent Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes (it being understood that the obligation to furnish the foregoing to the Agent and the Lenders shall be deemed to be satisfied in respect of any fiscal quarter of Parent Borrower by the filing of Parent Borrower’ quarterly report on Form 10-Q for such fiscal quarter with the Commission to the extent the foregoing are included therein);

(c) during any Reporting Trigger Period, as soon as available, and in any event within 30 days after the end of each month, unaudited balance sheets as of the end of such month and the related statements of income and cash flow for such month and for the portion of the Fiscal Year then elapsed, on a consolidated basis for Borrowers and their Subsidiaries and on a consolidating basis for each Borrower, from the Borrowers’ internal operating statements (which are not intended to be prepared in accordance with GAAP), certified by a Financial Officer of Parent Borrower as fairly presenting the financial position and results of operations for such month;

(d) concurrently with delivery of financial statements under clauses (a), (b) and (c) above, or more frequently if requested by Agent while a Default or Event of Default exists, a Compliance Certificate executed by a Financial Officer of the Parent Borrower which, inter alia shall (i) certify as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) set forth reasonably detailed calculations demonstrating compliance with the financial covenants set for in Section 10.3 (whether or not a Financial Covenant Trigger Period is in effect), (iii) state whether any change in GAAP or in the application thereof has occurred since the date of Parent Borrower’ audited financial statements referred to in Section 9.1.4 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iv) identify all Subsidiaries existing on the date of such certificate and indicating, for each such Subsidiary, whether such Subsidiary is an Obligor or a Foreign Subsidiary and/or an Immaterial Subsidiary and whether such Subsidiary was formed or acquired since the end of the previous fiscal quarter;

(e) [Reserved];

(f) not later than February 15 of each Fiscal Year, projections of Borrowers’ consolidated balance sheets, results of operations, cash flow and Availability for such Fiscal Year, quarter by quarter;

(g) at Agent’s request, a listing of each Borrower’s trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging, all in form reasonably satisfactory to Agent;

(h) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Parent Borrower or any Subsidiary with the Commission or with any national securities exchange, as the case may be (it being understood that the obligation to furnish the foregoing to the Agent and the Lenders shall be deemed to be satisfied to the extent the foregoing are filed with the Commission);

(i) promptly upon Borrowers’ receipt thereof, (A) copies of all material compliance reports filed and material correspondence regarding any active or pending investigation or enforcement action concerning any Borrower or Subsidiary Obligor with any state, federal, local or foreign regulatory agency and (B) all material correspondence, if any, alleging violation of or requesting compliance by any Borrower or Subsidiary Obligor with laws, regulations, etc. or requests for information pursuant to interstate commerce laws, antitrust laws, securities laws, worker safety laws (OSHA), etc.;

(j) except to the extent already provided for in this Section 10.1.2, promptly after the sending thereof, copies of any proposed waiver, consent, or amendment concerning any of the Term Loan Documents;

(k) promptly upon the effectiveness thereof, (A) a description of each license from a Governmental Authority which becomes effective after the Closing Date and is material to the conduct of the business of the Borrowers and their respective Subsidiaries, taken as a whole, and (B) a description of each material contract or agreement to which any Borrower or Subsidiary Obligor is a party, including, without limitation, each Specified Vendor Receivables Financing Document (other than contracts and agreements disclosed to Agent pursuant to Section 10.1.2(h), agreements described on Schedule 9.1.23 or Schedule 10.2.1, and without duplication of real property leases identified on Schedule 2.03 to the Perfection Certificate most recently delivered to Agent and Licenses identified on Schedule 4.04 to the Perfection Certificate most recently delivered to Agent);

(l) prior to any sale, transfer or other disposition of Revolver Priority Collateral in an aggregate amount in excess of $5,000,000 in reliance on Section 10.2.5(j), Borrowers shall deliver to Agent a Borrowing Base Report, in form and substance acceptable to Agent in all respects, showing that, after giving pro forma effect to such disposition, no Overadvance exists and Revolver Usage does not exceed the Borrowing Base; and

(m) such other reports and information (financial or otherwise) as Agent may reasonably request from time to time in connection with any Collateral or any Borrower’s, Subsidiary’s or other Obligor’s financial condition or business.

Each Borrower represents and warrants that it and each of its Subsidiaries either (i) has no registered or publicly traded securities outstanding or (ii) files its financial statements with the Commission and/or makes its financial statements available to potential holders of its 144A securities, and, accordingly, each Borrower hereby (x) authorizes the Agent to make the financial statements to be provided under Section 10.1.2(a) and (b) above, along with the Loan Documents, available to all Lenders and (y) agrees that at the time such financial statements are provided hereunder, they shall already have been made available to holders of its securities. The Borrowers will not request that any other material be posted to all Lenders without expressly representing and warranting to the Agent in writing that (A) such materials do not constitute material non-public information within the meaning of the federal securities laws (“MNPI”) or (B) (i) the Parent Borrower and its Subsidiaries have no outstanding publicly traded securities, including 144A securities, and (ii) if at any time the Parent Borrower or any of its Subsidiaries issues publicly traded securities, including 144A securities, the Borrowers will, following the issuance of such securities, make such materials that do constitute MNPI at the time of issuance of such securities publicly available by press release or public filing with the Commission.

10.1.3 Notices.

(a) Notify Agent and Lenders in writing, promptly after a Borrower’s obtaining knowledge thereof, of any of the following that affects an Obligor: (i) the commencement of any proceeding or investigation, whether or not covered by insurance, if an adverse determination could reasonably be expected to result in a Material Adverse Effect; (ii) any pending or threatened labor dispute, strike or walkout, or the expiration of any material labor contract; (iii) any default under or termination of a Material Agreement; (iv) the existence of any Default or Event of Default; (v) any judgment for the payment of money in an aggregate amount exceeding $2,500,000 that remains undischarged for a period of 30 consecutive days, during which execution is not effectively stayed, or the occurrence of any action legally taken by a judgment creditor to attach or levy upon assets in order to enforce any such judgment; (vi) the assertion of any Intellectual Property Claim, if an adverse resolution could have a Material Adverse Effect; (vii) any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws), if an adverse resolution could have a Material Adverse Effect; (viii) any Release by an Obligor or with respect to any Real Estate owned, leased or occupied by an Obligor; or receipt of any Environmental Notice, in each case where the expected remedial costs or liability is reasonably expected to exceed $2,500,000; (ix) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Parent Borrower and its Subsidiaries in an aggregate amount exceeding $10,000,000; (x) the discharge of or any withdrawal or resignation by Borrowers’ independent accountants; (xi) any material audit of any Borrower or any Subsidiary Obligor with any federal, state, local or foreign tax authority; or (xii) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect. Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Parent Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

(b) [Reserved.]

(c) Each year, within 90 days after the end of each Fiscal Year of Parent Borrower, Parent Borrower (on behalf of itself and the other Obligors) shall deliver to the Agent a certificate of a Financial Officer of Parent Borrower (i) setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent Perfection Certificate delivered pursuant to this Section and (ii) certifying that all UCC financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Security Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

10.1.4 Landlord and Storage Agreements. Upon request, provide Agent with copies of all existing agreements, and promptly after execution thereof provide Agent with copies of all future agreements, between an Obligor and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any Collateral may be kept or that otherwise may possess or handle any Collateral.

10.1.5 Compliance with Laws. Each of the Borrowers will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by such Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

10.1.6 Payment of Obligations. Each of the Borrowers will, and will cause each of the Subsidiaries to, pay its Debt and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except (a) those being contested in good faith by appropriate proceedings and for which such Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves with respect thereto in accordance with GAAP, or (b) to the extent the failure to make payment could not reasonably be expected to result in a Material Adverse Effect; provided that no amounts received from any Obligor shall be applied to Excluded Swap Obligations of such Obligor.

10.1.7 Insurance. Each of the Borrowers will, and will cause each of the Subsidiaries to, maintain insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. Such insurance shall be maintained with financially sound and reputable insurance companies, except that a portion of such insurance program (not to exceed that which is customary in the case of companies engaged in the same or similar business or having similar properties similarly situated) may be effected through self-insurance; provided adequate reserves therefor, in accordance with GAAP, are maintained. In addition, each of the Borrowers will, and will cause each of its Subsidiaries to, maintain all insurance required to be maintained pursuant to the Security Documents. With respect to each Mortgaged Property that is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, the applicable Obligor will maintain, with financially sound and reputable insurance companies, such flood insurance as is required under Applicable Law, including Regulation H of the Board of Governors. The Parent Borrower will furnish to the Lenders, upon request of the Agent, information in reasonable detail as to the insurance so maintained. All insurance policies or certificates (or certified copies thereof) with respect to such insurance shall be endorsed to the Agent’s reasonable satisfaction for the benefit of the Lenders (including by naming the Agent as lender loss payee or additional insured, as appropriate).

10.1.8 Existence; Conduct of Business.

(a) Each of the Borrowers will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names the loss of which would have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 10.2.3 or disposition permitted under Section 10.2.5.

(b) The Parent Borrower will cause all the Equity Interests of each Subsidiary which is a Borrower to be owned, directly or indirectly, by the Parent Borrower or any Subsidiary.

10.1.9 Future Subsidiaries; Further Assurances.

(a) If any additional Subsidiary is formed or acquired after the Closing Date, the Parent Borrower will, within five Business Days after such Subsidiary is formed or acquired, notify the Agent and the Lenders thereof and, within 30 days (or such longer period as may be agreed to by the Agent) after such Subsidiary is formed or acquired, cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary, including with respect to any Equity Interest in or Debt of such Subsidiary owned by or on behalf of any Obligor, including delivery of such legal opinions, in form and substance satisfactory to Agent, as it shall deem appropriate in its Permitted Discretion.

(b) Each of the Borrowers, will, and will cause each Subsidiary Obligor to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust, landlord waivers and other documents), which may be required under any Applicable Law, or which the Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Obligors. The Borrowers also agree to provide to the Agent, from time to time upon request, evidence reasonably satisfactory to the Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(c) If any assets (including any real property or improvements thereto or any interest therein) having a book value or fair market value of $5,000,000 or more in the aggregate are acquired by the Parent Borrower or any Subsidiary Obligor after the Closing Date or through the acquisition of a Subsidiary Obligor or through the conversion of a Subsidiary into a Subsidiary Obligor (other than, in each case, assets constituting Collateral under any Security Document that become subject to the Lien of such Security Document upon acquisition thereof), the Parent Borrower or, if applicable, the relevant Subsidiary Obligor will notify the Agent and the Lenders thereof, and, if reasonably requested by the Agent or the Required Lenders, the Parent Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Obligors to take, such actions as shall be necessary or reasonably requested by the Agent to grant and perfect such Liens, including actions described in paragraph (b) of this Section, all at the expense of the Obligors.

10.1.10 Casualty and Condemnation. The Parent Borrower (a) will furnish to the Agent and the Lenders prompt written notice of casualty or other insured damage to any material portion of any Collateral having a book value or fair market value of $1,000,000 or more or the commencement of any action or proceeding for the taking of any Collateral having a book value or fair market value of $1,000,000 or more or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement, the Security Documents and the Intercreditor Agreement.

10.1.11 [Reserved.]

10.1.12 Maintenance of Properties. Each of the Borrowers will, and will cause each of the Subsidiaries to, keep and maintain all property material to the conduct of their business, taken as a whole, in good working order and condition, ordinary wear and tear excepted; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 10.2.3 or disposition permitted under Section 10.2.5.

10.1.13 Use of Proceeds and Letters of Credit. The proceeds of the Revolver Loans will be used only for general corporate purposes and Permitted Acquisitions. Letters of Credit will be available only for general corporate purposes. No part of the proceeds of any Revolver Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

10.1.14 Banking Relationships. Within ninety (90) days of the Closing Date and continuing thereafter, each of the Borrowers will, and will cause each of the Subsidiaries to, maintain Bank of America or Wells Fargo Bank as their principal depository bank, including for the maintenance of operating and depository accounts, administration and services, funds transfer services, information reporting services, and other Cash Management Services.

10.2 Negative Covenants. On and after the Closing Date and until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and expenses payable hereunder have been paid in full and all Letters of Credit have expired, terminated or been Cash Collateralized and all unpaid drawings under any Letters of Credit shall have been reimbursed, each Borrower, covenants and agrees with the Lenders that:

10.2.1 Debt; Certain Equity Securities.

(a) None of the Borrowers will, nor will they permit any Subsidiary to, create, incur, assume or permit to exist any Debt or obligations under Hedging Agreements, except:

(i) (A) Debt created under the Loan Documents, (B) any Term Loan Debt and (C) any Permitted Term Loan Refinancing Debt;

(ii) (A) financings in respect of sales of accounts receivable by a Foreign Subsidiary permitted by Section 10.2.5(c)(i), (B) the Specified Vendor Receivables Financing and (C) the Specified Vendor Payables Financing;

(iii) Debt existing on the Closing Date and set forth in Schedule 10.2.1 and extensions, renewals and replacements of any such Debt that do not increase the outstanding principal amount as specified on such Schedule 10.2.1 or result in an earlier maturity date or decreased weighted average life thereof;

(iv) Permitted Unsecured Debt of the Parent Borrower; provided that the Net Leverage Ratio (disregarding the proceeds of such Permitted Unsecured Debt in calculating Unrestricted Domestic Cash), on a pro forma basis after giving effect to the incurrence of such Permitted Unsecured Debt (and any related repayment of Debt) and recomputed as of the last day of the most recently ended fiscal quarter of the Parent Borrower for which financial statements are available, as if such incurrence (and any related repayment of Debt) had occurred on the first day of the relevant period is no greater than 4.00 to 1.00;

(v) Debt of the Parent Borrower to any Subsidiary and of any Subsidiary to the Parent Borrower or any other Subsidiary; provided that Debt of any Subsidiary that is not a Domestic Obligor to the Parent Borrower or any Subsidiary Obligor shall be subject to Section 10.2.4;

(vi) Guarantees by the Parent Borrower of Debt of any Subsidiary and by any Subsidiary of Debt of the Parent Borrower or any other Subsidiary; provided that Guarantees by the Parent Borrower or any Subsidiary Obligor of Debt of any Subsidiary that is not a Domestic Obligor shall be subject to Section 10.2.4;

(vii) Guarantees by the Parent Borrower or any Subsidiary, as the case may be, in respect of (A) the Term Loan Debt, (B) any Permitted Term Loan Refinancing Debt, or (C) any Permitted Unsecured Debt; provided that none of the Parent Borrower or any Subsidiary, as the case may be, shall Guarantee such Debt unless it also has Guaranteed the Obligations pursuant to a Guaranty;

(viii) Debt of the Parent Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Debt assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Debt that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof; provided that (A) such Debt is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Debt permitted by this clause (viii) shall not exceed $20,000,000 at any time outstanding;

(ix) Debt arising as a result of an Acquisition Lease Financing or any other sale and leaseback transaction permitted under Section 10.2.6;

(x) Debt of any Person that becomes a Subsidiary after the Closing Date; provided that (A) such Debt exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (B) the aggregate principal amount of Debt permitted by this clause (x) shall not exceed $25,000,000 at any time outstanding, less the liquidation value of any outstanding Assumed Preferred Stock;

(xi) Debt of the Parent Borrower or any Subsidiary in respect of workers’ compensation claims, self-insurance obligations, performance bonds, surety appeal or similar bonds and completion guarantees provided by the Parent Borrower and the Subsidiaries in the ordinary course of their business;

(xii) other unsecured Debt of the Parent Borrower or any Subsidiary in an aggregate principal amount not exceeding $15,000,000 at any time outstanding, less the liquidation value of any applicable Qualified Parent Borrower Preferred Stock issued and outstanding pursuant to clause (b) of the definition of Qualified Parent Borrower Preferred Stock;

(xiii) secured Debt in an aggregate amount not exceeding $35,000,000 at any time outstanding, in each case in respect of Debt of Foreign Subsidiaries;

(xiv) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the Ordinary Course of Business; provided, however, that such Debt is extinguished within ten days of incurrence;

(xv) Debt arising in connection with endorsement of instruments for deposit in the Ordinary Course of Business;

(xvi) Debt incurred in connection with the financing of insurance premiums in an aggregate amount at any time outstanding not to exceed the premiums owed under such policy, if applicable;

(xvii) contingent obligations to financial institutions, in each case to the extent in the Ordinary Course of Business and on terms and conditions which are within the general parameters customary in the banking industry, entered into to obtain cash management services or deposit account overdraft protection services (in an amount similar to those offered for comparable services in the financial industry) or other services in connection with the management or opening of deposit accounts or incurred as a result of endorsement of negotiable instruments for deposit or collection purposes and other customary, contingent obligations of the Parent Borrower and its Subsidiaries incurred in the Ordinary Course of Business;

(xviii) unsecured guarantees by the Parent Borrower or any Subsidiary Obligor of facility leases of any Obligor;

(xix) obligations of the Parent Borrower or any Subsidiary Obligor under Hedging Agreements permitted under Section 10.2.7 with respect to interest rates, foreign currency exchange rates or commodity prices, in each case not entered into for speculative purposes; provided that if such Hedging Agreements relate to interest rates, (A) such Hedging Agreements relate to payment obligations on Debt otherwise permitted to be incurred by the Loan Documents and (B) the notional principal amount of such Hedging Agreements at the time incurred does not exceed the principal amount of the Debt to which such Hedging Agreements relate; and

(xx) Alternative Incremental Debt; provided that the aggregate principal amount of any Alternative Incremental Debt established on any date shall not exceed (i) (together with the aggregate amount of all Incremental Term Commitments established on such date in reliance on the Base Incremental Amount) an amount equal to the Base Incremental Amount on such date and (ii) an additional amount subject to the Maximum Alternative Incremental Debt Amount as of such date.

(b) None of the Borrowers will, nor will they permit any Subsidiary to, issue any preferred stock or other preferred Equity Interests, except (i) Qualified Parent Borrower Preferred Stock, (ii) Assumed Preferred Stock and (iii) preferred stock or preferred Equity Interests held by the Parent Borrower or any Subsidiary.

10.2.2 Liens. None of the Borrowers will, nor will they permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Liens created under the Loan Documents, Liens created under the Term Loan Documents and Liens in respect of any Permitted Term Loan Refinancing Debt;

(b) Permitted Encumbrances;

(c) Liens in respect of the Specified Vendor Receivables Financing;

(d) any Lien on any property or asset of the Parent Borrower or any Subsidiary existing on the Closing Date and set forth in Schedule 10.2.2; provided that (i) such Lien shall not apply to any other property or asset of the Parent Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the Closing Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(e) any Lien existing on any property or asset prior to the acquisition thereof by the Parent Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the Closing Date prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Parent Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

(f) Liens on fixed or capital assets acquired, constructed or improved by, or in respect of Capital Lease Obligations of, the Parent Borrower or any Subsidiary; provided that (i) such security interests secure Debt permitted by Section 10.2.1(a)(viii), (ii) such security interests and the Debt secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Debt secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Parent Borrower or any Subsidiary;

(g) Liens, with respect to any Mortgaged Property, described in the applicable schedule of the title policy covering such Mortgaged Property;

(h) Liens in respect of sales of accounts receivable by Foreign Subsidiaries permitted by Section 10.2.5(c)(i);

(i) other Liens securing liabilities permitted hereunder in an aggregate amount not exceeding (i) in respect of consensual Liens, $5,000,000 and (ii) in respect of all such Liens, $10,000,000, in each case at any time outstanding;

(j) Liens in respect of Debt permitted by Section 10.2.1(a)(xiii), provided that the assets subject to such Liens are not located in the United States;

(k) Liens, rights of setoff and other similar Liens existing solely with respect to cash and Permitted Investments on deposit in one or more accounts maintained by any Lender, in each case granted in the Ordinary Course of Business in favor of such Lender with which such accounts are maintained, securing amounts owing to such Lender with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Debt for Borrowed Money;

(l) licenses or sublicenses of Intellectual Property granted by the Parent Borrower or any Subsidiary in the Ordinary Course of Business and not interfering in any material respect with the ordinary conduct of business of the Parent Borrower or any Subsidiary;

(m) the filing of UCC financing statements solely as a precautionary measure in connection with operating leases or consignment of goods;

(n) Liens for the benefit of a seller deemed to attach solely to cash earnest money deposits in connection with a letter of intent or acquisition agreement with respect to a Permitted Acquisition;

(o) Liens deemed to exist in connection with investments permitted under Section 10.2.4 that constitute repurchase obligations and in connection with related set-off rights;

(p) Liens of a collection bank arising in the Ordinary Course of Business under Section 4-210 of the UCC in effect in the relevant jurisdiction covering only the items being collected upon;

(q) Liens of sellers of goods to the Parent Borrower or any Subsidiary arising under Article 2 of the UCC in effect in the relevant jurisdiction in the Ordinary Course of Business, covering only the goods sold and covering only the unpaid purchase price for such goods and related expenses; and

(r) Liens on Collateral securing Alternative Incremental Debt, provided that such Alternative Incremental Debt shall be secured only by a Lien on the Collateral having the same priorities in the Term Priority Collateral and the Revolver Priority Collateral as the Term Loan Debt (or on a subordinated basis) with the Obligations and, in each case, shall be subject to a customary intercreditor agreement in form and substance reasonably satisfactory to the Agent.

10.2.3 Fundamental Changes.

(a) None of the Borrowers will, nor will they permit any Subsidiary to merge into or consolidate with any Person, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into a Borrower in a transaction in which such Borrower is the surviving corporation, (ii) any Subsidiary (other than a Borrower) may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary and (if any party to such merger is a Subsidiary Obligor) is a Subsidiary Obligor and (iii) any Subsidiary (other than a Borrower or Subsidiary Obligor) may liquidate or dissolve if the Parent Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Parent Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 10.2.4. Notwithstanding the foregoing, this Section 10.2.3 shall not prohibit any Permitted Acquisition.

(b) The Parent Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Parent Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

10.2.4 Investments, Loans, Advances, Guarantees and Acquisitions. None of the Borrowers will, nor will they permit any Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

(a) Permitted Investments;

(b) investments existing on the Closing Date and set forth on Schedule 10.2.4;

(c) [Reserved];

(d) investments by the Parent Borrower and the Subsidiaries in their respective Subsidiaries that exist immediately prior to any applicable transaction; provided that (i) any such Equity Interests held by a Obligor shall be pledged pursuant to a Security Document acceptable to Agent, to the extent required by this Agreement; (ii) investments (excluding any such investments, loans, advances and Guarantees to such Subsidiaries that are assumed and exist on the date any Permitted Acquisition is consummated and that are not made, incurred or created in contemplation of or in connection with such Permitted Acquisition) by Obligors in, and loans and advances by Obligors to, and Guarantees by Obligors of Debt (or lease obligations) of, Subsidiaries that are not Obligors made after the Closing Date shall only be permitted if, at the time of and after giving effect to such investment, (x) the Required Conditions are met and (y) the aggregate principal amount of any Debt (or lease obligations) of Subsidiaries that are not Obligors subject to any Guarantee by any Obligor made after the Closing Date shall not at any time exceed $40,000,000;

(e) loans or advances made by the Parent Borrower to any Subsidiary and made by any Subsidiary to the Parent Borrower or any other Subsidiary; provided that (i) any such loans and advances made by a Obligor shall be evidenced by a promissory note pledged pursuant to a Security Document and (ii) any such loans and advances made by Obligors to Subsidiaries that are not Obligors shall only be permitted if, at the time of and after giving effect to such investment, the Required Conditions are met;

(f) Guarantees permitted by Section 10.2.1(a)(vii);

(g) Guarantees in respect of any Specified Vendor Payables Financing;

(h) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the Ordinary Course of Business;

(i) any investments in or loans to any other Person received as noncash consideration for sales, transfers, leases and other dispositions permitted by Section 10.2.5;

(j) Guarantees by the Parent Borrower and the Subsidiaries of leases entered into by any Subsidiary as lessee; provided that such Guarantees made by Obligors to Subsidiaries that are not Obligors shall only be permitted if, at the time of and after giving effect to such investment, the Required Conditions are met, and the amount of lease obligations which is the subject of any such Guarantees shall be subject to the limitation set forth in clause (d) above;

(k) extensions of credit in the nature of accounts receivable or notes receivable in the Ordinary Course of Business;

(l) loans or advances to employees made in the Ordinary Course of Business consistent with prudent business practice and not exceeding $2,500,000 in the aggregate outstanding at any one time;

(m) investments in the form of Hedging Agreements permitted under Section 10.2.7;

(n) [Reserved];

(o) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the Ordinary Course of Business;

(p) [Reserved];

(q) investments, loans or advances in addition to those permitted by the other clauses of this Section 10.2.4 not exceeding in the aggregate $25,000,000 at any time outstanding, provided that no Default exists at the time that such investment, loan or advance is made or is caused thereby;

(r) investments made (i) in an amount not to exceed the Net Proceeds of any issuance of Equity Interests in Parent Borrower issued after the Closing Date or (ii) with Equity Interests in Parent Borrower; and

(s) other investments by the Parent Borrower or any Subsidiary so long as the Required Conditions are met.

10.2.5 Asset Sales. None of the Borrowers will, nor will they permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will they permit any Subsidiary to issue any additional Equity Interest in such Subsidiary, except:

(a) sales, transfers, leases and other dispositions of inventory, used or surplus equipment or other obsolete assets, Permitted Investments and investments referred to in Section 10.2.4(h) in the Ordinary Course of Business;

(b) sales, transfers and dispositions to the Parent Borrower or a Subsidiary; provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Domestic Obligor shall be made in compliance with Section 10.2.9;

(c) (i) sales of accounts receivable and related assets by a Foreign Subsidiary pursuant to customary terms whereby recourse and exposure in respect thereof to any Foreign Subsidiary does not exceed at any time $35,000,000 and (ii) sales of accounts receivables and related assets pursuant to the Specified Vendor Receivables Financing;

(d) the creation of Liens permitted by Section 10.2.2 and dispositions as a result thereof;

(e) sales or transfers that are permitted sale and leaseback transactions pursuant to Section 10.2.6;

(f) sales and transfers that constitute part of an Acquisition Lease Financing;

(g) Restricted Payments permitted by Section 10.2.8;

(h) transfers and dispositions constituting investments permitted under Section 10.2.4;

(i) sales, transfers and other dispositions of property identified on Schedule 10.2.5; and

(j) so long as no Event of Default shall have occurred and then be continuing, sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary) that are not permitted by any other clause of this Section; provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (j) shall not exceed (i) 15% of the aggregate fair market value of all assets of the Parent Borrower (determined as of the end of its most recent Fiscal Year), including any Equity Interests owned by it, during any Fiscal Year of the Parent Borrower; provided that such amount shall be increased, in respect of the Fiscal Year ending on December 31, 2016, and each Fiscal Year thereafter by an amount equal to the total unused amount of such permitted sales, transfers and other dispositions for the immediately preceding Fiscal Year (without giving effect to the amount of any unused permitted sales, transfers and other dispositions that were carried forward to such preceding Fiscal Year) and (ii) 35% of the aggregate fair market value of all assets of the Parent Borrower as of the Closing Date, including any Equity Interests owned by it, during the term of this Agreement subsequent to the Closing Date; provided, further, however, that Borrowers shall comply with Section 10.1.2(l) concerning any sale, transfer or other disposition of Revolver Priority Collateral in an aggregate amount in excess of $5,000,000.

provided that (x) all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clauses (b) or (h) above) shall be made for fair value and (y) all sales, transfers, leases and other dispositions permitted by clauses (i) and (j) above shall be for at least 75% cash consideration.

10.2.6 Sale and Leaseback Transactions. None of the Borrowers will, nor will they permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for (a) any such sale of any fixed or capital assets (other than any such transaction to which (b) or (c) below is applicable) that is made for cash consideration in an amount not less than the cost of such fixed or capital asset in an aggregate amount less than or equal to $10,000,000, so long as the Capital Lease Obligations associated therewith are permitted by Section 10.2.1(a)(viii), (b) in the case of property owned as of or after the Closing Date, any such sale of any fixed or capital assets that is made for cash consideration in an aggregate amount not less than the fair market value of such fixed or capital assets not to exceed $20,000,000 in the aggregate, in each case, so long as the Capital Lease Obligations (if any) associated therewith are permitted by Section 10.2.1(a)(viii), and (c) any Acquisition Lease Financing.

10.2.7 Hedging Agreements. None of the Borrowers will, nor will they permit any Subsidiary to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the Ordinary Course of Business and which are not speculative in nature to hedge or mitigate risks to which the Parent Borrower or any other Subsidiary is exposed in the conduct of its business or the management of its assets or liabilities (including Hedging Agreements that effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise)).

10.2.8 Restricted Payments; Certain Payments of Debt.

(a) None of the Borrowers will, nor will they permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:

(i) Parent Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional Equity Interests in Parent Borrower;

(ii) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests;

(iii) the Parent Borrower may (A) use the proceeds of the Term Loan Debt to pay the Closing Date Dividend and (B) make other Restricted Payments not exceeding $5,000,000 from and after the Closing Date, in each case pursuant to and in accordance with stock option plans, equity purchase programs or agreements or other benefit plans, in each case for management or employees or former employees of the Parent Borrower and the Subsidiaries; and

(iv) the Parent Borrower may make other Restricted Payments; provided that at the time of and immediately after giving effect to such Restricted Payments (and any Debt incurred in connection therewith), the Required Conditions are met.

(b) None of the Borrowers will, nor will they permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Debt, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Debt, except:

(i) payment of Debt created under the Loan Documents;

(ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Debt, other than payments in respect of subordinated Debt prohibited by the subordination provisions thereof;

(iii) refinancings of Debt to the extent permitted by Section 10.2.1;

(iv) payment of secured Debt out of the proceeds of any sale or transfer of the property or assets securing such Debt;

(v) [reserved];

(vi) payments of Debt with the Net Proceeds of an issuance of Equity Interests in Parent Borrower; and

(vii) payments of Debt; provided that at the time of and immediately after giving effect to such payment, the Required Conditions are met.

(c) None of the Borrowers will, nor will they permit any Subsidiary to, enter into or be party to, or make any payment under, any Synthetic Purchase Agreement unless (i) in the case of any Synthetic Purchase Agreement related to any Restricted Debt, the payments required to be made by the Parent Borrower or the Subsidiaries thereunder are limited to the amount permitted under Section 10.2.8(b) and (iii) in the case of any Synthetic Purchase Agreement, the obligations of the Parent Borrower and the Subsidiaries thereunder are subordinated to the Obligations on terms satisfactory to the Required Lenders.

10.2.9 Transactions with Affiliates. None of the Borrowers will, nor will they permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

(a) transactions that are at prices and on terms and conditions not less favorable to the Parent Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties;

(b) transactions between or among the Parent Borrower and the Subsidiaries not involving any other Affiliate (to the extent not otherwise prohibited by other provisions of this Agreement);

(c) any Restricted Payment permitted by Section 10.2.8; and

(d) transactions pursuant to agreements in effect on the Closing Date and listed on Schedule 10.2.9 (provided that this clause (d) shall not apply to any extension, or renewal of, or any amendment or modification of such agreements that is less favorable to the Parent Borrower or the applicable Subsidiaries, as the case may be).

10.2.10 Restrictive Agreements. None of the Borrowers will, nor will they permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Parent Borrower or any other Subsidiary or to Guarantee Debt of the Parent Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document or any Specified Vendor Receivables Financing Document, Specified Vendor Payables Financing Document or any Term Loan Document that are customary, in the reasonable judgment of the board of directors thereof, for the market in which such Debt is issued so long as such restrictions do not prevent, impede or impair (x) the creation of Liens and Guarantees in favor of the Lenders under the Loan Documents or (y) the satisfaction of the obligations of the Obligors under the Loan Documents, (ii) the foregoing shall not apply to restrictions and conditions existing on the Closing Date and identified on Schedule 10.2.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale; provided, further, that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder and (iv) clause (a) of the foregoing shall not apply to (A) restrictions or conditions imposed by any agreement relating to secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt and (B) customary provisions in leases and other agreements restricting the assignment thereof.

10.2.11 Amendment of Material Documents. None of the Borrowers will, nor will they permit any Subsidiary to, amend, restate, modify or waive any of its rights under (a) (i) its certificate of incorporation, by-laws or other organizational documents and/or (ii) any Material Agreement, Spin-Off Documentation or other agreements (including joint venture agreements) other than the Term Loan Documents, in each case to the extent such amendment, restatement, modification or waiver is adverse to the Agent or Lenders in any material respect (it being agreed that the addition or removal of Obligors from participation in a Specified Vendor Receivables Financing or Specified Vendor Payables Financing shall not constitute an amendment, modification or waiver of any Specified Vendor Receivables Financing Document or Specified Vendor Payables Financing Document, as applicable, that is adverse to the Lenders) or (b) the Term Loan Documents to the extent such amendment, restatement, modification or waiver (i) results in a maturity date earlier than 91 days following the Latest Maturity Date then in effect with respect to the Obligations, (ii) results in a decreased weighted average life of the Term Loan Debt (other than as a result of an amendment solely to the final maturity date permitted by clause (i) above), (iii) adds any mandatory prepayment provision or changes any mandatory prepayment provision in a manner that would increase the amount of any mandatory prepayment of the Term Loan Debt, (iv) increases the “Applicable Margin” or similar component of interest thereunder by more than 3.0% (other than as a result of accrual of interest at the default rate), or (v) adds an additional covenant or event of default or makes any covenant or event of default in any Term Loan Document materially more restrictive or burdensome prior to the Latest Maturity Date then in effect (unless this Agreement is amended to provide all of the Lenders with the benefits of such covenant or event of default), in each case under this clause (v) other than covenants and events of default solely relating to the Term Priority Collateral.

10.2.12 Use of Proceeds. No Borrower will request any Revolver Loan or Letter of Credit, and no Borrower shall use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Revolver Loan or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a Person organized in the United States or in a European Union member state, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

10.2.13 [Reserved.]

10.2.14 Accounting Changes. None of the Borrowers will, nor will they permit any Subsidiary to, make any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with Section 1.2; or change its Fiscal Year; provided that the Borrowers may, upon written notice to Agent, change their Fiscal Year to another date, in which case the Borrowers and the Agent will, and are hereby authorized to, many any adjustments to this Agreement that are necessary to reflect such change in Fiscal Year.

10.3 Financial Covenants. As long as any Commitments or Obligations are outstanding, Borrowers shall:

10.3.1 Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio for each 12 month period of at least 1.0 to 1.0 while a Financial Covenant Trigger Period is in effect, measured for the most recent period for which financial statements were delivered hereunder prior to the Financial Covenant Trigger Period and each period ending thereafter until the Financial Covenant Trigger Period is no longer in effect.

SECTION 11 EVENTS OF DEFAULT; REMEDIES ON DEFAULT

11.1 Events of Default. Each of the following shall be an “Event of Default” if it occurs for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(a) the Borrowers shall fail to (i) pay any principal of any Loan or any LC Obligation when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise or (ii) provide Cash Collateral when and as the same shall be required by Section 2.3.3;

(b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c) any representation or warranty made or deemed made by or on behalf of any Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 8.1, 8.2.4, 8.2.5, 8.6.2, 10.1.1, 10.1.2, 10.1.3(a)(iv), 10.1.7, 10.1.8 (with respect to the existence of any Borrower and ownership of the Borrowers other than the Parent Borrower), 10.1.8(b), 10.1.13, 10.1.14, Section 10.2 or Section 10.3 of this Agreement, or Section 5.13 of the Guarantee and Collateral Agreement;

(e) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days (or, with respect to a failure to observe or perform any covenant, condition or agreement contained in Section 8 of the Guarantee and Collateral Agreement, a period of 15 days) after notice thereof from the Agent to the Borrower Agent (which notice will be given at the request of any Lender);

(f) the Parent Borrower or any Subsidiary shall fail to make any payment (whether of principal, interest or other payment obligations) in respect of any Material Debt, when and as the same shall become due and payable after giving effect to any applicable grace period with respect thereto;

(g) any event or condition occurs that results in any Material Debt becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Debt or any trustee or agent on its or their behalf to cause any Material Debt to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Debt that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Debt;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Parent Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) the Parent Borrower or any Subsidiary shall become unable, admit in writing in a court proceeding its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Parent Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Parent Borrower or any Subsidiary to enforce any such judgment;

(l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect on the Parent Borrower and its Subsidiaries;

(m) any Lien covering property having a book value or fair market value of $5,000,000 or more purported to be created under any Security Document shall cease to be, or shall be asserted in writing by any Obligor not to be, a valid and perfected Lien on any Collateral, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Agent’s failure to maintain possession (or the failure of Agent’s agent or designee, including without limitation the Term Loan Agent, as Agent’s agent for perfection pursuant to the Intercreditor Agreement, to maintain possession) of any stock certificates, promissory notes or other instruments delivered to it under the Guarantee and Collateral Agreement;

(n) any Guaranty shall cease to be, or shall have been asserted in writing not to be, in full force and effect;

(o) the Parent Borrower or any Subsidiary shall challenge the subordination provisions of the Subordinated Debt or assert that such provisions are invalid or unenforceable or that the Obligations of any Borrower, or the Obligations of any Subsidiary under any Guaranty, are not senior Debt under the subordination provisions of the Subordinated Debt, or any court, tribunal or government authority of competent jurisdiction shall judge the subordination provisions of the Subordinated Debt to be invalid or unenforceable or such Obligations to be not senior Debt under such subordination provisions or otherwise cease to be, or shall be asserted not to be, legal, valid and binding obligations of the parties thereto, enforceable in accordance with their terms;

(p) a Change in Control shall occur;

(q) an Obligor denies or contests the validity or enforceability of any Loan Documents (including, without limitation, the Intercreditor Agreement) or Obligations, or any Loan Document (including, without limitation, the Intercreditor Agreement) ceases to be in full force or effect for any reason (other than a waiver or release by Agent and Lenders);

(r) a loss, theft, damage or destruction occurs with respect to any Collateral if the amount not covered by insurance exceeds $5,000,000; or

(s) any event occurs or condition exists that has a Material Adverse Effect.

11.2 Remedies upon Default. If an Event of Default described in Section 11.1(h) or (i) occurs with respect to any Borrower, then to the extent permitted by Applicable Law, all Obligations (other than Secured Bank Product Obligations) shall become automatically due and payable and all Commitments shall terminate, without any action by Agent or notice of any kind. In addition, or if any other Event of Default exists, Agent may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:

(a) declare any Obligations (other than Secured Bank Product Obligations) immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrowers to the fullest extent permitted by law;

(b) terminate, reduce or condition any Commitment, or make any adjustment to the Borrowing Base;

(c) require Obligors to Cash Collateralize their LC Obligations, Secured Bank Product Obligations and other Obligations that are contingent or not yet due and payable, and if Obligors fail to deposit such Cash Collateral, Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Revolver Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied); and

(d) exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC. Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Borrowers to assemble Collateral, at Borrowers’ expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by a Borrower, Borrowers agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable. Each Borrower agrees that 10 days’ notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable, and that any sale conducted on the internet or to a licensor of Intellectual Property shall be commercially reasonable. Agent may conduct sales on any Obligor’s premises, without charge, and any sale may be adjourned from time to time in accordance with Applicable Law. Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may credit bid and set off the amount of such price against the Obligations.

11.3 License. Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Borrowers, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral. Each Borrower’s rights and interests under Intellectual Property shall inure to Agent’s benefit.

11.4 Setoff. At any time during an Event of Default, Agent, Issuing Bank, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, Issuing Bank, such Lender or such Affiliate to or for the credit or the account of an Obligor against its Obligations, whether or not Agent, Issuing Bank, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Agent, Issuing Bank, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of Agent, Issuing Bank, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have.

11.5 Remedies Cumulative; No Waiver.

11.5.1 Cumulative Rights. All agreements, warranties, guaranties, indemnities and other undertakings of Obligors under the Loan Documents are cumulative and not in derogation of each other. The rights and remedies of Agent and Lenders under the Loan Documents are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise. All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations.

11.5.2 Waivers. No waiver or course of dealing shall be established by (a) the failure or delay of Agent or any Lender to require strict performance by any Obligor under any Loan Document, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Loan or issuance of any Letter of Credit during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by Agent or any Lender of any payment or performance by an Obligor under any Loan Documents in a manner other than that specified therein. Any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

SECTION 12 AGENT

12.1 Appointment, Authority and Duties of Agent.

12.1.1 Appointment and Authority. Each Secured Party appoints and designates Bank of America as Agent under all Loan Documents. Agent may, and each Secured Party authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents. Any action taken by Agent in accordance with the provisions of the Loan Documents, and the exercise by Agent of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Secured Parties. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan

Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral or under any Loan Documents, Applicable Law or otherwise. Agent alone shall be authorized to determine eligibility and applicable advance rates under the Borrowing Base, whether to impose or release any reserve, or whether any conditions to funding or issuance of a Letter of Credit have been satisfied, which determinations and judgments, if exercised in good faith, shall exonerate Agent from liability to any Secured Party or other Person for any error in judgment.

12.1.2 Duties. The title of “Agent” is used solely as a matter of market custom and the duties of Agent are administrative in nature only. Agent has no duties except those expressly set forth in the Loan Documents, and in no event does Agent have any agency, fiduciary or implied duty to or relationship with any Secured Party or other Person by reason of any Loan Document or related transaction. The conferral upon Agent of any right shall not imply a duty to exercise such right, unless instructed to do so by Lenders in accordance with this Agreement.

12.1.3 Agent Professionals. Agent may perform its duties through agents and employees. Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional. Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

12.1.4 Instructions of Required Lenders. The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joining any other party, unless required by Applicable Law. In determining compliance with a condition for any action hereunder, including satisfaction of any condition in Section 6, Agent may presume that the condition is satisfactory to a Secured Party unless Agent has received notice to the contrary from such Secured Party before Agent takes the action. Agent may request instructions from Required Lenders or other Secured Parties with respect to any act (including the failure to act) in connection with any Loan Documents or Collateral, and may seek assurances to its satisfaction from Secured Parties of their indemnification obligations against Claims that could be incurred by Agent. Agent may refrain from any act until it has received such instructions or assurances, and shall not incur liability to any Person by reason of so refraining. Instructions of Required Lenders shall be binding upon all Secured Parties, and no Secured Party shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting pursuant to instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of specific parties shall be required to the extent provided in Section 14.1.1. In no event shall Agent be required to take any action that it determines in its discretion is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to liability.

12.2 Agreements Regarding Collateral and Borrower Materials.

12.2.1 Lien Releases; Care of Collateral. Secured Parties authorize Agent to release any Lien with respect to any Collateral (a) upon Full Payment of the Obligations; (b) that is the subject of a disposition or Lien that Borrowers certify in writing is an asset disposition permitted by Section 10.2.5 or a Permitted Encumbrance entitled to priority over Agent’s Liens (and Agent may rely conclusively on any such certificate without further inquiry); (c) that does not constitute a material part of the Collateral; (d) that is required to be released pursuant to the terms of the Intercreditor Agreement; or (e) subject to Section 14.1, with the consent of Required Lenders. Secured Parties authorize Agent to subordinate its Liens to any Purchase Money Lien or other Lien entitled to priority hereunder. Agent has no obligation to assure that any Collateral exists or is owned by an Obligor, or is cared for, protected or insured, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

12.2.2 Possession of Collateral. Agent and Secured Parties appoint each Lender as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in any Collateral held or controlled by such Lender, to the extent such Liens are perfected by possession or control. If any Lender obtains possession or control of any Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with it in accordance with Agent’s instructions.

12.2.3 Reports. Agent shall promptly provide to Lenders, when complete, any field examination, audit or appraisal report prepared for Agent with respect to any Obligor or Collateral (“Report”). Reports and other Borrower Materials may be made available to Lenders by providing access to them on the Platform, but Agent shall not be responsible for system failures or access issues that may occur from time to time. Each Lender agrees (a) that Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing an audit or examination will inspect only limited information and will rely significantly upon Borrowers’ books, records and representations; (b) that Agent makes no representation or warranty as to the accuracy or completeness of any Borrower Materials and shall not be liable for any information contained in or omitted from any Borrower Materials, including any Report; and (c) to keep all Borrower Materials confidential and strictly for such Lender’s internal use, not to distribute any Report or other Borrower Materials (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants), and to use all Borrower Materials solely for administration of the Obligations. Each Lender shall indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Borrower Materials, as well as from any Claims arising as a direct or indirect result of Agent furnishing same to such Lender, via the Platform or otherwise.

12.3 Reliance By Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. Agent shall have a reasonable and practicable amount of time to act upon any instruction, notice or other communication under any Loan Document, and shall not be liable for any delay in acting.

12.4 Action Upon Default. Agent shall not be deemed to have knowledge of any Default or Event of Default, or of any failure to satisfy any conditions in Section 6, unless it has received written notice from a Borrower or Required Lenders specifying the occurrence and nature thereof. If any Lender acquires knowledge of a Default, Event of Default or failure of such conditions, it shall promptly notify Agent and the other Lenders thereof in writing. Each Secured Party agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations (other than Secured Bank Product Obligations) or assert any rights relating to any Collateral.

12.5 Ratable Sharing. If any Lender obtains any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its ratable share of such Obligation, such Lender shall forthwith purchase from Secured Parties participations in the affected Obligation as are necessary to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.5.2, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Notwithstanding the foregoing, if a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the full amount thereof to Agent for application under Section 4.2.2 and it shall provide a written statement to Agent describing the Obligation affected by such payment or reduction. No Lender shall set off against a Controlled Account or a Dominion Account without Agent’s prior consent.

12.6 Indemnification. EACH SECURED PARTY SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES AND ISSUING BANK INDEMNITEES, TO THE EXTENT

NOT REIMBURSED BY OBLIGORS, ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNITEE, PROVIDED THAT ANY CLAIM AGAINST AN AGENT INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR AGENT (IN THE CAPACITY OF AGENT). In Agent’s Permitted Discretion, it may reserve for any Claims made against an Agent Indemnitee or Issuing Bank Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Secured Parties. If Agent is sued by any receiver, trustee or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Secured Party to the extent of its Pro Rata share.

12.7 Limitation on Responsibilities of Agent. Agent shall not be liable to any Secured Party for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct. Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor, Lender or other Secured Party of any obligations under the Loan Documents. Agent does not make any express or implied representation, warranty or guarantee to Secured Parties with respect to any Obligations, Collateral, Liens, Loan Documents or Obligor. No Agent Indemnitee shall be responsible to Secured Parties for any recitals, statements, information, representations or warranties contained in any Loan Documents or Borrower Materials; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor. No Agent Indemnitee shall have any obligation to any Secured Party to ascertain or inquire into the existence of any Default or Event of Default, the observance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

12.8 Successor Agent and Co-Agents.

12.8.1 Resignation; Successor Agent. Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and Borrowers. Required Lenders may appoint a successor to replace the resigning Agent, which successor shall be (a) a Lender or an Affiliate of a Lender; or (b) a financial institution reasonably acceptable to Required Lenders and (provided no Default exists) Borrowers. If no successor agent is appointed prior to the effective date of Agent’s resignation, then Agent may appoint a successor agent that is a financial institution acceptable to it (which shall be a Lender unless no Lender accepts the role) or in the absence of such appointment, Required Lenders shall on such date assume all rights and duties of Agent hereunder. Upon acceptance by any successor Agent of its appointment hereunder, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act. On the effective date of its resignation, the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have all rights and protections under the Loan Documents with respect to actions taken or omitted to be taken by it while Agent, including the indemnification set forth in Sections 12.6 and 14.2, and all rights and protections under this Section 12. Any successor to Bank of America by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of any Secured Party or Obligor.

12.8.2 Co-Collateral Agent. If appropriate under Applicable Law, Agent may appoint a Person to serve as a co-collateral agent or separate collateral agent under any Loan Document. Each right, remedy and protection intended to be available to Agent under the Loan Documents shall also be vested in such agent. Secured Parties shall execute and deliver any instrument or agreement that Agent may request to effect such appointment. If any such agent shall die, dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of the agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.

12.9 Due Diligence and Non-Reliance. Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Loans and participate in LC Obligations hereunder. Each Secured Party has made such inquiries as it feels necessary concerning the Loan Documents, Collateral and Obligors. Each Secured Party acknowledges and agrees that the other Secured Parties have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations. Each Secured Party will, independently and without reliance upon any other Secured Party, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and participating in LC Obligations, and in taking or refraining from any action under any Loan Documents. Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Secured Party with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or its Affiliates.

12.10 Remittance of Payments and Collections.

12.10.1 Remittances Generally. All payments by any Lender to Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds. If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by Agent by 1:00 p.m. on a Business Day, payment shall be made by Lender not later than 3:00 p.m. on such day, and if request is made after 1:00 p.m., then payment shall be made by 11:00 a.m. on the next Business Day. Payment by Agent to any Secured Party shall be made by wire transfer, in the type of funds received by Agent. Any such payment shall be subject to Agent’s right of offset for any amounts due from such payee under the Loan Documents.

12.10.2 Failure to Pay. If any Secured Party fails to pay any amount when due by it to Agent pursuant to the terms hereof, such amount shall bear interest, from the due date until paid in full, at the greater of the Federal Funds Rate or the rate determined by Agent as customary for interbank compensation for two Business Days and thereafter at the Default Rate for Base Rate Revolver Loans. In no event shall Borrowers be entitled to credit for any interest paid by a Secured Party to Agent, nor shall a Defaulting Lender be entitled to interest on amounts held by Agent pursuant to Section 4.2.

12.10.3 Recovery of Payments. If Agent pays an amount to a Secured Party in the expectation that a related payment will be received by Agent from an Obligor and such related payment is not received, then Agent may recover such amount from the Secured Party. If Agent determines that an amount received by it must be returned or paid to an Obligor or other Person pursuant to Applicable Law or otherwise, then Agent shall not be required to distribute such amount to any Secured Party. If any amounts received and applied by Agent to Obligations held by a Secured Party are later required to be returned by Agent pursuant to Applicable Law, such Secured Party shall pay to Agent, on demand, its share of the amounts required to be returned.

12.11 Individual Capacities. As a Lender, Bank of America shall have the same rights and remedies under the Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders” or any similar term shall include Bank of America in its capacity as a Lender. Agent, Lenders and their Affiliates may accept deposits from, lend money to, provide Bank Products to, act as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if they were not Agent or Lenders hereunder, without any duty to account therefor to any Secured Party. In their individual capacities, Agent, Lenders and their Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and shall have no obligation to provide such information to any Secured Party.

12.12 Titles. Each Lender, other than Bank of America, that is designated in connection with this credit facility as an “Arranger,” “Bookrunner” or “Agent” of any kind shall have no right or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event have any fiduciary duty to any Secured Party.

12.13 Bank Product Providers. Each Secured Bank Product Provider, by delivery of a notice to Agent of a Bank Product, agrees to be bound by the Loan Documents, including Sections 5.5, 14.3.3 and 12. Each Secured Bank Product Provider shall indemnify and hold harmless Agent Indemnitees, to the extent not reimbursed by Obligors, against all Claims that may be incurred by or asserted against any Agent Indemnitee in connection with such provider’s Secured Bank Product Obligations.

12.14 No Third Party Beneficiaries. This Section 12 is an agreement solely among Secured Parties and Agent, and shall survive Full Payment of the Obligations. This Section 12 does not confer any rights or benefits upon Borrowers or any other Person. As between Borrowers and Agent, any action that Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Secured Parties.

12.15 Authorization Regarding Intercreditor Agreement. Each Lender hereby (a) consents to the subordination of Liens provided for in the Intercreditor Agreement, (b) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement, (c) authorizes and instructs Agent to enter into the Intercreditor Agreement on behalf of such Lender and agrees that Agent may take such actions on its behalf as is contemplated by the terms of the Intercreditor Agreement, and (d) acknowledges (or is deemed to acknowledge) that a copy of the Intercreditor Agreement was delivered, or made available, to such Lender and it has received and reviewed the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and any of the other Loan Documents, the terms of the Intercreditor Agreement shall govern and control except as expressly set forth in the Intercreditor Agreement.

SECTION 13 BENEFIT OF AGREEMENT; ASSIGNMENTS

13.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrowers, Agent, Lenders, Secured Parties, and their respective successors and assigns, except that (a) no Borrower shall have the right to assign its rights or delegate its obligations under any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 13.3. Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3. Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

13.2 Participations.

13.2.1 Permitted Participants; Effect. Subject to Section 13.3.3, any Lender may sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents. Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, it shall remain solely responsible to the other parties hereto for performance of such obligations, it shall remain the holder of its Loans and Commitments for all purposes, all amounts payable by Borrowers shall be determined as if it had not sold such participating interests, and Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents. Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.8 unless Borrowers agree otherwise in writing.

13.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of a Loan Document other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Loan or Commitment in which such Participant has an interest, postpones the Commitment Termination Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan or Commitment, or releases any Borrower, Guarantor or substantially all Collateral.

13.2.3 Participant Register. Each Lender that sells a participation shall, acting as a non-fiduciary agent of Borrowers (solely for tax purposes), maintain a register in which it enters the Participant’s name, address and interest in Commitments, Loans (and stated interest) and LC Obligations. Entries in the register shall be conclusive, absent manifest error, and such Lender shall treat each Person recorded in the register as the owner of the participation for all purposes, notwithstanding any notice to the contrary. No Lender shall have an obligation to disclose any information in such register except to the extent necessary to establish that a Participant’s interest is in registered form under the Code.

13.2.4 Benefit of Setoff. Borrowers agree that each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it. By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 12.5 as if such Participant were a Lender.

13.3 Assignments.

13.3.1 Permitted Assignments. A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $5,000,000 (unless otherwise agreed by Agent in its discretion) and integral multiples of $5,000,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Commitments retained by the transferor Lender is at least $5,000,000 (unless otherwise agreed by Agent in its discretion); and (c) the parties to each such assignment shall execute and deliver an Assignment to Agent for acceptance and recording. Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to secure obligations of such Lender, including a pledge or assignment to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release the Lender from its obligations hereunder nor substitute the pledge or assignee for such Lender as a party hereto.

13.3.2 Effect; Effective Date. Upon delivery to Agent of an assignment notice in the form of Exhibit B and a processing fee of $3,500 (unless otherwise agreed by Agent in its discretion), the assignment shall become effective as specified in the notice, if it complies with this Section 13.3. From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder. Upon consummation of an assignment, the transferor Lender, Agent and Borrowers shall make appropriate arrangements for issuance of replacement and/or new notes, if applicable. The transferee Lender shall comply with Section 5.9 and deliver, upon request, an administrative questionnaire satisfactory to Agent.

13.3.3 Certain Assignees. No assignment or participation may be made to a Borrower, Affiliate of a Borrower, Defaulting Lender or natural person. Agent has no obligation to determine whether any assignee is permitted under the Loan Documents. Assignment by a Defaulting

Lender shall be effective only if there is concurrent satisfaction of all outstanding obligations of the Defaulting Lender under the Loan Documents in a manner satisfactory to Agent, including payment by the Eligible Assignee or Defaulting Lender to Agent of an aggregate amount sufficient upon distribution (through direct payment, purchases of participations or other methods acceptable to Agent) to satisfy all funding and payment liabilities of the Defaulting Lender. If assignment by a Defaulting Lender occurs (by operation of law or otherwise) without compliance with the foregoing sentence, the assignee shall be deemed a Defaulting Lender for all purposes until compliance occurs.

13.3.4 Register. Agent, acting as a non-fiduciary agent of Borrowers (solely for tax purposes), shall maintain (a) a copy (or electronic equivalent) of each Assignment and Acceptance delivered to it, and (b) a register for recordation of the names, addresses and Commitments of, and the Loans, interest and LC Obligations owing to, each Lender. Entries in the register shall be conclusive, absent manifest error, and Borrowers, Agent and Lenders shall treat each Person recorded in such register as a Lender for all purposes under the Loan Documents, notwithstanding any notice to the contrary. Agent may choose to show only one Borrower as the borrower in the register, without any effect on the liability of any Obligor with respect to the Obligations. The register shall be available for inspection by Borrowers or any Lender, from time to time upon reasonable notice.

13.4 Replacement of Certain Lenders. If a Lender (a) within the last 120 days failed to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, (b) is a Defaulting Lender, or (c) within the last 120 days gave a notice under Section 3.5 or requested payment or compensation under Section 3.7 or 5.8 (and has not designated a different Lending Office pursuant to Section 3.8), then Agent or Borrower Agent may, upon 10 days’ notice to such Lender, require it to assign its rights and obligations under the Loan Documents to Eligible Assignee(s), pursuant to appropriate Assignment(s), within 20 days after the notice. Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment if the Lender fails to execute it. Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents through the date of assignment.

SECTION 14 MISCELLANEOUS

14.1 Consents, Amendments and Waivers.

14.1.1 Amendment. No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Agent (with the consent of Required Lenders) and each Obligor party to such Loan Document; provided, however, that

(a) without the prior written consent of Agent, no modification shall alter any provision in a Loan Document that relates to any rights, duties or discretion of Agent;

(b) without the prior written consent of Issuing Bank, no modification shall alter Section 2.3 or any other provision in a Loan Document that relates to Letters of Credit or any rights, duties or discretion of Issuing Bank;

(c) without the prior written consent of each affected Lender, including a Defaulting Lender, no modification shall (i) increase the Commitment of such Lender; (ii) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender (except as provided in Section 4.2); (iii) extend the Revolver Termination Date applicable to such Lender’s Obligations; or (iv) amend this clause (c);

(d) without the prior written consent of all Lenders (except any Defaulting Lender), no modification shall (i) alter Section 5.5.2, or 14.1.1; (ii) amend the definition of

Borrowing Base, FILO Amount, Accounts Formula Amount or Inventory Formula Amount (or any defined term used in such definitions) if the effect of such amendment is to increase borrowing availability, Pro Rata or Required Lenders; (iii) release all or substantially all Collateral; or (iv) except in connection with a merger, disposition or similar transaction expressly permitted hereby, release any Obligor from liability for any Obligations;

(e) without the prior written consent of a Secured Bank Product Provider, no modification shall affect its relative payment priority under Section 5.5.2;

(f) the Agent and the applicable Obligors may amend, modify or supplement any Loan Document without the consent of any Lender or the Required Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document; and

(g) the Agent and the Borrowers may amend this Agreement without the consent of any Lender or Required Lenders in order to provide the Lenders with the benefits of any additional covenants, additional events of default, more restrictive covenants or more restrictive events of default that are added to the Term Loan Documents.

14.1.2 Limitations. The agreement of Borrowers shall not be required for any modification of a Loan Document that deals solely with the rights and duties of Lenders, Agent and/or Issuing Bank as among themselves. Only the consent of the parties to any agreement relating to fees or a Bank Product shall be required for modification of such agreement, and no Bank Product provider (in such capacity) shall have any right to consent to modification of any Loan Document other than its Bank Product agreement. Any waiver or consent granted by Agent or Lenders hereunder shall be effective only if in writing and only for the matter specified.

14.1.3 Payment for Consents. No Borrower will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.

14.2 Indemnity. EACH BORROWER SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY OBLIGOR OR OTHER PERSON OR ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE. In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee.

14.3 Notices and Communications.

14.3.1 Notice Address. Subject to Section 4.1.4, all notices and other communications by or to a party hereto shall be in writing and shall be given to any Borrower, at Borrower Agent’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment), or at such other address as a party may hereafter specify by notice in accordance with this Section 14.3. Each communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged. Notwithstanding the foregoing, no notice to

Agent pursuant to Section 2.1.4, 2.3, 3.1.2 or 4.1.1 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent. Any written communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by Borrower Agent shall be deemed received by all Borrowers.

14.3.2 Communications. Electronic communications (including e-mail, messaging and websites) may be used only in a manner acceptable to Agent and only for routine communications, such as delivery of Borrower Materials, administrative matters, distribution of Loan Documents and matters permitted under Section 4.1.4. Secured Parties make no assurance as to the privacy or security of electronic communications. E-mail and voice mail shall not be effective notices under the Loan Documents.

14.3.3 Platform. Borrower Materials shall be delivered pursuant to procedures approved by Agent, including electronic delivery (if possible) upon request by Agent to an electronic system maintained by Agent (“Platform”). Borrowers shall notify Agent of each posting of Borrower Materials on the Platform and the materials shall be deemed received by Agent only upon its receipt of such notice. Borrower Materials and other information relating to this credit facility may be made available to Secured Parties on the Platform. The Platform is provided “as is” and “as available.” Agent does not warrant the accuracy or completeness of any information on the Platform nor the adequacy or functioning of the Platform, and expressly disclaims liability for any errors or omissions in the Borrower Materials or any issues involving the Platform. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY AGENT WITH RESPECT TO BORROWER MATERIALS OR THE PLATFORM. No Agent Indemnitee shall have any liability to Borrowers, Secured Parties or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) relating to use by any Person of the Platform, including any unintended recipient, nor for delivery of Borrower Materials and other information via the Platform, internet, e-mail, or any other electronic platform or messaging system.

14.3.4 Public Information. Obligors and Secured Parties acknowledge that “public” information may not be segregated from material non-public information on the Platform. Secured Parties acknowledge that Borrower Materials may include Obligors’ material non-public information, and should not be made available to personnel who do not wish to receive such information or may be engaged in investment or other market-related activities with respect to an Obligor’s securities.

14.3.5 Non-Conforming Communications. Agent and Lenders may rely upon any communications purportedly given by or on behalf of any Borrower even if they were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation. Each Borrower shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any electronic or telephonic communication purportedly given by or on behalf of a Borrower.

14.4 Performance of Borrowers’ Obligations. Agent may, in its Permitted Discretion at any time and from time to time, at Borrowers’ expense, pay any amount or do any act required of a Borrower under any Loan Documents or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien. All payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section shall be reimbursed to Agent by Borrowers, on demand, with interest from the date incurred until paid in full, at the Default Rate applicable to Base Rate Revolver Loans. Any payment made or action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

14.5 Credit Inquiries. Agent and Lenders may (but shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Obligor or Subsidiary.

14.6 Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

14.7 Cumulative Effect; Conflict of Terms. The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

14.8 Counterparts; Execution. Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto. Agent may (but shall have no obligation to) accept any signature, contract formation or record-keeping through electronic means, which shall have the same legal validity and enforceability as manual or paper-based methods, to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act.

14.9 Entire Agreement. Time is of the essence with respect to all Loan Documents and Obligations. The Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter thereof.

14.10 Relationship with Lenders. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitments of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt. It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of Agent, Lenders or any other Secured Party pursuant to the Loan Documents or otherwise shall be deemed to constitute Agent and any Secured Party to be a partnership, joint venture or similar arrangement, nor to constitute control of any Obligor.

14.11 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated by any Loan Document, Borrowers acknowledge and agree that (a)(i) this credit facility and any arranging or other services by Agent, any Lender, any of their Affiliates or any arranger are arm’s-length commercial transactions between Borrowers and their Affiliates, on one hand, and Agent, any Lender, any of their Affiliates or any arranger, on the other hand; (ii) Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) Borrowers are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Agent, Lenders, their Affiliates and any arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrowers, their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Agent, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from those of Borrowers and their Affiliates, and have no obligation to disclose any of such interests to Borrowers or their Affiliates. To the fullest extent permitted by Applicable Law, each Borrower hereby waives and releases any claims that it may have against Agent, Lenders, their Affiliates and any arranger with respect to any breach of agency or fiduciary duty in connection with any transaction contemplated by a Loan Document.

14.12 Confidentiality. Each of Agent, Lenders and Issuing Bank shall maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and to its and their partners, directors, officers, employees, agents, advisors and representatives (provided they are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or other legal process; (d) to any other party hereto; (e) in connection with any action or proceeding relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this Section, to any Transferee or any actual or prospective party (or its advisors) to any Bank Product or to any swap, derivative or other transaction under which payments are to be made by reference to an Obligor or Obligor’s obligations; (g) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) is available to Agent, any Lender, Issuing Bank or any of their Affiliates on a nonconfidential basis from a source other than Borrowers; (h) on a confidential basis to a provider of a Platform; or (i) with the consent of Borrower Agent. Notwithstanding the foregoing, Agent and Lenders may publish or disseminate general information concerning this credit facility for league table, tombstone and advertising purposes, and may use Borrowers’ logos, trademarks or product photographs in advertising materials. As used herein, “Information” means information received from an Obligor or Subsidiary relating to it or its business that is identified as confidential when delivered. A Person required to maintain the confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises a degree of care similar to that accorded its own confidential information. Each of Agent, Lenders and Issuing Bank acknowledges that (i) Information may include material non-public information; (ii) it has developed compliance procedures regarding the use of such information; and (iii) it will handle the material non-public information in accordance with Applicable Law.

14.13 Certifications Regarding Term Loan Documents. Borrowers certify to Agent and Lenders that neither the execution or performance of the Loan Documents nor the incurrence of any Obligations by Borrowers violates the Term Loan Documents. Borrowers further certify that the Commitments and Obligations constitute “Indebtedness” permitted under the Term Loan Agreement. Agent may condition Borrowings, Letters of Credit and other credit accommodations under the Loan Documents from time to time upon Agent’s receipt of evidence that the Commitments and Obligations continue to constitute “Indebtedness” permitted under the Term Loan Agreement at such time.

14.14 GOVERNING LAW. UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

14.15 Consent to Forum.

14.15.1 Forum. EACH BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT SITTING IN NEW YORK COUNTY, NEW YORK OR THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH

COURT. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1. A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by Applicable Law.

14.15.2 Other Jurisdictions. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.

14.16 Waivers by Borrowers. To the fullest extent permitted by Applicable Law, each Borrower waives (a) the right to trial by jury (which Agent and each Lender hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Agent on which a Borrower may in any way be liable, and hereby ratifies anything Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against Agent, Issuing Bank or any Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof. Each Borrower acknowledges that the foregoing waivers are a material inducement to Agent, Issuing Bank and Lenders entering into this Agreement and that they are relying upon the foregoing in their dealings with Borrowers. Each Borrower has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

14.17 Patriot Act Notice. Agent and Lenders hereby notify Borrowers that pursuant to the Patriot Act, Agent and Lenders are required to obtain, verify and record information that identifies each Borrower, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act. Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Borrowers’ management and owners, such as legal name, address, social security number and date of birth. Borrowers shall, promptly upon request, provide all documentation and other information as Agent, Issuing Bank or any Lender may request from time to time in order to comply with any obligations under any “know your customer,” anti-money laundering or other requirements of Applicable Law.

14.18 NO ORAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

[Remainder of page intentionally left blank; signatures begin on following page]

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

BORROWERS:

HORIZON GLOBAL CORPORATION, a Delaware corporation

By:	/s/ A. Mark Zeffiro
Name:	A. Mark Zeffiro
Title:	President, Chief Executive Officer
Address:
39400 Woodward Avenue, Suite 100
Bloomfield Hills, MI 48304
Attn:
Telecopy:

CEQUENT PERFORMANCE PRODUCTS, INC., a Delaware corporation

By:	/s/ David G. Rice
Name:	David G. Rice
Title:	Vice President
Address:
39400 Woodward Avenue, Suite 100
Bloomfield Hills, MI 48304
Attn:
Telecopy:

CEQUENT CONSUMER PRODUCTS, INC., an Ohio corporation

By:	/s/ Jay S. Goldbaum
Name:	Jay S. Goldbaum
Title:	Vice President, Secretary
Address:
39400 Woodward Avenue, Suite 100
Bloomfield Hills, MI 48304
Attn:
Telecopy:

AGENT AND LENDERS:

BANK OF AMERICA, N.A., as Agent and Lender

By:	/s/ Steven M. Siravo
Name:	Steven M. Siravo
Title:	Senior Vice President
Address:
Bank of America, N.A.
Business Capital
2600 West Big Beaver Road
Troy, Michigan 48084
Attn: Steve Siravo
Telecopy: 248-631-0515

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Ernest May
Name:	Ernest May
Title:	Director
Address:
One South Broad Street
3rd Floor – PNB
Mail Code: Y1375-031
Philadelphia, PA 19107
Attn:
Telecopy:

BANK OF MONTREAL,
as a Lender

By:	/s/ Craig Thistlethwaite
Name:	Craig Thistlethwaite
Title:	Managing Director
Address:
111 W. Monroe St. 20E
Chicago, IL 60603
Attn:
Telecopy:

EXHIBIT A

to

Loan Agreement

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Loan Agreement dated as of June 30, 2015, as amended (“Loan Agreement”), among HORIZON GLOBAL CORPORATION, a Delaware corporation (“Parent Borrower”), CEQUENT PERFORMANCE PRODUCTS, INC., a Delaware corporation (“Cequent Performance”), CEQUENT CONSUMER PRODUCTS, INC., an Ohio corporation (“Cequent Consumer” and together with Parent Borrower and Cequent Performance, collectively, “Borrowers”), BANK OF AMERICA, N.A., as agent (“Agent”) for the financial institutions from time to time party to the Loan Agreement (“Lenders”), and such Lenders. Terms are used herein as defined in the Loan Agreement.

                     (“Assignor”) and                     (“Assignee”) agree as follows:

1. Assignor hereby assigns to Assignee and Assignee hereby purchases and assumes from Assignor (a) a principal amount of $        of Assignor’s outstanding Revolver Loans and $        of Assignor’s participations in LC Obligations, and (b) the amount of $        of Assignor’s Revolver Commitment (which represents     % of the total Revolver Commitments) (the foregoing items being, collectively, “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest. This Agreement shall be effective as of the date (“Effective Date”) indicated in the corresponding Assignment Notice delivered to Agent, provided such Assignment Notice is executed by Assignor, Assignee, Agent and Borrower Agent, if applicable. From and after the Effective Date, Assignee hereby expressly assumes, and undertakes to perform, all of Assignor’s obligations in respect of the Assigned Interest, and all principal, interest, fees and other amounts which would otherwise be payable to or for Assignor’s account in respect of the Assigned Interest shall be payable to or for Assignee’s account, to the extent such amounts accrue on or after the Effective Date.

2. Assignor (a) represents that as of the date hereof, prior to giving effect to this assignment, its Revolver Commitment is $        , and the outstanding balance of its Revolver Loans and participations in LC Obligations is $        ; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto, other than that Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance by Borrowers of their obligations under the Loan Documents. [Assignor is attaching the promissory note[s] held by it and requests that Agent exchange such note[s] for new promissory notes payable to Assignee [and Assignor].]

3. Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment; (b) confirms that it has received copies of the Loan Agreement and such other Loan Documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment; (c) agrees that it shall, independently and without reliance upon Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (d) confirms that it is an Eligible Assignee; (e) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to Agent by the terms thereof, together with such powers as are incidental thereto; (f) agrees that it will observe and perform all obligations that are required to be performed by it as a “Lender” under the Loan Documents; and (g) represents and warrants that the assignment evidenced hereby will not result in a non-exempt “prohibited transaction” under Section 406 of ERISA.

4. This Agreement shall be governed by the laws of the State of New York. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Agreement shall remain in full force and effect.

5. Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by telecopy or facsimile transmission, or by first-class mail, shall be deemed given when sent and shall be sent as follows:

(a)	If to Assignee, to the following address (or to such other address as Assignee may designate from time to time):

(b)	If to Assignor, to the following address (or to such other address as Assignor may designate from time to time):

Payments hereunder shall be made by wire transfer of immediately available Dollars as follows:

If to Assignee, to the following account (or to such other account as Assignee may designate from time to time):

ABA No.

Account No.
Reference:

If to Assignor, to the following account (or to such other account as Assignor may designate from time to time):

ABA No.

Account No.
Reference:

IN WITNESS WHEREOF, this Assignment and Acceptance is executed as of                     .

(“Assignee”)

By
Title:

(“Assignor”)

By
Title:

EXHIBIT B

to

Loan Agreement

ASSIGNMENT NOTICE

Reference is made to (1) the Loan Agreement dated as of June 30, 2015, as amended (“Loan Agreement”), among HORIZON GLOBAL CORPORATION, a Delaware corporation (“Parent Borrower”), CEQUENT PERFORMANCE PRODUCTS, INC., a Delaware corporation (“Cequent Performance”), CEQUENT CONSUMER PRODUCTS, INC., an Ohio corporation (“Cequent Consumer” and together with Parent Borrower and Cequent Performance, collectively, “Borrowers”), BANK OF AMERICA, N.A., as agent (“Agent”) for the financial institutions from time to time party to the Loan Agreement (“Lenders”), and such Lenders; and (2) the Assignment and Acceptance dated as of             , 20     (“Assignment”), between                     (“Assignor”) and                     (“Assignee”). Terms are used herein as defined in the Loan Agreement.

Assignor hereby notifies Borrowers and Agent of Assignor’s intent to assign to Assignee pursuant to the Assignment (a) a principal amount of $        of Assignor’s outstanding Revolver Loans and $        of Assignor’s participations in LC Obligations, and (b) the amount of $        of Assignor’s Revolver Commitment (which represents     % of the total Revolver Commitments) (the foregoing items being, collectively, the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest. This Agreement shall be effective as of the date (“Effective Date”) indicated below, provided this Assignment Notice is executed by Assignor, Assignee, Agent and Borrower Agent, if applicable. Pursuant to the Assignment, Assignee has expressly assumed all of Assignor’s obligations under the Loan Agreement to the extent of the Assigned Interest, as of the Effective Date.

For purposes of the Loan Agreement, Agent shall deem Assignor’s Revolver Commitment to be reduced by $        , and Assignee’s Revolver Commitment to be increased by $        .

The address of Assignee to which notices and information are to be sent under the terms of the Loan Agreement is:

The address of Assignee to which payments are to be sent under the terms of the Loan Agreement is shown in the Assignment.

This Notice is being delivered to Borrowers and Agent pursuant to Section 13.3 of the Loan Agreement. Please acknowledge your acceptance of this Notice by executing and returning to Assignee and Assignor a copy of this Notice.

IN WITNESS WHEREOF, this Assignment Notice is executed as of                     .

(“Assignee”)

By

Title:

(“Assignor”)

By
Title:

ACKNOWLEDGED AND AGREED,

AS OF THE DATE SET FORTH ABOVE:

BORROWER AGENT:*

HORIZON GLOBAL CORPORATION,
a Delaware corporation

By
Title:

*	No signature required if Assignee is a Lender, Affiliate of a Lender or Approved Fund, or if an Event of Default exists.

BANK OF AMERICA, N.A.,
as Agent

By
Title:

-- 2 --

EXHIBIT C-1

to

Loan Agreement

FORM OF IN-TRANSIT INVENTORY LIEN WAIVER

See attached.

IMPORTED GOODS AGREEMENT

THIS IMPORTED GOODS AGREEMENT (this “Agreement”) is made as of                     , among                      (“Company”),                      (“Cequent”), BANK OF AMERICA, N.A., as agent for the lenders under the ABL Credit Agreement described below (“ABL Agent”), and JPMORGAN CHASE BANK, N.A., as agent for the lenders under the Term Loan Credit Agreement described below (“Term Agent”).

Recitals:

WHEREAS, Horizon Global Corporation, a Delaware corporation and an affiliate of Cequent (“Horizon”), Cequent, certain of Cequent’s affiliates, ABL Agent and certain lenders (such lenders party to the ABL Credit Agreement from time to time, the “ABL Lenders”) are parties to that certain Loan Agreement dated as of June 30, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”), pursuant to which the ABL Lenders have agreed to make advances and other financial accommodations to Cequent and the other borrowers party thereto;

WHEREAS, Horizon, Term Agent and certain lenders (such lenders party to the Term Loan Credit Agreement from time to time, the “Term Lenders”) are parties to that certain Term Loan Credit Agreement dated as of June 30, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement”), pursuant to which the Term Lenders have agreed to make loans and other financial accommodations to Horizon, and Cequent will derive a substantial benefit from the extension of loans and other financial accommodations to Horizon;

WHEREAS, to secure the obligations under the ABL Credit Agreement and related agreements, Cequent has granted to ABL Agent a security interest in certain personal property of Cequent, including without limitation the Imported Goods (as hereafter defined);

WHEREAS, to secure the obligations under the Term Loan Credit Agreement and related agreements, Cequent has granted to Term Agent a security interest in certain personal property of Cequent, including without limitation the Imported Goods;

WHEREAS, Cequent purchases goods (“Imported Goods”) from foreign vendors (“Foreign Vendors”) for importation to the United States of America. Company has been engaged by Cequent to clear the Imported Goods through customs and make them available to Cequent, and may serve as freight forwarder and non-vessel operating common carrier of Imported Goods; and

WHEREAS, Company, Cequent, ABL Agent and Term Agent wish to agree upon certain procedures for the shipping and disposition of Imported Goods and the handling of the documents of title relating thereto;

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

1. Definitions; Rules of Construction.

(a) In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings shown below:

“Agent Group” means, prior to the deemed delivery of a Change Notice to Company in accordance with this Agreement, both the ABL Agent and the Term Agent, and from and after the deemed delivery of a Change Notice in accordance with this Agreement, the Term Agent.

“Bill of Lading” means a “bill of lading” as defined in the UCC.

“Carrier” means any Person engaged to transport Imported Goods.

“Change Notice” means “Change Notice”, as defined in Section 1(b) below.

“Charges” means, with respect to any Imported Goods in Company’s possession or control, all charges and expenses owed to Company and its agents for services rendered with respect to shipment, customs clearance or delivery of such goods, including fees, expenses, duties, taxes, customs, freight, demurrage or similar charges.

“Compliance Letter” means a Negotiable Bill of Lading Compliance Letter addressed to the Agent Group by a Foreign Vendor, in the form of Exhibit A hereto.

“Consignee” means the Person named in a Bill of Lading as the person to whom or to whose order the goods covered by the Bill of Lading will be delivered.

“Controlling Agent” means “Controlling Agent”, as defined in Section 1(b) below.

“Credit Agreement” means “Credit Agreement”, as defined in Section 1(b) below.

“Documents” means all documents of title, including Bills of Lading, that relate to the shipment of Imported Goods by a carrier or the importation of Imported Goods by Company.

“Lenders” means “Lenders”, as defined in Section 1(b) below.

“Lien” means any security interest, statutory lien, common law lien or other encumbrance.

“Negotiable Bill of Lading” means a Bill of Lading that is “negotiable” within the meaning of Article 7 of the UCC.

“Person” means an individual, partnership, corporation, company, trust, organization or governmental entity.

“Trigger Notice” means a notice to Company and Cequent from Controlling Agent, in the form of Exhibit B hereto.

“Trigger Period” means each period beginning on the date that a Trigger Notice is deemed to be delivered to Company, and ending on the earlier of (a) the date that Controlling Agent notifies Company in writing that such Trigger Period has ended or (b) the date that this Agreement is terminated in accordance with Section 9 hereof.

“UCC” means the Uniform Commercial Code (or any successor statute) as adopted and in force in the State of New York.

(b) As used herein, “Lenders”, “Controlling Agent” and “Credit Agreement” means the ABL Lenders, the ABL Agent and the ABL Credit Agreement, respectively, until such time as the ABL Agent notifies Company in writing that the ABL Agent’s security interest in the Imported Goods has been terminated (a “Change Notice”), and thereafter, shall mean the Term Lenders, the Term Agent and the Term Loan Credit Agreement, respectively.

(c) All references to the word “including” shall mean “including, without limitation,”; to a Person shall include its successors and assigns; to a statute shall include all amendments thereof and rules and regulations promulgated thereunder; and to an agreement shall include all amendments, modifications, renewals and extensions thereof.

2. Form of Bills of Lading; Acknowledgments.

(a) Other than during a Trigger Period, Cequent shall cause Company to issue transport documents with respect to Imported Goods (including, without limitation, any Documents, to the extent applicable) naming Cequent as consignee.

(b) During any Trigger Period, the following terms and conditions shall apply:

(i)	In accordance with the terms hereof, unless otherwise directed to do so by Controlling Agent in writing, Cequent shall cause all Carriers to issue only tangible Negotiable Bills of Lading with respect to Imported Goods, to the order of Company or Cequent as Consignee, or, at the direction of Controlling Agent, to the order of Controlling Agent, as Consignee. All Bills of Lading shall provide that one original, duly endorsed, must be surrendered in exchange for the Imported Goods. Cequent shall not permit any Bill of Lading with respect to any Imported Goods to cover any other goods.

(ii)	Promptly after issuance by a Carrier to Company of a Bill of Lading with respect to any Imported Goods, Company shall issue a tangible Negotiable Bill of Lading with respect to such goods to the order of Cequent as Consignee, or, at the direction of Controlling Agent, to the order of Controlling Agent, as Consignee. All Bills of Lading issued to the order of Cequent as Consignee shall list Controlling Agent as notify party.

(c) At all times, Company shall not issue any Bill of Lading prior to the date that the applicable Imported Goods are on hand with the Carrier. Notwithstanding that Company may be the holder of or named as Consignee in any transport documents with respect to Imported Goods (including, without limitation, any Documents, to the extent applicable), Company acknowledges and agrees that title to the Imported Goods covered thereby is held by Cequent.

3. Liens on Documents and Imported Goods.

(a) Pursuant to its loan documentation with each of ABL Agent and Term Agent, Cequent has granted to ABL Agent and Term Agent, respectively, a continuing Lien upon all Documents and Imported Goods. As long as any Documents or Imported Goods are in Company’s possession or control, Company shall hold them as the agent and bailee for each of ABL Agent and Term Agent for purposes of perfecting ABL Agent’s and Term Agent’s security interest therein.

(b) Except for a Lien in favor of Company and its agents for Charges, Company has not received or otherwise suffered to exist any Lien on any Documents (including any Bills of Lading that name Company or the Controlling Agent as Consignee) or Imported Goods. Company waives and relinquishes any Lien on any Documents or Imported Goods, other than a Lien for Charges. If at any time, for any reason, any Lien on any Documents or Imported Goods (other than a Lien for Charges) exists in favor of Company or its agents, Company hereby agrees that such Lien shall be subordinate to the Liens of each member of the Agent Group in any assets of Cequent. Company acknowledges that it has not been notified by any other creditor of Cequent or any affiliate of Cequent that such creditor claims a Lien in any Documents or Imported Goods, other than Liens for Charges owing to Company’s agents.

4. Handling Procedures.

(a) During a Trigger Period, Cequent shall cause all Foreign Vendors to deliver all Documents to Controlling Agent or Company, as directed by Controlling Agent, and any delivery of a Document by a Foreign Vendor to Controlling Agent shall be accompanied by a Compliance Letter. During a Trigger Period, promptly after Company’s receipt of a Bill of Lading, Company shall provide a copy of it to Controlling Agent. Except during a Trigger Period, promptly following its receipt of an original Bill of Lading with respect to Imported Goods, Controlling Agent shall endeavor, in good faith, to cause an original counterpart to be forwarded to Company, by overnight mail sent within one business day after receipt, for handling in accordance with this Agreement.

(b) Company shall keep Imported Goods separate and apart from all property owned by Company or held by it as bailee or warehouseman. No Imported Goods will be deemed to be affixed to Company’s vessels, facilities or properties, nor to any part of any port.

(c) Unless a Trigger Period is in effect and the Controlling Agent has directed the Company in writing to the contrary, Company may follow instructions of Cequent that are consistent with this Agreement, including the delivery of (i) Documents to a Carrier for the purpose of enabling Company to clear the Imported Goods through customs and thereafter permitting Cequent, as importer of record, to obtain possession or control of the Imported Goods subject to such Documents; and (ii) the Imported Goods as directed by Cequent. Notwithstanding the foregoing, Company shall deliver Documents to a Carrier only concurrently with the arrival of the applicable Imported Goods in the final port of destination. Except as required by applicable law, Company shall not negotiate or deliver Documents to any Person other than Cequent, a Carrier as provided above, Controlling Agent (but only during a Trigger Period when requested by Controlling Agent), or any other Person specified in writing (i) at all times other than during a Trigger Period, by Controlling Agent and Cequent or (ii) during a Trigger Period, solely by Controlling Agent. As long as any Documents are in Cequent’s possession, they shall be held by it in trust for the Agent Group.

(d) During a Trigger Period, if Controlling Agent shall so direct in writing, Company shall follow only Controlling Agent’s instructions concerning Documents and Imported Goods, and will not follow any instructions of Cequent or any other Person concerning same; provided, however, that until so directed in writing by Controlling Agent, Company shall be permitted to follow the instructions of Cequent in a manner consistent with Section 4(c); provided further, however, that Company shall not be required to release any Imported Goods to or on behalf of Controlling Agent, unless Company has received payment of all Charges relating to such goods. ABL Agent agrees that it shall not give a Trigger Notice with respect to the Imported Goods unless an “Eligible In-Transit Inventory Trigger Period” (as defined in the ABL Credit Agreement) has occurred and is continuing. Term Agent agrees that it shall not give a Trigger Notice with respect to the Imported Goods unless an Event of Default under the Term Loan Credit Agreement has occurred and is continuing. Notwithstanding anything herein to the contrary, Company shall not be required to undertake any act or omission that would constitute a violation of its obligations as a licensed broker under the customs laws of the United States. Cequent, ABL Agent and Term Agent hereby waive application of any restriction under customs laws or regulations that apply to the release by Company, pursuant to this Agreement, of any information to Cequent, ABL Agent or Term Agent.

(e) Promptly after Controlling Agent’s written request therefor, Company shall provide to Controlling Agent a copy (and, during a Trigger Period and if requested by Controlling Agent, the originals) of Documents in Company’s possession or control. Company may maintain copies, in electronic format or otherwise, of any Documents, records or other information relating to its provision of services in accordance with its obligations under applicable customs laws.

(f) Company shall have no liability to Cequent whatsoever for Company’s compliance with this Agreement or Controlling Agent’s written instructions as provided herein, and Cequent consents to all actions and omissions of Company made in accordance with this Agreement or such instructions. Nothing herein shall relieve Cequent of its obligation to pay, and Cequent shall continue to pay, all fees, charges and other expenses relating to the handling of Imported Goods and shall reimburse Company for all reasonable costs and expenses incurred as a direct result of Company’s compliance with this Agreement.

5. Power of Attorney.

(a) Each of ABL Agent and Term Agent hereby makes, constitutes and appoints Company as its true and lawful attorney-in-fact, with full power (exercisable through employees authorized to act for Company and in customs ports located in the United States of America) to make endorsements of ABL Agent’s or Term Agent’s name, respectively, as Consignee on any Documents issued to the order of such Person, as Consignee, for the purpose of discharging Company’s duties pursuant to Section 4 hereof, and to take such other action as shall be necessary to clear Imported Goods through customs and to cause Imported Goods to be delivered to Cequent or as otherwise directed in writing by Controlling Agent. Each of ABL Agent and Term Agent grants to Company full power and authority to do all things necessary to effect such endorsement and other action, as fully as ABL Agent and Term Agent, respectively, could do if present and acting. Each of ABL Agent and Term Agent hereby ratifies and confirms all that Company shall lawfully do by virtue of this power of attorney. The power of attorney granted by ABL Agent shall remain in full force and effect until a Change Notice is deemed to be delivered to the Company, and the power of attorney granted by Term Agent shall remain in full force and effect until receipt by Company of written notice of revocation thereof from Term Agent.

(b) Cequent hereby makes, constitutes and appoints Company as Cequent’s true and lawful attorney-in-fact, with full power (exercisable through employees authorized to act for Company and in customs ports located in the United States of America) to make endorsements of Cequent’s name as Consignee on any Documents issued to the order of Cequent, as Consignee, for the purpose of discharging Company’s duties pursuant to Section 4 hereof, and to take such other action as shall be necessary to clear Imported Goods through customs and to cause Imported Goods to be delivered to Cequent or as otherwise directed in writing by Controlling Agent, in each case, to the extent required hereunder. Cequent grants to Company full power and authority to do all things necessary to effect such endorsement and other action, as fully as Cequent could do if present and acting. Cequent hereby ratifies and confirms all that Company shall lawfully do by virtue of this power of attorney. Without limiting the generality of the foregoing, Company shall be irrevocably authorized to endorse any Document to the order of Controlling Agent and to hold any Document (and the Imported Goods covered thereby) for the account of Controlling Agent or deliver the same to Controlling Agent, in each case as instructed by Controlling Agent in accordance with this Agreement. This power of attorney shall remain in full force and effect during the term of this Agreement and may not be revoked by Cequent without the prior written consent of the Controlling Agent and then only upon receipt by the Company and each member of the Agent Group of written notice of such revocation from Cequent.

(c) Company and Cequent agree that Company shall not be deemed to be under the control of Cequent by virtue of any power of attorney delivered by Cequent to Company so as to preclude Company from acting in accordance with Controlling Agent’s instructions in accordance with this Agreement, or from acting as bailee for each member of the Agent Group for purposes of perfecting each such Person’s respective security interests in Documents and Imported Goods. In the event of any conflict between any power of attorney and this Agreement, this Agreement shall control.

(d) Company’s sole duty as it pertains to this Agreement is to receive and maintain possession of Documents (including any Bills of Lading that name Company as Consignee) and Imported Goods in accordance with this Agreement. Except as specifically authorized by Controlling Agent in writing in accordance with this Agreement, Company shall have no authority to undertake any other action or to enter into any agreement on behalf of any member of the Agent Group.

6. Fees and Expenses. Cequent is solely responsible for payment of any compensation and charges owed to Company. Neither ABL Agent nor Term Agent shall be responsible for any fees, expenses, duties, taxes, customs, freight, demurrage or other charges related to Imported Goods, Documents or Company’s actions hereunder, except for those incurred by Company as a result of actions taken by Company in accordance with ABL Agent’s or Term Agent’s instructions, respectively, and except for Charges owing with respect to Imported Goods released to or on behalf of the Agent Group pursuant to Section 4(d) hereof (provided, however, that the ABL Agent shall have no responsibility for Charges owing with respect to Imported Goods released to or on behalf of the Agent Group after a Change Notice is deemed to be delivered to Company in accordance with this Agreement). Cequent shall indemnify, pay (or promptly reimburse ABL Agent and Term Agent, as applicable, for the payment of), and hold ABL Agent and Term Agent harmless from and against all liability in connection with any fees, expenses, duties, taxes, customs, freight, demurrage or other charges in respect of any Imported Goods or Documents.

7. Specific Waivers and Disclaimers. Cequent acknowledges that neither ABL Agent nor Term Agent shall be responsible in any way for the quality, quantity, description, condition or nature of any Imported Goods, nor for any delay in shipment, clearance or delivery of Imported Goods. Cequent specifically agrees that Company, ABL Agent and Term Agent shall not be responsible for any costs, expenses, liability or damages incurred as a result of any delay in customs clearance of any Imported Goods due to ABL Agent’s or Term Agent’s delay in delivering Documents to Company. Any claims with respect to Imported Goods shall be settled directly by Cequent with the Foreign Vendor. Without limiting the generality of the foregoing, neither ABL Agent nor Term Agent makes any warranties regarding Imported Goods, including warranties of merchantability, fitness for any particular purpose or title, all of which warranties are hereby disclaimed.

8. Parties Intended to be Benefited. This Agreement is solely for the benefit of Company, ABL Agent, Term Agent and Cequent, and there are no other Persons that are intended to be benefited in any way hereby.

9. Term; Amendments. This Agreement shall continue in effect until the earlier of (a) payment in full of all Obligations (as defined in the ABL Credit Agreement) and termination of ABL Lenders’ commitments under the ABL Credit Agreement, and payment in full of all Obligations (as defined in the Term Loan Credit Agreement) and termination of Term Lenders’ commitments under the Term Loan Credit Agreement; or (b) termination of this Agreement upon 30 days’ prior written notice by Company or the Agent Group, in each case to all other parties. Termination pursuant to clause (b) shall not affect any rights or obligations of the parties with respect to any Imported Goods (and Documents relating thereto) received by Company prior to the effective date of termination and Cequent agrees that, upon such termination, any Imported Goods in the custody or control of Company will no longer be eligible under the ABL Credit Agreement for borrowing base purposes. This Agreement may not be modified except in a writing signed by each member of the Agent Group, Company and Cequent.

10. Notice of Enforcement Action; Agent Group’s Cure Right. Company agrees to notify the Agent Group of Company’s intent to terminate any contractual arrangement in effect between Company and Cequent relating to the handling of Documents or Imported Goods (other than this Agreement), or its intent to take any enforcement action against any Documents or Imported Goods. Within 10 business days following receipt of such notice, any member of the Agent Group may (but shall not be obligated to) cure any default giving rise to the termination or enforcement action.

11. Notice. All notices hereunder shall be in writing and shall be deemed delivered when delivered by courier, or when sent by facsimile (answerback received), or three days after being sent by regular, certified or registered mail, postage prepaid, in each case addressed to the applicable party at its address shown on its signature pages below, or at such other address as the party may hereafter specify to the other parties by notice hereunder.

12. Miscellaneous. This Agreement shall be governed by the laws of the State of New York. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. Any signature delivered by facsimile or electronic transmission shall be deemed to be an original signature hereto. Upon execution by all parties, this Agreement shall be effective on the date set forth above.

[Signatures follow on next page]

IN WITNESS WHEREOF, this Imported Goods Agreement is executed as of the date set forth above.

ABL AGENT:

BANK OF AMERICA, N.A.

By:
Name:
Title:

Address for Notices:

Bank of America N.A.
Business Capital
2600 West Big Beaver Road
Troy, MI 48084
Attn: Steve Siravo
Telecopy: 248-631-0515

TERM AGENT:

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

Address for Notices:

Attn:
Telecopy:

COMPANY:

By:
Name:
Title:

Address for Notices:

Attn:
Telecopy:

CEQUENT:

By:
Name:
Title:

Address for Notices:

Attn:
Telecopy:

EXHIBIT A

NEGOTIABLE BILL OF LADING COMPLIANCE LETTER

(This form should be used for each bill of lading)

TO:	[Bank of America, N.A.	DATE:
Business Capital
	2600 West Big Beaver Road	EXPORTER’S
	Troy, MI 48084	REFERENCE:
Attention: Steve Siravo
Telecopy: 248-631-0515][1]

JPMorgan Chase Bank, N.A.

Attention:
Telecopy:

CC:	Cequent

Attention:
Telecopy:

We attach the following documents (“Documents”) relating to the sale and shipment of goods (“Goods”) from the undersigned exporter (“Exporter”) to                     (“Customer”) that are evidenced by the invoice to the Customer described below:

1.	One original invoice issued by the Exporter in the amount of USD $ , made out to the Customer, together with one copy of the invoice; and

2.	Each and every original clean on-board ocean bill of lading (“Bill of Lading”) with respect to the Goods (i.e., the full set) that has been issued by the carrier and is consigned to the order of , together with one copy of the Bill of Lading.

This will certify that (i) the Bill of Lading contains a clause stating that one original Bill of Lading, duly endorsed, must be surrendered to the carrier in exchange for the Goods; and (ii) the Documents were sent by overnight courier to [Bank of America, N.A. / JPMorgan Chase Bank, N.A.]2 (“Agent”) at the address shown above for Agent.

We agree that our submission of this form, accompanied by the Documents, in no way obligates Agent [or JPMorgan Chase Bank, N.A.]3 to make payment to us for the Goods. We represent that we have

[1]	To be included if a Change Notice has not yet been delivered to Company in accordance with the Agreement.
[2]	Refer to Bank of America, N.A. if a Change Notice has not yet been delivered to Company in accordance with the Agreement.
[3]	To be included if a Change Notice has not yet been delivered to Company in accordance with the Agreement.

full corporate authority to send the abovementioned invoice and Bills of Lading to Agent [and JPMorgan Chase Bank, N.A.]4. We acknowledge that [each of] Agent [and JPMorgan Chase Bank, N.A.]5 has a security interest in the Bill of Lading and Goods, and Agent is empowered unconditionally to release the Documents to the Customer or to dispose of the Documents and Goods at Agent’s discretion.

(Name of Exporter)

By:
Authorized Signature

Print Name:
Title:

(For use by Agent)

Date of Receipt by Agent:

Agent Reference:

[4]	To be included if a Change Notice has not yet been delivered to Company in accordance with the Agreement.
[5]	To be included if a Change Notice has not yet been delivered to Company in accordance with the Agreement.

EXHIBIT B

TRIGGER NOTICE

[Date]

[Company’s address]

Attention:

CC:	Cequent

Attention:
Telecopy:

Ladies and Gentlemen:

This is a Trigger Notice as defined in the Imported Goods Agreement dated             , 201    , among you, us[, JPMorgan Chase, N.A.] and                     (“Cequent”) (as currently in effect, the “IGA”). Capitalized terms used in this Trigger Notice have the meanings given them in the IGA.

This Trigger Notice indicates that a Trigger Period has occurred under the IGA and will be in effect until the earlier of (a) the date that Controlling Agent notifies you in writing that such Trigger Period has ended or (b) the date that the IGA is terminated in accordance with Section 9 thereof. Among other things, this Trigger Notice directs you to cease to comply with instructions from Cequent concerning the Imported Goods.

Very truly yours,

[BANK OF AMERICA, N.A. / JPMORGAN CHASE BANK, N.A.]

By:
Name:
Title:

EXHIBIT C-2

to

Loan Agreement

FORM OF VENDOR LIEN WAIVER

See attached.

-- 2 --

VENDOR WAIVER AGREEMENT

, 2015

Bank of America, N.A., as ABL Agent

Attn:
Telecopy:

JPMorgan Chase Bank, N.A., as Term Agent

Attn:
Telecopy:

[Company’s name and address]

Attn:
Telecopy:

Ladies and Gentlemen:

In connection with (a) that certain Loan Agreement dated as of            , 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”) by and among                      (“Company”), certain of Company’s affiliates, the lenders from time to time party thereto (the “ABL Lenders”), and Bank of America, N.A., as agent for the ABL Lenders (“ABL Agent”), and (b) that certain Term Loan Credit Agreement dated as of                  , 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement”, and together with the ABL Credit Agreement, the “Credit Agreements”) by and among Horizon Global Corporation, a Delaware corporation and an affiliate of Company (“Horizon”), the lenders from time to time party thereto (the “Term Lenders”), and JPMorgan Chase Bank, N.A., as agent for the Term Lenders (“Term Agent”, and together with the ABL Agent, the “Agents”), this letter agreement confirms our agreement with regard to the matters set forth below.

To induce the ABL Lenders to extend or to continue to extend loans and other financial accommodations under the ABL Credit Agreement to Company and its affiliates party to the ABL Credit Agreement as borrowers from time to time, and to induce the Term Lenders to extend or to continue to extend loans and other financial accommodations under the Term Loan Credit Agreement to Horizon and its affiliates party to the Term Loan Credit Agreement as borrowers from time to time (it being acknowledged that Company will derive a substantial benefit from the extension of such loans and financial accommodations), in each case based in part on the security of goods (the “Goods”) sold by the undersigned (“Vendor”) from a location outside of the United States of America to Company, and to induce Company from time to time to purchase the Goods, Vendor agrees with ABL Agent, Term Agent and Company as follows:

1) All sales of Goods shall be invoiced in a manner consistent with past practices between Vendor and Company. All invoices shall include the name and address of Vendor and Company, the date of issuance of the invoice, the quantity and type of Goods covered thereby, shipping marks and numbers, shipping details, terms of delivery and confirmation that the sale is made on an open account basis, in each case, to the extent consistent with past practices.

2) Vendor shall be deemed have made a final sale of all Goods to Company which are placed with a carrier for shipment to a port in the United States on the beginning of the seventh day after the carrier transporting such Goods has departed from the port of origin (the “Sale Date”).

3) Vendor waives all of the following rights, effective on the Sale Date: (a) the right to rescind the sale of or to reclaim the Goods; (b) the right to divert or stop shipment of the Goods while in transit or to change shipping instructions with respect to the Goods, whether arising under the Uniform Commercial Code (or any successor statute) as adopted and in force in the State of New York, or any other applicable law; and (c) all right, title or interest in the Goods, including all liens and reservation of title, that Vendor may at any time have with respect to the Goods.

Vendor represents and warrants that (a) it has obtained and will at all times possess all applicable export licenses; (b) no tariff, quota restriction, embargo or other governmental policy restricts or limits the export of any Goods to Company; and (c) the Goods are and will remain free and clear of all liens, claims or encumbrances granted by or through Vendor in favor of any person or entity.

If the foregoing accurately states the terms and conditions of our agreement, please so indicate by executing this letter agreement in the space provided below. When accepted by ABL Agent, Term Agent and Company as signified by their signatures below (notice of such acceptance is hereby waived by Vendor), this letter agreement (a) constitutes an agreement among the parties that shall be governed in all respects by and construed in accordance with the internal laws of the State of New York; (b) may not be amended except by written agreement of the parties (provided, however, that an Agent’s signature to an amendment shall not be necessary if all obligations under or relating to the Credit Agreement to which such Agent is party as of the date hereof have been indefeasibly paid in full, and all commitments under such Credit Agreement have been terminated, in each case as evidenced by a payoff letter that is in full force and effect and signed by such Agent and all other parties thereto); (c) expresses the entire understanding of the parties with respect to the subject matter hereof; and (d) may be enforced by any or all of ABL Agent, Term Agent and Company in any state or federal court of competent jurisdiction in the State of New York. Vendor consents to venue in such jurisdiction, hereby designating                      at                      as Vendor’s agent for service of process.

[Signature Page Follows]

This letter agreement may be executed in any number of counterparts, each of which shall be deemed an original. Any signature delivered by facsimile or electronic transmission shall be deemed to be an original signature hereto. Any communication hereunder shall be in writing and shall be deemed delivered when delivered by courier, or when sent by facsimile (answerback received), or three days after being sent by regular, certified or registered mail, postage prepaid, in each case addressed to the applicable party at its address shown beneath its signature below, or at such other address as the party may hereafter specify to the other parties by notice hereunder.

Very Truly Yours,

[NAME OF VENDOR]

By:
Name:
Title:
Address for Notices:

Attn:
Telecopy:

[Signature Page to Vendor Agreement]

Accepted and Agreed as of             , 20    :

ABL AGENT:

BANK OF AMERICA, N.A.

By:
Name:
Title:
Address for Notices:

Attn:
Telecopy:
TERM AGENT:
JPMORGAN CHASE BANK, N.A.
By:
Name:
Title:
Address for Notices:

Attn:
Telecopy:
COMPANY:
[ ]
By:
Name:
Title:
Address for Notices:

Attn:
Telecopy:

[Signature Page to Vendor Agreement]

EXHIBIT D

to

Loan Agreement

FORM OF GUARANTEE AND COLLATERAL AGREEMENT

See attached.

ABL GUARANTEE AND COLLATERAL AGREEMENT

made by

HORIZON GLOBAL CORPORATION

and certain of its Subsidiaries

in favor of

BANK OF AMERICA, N.A.,

as Agent

Dated as of June 30, 2015

ABL GUARANTEE AND COLLATERAL AGREEMENT

THIS ABL GUARANTEE AND COLLATERAL AGREEMENT (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of June 30, 2015 by and among HORIZON GLOBAL CORPORATION, a Delaware corporation (“Parent Borrower”), CEQUENT PERFORMANCE PRODUCTS, INC., a Delaware corporation (“Cequent Performance”), CEQUENT CONSUMER PRODUCTS, INC., an Ohio corporation (“Cequent Consumer” and together with Parent Borrower and Cequent Performance, collectively, “Borrowers”), certain of the Subsidiaries of the Parent Borrower signatory hereto (the Borrowers and each such Subsidiary a “Grantor”, and collectively, the “Grantors”) and BANK OF AMERICA, N.A., a national banking association (“Agent”), as agent for the Secured Parties.

PRELIMINARY STATEMENT

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit and other financial accommodations to the Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrowers are members of an affiliated group of companies that includes each other Grantor;

WHEREAS, the Borrowers and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit and other financial accommodations under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit and other financial accommodations to the Borrowers under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Agent for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit and other financial accommodations to the Borrowers thereunder, each Grantor hereby agrees with the Agent, for the ratable benefit of the Secured Parties, as follows:

ARTICLE I

DEFINITIONS

1.1 Terms Defined in Credit Agreement. Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

1.2 Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Agreement or in the Credit Agreement are used herein as defined in the UCC.

1.3 Definitions and Rules of Construction. The rules of construction contained in Section 1.4 of the Credit Agreement are incorporated herein by this reference, mutatis mutandis.

1.4 Definitions of Certain Terms Used Herein. As used in this Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:

“ABL Priority Collateral” has the meaning set forth in the Intercreditor Agreement.

“Account Control Agreement” means a Deposit Account Control Agreement or a Securities Account Control Agreement.

“Account Debtor” shall mean any person who is or who may become obligated to any Grantor under, with respect to or on account of an Account, Chattel Paper or General Intangible.

“Accounts” has the meaning set forth in Article 9 of the UCC.

“Article” means a numbered article of this Agreement, unless another document is specifically referenced.

“Chattel Paper” has the meaning set forth in Article 9 of the UCC.

“Collateral” has the meaning set forth in Article III.

“Collateral Deposit Account” means each Deposit Account of a Grantor other than an Excluded Account.

“Commercial Tort Claims” has the meaning set forth in Article 9 of the UCC.

“Control” has the meaning set forth in Article 8 or Section 9-102(b) of Article 9 or, if applicable, shall mean satisfaction of the requirements set forth in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Control Agreement Deadline” has the meaning set forth in Section 8.1(a).

“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Credit Agreement” means that certain Loan Agreement, dated as of June 30, 2015, by and among the Borrowers, the financial institutions party thereto from time to time as Lenders and the Agent, as amended, restated, supplemented, refinanced or otherwise modified from time to time.

“Deposit Account Control Agreement” means with respect to a Deposit Account established by an Obligor (or a Deposit Account of an Obligor in existence as of the Closing Date), an agreement, in form and substance reasonably satisfactory to the Agent, establishing Control of such Deposit Account by the Agent to perfect Agent’s Lien on such Deposit Account and whereby the bank maintaining such Deposit Account agrees to comply only with the instructions originated by the Agent, without the further consent of any Obligor, upon the delivery of a notice of sole control by the Agent.

“Deposit Accounts” has the meaning set forth in Article 9 of the UCC.

“Documents” has the meaning set forth in Article 9 of the UCC.

“Equipment” has the meaning set forth in Article 9 of the UCC.

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“Excluded Accounts” means (a) Excluded Trust Accounts, (b) Deposit Accounts and Securities Accounts of the Grantors containing not more than $50,000 individually or $250,000 in the aggregate at any time, and (c) zero-balance accounts that sweep on a daily basis to an account maintained with Agent or subject to a Deposit Account Control Agreement.

“Excluded Contract” means any contract or agreement to which a Grantor is a party or any governmental permit held by a Grantor to the extent that (a) the terms of such contract, agreement or permit prohibit or restrict the creation, incurrence or existence of the security interest granted hereunder therein or the assignment thereof without the consent of any party thereto other than the Borrowers or any Subsidiary of any Borrower and (b) such prohibition or restriction is permitted under Section 10.2.10 of the Credit Agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other Applicable Law or principles of equity); provided that (i) the term “Excluded Contract” shall not include any rights for any amounts due or to become due pursuant to any Excluded Contract and (ii) the Liens in favor of the Secured Parties shall attach immediately at such time as the condition causing such unenforceability shall be remedied and, to the extent severable, shall attach immediately to any portion of such contract or agreement in which the creation, incurrence or existence of the security interest granted hereunder, or the assignment thereof, as the case may be, is not so prohibited or restricted; provided, further, that such Grantor shall use commercially reasonable efforts to obtain all consents or waivers necessary to permit the grant of Liens in favor of the Secured Parties in such Excluded Contract.

“Excluded Property” means (a) any asset, including, without limitation, Accounts and proceeds of Inventory, of any kind, to the extent that (i) such asset is sold pursuant to any Specified Vendor Receivables Financing and in accordance with the applicable Specified Vendor Receivables Financing Documents and (ii) such sale or intended sale is permitted by Section 10.2.5(c)(ii) of the Credit Agreement, (b) any asset acquired, constructed or improved pursuant to a capital lease or purchase money indebtedness permitted by Section 10.2.1(a)(viii) of the Credit Agreement, (c) Excluded Contracts, (d) any Trademark applications filed in the United States Patent and Trademark Office on the basis of such Grantor’s “intent-to-use” such trademark solely to the extent that, and solely during the period in which, granting a security interest in such Trademark application prior to such filing would adversely affect the enforceability or validity or result in the voiding thereof, unless and until acceptable evidence of use of the Trademark has been filed with and accepted by the United States Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. 1051, et seq.), whereupon such trademark application will, without any further action taken on the part of such Grantor or the Agent, be deemed to constitute Collateral, (e) any shares of Voting Stock of any Foreign Subsidiary, CFC or CFC Holdco in excess of 65% of the issued and outstanding shares of Voting Stock of such Foreign Subsidiary, CFC or CFC Holdco, (f) any property or assets for which the creation or perfection of pledges of, or security interests in, pursuant to the Security Documents would result in material adverse tax consequences to the Obligors, as reasonably determined by the Borrowers in consultation with the Agent, (g) assets in circumstances where the cost of obtaining a security interest in such assets, including, without limitation, the cost of title insurance, surveys or flood insurance (if necessary) would be excessive in light of the practical benefit to the Secured Parties afforded thereby as reasonably determined by the Borrowers and the Agent, (h) any asset subject to a purchase money security interest, capital lease obligations or similar arrangement, in each case, to the extent the grant of a security interest therein would violate or invalidate such purchase money or similar arrangement or create a right of termination in favor of any other party thereto after giving effect to the applicable anti-assignment provisions of the New York UCC or other Applicable Law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the New York UCC or other applicable law notwithstanding such prohibition, (i) any property of a Person existing at the time such Person is acquired or merged with or into or consolidated with any Obligor that is subject to a Lien permitted by Section 10.2.2(e) of the Credit Agreement to the extent and for so long as the contract or other agreement in which such Lien is granted

3

validly prohibits the creation of any other Lien on such property, (j) any Excluded Trust Accounts and (k) Equity Interests in any non-wholly owned Subsidiaries, but only to the extent that (i) the organizational documents or other agreements with equity holders of such non-wholly owned Subsidiaries do not permit or restrict the pledge of such Equity Interests, or (ii) the pledge of such Equity Interests (including any exercise of remedies) would result in a change of control, repurchase obligation or other adverse consequence to any of the Obligors or such Subsidiary.

“Excluded Trust Accounts” means Deposit Accounts or Securities Accounts used exclusively (a) for payroll, taxes or employee benefits, (b) to receive proceeds of Accounts sold to third parties pursuant to Specified Vendor Receivables Financings permitted under the Loan Documents, (c) to hold cash and/or cash equivalents pledged to secure other obligations of the Parent Borrower or any Subsidiary thereof pursuant to Liens permitted under the Loan Documents, (d) as escrow accounts, (e) as fiduciary or trust accounts held exclusively for the benefit of third parties, other than a Grantor and (f) that contain solely deposits permitted by clauses (c) and (d) of the definition of “Permitted Encumbrances” in the Credit Agreement, including in connection with any letters of credit issued pursuant to such clauses, if the documents governing such deposits prohibit the granting of a Lien on such deposits.

“Exhibit” refers to a specific exhibit to this Agreement, unless another document is specifically referenced.

“Fixtures” has the meaning set forth in Article 9 of the UCC.

“General Intangibles” has the meaning set forth in Article 9 of the UCC.

“Goods” has the meaning set forth in Article 9 of the UCC.

“Guarantor Obligations” means with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Article II), whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agent or to the Secured Parties that are required to be paid by such Guarantor pursuant to the terms of this Agreement); provided, that Guarantor Obligations of a Guarantor shall not include its Excluded Swap Obligations.

“Guarantors” means the Grantors; provided that each Grantor shall be considered a Guarantor only with respect to the Primary Obligations of any other Obligor.

“Instruments” has the meaning set forth in Article 9 of the UCC.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement, misappropriation or violation thereof, including the right to receive all proceeds and damages therefrom.

“Inventory” has the meaning set forth in Article 9 of the UCC.

“Investment Property” has the meaning set forth in Article 9 of the UCC.

“Letter-of-Credit Rights” has the meaning set forth in Article 9 of the UCC.

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“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Lock Boxes” has the meaning set forth in Section 8.1(a).

“Lock Box Agreements” has the meaning set forth in Section 8.1(a).

“Obligations” means, with respect to any Grantor, the collective reference to its Primary Obligations and its Guarantor Obligations; provided, that Obligations of a Grantor shall not include its Excluded Swap Obligations.

“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisionals, continuations, renewals and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.

“Pledged Chattel Paper” means all Chattel Paper, but only to the extent not constituting Excluded Property.

“Pledged Collateral” means all Instruments, Securities and other Investment Property of the Grantors (other than Excluded Property), whether or not physically delivered to the Agent pursuant to this Agreement.

“Pledged Securities” means any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Primary Obligations” means, with respect to any Obligor, the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Obligor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, all Secured Bank Product Obligations and all other obligations and liabilities of such Obligor to the Agent or any other Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, any other Loan Document (other than such Obligor’s Guarantor Obligations under this Agreement) or any other document made, delivered or given in connection herewith or therewith (other than such Obligor’s Guarantor Obligations under this Agreement), whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Agent or to any other Secured Party that are required to be paid by such Obligor pursuant to the terms of any of the foregoing agreements) or otherwise (including fees and expenses incurred after the maturity of the Loans and fees and expenses incurred after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Obligor, whether or not a claim for post-filing or post-petition fees and expenses is allowed in such proceeding); provided, that Primary Obligations of an Obligor shall not include its Excluded Swap Obligations.

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“Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivables” means the Accounts, Chattel Paper, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Secured Parties” means the collective reference to the Agent, Issuing Bank, Lenders and Secured Bank Product Providers.

“Securities Account” has the meaning set forth in Article 8 of the UCC.

“Securities Account Control Agreement” means with respect to a Securities Account established by an Obligor (or a Securities Account of an Obligor in existence as of the Closing Date), an agreement, in form and substance reasonably satisfactory to the Agent, establishing Control of such Securities Account by the Agent to perfect Agent’s Lien on such Securities Account and whereby the bank or other financial institution maintaining such Securities Account agrees to comply only with the instructions originated by the Agent without the further consent of any Obligor upon the delivery of a notice of sole control by the Agent.

“Securities Intermediary” has the meaning set forth in Article 8 of the UCC.

“Security” has the meaning set forth in Article 8 of the UCC.

“Specified Permitted Liens” means the Liens permitted under Sections 10.2.2(a) and 10.2.2(r) of the Credit Agreement, provided that such Liens on the Collateral securing the obligations of the Obligors under the Term Loan Documents remain subject to the Intercreditor Agreement.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which the Grantors shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interests constituting Collateral, any right to receive Equity Interests and any right to receive earnings, in which the Grantors now have or hereafter acquire any right, issued by an issuer of such Equity Interests.

“Supporting Obligations” has the meaning set forth in Article 9 of the UCC.

“Term Agent” means the “Term Agent”, as defined in the Intercreditor Agreement.

“Term Priority Collateral” means the “Term Priority Collateral”, as defined in the Intercreditor Agreement.

“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (d) all rights to sue for past, present, and future infringements of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

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“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Agent’s or any Lender’s Lien on any Collateral.

“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even where the right so to vote has been suspended by the happening of such a contingency.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

GUARANTEE

2.1 Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Obligors when due (whether at the stated maturity, by acceleration or otherwise) of the Primary Obligations of the Obligors.

(b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to fraudulent conveyances or transfers or the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c) Each Guarantor agrees that the Primary Obligations of the Obligors may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Article II or affecting the rights and remedies of the Agent or any Lender hereunder.

(d) The guarantee contained in this Article II shall remain in full force and effect until the Full Payment of all the Primary Obligations of the Obligors (other than contingent obligations for indemnification, expense reimbursement, tax gross-up or yield protection in each case as to which no claim has been asserted or is reasonably expected to be asserted) and the obligations of each Guarantor under the guarantee contained in this Article II, notwithstanding that from time to time during the term of the Credit Agreement the Obligors may be free from any Primary Obligations.

(e) No payment made by any Borrower, any other Obligor, any of the Guarantors, any other guarantor or any other Person or received or collected by the Agent or any Lender from any Borrower, any other Obligor, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Primary Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Primary Obligations of the Obligors or any payment received or collected from such Guarantor in respect of the Primary Obligations of the

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Obligors), remain liable for the Primary Obligations of the Obligors up to the maximum liability of such Guarantor hereunder until the Full Payment of the Primary Obligations of the Obligors (other than contingent obligations for indemnification, expense reimbursement, tax gross-up or yield protection in each case as to which no claim has been asserted or is reasonably expected to be asserted).

2.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Secured Parties, and each Guarantor shall remain liable to the Secured Parties for the full amount guaranteed by such Guarantor hereunder.

2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Agent or any other Secured Party against any Borrower, any other Obligor or any other Guarantor or any collateral security or guarantee or right of offset held by the Agent or any other Secured Party for the payment of the Primary Obligations of the Obligors, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any Borrower, any other Obligor or any other Guarantor in respect of payments made by such Guarantor hereunder, until the Full Payment of all amounts owing to the Agent and the other Secured Parties by the Obligors on account of the Primary Obligations (other than contingent obligations for indemnification, expense reimbursement, tax gross-up or yield protection in each case as to which no claim has been asserted or is reasonably expected to be asserted). If any amount shall be paid to any Guarantor on account of such subrogation rights at any time prior to the Full Payment of all of the Primary Obligations of the Obligors (other than contingent obligations for indemnification, expense reimbursement, tax gross- up or yield protection in each case as to which no claim has been asserted or is reasonably expected to be asserted), such amount shall be held by such Guarantor in trust for the Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Agent, if required), to be applied against the Primary Obligations of the Obligors, whether matured or unmatured, in such order as the Agent may determine.

2.4 Amendments, etc. with respect to the Primary Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Primary Obligations of the Obligors made by the Agent or any other Secured Party may be rescinded by the Agent or such other Secured Party and any of the Primary Obligations of the Obligors continued, and the Primary Obligations of the Obligors, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agent or any other Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Agent or any other Secured Party for the payment of the Primary Obligations of the Obligors may be sold, exchanged, waived, surrendered or released. Neither the Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Primary Obligations of the Obligors or for the guarantee contained in this Article II or any property subject thereto.

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2.5 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Primary Obligations of the Obligors and notice of or proof of reliance by the Agent or any other Secured Party upon the guarantee contained in this Article II or acceptance of the guarantee contained in this Article II; the Primary Obligations of the Obligors, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Article; and all dealings between the Obligors, on the one hand, and the Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article II. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Borrower, any other Obligor or any of the Guarantors with respect to the Primary Obligations of the Obligors. Each Guarantor understands and agrees that the guarantee contained in this Article II shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Primary Obligations of the Obligors or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Borrower or any other Person against the Agent or any other Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Borrower, any other Obligor or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Obligors for the Primary Obligations, or of such Guarantor under the guarantee contained in this Article II, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Borrower, any other Obligor, any other Guarantor or any other Person or against any collateral security or guarantee for the Primary Obligations of the Obligors or any right of offset with respect thereto, and any failure by the Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Borrower, any other Obligor, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower, any other Obligor with Primary Obligations, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agent or any other Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6 Reinstatement. The guarantee contained in this Article II shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Primary Obligations of the Obligors is rescinded or must otherwise be restored or returned by the Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower, any other Obligor or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower, any other Obligor or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Agent without set-off or counterclaim by wire transfer of immediately available funds to such account of the Agent as may be designated from time to time by the Agent in writing to the Borrower Agent.

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ARTICLE III

GRANT OF SECURITY INTEREST

Each Grantor hereby pledges, assigns and grants to the Agent, on behalf of and for the benefit of the Secured Parties, to secure the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of the Grantors, a security interest in all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which will be collectively referred to as the “Collateral”), including:

(a) all Accounts;

(b) all Chattel Paper;

(c) all Deposit Accounts;

(d) all Documents (other than title documents with respect to Vehicles);

(e) all Equipment;

(f) all Fixtures;

(g) all General Intangibles;

(h) all Goods;

(i) all Instruments;

(j) all Intellectual Property;

(k) all Inventory;

(l) all Investment Property;

(m) all cash or cash equivalents, including without limitation all Cash Collateral held from time to time, whether held in a Cash Collateral Account or otherwise;

(n) all letters of credit, Letter-of-Credit Rights and Supporting Obligations;

(o) all Commercial Tort Claims;

(p) all accessions to, substitutions for and replacements, proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;

(q) all other property not otherwise described above (except for any property specifically excluded from any clause in this section above, and any property specifically excluded from any defined term used in any clause of this section above);

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(r) all books and records pertaining to the Collateral; and

(s) to the extent not otherwise included in the foregoing, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that notwithstanding any of the other provisions set forth in this Agreement or the other Loan Documents, no Excluded Property shall constitute Collateral under this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit and other financial accommodations to the Borrowers thereunder, each Grantor hereby represents and warrants to the Agent and each Lender that:

4.1 Title, Perfection and Priority. Such Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a security interest hereunder and has full power and authority to grant to the Agent the security interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained. When financing statements naming such Grantor as debtor and the Agent as secured party and providing a description of the Collateral with respect to which such Grantor has purported to grant a security interest hereunder have been filed in the appropriate offices against such Grantor in the locations listed on Schedule 1.04 to the Perfection Certificate delivered on the Closing Date (or specified by notice from the Borrower Agent to the Agent after the Closing Date in the case of filings, recordings or registrations required by Section 10.1.9 of the Credit Agreement), the Agent will have a fully perfected first priority security interest, subject only to Liens permitted under Section 5.1(e), in that Collateral of the Grantor in which a security interest may be perfected by filing of an initial financing statement in the appropriate office against such Grantor; provided that the filing of this Agreement (or a fully executed short-form agreement in form and substance reasonably satisfactory to the Agent) with the United States Patent and Trademark Office and the United States Copyright Office or any successor office thereof is necessary to perfect the security interest of the Agent in respect of any United States issued and applied for Patents, United States federally registered and applied for Trademarks and United States registered and applied for Copyrights acquired by such Grantor after the date hereof. When the Agent (or its agent or designee, including without limitation to the Term Agent, as Agent’s agent for perfection pursuant to Section 3.2 of the Intercreditor Agreement) takes possession or Control of all Collateral with respect to which a security interest may only be perfected by possession or Control, the Agent will have a fully perfected first priority (or such other priority required by the Intercreditor Agreement) security interest, subject only to Liens permitted under Section 5.1(e), in such Collateral.

Such Grantor represents and warrants that fully executed security agreements in the form hereof (or a fully executed short-form agreement in form and substance reasonably satisfactory to the Agent) and containing a description of all Collateral consisting of Intellectual Property with respect to United States issued Patents and Patent applications and United States federally registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered (and applied for) Copyrights have been delivered to the Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office or any successor office thereof pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, to establish a legal, valid and perfected security interest in favor of the Agent (for the benefit of the Secured Parties) in

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respect of all Collateral consisting of United States issued Patents and Patent applications and United States federally registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered (and applied for) Copyrights in which a security interest may be perfected by filing or recording in the United States Patent and Trademark Office and the United States Copyright Office or any successor office thereof. When such security agreements or short-form agreements have been filed in the United States Patent and Trademark Office and the United States Copyright Office against such Grantor, the Agent will have a fully perfected first priority (or such other priority required by the Intercreditor Agreement) security interest, subject only to Liens permitted under Section 5.1(e), in respect of all Collateral consisting of United States issued Patents and Patent applications and United States federally registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered (and applied for) Copyrights in which a security interest may be perfected by filing or recording in such offices, and no further or subsequent filing or recording will be necessary (other than the financing statements referred to in the paragraph above and such actions as are necessary to perfect the security interest in favor of the Agent (for the benefit of the Secured Parties) with respect to any Collateral consisting of United States issued Patents and Patent applications and United States federally registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered (and applied for) Copyrights acquired by such Grantor after the date hereof). None of the Grantors shall be required, nor is the Agent authorized, to perfect the security interests granted by this Agreement with respect to Intellectual Property arising out of or located outside of the United States.

4.2 Type and Jurisdiction of Organization; Organizational and Identification Numbers. The type of entity of such Grantor, its state of organization, the organizational number issued to it by its state of organization and its federal employer identification number, in each case as of the Closing Date, are set forth on Exhibit A.

4.3 Principal Location. The address of such Grantor’s chief executive office as of the Closing Date and each other location where such Grantor maintains its books and records relating to any material portion of the Collateral, including accounts receivable and General Intangibles, are disclosed in Exhibit B.

4.4 Absence of Other Liens. The Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 10.2.2 of the Credit Agreement. Such Grantor has not filed or consented to the filing of (a) any financing statement or analogous document under the Uniform Commercial Code or any other Applicable Laws covering any Collateral, (b) any assignment in which such Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (c) any assignment in which such Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 10.2.2 of the Credit Agreement. Such Grantor does not hold any Commercial Tort Claim with a value in excess of $500,000 as of the Closing Date except as indicated on the Perfection Certificate.

4.5 Deposit Accounts. All of such Grantor’s Deposit Accounts and Securities Accounts in existence on the Closing Date are listed on Exhibit E.

4.6 [Reserved.]

4.7 Chattel Paper. Such Grantor’s Pledged Chattel Paper is maintained at its chief executive office set forth in Exhibit B. None of the Pledged Chattel Paper has any marks or notations indicating

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that it has been pledged, assigned or otherwise conveyed to any Person, other than those that have been terminated. The names of the obligors, amounts owing, due dates and other information with respect to its Pledged Chattel Paper are and will be correctly stated in all material respects in all records of such Grantor relating thereto.

4.8 Accounts and Chattel Paper. The names of the obligors, amounts owing, due dates and other information with respect to its Accounts and Chattel Paper are and will be correctly stated in all material respects in all records of such Grantor relating thereto.

4.9 Intellectual Property. Exhibit C sets forth a true and complete list of (i) each registered or applied for United States Patent, Trademark or Copyright owned by each Grantor as of the Closing Date (other than expired, abandoned or lapsed properties) and (ii) all Licenses under which a Grantor is an exclusive licensee of a registered or applied for Patent, Trademark or Copyright. All Intellectual Property listed on Exhibit C is subsisting and unexpired, and to the knowledge of such Grantor, valid and enforceable.

4.10 [Reserved.]

4.11 Pledged Collateral.

(a) Exhibit D sets forth a complete and accurate list of all Pledged Securities (provided that, with respect to Pledged Securities constituting promissory notes and debt securities, Exhibit D only sets forth such Pledged Securities evidencing Debt having an aggregate principal amount in excess of $500,000, payable or due to such Grantor by or from any other Person (including any other Grantor)) owned by such Grantor as of the Closing Date, including without limitation a list of (i) all the issued and outstanding Equity Interests constituting Pledged Collateral owned by such Grantor (other than any Equity Interests maintained in a securities account identified on Schedule 3.03 of the Perfection Certificate delivered on the Closing Date), and an indication of whether such Equity Interests are certificated and (ii) the percentage of the outstanding Equity Interests of each class of each issuer on a fully diluted basis owned by such Grantor. As of the Closing Date, such Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Securities listed on Exhibit D as being owned by it, free and clear of any Liens, except for the security interest granted to the Agent for the benefit of the Secured Parties hereunder, Permitted Encumbrances and Specified Permitted Liens. Such Grantor further represents and warrants that (i) all Pledged Collateral (solely with respect to Pledged Collateral issued by a Person other than a wholly owned Subsidiary of a Grantor, to the best of the Grantors’ knowledge) owned by it constituting Equity Interests has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized and validly issued and are fully paid and non-assessable, (ii) with respect to any certificates delivered to the Agent (or its agent or designee, including without limitation to the Term Agent, as Agent’s agent for perfection pursuant to Section 3.2 of the Intercreditor Agreement) representing Equity Interests, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed the Agent so that the Agent may take steps to perfect its security interest therein as a General Intangible; (iii) all such Pledged Collateral held by a Securities Intermediary (other than in an Excluded Account) is covered by a control agreement among such Grantor, the Securities Intermediary and the Agent pursuant to which the Agent has Control; provided that no such control agreements shall be required prior to the Control Agreement Deadline and (iv) all Pledged Collateral which represents Debt owed to such Grantor (solely with respect to Pledged Collateral issued by a Person other than a wholly owned Subsidiary of a Grantor, to the best of the Grantors’ knowledge) has been duly authorized, authenticated or issued and delivered by the issuer of such Debt, is the legal, valid and binding obligation of such issuer and such issuer is not in default thereunder.

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(b) In addition, (i) the pledge of the Pledged Collateral pursuant to this Agreement does not violate Regulation T, U or X of the Federal Reserve Board or any successor thereto, (ii) to the best of such Grantor’s knowledge, none of the Pledged Collateral owned by it has been issued or transferred in material violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (iii) as of the Closing Date there are existing no options, warrants, calls or commitments of any character whatsoever (A) relating to such Pledged Collateral or (B) which obligate the issuer of any Equity Interests included in the Pledged Collateral that is a direct or indirect subsidiary of any Borrower to issue additional Equity Interests, and (iv) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any governmental authority or any other Person is required for the pledge by such Grantor of such Pledged Collateral pursuant to this Agreement or for the execution, delivery and performance of this Agreement by such Grantor, or for the exercise by the Agent of the voting or other rights provided for in this Agreement in accordance with the Intercreditor Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally, or where the absence of which could not reasonably be expected to have a Material Adverse Effect.

4.12 Collateral Locations. As of the Closing Date, the locations of such Grantor’s tangible Collateral, other than Inventory in transit, are set forth on Schedules 2.02, 2.03 and 2.04 of the Perfection Certificate delivered on the Closing Date.

ARTICLE V

COVENANTS

From the date of this Agreement, and thereafter until this Agreement is terminated, each Grantor agrees that:

5.1 General.

(a) Collateral Records. Such Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral, and, at such time or times as the Agent may reasonably request, promptly to prepare and deliver to the Agent a duly certified schedule or schedules in form and detail satisfactory to the Agent showing the identity, amount and location of any and all Collateral.

(b) Authorization to File Financing Statements; Ratification. Such Grantor hereby authorizes the Agent to file, and if requested will deliver to the Agent, all financing statements and other documents and take such other actions as may from time to time be reasonably requested by the Agent in order to maintain a first priority perfected security interest (subject to the Intercreditor Agreement) in and, if applicable, Control of, the Collateral of such Grantor. Any financing statement filed by the Agent may be filed in any filing office in any applicable UCC jurisdiction and may (i) indicate such Grantor’s Collateral (1) as “all assets of the Grantor” or words of similar effect, regardless of whether any particular asset included in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (2) by any other description which reasonably approximates the description contained in this Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor. Such Grantor also agrees to furnish any such information described in the foregoing sentence to the Agent promptly upon request.

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(c) Further Assurances. Such Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Agent may from time to time reasonably request to better assure, preserve, protect and perfect the security interest of the Secured Parties in the Collateral and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Liens hereunder and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount in excess of $500,000 payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately pledged and promptly delivered to the Agent, duly endorsed in a manner satisfactory to the Agent.

(d) Disposition of Collateral. Such Grantor shall not make or permit to be made an assignment for security, pledge or hypothecation of the Collateral or grant any other Lien in respect of the Collateral, except as expressly permitted by the Credit Agreement. Such Grantor shall not make or permit to be made any transfer of the Collateral and such Grantor shall remain at all times in possession of the Collateral owned by it, except that (a) Inventory may be sold in the Ordinary Course of Business and (b) unless and until the Agent notifies the Borrower Agent that an Event of Default has occurred and is continuing and that during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Collateral (which notice may be given by telephone if promptly confirmed in writing), such Grantor may use and dispose of the Collateral in any lawful manner not prohibited by this Agreement, the Credit Agreement or any other Loan Document.

(e) Liens. Such Grantor will not create, incur, or suffer to exist any Lien on the Collateral owned by it except for Liens permitted by the Credit Agreement.

(f) Other Financing Statements. Such Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement naming the Agent as secured party without the prior written consent of the Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

(g) Protection of Security. Such Grantor shall, at its own cost and expense and at the request of the Agent, take any and all commercially reasonable actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Agent in the Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 10.2.2 of the Credit Agreement.

(h) Compliance with Terms. Such Grantor shall remain liable, as between itself and any relevant counterparty, to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and such Grantor jointly and severally agrees to indemnify and hold harmless the Agent and the Secured Parties from and against any and all liability for such performance.

5.2 Receivables.

(a) Certain Agreements on Receivables. Except with respect to Excluded Property, during a Dominion Trigger Period, such Grantor will not, without the Agent’s prior written consent, grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same

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for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged.

(b) Collection of Receivables. Except as otherwise provided in this Agreement, such Grantor will use commercially reasonable efforts to collect and enforce, at such Grantor’s sole expense and as appropriate in its commercially reasonable business judgment, all amounts due or hereafter due to such Grantor under the Receivables owned by it.

(c) Delivery of Invoices. Such Grantor will deliver to the Agent promptly upon its request after the occurrence and during the continuation of an Event of Default duplicate invoices with respect to each Account owned by it bearing such language of assignment as the Agent shall reasonably specify.

(d) Assignment of Security Interest. If at any time such Grantor shall take a security interest in any property of an Account Debtor or any other person to secure payment and performance of an Account (except with respect to Excluded Property), such Grantor shall promptly assign such security interest to the Agent. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other person granting the security interest.

(e) Electronic Chattel Paper and Transferable Records. If such Grantor at any time holds or acquires an interest with a value in excess of $500,000 in any Electronic Chattel Paper or any “transferable record,” as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Agent thereof and, at the request of the Agent, shall take such action as the Agent may reasonably request to vest in the Agent control under UCC §9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Agent agrees with such Grantor that the Agent will arrange, pursuant to procedures satisfactory to the Agent and so long as such procedures will not result in the Agent’s loss of control, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC §9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or §16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record.

5.3 Inventory and Equipment; Inspection Rights.

(a) [Reserved.]

(b) Returned Inventory. In the event any Account Debtor returns Inventory to such Grantor when an Event of Default exists, such Grantor shall upon the request of the Agent (i) hold the returned Inventory in trust for the Agent, (ii) segregate all returned Inventory from all of its other property, (iii) dispose of the returned Inventory solely according to the Agent’s written instructions and (iv) not issue any credits or allowances with respect thereto without the Agent’s prior written consent. All returned Inventory shall be subject to the Agent’s Liens thereon.

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(c) Inventory Count. Without limiting the Agent’s right to undertake inventory counts and other physical examinations of the Collateral in connection with any field examination or other inspection to which the Agent is entitled pursuant to and in accordance with the terms of the Credit Agreement, such Grantor shall, at least once per calendar year (and on a more frequent basis if requested by Agent when an Event of Default exists), validate inventory in a manner consistent with historical practices and shall provide to Agent a report based on each such inventory promptly upon completion thereof, together with such supporting information as Agent may request. Agent may, when an Event of Default exists, participate in and observe each inventory count. Such Grantor, at its own expense, shall deliver to the Agent the results of each physical inventory count which such Grantor has made, or has caused any other Person to make on its behalf, of all or any portion of its Inventory.

5.4 Delivery of Tangible Chattel Paper. If such Grantor shall at any time hold or acquire any Tangible Chattel Paper with a value in excess of $500,000, such Grantor shall promptly endorse, assign and deliver the same to the Agent (or its agent or designee, including without limitation to the Term Agent, as Agent’s agent for perfection pursuant to Section 3.2 of the Intercreditor Agreement), accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time reasonably request (which may take the form of Exhibit F hereto).

5.5 Uncertificated Securities. If any securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall promptly notify the Agent thereof and, at the Agent’s reasonable request and option, pursuant to an agreement in form and substance satisfactory to the Agent, either (i) cause the issuer to agree to comply with instructions from the Agent (or its agent or designee, including without limitation to the Term Agent, as Agent’s agent for perfection pursuant to Section 3.2 of the Intercreditor Agreement) as to such securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Agent (or its agent or designee, including without limitation to the Term Agent, as Agent’s agent for perfection pursuant to Section 3.2 of the Intercreditor Agreement) to become the registered owner of the securities.

5.6 Pledged Collateral.

(a) [Reserved.]

(b) Registration of Pledged Collateral. Such Grantor will permit any registerable Pledged Collateral owned by it to be registered in the name of the Agent or its nominee at any time at the request of the Agent during the continuance of an Event of Default. Such Grantor will promptly give to the Agent copies of any notices or other communications received by it with respect to Pledged Collateral registered in the name of such Grantor during the continuance of an Event of Default. The Agent shall at all times during the continuance of an Event of Default have the right to exchange the certificates representing Pledged Collateral for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

(c) Exercise of Rights in Pledged Collateral.

(i) Without in any way limiting the foregoing and subject to clause (ii) below, such Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral owned by it for all purposes not inconsistent with this Agreement, the Credit Agreement or any other Loan Document; provided, however, that each Grantor agrees that it shall not exercise any such right for any purpose prohibited by the terms of, or if the result thereof could materially and adversely affect the rights inuring to a holder of the Pledged Collateral or the rights and remedies of any of the Secured Parties under, this Agreement or the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

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(ii) Such Grantor will permit the Agent or its nominee at any time after the occurrence and during the continuation of an Event of Default, without notice, to exercise all voting rights or other rights relating to the Pledged Collateral owned by it, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interests or Investment Property constituting such Pledged Collateral as if it were the absolute owner thereof.

(iii) Unless an Event of Default shall have occurred and be continuing, such Grantor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Collateral owned by it to the extent not in violation of the Credit Agreement. If an Event of Default shall occur and be continuing and the Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, the Agent shall have the right to receive all such cash dividends, interest, payments and other Proceeds paid in respect of the Pledged Collateral.

5.7 Intellectual Property.

(a) Such Grantor shall notify the Agent immediately if it knows or has reason to know that any application or registration relating to any material Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court, but excluding routine matters during the course of any prosecution of applications before the United States Patent and Trademark Office, the United States Copyright Office or any similar authority or successor office thereof) regarding such Grantor’s ownership of any material Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(b) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall (i) file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office or the United States Copyright Office or any successor office thereof or (ii) acquire any United States issued Patents or Patent applications, United States federally registered Trademarks (or Trademarks for which United States registration applications are pending) or United States registered (or applied for) Copyrights, such Grantor shall report such filing or acquisition to the Agent within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of such Grantor and within 90 days after the end of each Fiscal Year of such Grantor. Promptly after the provision of such reports, such Grantor shall execute and deliver to the Agent, and have recorded with the United States Patent and Trademark Office or the United States Copyright Office or any successor office thereof, one or more security agreements or short-form agreements, as applicable, as described in Section 4.1 of this Agreement and any and all other agreements, instruments, documents, and papers as the Agent may reasonably request to evidence the Agent’s and the Secured Parties’ first priority (junior only to the security interests under the Term Loan Documents) security interest in any Copyright, Patent or Trademark and the goodwill of such Grantor relating thereto or represented thereby.

(c) Such Grantor shall take all actions necessary to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of its Patents, Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless such Grantor (in its reasonable business judgment) or the Agent shall reasonably determine that such Patent, Trademark or Copyright is in no way material to the conduct of such Grantor’s business.

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(d) Such Grantor shall, unless it shall reasonably determine that such Patent, Trademark or Copyright is in no way material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as the Agent shall reasonably deem appropriate under the circumstances to protect such Patent, Trademark or Copyright. In the event that such Grantor institutes suit because any of its Patents, Trademarks or Copyrights constituting Collateral is infringed upon, or misappropriated or diluted by a third party, such Grantor shall comply with Section 5.8.

(e) Notwithstanding the foregoing provisions of this Section 5.7 or elsewhere in this Agreement, nothing in this Agreement shall prevent any Grantor from abandoning or discontinuing the use or maintenance of any Intellectual Property that is immaterial to the conduct of its business, or from failing to take action to enforce license agreements or pursue actions against infringers or take any other actions with respect to such Intellectual Property, if such Grantor determines in its reasonable business judgment that such abandonment, discontinuance, or failure to take action is desirable in the conduct of its business.

5.8 Commercial Tort Claims. If such Grantor shall at any time hold or acquire a Commercial Tort Claim having a value in excess of $500,000, the Grantor shall promptly notify the Agent thereof in a writing signed by such Grantor, including a summary description of such claim, and enter into an amendment to this Agreement, in the form of Exhibit F hereto, granting to the Agent a first priority (or such other priority required by the Intercreditor Agreement) security interest therein and in the proceeds thereof.

5.9 Letter-of-Credit Rights. If such Grantor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of such Grantor with a value in excess of $500,000, such Grantor shall promptly notify the Agent thereof and, at the request and option of the Agent, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Agent, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Agent to become the transferee beneficiary of the letter of credit, with the Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred or is continuing.

5.10 [Reserved.]

5.11 Documents Collateral; Collateral in the Possession of Third Parties. Except with respect to Documents governed by a Lien Waiver in form and substance satisfactory to the Agent (which Documents shall be subject to the terms of such Lien Waiver), each Grantor shall promptly notify Agent in writing if, after the Closing Date, while any Eligible In-Transit Inventory Trigger Period is in effect, such Grantor obtains any interest in any Collateral consisting of Documents relating to Eligible In-Transit Inventory included in the calculation of the Borrowing Base and, upon Agent’s request, shall promptly take such actions as Agent deems appropriate to effect Agent’s duly perfected, first priority (or such other priority required by the Intercreditor Agreement) Lien upon such Collateral, including obtaining any appropriate possession (subject to the terms of the Intercreditor Agreement). If any Collateral owned by such Grantor is in the possession of a third party, if requested by Agent when an Event of Default exists, such Grantor shall use commercially reasonable efforts obtain a Lien Waiver in favor of Agent from the third party holding such the Collateral.

5.12 No Interference. Such Grantor agrees that it will not interfere with any right, power and remedy of the Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Agent of any one or more of such rights, powers or remedies.

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5.13 Insurance. Such Grantor, at its own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with Section 10.1.7 of the Credit Agreement. Each Grantor agrees to deliver to Agent, promptly as rendered, copies of all reports made to insurance companies. While no Event of Default exists, Grantors may settle, adjust or compromise any insurance claim, as long as the proceeds are delivered to Agent and/or the Term Agent as required pursuant to the Loan Documents, the Term Loan Documents and the Intercreditor Agreement. If an Event of Default exists, upon prior notice from the Agent to the Grantors of its intention to exercise such rights, Grantors shall cease to have any such rights and subject to the Intercreditor Agreement only Agent and/or Term Loan Agent shall be authorized to settle, adjust and compromise such claims. In the event that any Grantor at any time or times fails to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Agent deems advisable. All sums disbursed by the Agent in connection with this Section 5.13, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Agent and shall be additional Obligations secured hereby.

5.14 Change of Name; Location of Collateral; Place of Business. Such Grantor agrees promptly to notify the Agent in writing of any change (i) in such Grantor’s legal name, (ii) in the location of such Grantor’s chief executive office, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in such Grantor’s identity or structure or (iv) in such Grantor’s jurisdiction of organization. Such Grantor agrees not to effect or permit any change referred to in the preceding sentence unless written notice has been delivered to the Agent, together with all applicable information to enable the Agent to make all filings under the Uniform Commercial Code or otherwise that are required in order for the Agent to continue at all times following such change to have a valid, legal and perfected first priority (or such other priority required by the Intercreditor Agreement) Lien upon all the Collateral. Such Grantor agrees promptly to notify the Agent if any material portion of the Collateral owned or held by such Grantor is damaged or destroyed.

5.15 Credit Agreement Covenants. Such Grantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Grantor or any of its Subsidiaries.

5.16 Delivery of the Pledged Equity.

(a) Each Grantor agrees promptly to deliver or cause to be delivered to the Agent (or its agent or designee, including without limitation to the Term Agent, as Agent’s agent for perfection pursuant to Section 3.2 of the Intercreditor Agreement), for the benefit of the Secured Parties, any and all Pledged Securities; provided that the Grantors shall only be required to deliver Pledged Securities evidencing Debt to the extent the principal amount thereof exceeds $500,000.

(b) Each Grantor will cause any Debt for borrowed money having an aggregate principal amount in excess of $500,000 owed to such Grantor by any Person to be evidenced by a duly executed promissory note that is pledged and delivered to the Agent, for the benefit of the Secured Parties, pursuant to the terms hereof.

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(c) Upon delivery to the Agent, any Pledged Securities shall be accompanied by stock or security powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Agent and by such other instruments and documents as the Agent may reasonably request (subject to the Collateral and Guarantee Requirement). Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be deemed to supplement Exhibit D and made a part thereof; provided that failure to supplement Exhibit D shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

ARTICLE VI

EVENTS OF DEFAULT AND REMEDIES

6.1 Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default, the Agent may exercise any or all of the following rights and remedies:

(i) those rights and remedies provided in this Agreement (including without limitation pursuant to Section 7.2 hereof), the Credit Agreement, or any other Loan Document; provided that this Section 6.1(a) shall not be understood to limit any rights or remedies available to the Agent and the Secured Parties prior to an Event of Default;

(ii) those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other Applicable Law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;

(iii) give notice of sole control or any other instruction under any Account Control Agreement or any other control agreement with any Securities Intermediary and take any action therein with respect to such Collateral (without limitation of Agent’s rights and remedies during a Dominion Trigger Period);

(iv) without notice (except as specifically provided in Section 9.1 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Agent may deem commercially reasonable; and

(v) concurrently with written notice to the applicable Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, exercise the voting and all other rights as a holder with respect thereto, collect and receive all cash dividends, interest, principal and other distributions made thereon and otherwise act with respect to the Pledged Collateral as though the Agent was the outright owner thereof.

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(b) The Agent, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c) The Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase (including by credit bidding) for the benefit of the Agent and the Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption each Grantor hereby expressly releases.

(d) Until the Agent is able to effect a sale, lease, or other disposition of Collateral, the Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Agent. The Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Agent’s remedies (for the benefit of the Agent and Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(e) [Reserved].

(f) Notwithstanding the foregoing, neither the Agent nor any other Secured Party shall be required to (i) make any demand upon, or pursue or exhaust any of its rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(g) Each Grantor recognizes that the Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the applicable Grantor and the issuer would agree to do so.

6.2 Grantor’s Obligations Upon Default. Upon the request of the Agent after the occurrence and during the occurrence and continuance of an Event of Default, each Grantor will:

(a) assemble and make available to the Agent the Collateral and all books and records relating thereto at any place or places reasonably specified by the Agent, whether at a Grantor’s premises or elsewhere;

(b) permit the Agent, by the Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy;

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(c) prepare and file, or cause an issuer of Pledged Collateral to prepare and file, with the Securities and Exchange Commission or any other applicable government agency, registration statements, a prospectus and such other documentation in connection with the Pledged Collateral as the Agent may request, all in form and substance satisfactory to the Agent, and furnish to the Agent, or cause an issuer of Pledged Collateral to furnish to the Agent, any information regarding the Pledged Collateral in such detail as the Agent may specify;

(d) take, or cause an issuer of Pledged Collateral to take, any and all actions necessary to register or qualify the Pledged Collateral to enable the Agent to consummate a public sale or other disposition of the Pledged Collateral; and

(e) at its own expense, cause the independent certified public accountants then engaged by each Grantor to prepare and deliver to the Agent, at any time, and from time to time, promptly upon the Agent’s request, the following reports with respect to the applicable Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts.

6.3 Grant of Intellectual Property License. For the exclusive purpose of enabling the Agent to exercise rights and remedies under this Agreement at such time as the Agent shall be lawfully entitled to exercise such rights and remedies at any time upon the occurrence and during the continuance of an Event of Default, each Grantor hereby (a) grants to the Agent a non-exclusive, irrevocable (until the termination of this Agreement) license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense any rights in, to or under any or all Intellectual Property now owned or hereafter acquired by such Grantor, wherever such Intellectual Property may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (b) irrevocably agrees that the Agent may, upon the occurrence and during the continuation of an Event of Default, sell any of such Grantor’s Inventory directly to any Person, including, without limitation, Persons who have previously purchased such Grantor’s Inventory from any Grantor and in connection with any such sale or other enforcement of the Agent’s rights under this Agreement, may sell Inventory which bears any Trademark owned by or licensed to any Grantor and any Inventory that is covered by any Copyright owned by or licensed to any Grantor and the Agent may finish any work in process and affix any Trademark owned by or licensed to any Grantor and sell such Inventory as provided herein (it being understood that the Trademarks and Copyrights licensed to any such Grantor shall be subject to, and as permitted by, the terms of licenses governing such licensed Trademarks and Copyrights); provided, however, that nothing in this Section 6.3 shall require any Grantor to grant any license that is prohibited by any rule of law, statute or regulation, or is prohibited by, or constitutes a breach or default under or results in the termination of any contract, license, agreement, instrument or other document. With respect to Trademarks included in the foregoing license, such license shall be subject to the requirement that the quality of goods and services offered under the Trademarks by the Agent be substantially consistent with the quality of the goods and services offered thereunder by such Grantor prior to the Agent’s exercise of such license. Any license, sublicense or other transaction entered into by the Agent in accordance herewith shall be binding upon the applicable Grantor notwithstanding any subsequent cure of an Event of Default. Upon the occurrence and during the continuance of an Event of Default, upon the Agent’s request, such Grantor will use its commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to the Agent of any material License held by such Grantor and to enforce the security interests granted hereunder.

6.4 Application of Proceeds. The Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, as set forth in the Credit Agreement, including, without limitation, Sections 5.5, 5.6 and 7.2.2 thereof. The Agent shall have absolute discretion as to the

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time of application of any such proceeds, moneys or balances in accordance with this Agreement and the Credit Agreement. Upon any sale of the Collateral by the Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Agent or such officer or be answerable in any way for the misapplication thereof.

6.5 Proceeds to be Turned Over or Received by the Agent. All Proceeds received by the Agent hereunder shall be held by the Agent in a collateral account established by the Agent maintained under its sole dominion and control. All such Proceeds while held by the Agent in such a collateral account (or by such Grantor in trust for the Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in the Intercreditor Agreement.

ARTICLE VII

ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

7.1 Account Verification. The Agent may at any time during a Dominion Trigger Period, in the Agent’s own name, in the name of a nominee of the Agent, or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of any such Grantor, parties to contracts with any such Grantor and obligors in respect of Instruments of any such Grantor to verify with such Persons, to the Agent’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables. Grantors shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

7.2 Authorization for Agent to Take Certain Action. Each Grantor hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as such Grantor’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section 7.2. Agent, or Agent’s designee, may, without notice and in either its or a Grantor’s name, but at the cost and expense of Grantors: (a) execute on behalf of a Grantor as debtor and file financing statements necessary or desirable in the Agent’s sole discretion to perfect and to maintain the perfection and priority of the Agent’s security interest in the Collateral; (b) with prompt notice to the applicable Grantor (unless an Event of Default shall have occurred and be outstanding in which case no notice shall be required), endorse a Grantor’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance); (c) file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement and file any other financing statement or amendment of a financing statement in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Agent’s security interest in the Collateral; (d) with prompt notice to the applicable Grantor (unless an Event of Default shall have occurred and be outstanding in which case no notice shall be required), contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Agent Control over such Pledged Collateral; (e) apply the proceeds of any Collateral received by the Agent to the Obligations as provided in the Credit Agreement; (f) with prompt notice to the applicable Grantor (unless an Event of Default shall have occurred and be outstanding in which case no notice shall be required), discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens that are permitted by the Credit Agreement); (g) with prompt notice to the applicable Grantor (unless an Event of Default shall have occurred and be outstanding in which case no notice shall be required), contact Account Debtors for any reason, including without limitation to notify them of the assignment of their Accounts; (h) with prompt notice to the applicable Grantor (unless an Event of Default shall have occurred and be

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outstanding in which case no notice shall be required), use a Grantor’s stationary and sign a Grantor’s name on any Chattel Paper, Document, Instrument, invoice, bill of lading or other document or agreement relating to the Receivables or other Collateral, drafts against any Account Debtor of a Grantor, assignments and verifications of Receivables and notices to Account Debtors; (i) with prompt notice to the applicable Grantor (unless an Event of Default shall have occurred and be outstanding in which case no notice shall be required), prepare, file and sign a Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of a Grantor; (j) with prompt notice to the applicable Grantor (unless an Event of Default shall have occurred and be outstanding in which case no notice shall be required), prepare, file and sign a Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Collateral; (k) during an Event of Default, (i) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral, (ii) sell or assign any Receivable and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable, (iii) use information contained in any data processing, electronic or information systems relating to Collateral, (iv) make and adjust claims under insurance policies, (v) demand payment or enforce payment of the Receivables in the name of the Agent or a Grantor, by legal proceedings or otherwise, and endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, and generally exercise any rights and remedies with respect to Accounts, (vi) exercise all of a Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (vii) settle, adjust, modify, compromise, discharge or release any Receivables or other Collateral, (viii) settle, adjust, modify, compromise, discharge or release any legal proceedings brought to collect Receivables or other Collateral and (ix) change the address for delivery of mail addressed to a Grantor to such address as the Agent may designate and to receive, open and dispose of all mail addressed to a Grantor; and (l) to do all other acts and things necessary to carry out this Agreement; and each Grantor agrees to reimburse the Agent on demand for any payment made or any expense incurred by the Agent in connection with any of the foregoing; provided that (i) this authorization shall not relieve any Grantor of any of its obligations under this Agreement or under the Credit Agreement and (ii) the Agent shall exercise the foregoing rights in accordance with the Intercreditor Agreement, if effective. All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Agent, for the benefit of the Secured Parties, under this Section 7.2 are solely to protect the Agent’s interests in the Collateral and shall not be construed as requiring or obligating the Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

7.3 Proxy. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 7.2 ABOVE) WITH RESPECT TO ITS PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE ANY OF THE PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO AFTER THE OCCURRENCE AND DURING THE CONTINUATION OF AN EVENT OF DEFAULT. IN ADDITION TO THE RIGHT TO VOTE ANY OF THE PLEDGED COLLATERAL, THE APPOINTMENT OF THE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF ANY OF THE PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY OF THE PLEDGED

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COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT.

7.4 Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF THE AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VII IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 9.23. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE AGENT, NOR ANY OTHER SECURED PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, NOR ANY OF THEIR OR THEIR AFFILIATES’ RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE VIII

COLLECTION AND APPLICATION OF COLLATERAL PROCEEDS; DEPOSIT ACCOUNTS

8.1 Collection of Accounts.

(a) On or before the date that is 60 days following the Closing Date, or such later date agreed to by the Agent in its reasonable discretion (the “Control Agreement Deadline”), each Grantor shall (i) execute and deliver to the Agent a Deposit Account Control Agreement for each Collateral Deposit Account, which Collateral Deposit Accounts as of the Closing Date are identified as such on Exhibit E, and (ii) establish lock box service (the “Lock Boxes”) with banks at which lock boxes are maintained (which banks as of the Closing Date are set forth in Exhibit E), which Lock Boxes shall be subject to irrevocable lockbox agreements (which may be set forth in Deposit Account Control Agreements) in form and substance reasonably acceptable to the Agent and, if applicable, shall be accompanied by an acknowledgment by the bank where the Lock Box is located of the Lien of the Agent granted hereunder and of irrevocable instructions to wire all amounts collected therein to a Dominion Account (a “Lock Box Agreement”).

(b) Each Grantor shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts are made directly to a Dominion Account (or a Lock Box relating to a Dominion Account). While a Dominion Trigger Period is in effect, the Agent shall be authorized to exercise exclusive control over any Collateral Deposit Account at all times and no Grantor will be permitted to remove any item from a Lock Box or from a Collateral Deposit Account without the Agent’s prior written consent. The Agent hereby agrees that (A) except as provided in Section 6.1, it will not deliver a notice exercising exclusive control over a Collateral Deposit Account unless a Dominion Trigger Period is in effect and (B) it will deliver a notice rescinding its exclusive control over any Collateral Deposit Account with respect to which it has previously delivered a notice exercising exclusive control if no Dominion Trigger Period is then in effect. If any Grantor should refuse or neglect to notify any Account Debtor to forward payments directly to a Dominion Account (or a Lock Box relating to a Dominion Account), the Agent shall, notwithstanding anything to the contrary set forth herein, be entitled to make such notification directly to such Account Debtor. If notwithstanding the foregoing instructions any Grantor receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for

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Agent and promptly (not later than the next Business Day) deposit same into a Dominion Account, except as otherwise expressly permitted by the Credit Agreement. The Agent shall hold and apply funds received into Dominion Accounts as provided in the Credit Agreement, including, without limitation, as provided in Sections 5.6 and 8.2 thereof.

(c) Each Cash Collateral Account and all Cash Collateral shall be under the sole dominion and control of Agent at all times, whether or not a Dominion Trigger Period is in effect, and no Grantor or other Person shall have any right to any Cash Collateral, until Full Payment of the Obligations. All such Cash Collateral while held in a Cash Collateral Account shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in the Intercreditor Agreement.

8.2 Covenant Regarding New Deposit Accounts; Lock Boxes.

(a) No Grantor may open a new Lock Box or Collateral Deposit Account after the Closing Date unless the bank or financial institution at which such Grantor seeks to open such Lock Box or Collateral Deposit Account has entered into a Lock Box Agreement or a Deposit Account Control Agreement giving the Agent Control of such Lock Box or Collateral Deposit Account in a manner consistent with the requirements set forth in Section 8.1(a)(i) and (ii); provided that no such agreement will be required to be effective prior to the Control Agreement Deadline.

(b) If any Grantor opens an additional Lock Box or Collateral Deposit Account with a bank that is already party to a Lock Box Agreement or Deposit Account Control Agreement or such Grantor transfers or otherwise assigns any Lock Box or Collateral Deposit Account subject to an existing Lock Box Agreement or Deposit Account Control Agreement to a different Grantor party to such Lock Box Agreement or Deposit Account Control Agreement, such Grantor or the Borrower Agent shall promptly notify the Agent thereof and shall enter into (and hereby grants the Agent the authority to enter into, on behalf of itself and the applicable Grantor or Grantors) an amendment, supplement or other modification to such Lock Box Agreement or Deposit Account Control Agreement to reflect the addition or change in ownership, as the case may be, of such Lock Box Agreement or Collateral Deposit Account for the purpose of ensuring that such Lock Box Agreement or Collateral Deposit Account is subject to the control arrangement evidenced thereby.

(c) In the case of Lock Boxes or Collateral Deposit Accounts maintained with any Lender, the terms of each Lock Box Agreement and Deposit Account Control Agreement entered into with such Lender shall be subject to the provisions of the Credit Agreement regarding setoff.

(d) With respect to any Deposit Account or Securities Account opened by any Grantor after the Closing Date, the Grantors shall give Agent written notice of thereof within 30 days (or such longer period agreed to by the Agent) of the opening of such Deposit Account or Securities Account.

ARTICLE IX

GENERAL PROVISIONS

9.1 Waivers. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under Applicable Law, any notice made shall be deemed reasonable if sent to the Grantors, addressed as set forth in Article X, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by Applicable Law, each Grantor waives all Claims against the Agent or any other Secured Party arising out of the repossession, retention or sale of the Collateral, except such

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Claims as are determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of the applicable Secured Party. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Agent or any other Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement or the Credit Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by Applicable Law) of any kind in connection with the Loan Documents or any Collateral.

9.2 Limitation on Agent’s and Secured Parties’ Duty with Respect to the Collateral. The Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Agent and each Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Agent nor any other Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Agent or such Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that Applicable Law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Agent (i) to fail to incur expenses deemed significant by the Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 9.2 is to provide non-exhaustive indications of what actions or omissions by the Agent would be commercially reasonable in the Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 9.2. Without limitation upon the foregoing, nothing contained in this Section 9.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Agent that would not have been granted or imposed by this Agreement or by Applicable Law in the absence of this Section 9.2.

9.3 Compromises and Collection of Collateral. The Grantors and the Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of

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the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Agent in its sole discretion shall determine or abandon any Receivable, and take the other actions authorized by Grantors pursuant to Section 7.2 hereof, and any such action by the Agent shall be commercially reasonable so long as the Agent acts in good faith based on information known to it at the time it takes any such action.

9.4 Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in the Loan Documents and the Grantors shall reimburse the Agent for any amounts paid by the Agent pursuant to this Section 9.4. The Grantors’ obligation to reimburse the Agent pursuant to the preceding sentence shall be an Obligation payable on demand.

9.5 Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 5.1(d), 5.1(e), 5.4, 5.5, 5.6, 5.7, 5.8, 5.10, 5.11, 5.13, 5.14, 5.16, 6.2, or 9.7 or in Article VIII will cause irreparable injury to the Agent and the other Secured Parties, that the Agent and the other Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Agent or the other Secured Parties to seek and obtain specific performance of other obligations of the Grantors contained in this Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 9.5 shall be specifically enforceable against the Grantors.

9.6 Dispositions Not Authorized. No Grantor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 5.1(d) and notwithstanding any course of dealing between any Grantor and the Agent or other conduct of the Agent, no authorization to sell, transfer or otherwise dispose of the Collateral (except as set forth in Section 5.1(d)) shall be binding upon the Agent or the other Secured Parties unless such authorization is in writing signed by the Agent with the consent or at the direction of the Required Lenders.

9.7 No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Agent or any other Secured Party to exercise any right or remedy granted under this Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Agreement whatsoever shall be valid unless in writing signed by the Agent with the concurrence or at the direction of the Lenders required under Section 14.1.1 of the Credit Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Agreement or by law afforded shall be cumulative and all shall be available to the Agent and the other Secured Parties until the Full Payment of the Obligations.

9.8 Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law or the Intercreditor Agreement (if effective), and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law and the Intercreditor Agreement (if effective) that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in any this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without

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affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

9.9 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to Applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

9.10 Benefit of Agreement. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Grantors, the Agent and the other Secured Parties and their respective successors and assigns (including all persons who become bound as a debtor to this Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Agreement or any interest herein, without the prior written consent of the Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Agent, for the benefit of the Agent and the other Secured Parties, hereunder or under any of the other Security Documents.

9.11 Survival of Representations. All representations and warranties of the Grantors contained in this Agreement shall survive the execution and delivery of this Agreement.

9.12 [Reserved].

9.13 Headings. All headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or be taken into consideration in interpreting, this Agreement.

9.14 Security Interest Absolute. All rights of the Agent hereunder, the security interest granted hereunder and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

9.15 Entire Agreement. This Agreement and the other Security Documents embody the entire agreement and understanding between the Grantors and the Agent relating to the Collateral and supersede all prior agreements and understandings between the Grantors and the Agent relating to the Collateral.

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9.16 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a) GOVERNING LAW. UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

(b) Forum. EACH GRANTOR HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT SITTING IN NEW YORK COUNTY, NEW YORK OR THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.1. A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by Applicable Law.

(c) Other Jurisdictions. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Grantor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.

9.17 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH GRANTOR HEREBY WAIVES THE RIGHT TO TRIAL BY JURY (WHICH AGENT HEREBY ALSO WAIVES) IN ANY PROCEEDING OR DISPUTE OF ANY KIND RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, OBLIGATIONS OR COLLATERAL. EACH GRANTOR HAS REVIEWED THE FOREGOING WAIVER WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL AND OTHER RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

9.18 Indemnity. Each Grantor jointly and severally agrees to pay to the Agent all Extraordinary Expenses and other fees, costs and expenses payable to Agent pursuant to Section 3.4 of the Credit Agreement. Without limitation of its indemnification obligations under the other Loan Documents, EACH GRANTOR SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY OBLIGOR OR OTHER PERSON OR ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE. In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee. Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 9.18 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Agent or any Lender. All amounts due under this Section 9.18 shall be payable on written demand therefor.

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9.19 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto. Agent may (but shall have no obligation to) accept any signature, contract formation or record-keeping through electronic means, which shall have the same legal validity and enforceability as manual or paper-based methods, to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act.

9.20 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Agreement shall remain in full force and effect. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

9.21 Intercreditor Agreement. The terms of this Agreement, any Lien granted to the Agent (for the benefit of the Secured Parties) pursuant to this Agreement and the exercise of any right or remedy by the Agent hereunder are subject to the provisions of the Intercreditor Agreement (if effective). In the event of any inconsistency between the provisions of this Agreement and the Intercreditor Agreement (if effective), the provisions of the Intercreditor Agreement shall supersede the provisions of this Agreement. Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, all rights and remedies of the Agent (and the Secured Parties) shall be subject to the terms of the Intercreditor Agreement (if effective), and until the Discharge of Term Obligations (as defined in the Intercreditor Agreement), (i) no Grantor shall be required hereunder or under any other Loan Document to take any action with respect to Term Priority Collateral that is inconsistent with such Grantor’s obligations under the applicable Term Loan Documents and (ii) any obligation of any Grantor hereunder or under any other Loan Document with respect to the delivery or control of any Term Priority Collateral, bill of lading or other document, the giving of any notice to any bailee or other Person, the provision of voting rights or the obtaining of any consent of any Person shall be deemed to be satisfied if such Grantor complies with the requirements of the similar provision of the applicable Term Loan Document. Until the Discharge of Term Obligations (as defined in the Intercreditor Agreement), the Agent may not require any Grantor to take any action with respect to the creation, perfection or priority of its security interest in the Term Priority Collateral, whether pursuant to the express terms hereof or of any other Loan Document or pursuant to the further assurances provisions hereof or any other Loan Document, unless the Term Agent shall have required such Grantor to take similar action pursuant to the terms of the applicable Term Loan Documents, and delivery of any Term Priority Collateral to the Term Agent pursuant to the applicable Term Loan Documents and the Intercreditor Agreement shall satisfy any delivery requirement hereunder or under any other Loan Document.

9.22 Additional Grantors. Each Subsidiary of a Borrower that is required to become a party to this Agreement pursuant to Section 10.1.9 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be discharged, diminished or otherwise affected (a) by the addition or release of any other Grantor hereunder, (b) by any failure by any Borrower or any Grantor to cause any Subsidiary of a Borrower to become a Grantor hereunder or (c) by reason of the Agent’s or any of the other Secured Party’s actions in effecting, or failure to effect, any such joinder, or in releasing any Grantor hereunder, in

32

each case, whether or not notice is given or consent is obtained from any Grantor. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

9.23 Releases.

(a) This Agreement and the security interest of the Secured Parties in the Collateral provided hereunder shall terminate upon the Full Payment of the Obligations (other than contingent obligations for indemnification, expense reimbursement, tax gross-up or yield protection in each case as to which no claim has been asserted or is reasonably expected to be asserted), at which time the Agent shall execute and deliver to the Grantors or the Grantors’ designee, at the Grantors’ expense, all Uniform Commercial Code termination statements and similar documents which the Grantors shall reasonably request from time to time to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 9.23(a) shall be without recourse to or warranty by the Agent.

(b) A Guarantor shall automatically be released from its obligations hereunder and the security interest of the Secured Parties in the Collateral of such Guarantor shall be automatically released in the event that all the Equity Interests of such Guarantor shall be sold, transferred or otherwise disposed of to a person that is not an Affiliate of a Borrower in accordance with the terms of the Credit Agreement; provided that the Required Lenders (or, if required by the terms of the Credit Agreement, such greater percentage of the Lenders specified in the Credit Agreement) shall have consented to such sale, transfer or other disposition (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise. The security interest of the Secured Parties in any Collateral that is sold, transferred or otherwise disposed of in accordance with this Agreement, the Credit Agreement and the other Loan Documents (including pursuant to a waiver or amendment of the terms thereof) shall automatically terminate and be released, and such Collateral shall be sold free and clear of the security interest created hereby. In connection with any of the foregoing, the Agent shall execute and deliver to the Grantors or the Grantors’ designee, at the Grantors’ expense, all Uniform Commercial Code termination statements and similar documents (including any such documents as may be reasonably necessary in connection with the entry into by any Grantor of a Specified Vendor Receivables Financing) that the Grantors shall reasonably request from time to time to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 9.23(b) shall be without recourse to or warranty by the Agent.

9.24 Right of Setoff. At any time during an Event of Default, Agent, Issuing Bank, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, Issuing Bank, such Lender or such Affiliate to or for the credit or the account of an Obligor against its Obligations, whether or not Agent, Issuing Bank, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Agent, Issuing Bank, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of Agent, Issuing Bank, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have.

9.25 Excluded Swap Obligations. Notwithstanding anything to the contrary set forth in this Agreement, the Obligations of each Guarantor and Grantor under this Agreement shall not include the Excluded Swap Obligations of such Guarantor or Grantor, and monies and proceeds obtained from a Guarantor or Grantor shall not be applied to the Excluded Swap Obligations of such Guarantor or Grantor.

33

ARTICLE X

NOTICES

10.1 Sending Notices. Any notice required or permitted to be given under this Agreement shall be sent in accordance with Section 14.3 of the Credit Agreement (with any notice to a Grantor being sent care of the Borrower Agent).

10.2 Change in Address for Notices. Each of the Grantors, the Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties in accordance with Section 10.1.

10.3 Borrower Agent. Each Grantor and each Guarantor hereby designates Parent Borrower as its representative and agent for all purposes under the Loan Documents, including without limitation for the delivery or receipt of communications, as described in Section 4.4 of the Credit Agreement.

ARTICLE XI

THE AGENT

Bank of America, N.A. has been appointed Agent for the Secured Parties hereunder pursuant to Section 12 of the Credit Agreement. It is expressly understood and agreed by the parties to this Agreement that any authority conferred upon the Agent hereunder is subject to the terms of the delegation of authority made by the Secured Parties to the Agent pursuant to the Credit Agreement, and that the Agent has agreed to act (and any successor Agent shall act) as such hereunder only on the express conditions contained in such Section 12. Any successor Agent appointed pursuant to Section 12.8 of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Agent hereunder.

[Signature Page Follows]

34

IN WITNESS WHEREOF, the Grantors and the Agent have executed this Agreement as of the date first above written.

GRANTORS:
HORIZON GLOBAL CORPORATION,
a Delaware corporation
By:
Name:
Title:
CEQUENT PERFORMANCE PRODUCTS, INC.,
a Delaware corporation
By:
Name:
Title:
CEQUENT CONSUMER PRODUCTS, INC., an Ohio corporation
By:
Name:
Title:
HORIZON GLOBAL COMPANY LLC,
A Delaware limited liability company
By:
Name:
Title:
AGENT:
BANK OF AMERICA, N.A.,
A national banking association
By:
Name:
Title:

EXHIBIT A

GRANTORS; IDENTIFYING INFORMATION

Grantor	Jurisdiction of Organization & Type of Organization	Organizational Identification Number	Federal Tax Identification Number

Exhibit A / Page 1

EXHIBIT B

COLLATERAL RECORD LOCATIONS

Grantor	Location of Chief Executive Office	Location of Books and Records

Exhibit B / Page 1

EXHIBIT C

INTELLECTUAL PROPERTY RIGHTS

PATENTS

PATENTS OWNED BY EACH GRANTOR

[For each Grantor state if no patents are owned. List in numerical order by Patent No./Patent Application No.]

U.S. Patent Registrations

Grantor	Patent Numbers	Issue Date

U.S. Patent Applications

Grantor	Patent Application No.	Filing Date

Non-U.S. Patent Registrations

Grantor	Country	Issue Date	Patent No.

Non-U.S. Patent Applications

Grantor	Country	Filing Date	Patent Application No.

Exhibit C / Page 1

Patent Licenses; Grantor as Licensor

U.S. Patents

Grantor/Licensor	Licensee Name and Address	Date of License/ Sublicense	Issue Date	Patent No.

U.S. Patent Applications

Grantor/Licensor	Licensee Name and Address	Date of License/ Sublicense	Date Filed	Application No.

Non-U.S. Patents

Grantor/Licensor	Country	Licensee Name and Address	Date of License/ Sublicense	Issue Date	Non-U.S. Patent No.

Non-U.S. Patent Applications

Grantor/Licensor	Country	Licensee Name and Address	Date of License/ Sublicense	Date Filed	Application No.

Exhibit C / Page 2

Patent; Licenses; Grantor as Licensee

U.S. Patents

Grantor/Licensee	Licensor Name and Address	Date of License/ Sublicense	Issue Date	Patent No.

U.S. Patent Applications

Grantor/Licensee	Licensor Name and Address	Date of License/ Sublicense	Date Filed	Application No.

Non-U.S. Patents

Grantor/Licensee	Country	Licensor Name and Address	Date of License/ Sublicense	Issue Date	Non-U.S. Patent No.

Non-U.S. Patent Applications

Grantor/Licensee	Country	Licensor Name and Address	Date of License/ Sublicense	Date Filed	Application No.

TRADEMARKS

OWNED TRADEMARK/TRADE NAMES

[For each Grantor state if no trademarks/trade names are owned. List in numerical order by trademark registration/application no.]

U.S. Trademark Registrations

Grantor	Mark	Reg. Date	Reg. No.

Exhibit C / Page 3

U.S. Trademark Applications

Grantor	Mark	Filing Date	Application No.

State Trademark Registrations

Grantor	State	Mark	Reg. Date	Reg. No.

State Trademark Applications

Grantor	State	Mark	Filing Date	Application No.

Non-U.S. Trademark Registrations

Grantor	Country	Mark	Reg. Date	Reg. No.

Non-U.S. Trademark Applications

Grantor	Country	Mark	Date Filed	Application No.

Trade Names

Grantor	Country(s) Where Used	Trade Name

Exhibit C / Page 4

Trademark Licenses; Grantor as Licensor

U.S. Trademarks

Grantor/Licensor	Licensee Name and Address	Date of License/Sublicense	U.S. Mark	Reg. Date	Reg. No.

U.S. Trademark Applications

Grantor/Licensor	Country	Licensee Name and Address	Date of License/ Sublicense	Date Filed	Application No.

Non-U.S. Trademarks

Grantor/Licensor	Country	Licensee Name and Address	Date of License/ Sublicense	Non-U.S. Mark	Reg. Date	Reg. No.

Exhibit C / Page 5

Non-U.S. Trademark Applications

Grantor/Licensor	Country	Licensee Name and Address	Date of License/ Sublicense	Non-U.S. Mark	Date Filed	Application No.

D. Others

Grantor/Licensor	Licensee Name and Address	Date of License/ Sublicense	Subject Matter

Trademark Licenses; Grantor as Licensee

U.S. Trademarks

Grantor/Licensee	Licensor Name and Address	Date of Licensee/ Sublicensee	U.S. Mark	Reg. Date	Reg. No.

U.S. Trademark Applications

Grantor/Licensee	Licensor Name and Address	Date of Licensee/ Sublicensee	U.S. Mark	Date Filed	Application No.

Non-U.S. Trademarks

Grantor/Licensee	Country	Licensor Name and Address	Date of License/ Sublicense	Non-U.S. Mark	Reg. Date	Reg. No.

Exhibit C / Page 6

Non-U.S. Trademark Applications

Grantor/Licensee	Country	Licensor Name and Address	Date of License/ Sublicense	Non-U.S. Mark	Date Filed	Application No.

D. Others

Grantor/Licensee	Licensor Name and Address	Date of License/ Sublicense	Subject Matter

COPYRIGHTS

COPYRIGHTS OWNED BY EACH GRANTOR

[State for each Grantor if no copyrights are owned. List in numerical order by Registration No.]

U.S. Copyright Registrations

Grantor	Title	Reg. No.	Author

Pending U.S. Copyright Applications for Registration

Grantor	Title	Author	Class	Date Filed

Non-U.S. Copyright Registrations

Grantor	Title	Author	Class	Date Filed

Exhibit C / Page 7

Non-U.S. Pending Copyright Applications for Registration

Grantor	Country	Title	Author	Class	Date Filed

Exhibit C / Page 8

[State for each Grantor whether such Grantor is not a party to a license/sublicense.]

Copyright Licenses; Grantor as Licensor

U.S. Copyrights

Grantor/Licensor	Licensee Name And Address	Date of Licensee/ Sublicense	Title of U.S. Copyright	Author	Reg. No.

Non-U.S. Copyrights

Grantor/Licensor	Licensee Name And Address	Date of Licensee/ Sublicense	Title of U.S. Copyright	Author	Reg. No.

Copyright Licenses; Grantor as Licensee

U.S. Copyrights

Grantor/Licensor	Licensee Name And Address	Date of Licensee/ Sublicense	Title of U.S. Copyright	Author	Reg. No.

Exhibit C / Page 9

Non-U.S. Copyrights

Grantor/Licensor	Licensee Name and Address	Country	Date of License/ Sublicense	Title of Non-U.S. Copyright	Author	Reg. No.

Exhibit C / Page 10

EXHIBIT D

PLEDGED EQUITY

Owner	Issuer	Type of Equity Interests	Issued and Outstanding Equity Interests of each class; Options, Warrants and Similar Rights	Number (and percentage) of Pledged Equity Interests	Certificate No. (if any)

PLEDGED DEBT

Grantor	Issuer/Borrower	Original Amount; Principal Amount Outstanding	Date of Note

Exhibit D / Page 1

EXHIBIT E

DOMINION ACCOUNTS

Grantor	Bank Name and Address	Pledged Account Name	Pledged Account Number

OTHER DEPOSIT ACCOUNTS
Grantor	Bank Name and Address	Pledged Account Name	Pledged Account Number

LOCK BOXES
Grantor	Name of Institution and Address		Lock Box Number

SECURITIES ACCOUNTS
Grantor	Name of Institution and Address	Pledged Account Name	Pledged Account Number

Exhibit E / Page 1

EXHIBIT F

AMENDMENT

This Amendment, dated            ,     is delivered pursuant to [Section 5.4] [Section 5.8] of the Agreement referred to below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Agreement. The undersigned hereby certifies that the representations and warranties in Article IV of the Agreement are and continue to be true and correct. The undersigned further agrees that this Amendment may be attached to that certain ABL Guarantee and Collateral Agreement, dated as of                     , 2015, among the undersigned, the other Grantors party thereto from time to time, and Bank of America, N.A., as the Agent (as amended, restated, amended and restatement, supplemented or otherwise modified from time to time prior to the date hereof, the “Agreement”) and that the Collateral listed on Schedule I to this Amendment shall be and become a part of the Collateral referred to in said Agreement and shall secure all Obligations referred to in the Agreement.

By:
Name:
Title:

Exhibit F / Page 1

SCHEDULE I TO AMENDMENT

STOCKS

Name of Grantor	Issuer	Certificate Number(s)	Number of Shares	Class of Stock	Percentage of Outstanding Shares

BONDS
Name of Grantor	Issuer	Number	Face Amount	Coupon Rate	Maturity

GOVERNMENT SECURITIES

Name of Grantor	Issuer	Number	Type	Face Amount	Coupon Rate	Maturity

OTHER SECURITIES OR OTHER INVESTMENT PROPERTY

(CERTIFICATED AND UNCERTIFICATED)

Name of Grantor	Issuer	Description of Collateral	Percentage Ownership Interest

[Add description of custody accounts or arrangements with Securities Intermediary, if applicable] COMMERCIAL TORT CLAIMS
Name of Grantor	Description of Claim	Parties	Case Number; Name of Court where Case was Filed

Schedule I to Amendment / Page 1

Annex 1 to

ABL Guarantee and Collateral Agreement

ASSUMPTION AGREEMENT, dated as of            , 20    , and made by                     (the “Additional Grantor”), in favor of BANK OF AMERICA, N.A., as Agent (in such capacity, the “Agent”) for the Secured Parties, as defined in the Credit Agreement, as defined below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

W I T N E S S E T H :

WHEREAS, HORIZON GLOBAL CORPORATION, a Delaware corporation (“Parent Borrower”), CEQUENT PERFORMANCE PRODUCTS, INC., a Delaware corporation (“Cequent Performance”), CEQUENT CONSUMER PRODUCTS, INC., an Ohio corporation (“Cequent Consumer” and together with Parent Borrower and Cequent Performance, collectively, “Borrowers”), the financial institutions from time to time party thereto and the Agent have entered into a Loan Agreement, dated as of June 30, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrowers and certain of their Affiliates (other than the Additional Grantor) have entered into the ABL Guarantee and Collateral Agreement, dated as of June 30, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Agent for itself and for the benefit of the Secured Parties;

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 9.22 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Guarantor and Grantor thereunder with the same force and effect as if originally named therein as a Guarantor and Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor and Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Exhibits A through E to the Guarantee and Collateral Agreement. The Additional Grantor hereby grants to the Agent, for the benefit of the Secured Parties, as collateral security for the prompt and complete payment or performance when due of the Obligations, a security interest in all of the Collateral (it being understood that, as provided in the Guarantee and Collateral Agreement, “Collateral” does not include any Excluded Property). The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Article IV of the Guarantee and Collateral Agreement is true and correct in all material respects with respect to the Additional Grantor (other than in the case of representations qualified by materiality, in which case the Additional Grantor hereby represents and warrants that such representations and warranties are true and correct with respect to the Additional Grantor in all respects) on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.1

[1]	To the extent applicable, such Additional Grantor shall also provide an Amendment in the form of Exhibit F

Annex 1 / Page 1

2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING GOVERNING LAW, JURISDICTION, CONSENT TO SERVICE OF PROCESS AND WAIVER OF JURY TRIAL SET FORTH IN SECTIONS 9.16 AND 9.17 OF THE GUARANTEE AND COLLATERAL AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

Annex 1 / Page 2

Annex 1-A to

Assumption Agreement

Supplement to Exhibit A

Supplement to Exhibit B

Supplement to Exhibit C

Supplement to Exhibit D

Supplement to Exhibit E

Annex 1-A / Page 1

EXHIBIT E

to

Loan Agreement

FORM OF INTERCREDITOR AGREEMENT

See attached.

INTERCREDITOR AGREEMENT

by and between

BANK OF AMERICA, N.A.,

as ABL Agent,

and

JPMORGAN CHASE BANK, N.A.,

as Initial Term Agent

Dated as of June 30, 2015

Relating to:

Horizon Global Corporation,

Cequent Performance Products, Inc.,

and

Cequent Consumer Products, Inc.

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (as amended, supplemented, restated or otherwise modified from time to time pursuant to the terms hereof, this “Agreement”) is entered into as of June 30, 2015 between BANK OF AMERICA, N.A., in its capacity as administrative agent and collateral agent (together with its successors and assigns in such capacities, the “ABL Agent”) for (i) the financial institutions, Issuing Banks (as defined below) and other entities party from time to time to the ABL Credit Agreement referred to below (such financial institutions, Issuing Banks and other entities, together with their respective successors, assigns and transferees, the “ABL Lenders”) and (ii) any ABL Bank Product Providers (as defined below) (such ABL Bank Product Providers, together with the ABL Agent and the ABL Lenders, the “ABL Secured Parties”) and JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent and collateral agent (together with its successors and assigns in such capacities, the “Initial Term Agent”) for the financial institutions and other entities party from time to time to the Term Loan Credit Agreement referred to below (such financial institutions and other entities, together with their respective successors, assigns and transferees, the “Term Lenders”).

RECITALS

A. Pursuant to that certain Loan Agreement dated on or about the date hereof by and among Cequent Performance Products, Inc., a Delaware corporation (“Cequent Performance Products”), Cequent Consumer Products, Inc., a Delaware corporation (the “Cequent Consumer Products”) and Horizon Global Corporation, a Delaware corporation (“Company”, and together with Cequent Performance Products and Cequent Consumer Products, and any other Person joined thereto as a “Borrower” from time to time, the “ABL Borrowers”), the ABL Lenders and the ABL Agent (as such agreement may be Amended or Refinanced or otherwise modified from time to time in accordance with the terms hereof and thereof, the “ABL Credit Agreement”), the ABL Lenders have agreed to make certain loans and provide other financial accommodations in an initial aggregate principal amount of up to $85,000,000 to or for the benefit of the ABL Borrowers.

B. Pursuant to the ABL Credit Agreement, the ABL Guarantors (as defined below) have guaranteed the payment and performance of the ABL Obligations of the ABL Borrowers under the ABL Documents (as defined below).

C. As a condition to the effectiveness of the ABL Credit Agreement and to secure the ABL Obligations, the ABL Borrowers and the ABL Guarantors (collectively, the “ABL Loan Parties”) under and in connection with the ABL Documents have granted to the ABL Agent (for the benefit of the ABL Secured Parties) Liens (as defined below) on the Collateral (as defined below).

D. Pursuant to that certain Term Loan Credit Agreement dated on or about the date hereof by and among Company (the “Term Loan Borrower”), the Term Lenders and the Initial Term Agent (as such agreement may be Amended or Refinanced or otherwise modified from time to time in accordance with the terms hereof and thereof, the “Term Loan Credit Agreement”), the Term Lenders have agreed to make a term loan in the principal amount of $200,000,000 to the Term Loan Borrower.

E. Pursuant to the Term Loan Credit Agreement, the Term Guarantors (as defined below) have guaranteed the payment and performance of the Term Obligations of the Company under the Term Documents (as defined below).

F. As a condition to the effectiveness of the Term Loan Credit Agreement and to secure the Term Obligations, the Term Loan Borrower and the Term Guarantors (collectively, the “Term Loan Parties”) under and in connection with the Term Documents have granted to the Term Agent (for the benefit of the applicable Term Secured Parties) Liens (as defined below) on the Collateral (as defined below).

G. Each of the ABL Agent (on behalf of the ABL Secured Parties) and the Initial Term Agent (on behalf of the Term Secured Parties) desires to agree to the relative priority of Liens on the Collateral (as defined below) and certain other rights, priorities and interests as provided herein.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Certain Definitions. Unless otherwise defined herein, all capitalized terms used herein shall have the same meaning herein as in the Uniform Commercial Code.

Section 1.2 Other Definitions. Subject to Section 1.1, as used in this Agreement, the following terms shall have the meanings set forth below:

“ABL Agent” shall have the meaning assigned to that term in the introduction to this Agreement and shall include any successors thereto as well as any Person designated as the “Agent”, “Administrative Agent”, “Collateral Agent”, “Trustee”, “Security Trustee”, “Collateral Trustee” or similar term under any ABL Credit Agreement.

“ABL Bank Product Provider” shall mean any ABL Lender or any Affiliate (or any Person that was an ABL Lender or an Affiliate of an ABL Lender at the time it entered into a Bank Product with an ABL Loan Party) of any ABL Lender that has entered into a Bank Product or agreement relating to any Bank Products with an ABL Loan Party with the obligations of such ABL Loan Party thereunder being secured by one or more ABL Collateral Documents, together with their respective successors, assigns and transferees.

“ABL Borrowers” shall have the meaning assigned to that term in the recitals to this Agreement; provided, however, the term “ABL Borrowers” shall not include, for purposes of this Agreement, any Foreign Borrower.

“ABL Collateral Documents” shall mean the Security Documents (as defined in the ABL Credit Agreement) and all security agreements, pledge agreements, hypothecs, charges, debentures, account control agreements, bailment agreements, freight forwarder and/or customs broker’s agreements, collateral access agreements, mortgages, deeds of trust, and other collateral documents executed and delivered in connection with the ABL Credit Agreement, in each case as Amended or Refinanced or otherwise modified from time to time, in accordance with the terms hereof.

“ABL Credit Agreement” shall have the meaning assigned to such term in the recitals to this Agreement and any other agreements or facilities which Amend or Refinance all or any portion of the ABL Obligations under any then extant ABL Credit Agreement (including without limitation under any agreement with respect to ABL DIP Financing provided by any or all of the ABL Secured Parties, including any use, whether consensual or non-consensual, of cash collateral constituting the Proceeds of the ABL Priority Collateral); provided that at the time of any refinancing or replacement of the then extant ABL Credit Agreement (other than the Offshore Facilities Refinancing), the Company shall have delivered to each Term Agent an officer’s certificate certifying that such refinancing or replacement ABL Credit Agreement is permitted to be incurred under the Term Loan Credit Agreement and each Additional Term Debt Facility.

2

“ABL Deposit and Security Accounts” shall mean any and all deposit accounts and securities accounts of the ABL Loan Parties subject to a control agreement in favor of or otherwise controlled by the ABL Agent.

“ABL DIP Financing” shall have the meaning set forth in Section 6.1(a).

“ABL Documents” shall mean the ABL Credit Agreement, ABL Guaranty, the ABL Collateral Documents, those other ancillary agreements to which any ABL Secured Party is a party or beneficiary and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any ABL Loan Party and delivered to the ABL Agent or any other ABL Secured Party, in connection with any of the foregoing or with the ABL Credit Agreement, ABL Guaranty or the ABL Collateral Documents, in each case, as the same may be Amended or Refinanced or otherwise modified from time to time in accordance with the terms hereof and thereof.

“ABL Guarantors” shall mean the collective reference to any direct or indirect Subsidiary or parent of the ABL Borrowers who is or becomes a guarantor under the ABL Guaranty with respect to the ABL Borrowers’ ABL Obligations; provided, however, the term “ABL Guarantors” shall not include, for purposes of this Agreement, any Foreign Subsidiary.

“ABL Guaranty” shall mean the collective reference to the guaranty agreements, if any, entered into by the ABL Guarantors and any other guarantee of the ABL Obligations entered into in connection with an Amendment or Refinancing of the ABL Credit Agreement, whether by the same or any other agent, lender or group of lenders.

“ABL Lenders” shall have the meaning assigned to that term in the introduction to this Agreement, as well as any Person which is a “lender” or “issuing bank” under any ABL Credit Agreement.

“ABL Loan Parties” shall have the meaning assigned to that term in the recitals to this Agreement.

“ABL Obligations” shall mean all obligations of every nature of each ABL Loan Party from time to time owed to the ABL Secured Parties, or any of them, under any ABL Document or in respect of any “Secured Bank Product Obligations” (as defined in the ABL Credit Agreement), including, without limitation, all “Obligations” of each ABL Loan Party or similar term as defined in any ABL Credit Agreement, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification, or otherwise, and all other amounts owing or due under the terms of the ABL Documents (including interest, fees, indemnification payments, expense reimbursements and other amounts which, but for the commencement of an Insolvency Proceeding with respect to such ABL Loan Party, would have accrued on or been payable with respect to the ABL Obligations, whether or not a claim is allowed or allowable against such ABL Loan Party for such interest, fees, indemnification payments, expense reimbursements and other amounts in the related Insolvency Proceeding), as the same may be Amended or Refinanced in whole or in part or otherwise modified from time to time in accordance with the terms hereof and thereof.

“ABL Priority Collateral” shall mean all Collateral consisting of the following:

(1) all Accounts (and including for this purpose all amounts payable by the issuer or processor thereof in connection with the use of a credit card, debit card or similar instrument,

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whether deemed to be an Account or a Payment Intangible) and other receivables (other than Accounts and other receivables arising from the sale or other Disposition of Term Priority Collateral);

(2) cash, money and cash equivalents, other than identifiable cash Proceeds from the sale or Disposition of Term Priority Collateral;

(3) all (i) Deposit Accounts (other than the Term Collateral Proceeds Account), (ii) Securities Accounts (other than the Term Collateral Proceeds Account), Security Entitlements and Securities credited to such a Securities Account (other than Equity Interests in any Loan Party or its Subsidiaries), or (iii) all Commodity Accounts (other than the Term Collateral Proceeds Account) and commodity contracts and, in each case, all cash, money, cash equivalents, checks and other property held therein or credited thereto, other than identifiable Proceeds of Term Priority Collateral;

(4) all Inventory;

(5) all proceeds of business interruption insurance (which, for the avoidance of doubt, shall not include proceeds of any casualty insurance relating to Term Priority Collateral);

(6) to the extent relating to or arising from, evidencing or governing any of the items referred to in the preceding clauses (1) through (5) constituting ABL Priority Collateral, all Documents, General Intangibles (including all rights under contracts but excluding any Intellectual Property and any Equity Interests in any Loan Party or its Subsidiaries), Instruments (including Promissory Notes other than any Promissory Notes constituting Term Priority Collateral), Chattel Paper (including Tangible Chattel Paper and Electronic Chattel Paper), and Commercial Tort Claims, insurance proceeds, Supporting Obligations and Letter-of-Credit Rights relating thereto; provided that to the extent any of the foregoing also relates to Term Priority Collateral only that portion related to the items referred to in the preceding clauses (1) through (5) shall be included in the ABL Priority Collateral;

(7) all books and Records relating to the items referred to in the preceding clauses (1) through (6) constituting ABL Priority Collateral (including all books, databases, customer lists, engineer drawings, and Records, whether tangible or electronic, which contain any information relating to any of the items referred to in the preceding clauses (1) through (6) constituting ABL Priority Collateral but, in each case, excluding any Intellectual Property); and

(8) to the extent not otherwise included, all Proceeds (including all insurance proceeds) of any and all of the foregoing described in clauses (1) through (7) and all collateral security and guarantees with respect to any of the foregoing.

“ABL Recovery” shall have the meaning set forth in Section 5.3(a).

“ABL Secured Parties” shall have the meaning to that term in the introduction to this Agreement.

“ABL Standstill Period” has the meaning set forth in Section 2.3(b).

“Additional Term Collateral Documents” means, with respect to any series, issue or class of Additional Term Debt, each of the collateral agreements, security agreements and other instruments and documents executed and delivered by any Term Loan Party for purposes of providing collateral security for any Additional Term Obligations (including any Amendment or Refinancing thereof).

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“Additional Term Debt” means any Indebtedness secured by Liens on the Collateral; provided, that (i) at the time of incurrence thereof, such Indebtedness is permitted by the ABL Documents and the Term Documents to be (x) incurred, (y) guaranteed on a pari passu or junior basis with respect to the Term Obligations outstanding under the Term Loan Credit Agreement and (z) secured by Liens on the Collateral on a pari passu or junior basis with the Liens on the Collateral securing the Term Obligations outstanding under the Term Loan Credit Agreement and (ii) the conditions set forth in Section 7.20 shall have been satisfied with respect to such Indebtedness and, unless the agent, trustee or other representative for the holders of such Indebtedness is already a party to this Agreement, such agent, trustee or other representative shall have become a party to this Agreement pursuant to Section 7.20.

“Additional Term Debt Facility” means each credit facility, indenture or other governing agreement (other than the Term Loan Credit Agreement) with respect to any Additional Term Debt.

“Additional Term Documents” means, with respect to any series, issue or class of Additional Term Debt, (a) the Additional Term Debt Facility, (b) the Additional Term Collateral Documents and (c) the other operative agreements evidencing or governing such Indebtedness.

“Additional Term Joinder” means a Joinder Agreement substantially in the form of Exhibit I hereto or such other form as agreed by the ABL Agent and each Term Agent.

“Additional Term Obligations” means, with respect to any series, issue or class of Additional Term Debt, all obligations of every nature of each Term Loan Party from time to time owed to the Additional Term Secured Parties, or any of them, under any Additional Term Document, including, without limitation, all “Obligations” of each Term Loan Party or similar term as defined in any Additional Term Document, whether for principal, interest, fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of the Additional Term Documents (including interest, fees, indemnification payments, expense reimbursements and other amounts which, but for the commencement of an Insolvency Proceeding with respect to such Term Loan Party, would have accrued on or been payable with respect to any Additional Term Obligation, whether or not a claim is allowed or allowable against such Term Loan Party for such interest, fees, indemnification payments, expense reimbursements and other amounts in the related Insolvency Proceeding), as the same may be Amended or Refinanced or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Additional Term Secured Parties” means, with respect to any series, issue or class of Additional Term Obligations, the holders of such obligations, the agent, trustee or other representative with respect thereto, and the beneficiaries of each indemnification obligation undertaken by any Term Loan Party under any related Additional Term Documents.

“Affiliate” shall mean, with respect to a specified Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with the Person specified.

“Agent(s)” means individually the ABL Agent or any Term Agent and collectively means both the ABL Agent and each Term Agent.

“Agreement” shall have the meaning assigned to that term in the introduction to this Agreement.

“Amended or Refinanced” shall mean, in respect of any obligation, or the agreement or contract pursuant to which such obligation is incurred, (a) such obligation (or any portion thereof) or related agreement or contract as extended, renewed, defeased, amended, amended and restated, supplemented, modified, restructured, consolidated, refinanced, replaced, refunded or repaid from time to time and (b)

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any other obligation issued in exchange or replacement for or to refinance such obligation, in whole or in part, whether with same or different lenders, arrangers and/or agents and whether with a larger or smaller aggregate principal amount, in each case to the extent not prohibited under the terms of this Agreement and the ABL Documents or the Term Documents, as applicable, then in effect. “Amend or Refinance” and “Amendment or Refinancing” shall have correlative meanings; and for the avoidance of doubt, the parties hereto agree that “Amended or Refinanced”, when applicable to any ABL Document shall include such ABL Document as amended, amended and restated, supplemented, modified or restructured by, and after giving effect to, any Offshore Facilities Refinancing.

“Bank Products” shall have the meaning assigned to such term in the ABL Credit Agreement.

“Bankruptcy Code” shall mean Title 11 of the United States Code, as now or hereafter in effect or any successor thereto.

“Borrower” shall mean the ABL Borrowers and the Term Loan Borrower.

“Business Day” shall mean any day other than (a) Saturday or Sunday; (b) any day on which banks in Chicago, Illinois or New York City, New York, generally are not open to the general public for the purpose of conducting commercial banking business; or (c) a day on which the principal office of any Term Agent or any ABL Agent is not open to the general public to conduct business.

“Collateral” shall mean (a) with respect to any Term Agent or any Term Secured Party, all Property now owned or hereafter acquired by any Term Loan Party in or upon which a Lien is granted or purported to be granted to any Term Agent under any of the Term Collateral Documents, together with all substitutions, additions, products and Proceeds thereof and (b) with respect to the ABL Agent or any ABL Secured Party, all Property now owned or hereafter acquired by any ABL Loan Party in or upon which a Lien is granted or purported to be granted to the ABL Agent under any of the ABL Collateral Documents, together with all substitutions, additions, products and Proceeds thereof.

“Company” shall have the meaning assigned to that term in the introduction to this Agreement.

“Control Collateral” shall mean any Collateral consisting of any Deposit Account, Securities Account, Commodities Accounts, Instruments, Equity Interests and any other Collateral as to which a Lien may be perfected through possession or control by the secured party, or any agent therefor.

“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Credit Documents” shall mean the ABL Documents and the Term Documents.

“Debtor Relief Laws” shall mean the Bankruptcy Code, as now or hereafter in effect or any successors thereto, as well as all other liquidation, conservatorship, bankruptcy, assignment for benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or any state law or of any applicable foreign law from time to time in effect affecting the rights of creditors generally.

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“Designated Term Agent” means (i) the Initial Term Agent, until such time as (A) the Discharge of Term Obligations with respect to the Term Loan Credit Agreement has occurred or (B) the Initial Term Agent has notified other parties hereto that another Term Agent shall be the Designated Term Agent pursuant to any intercreditor agreement entered into in accordance with the Term Loan Credit Agreement, and (ii) thereafter, the Term Agent designated from time to time by all then extant Term Agents, in a written notice to the ABL Agent and the Term Loan Parties hereunder, as the “Designated Term Agent” for purposes hereof.

“Discharge of ABL Obligations” shall mean (a) the termination of all commitments to extend credit under the ABL Documents, and (b) the payment in full in cash or immediately available funds of all outstanding ABL Obligations (excluding contingent indemnification obligations for which a claim or demand for payment has not then been asserted) including, with respect to (i) amounts available to be drawn under outstanding Letters of Credit (or indemnities or other undertakings issued in respect of outstanding Letters of Credit), the cancellation of such Letters of Credit or the Cash Collateralization (as defined in the ABL Credit Agreement) thereof or the delivery and provision of backstop letters of credit in respect thereof in compliance with the terms of any ABL Credit Agreement (which shall not exceed an amount equal to 105% of the aggregate undrawn amount of such Letters of Credit), (other than Letters of Credit denominated in a currency other than Dollars, in which case shall not exceed 110% of the aggregate undrawn amount of such Letters of Credit) and (ii) outstanding ABL Obligations with respect to Bank Products (or indemnities or other undertakings issued pursuant thereto in respect of outstanding Bank Products), the delivery or provision of cash collateral or backstop letters of credit in respect thereof, other than (x) unasserted contingent indemnification obligations, and (y) any ABL Obligations relating to Bank Products that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding without being required to be repaid or collateralized.

“Discharge of Term Obligations” shall mean the payment in full in cash of all outstanding Term Obligations (excluding contingent indemnification obligations for which a claim or demand for payment has not then been asserted).

“Disposition” shall mean the sale, transfer, license, lease or other disposition of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. As used herein, “Dispose” and “Disposed” shall have correlative meanings.

“Enforcement Notice” shall mean a written notice delivered by either the ABL Agent or the Term Agent to the other applicable party announcing that an Enforcement Period has commenced.

“Enforcement Period” shall mean the period of time following the receipt by either the ABL Agent or any Term Agent of an Enforcement Notice from the other and continuing until the earliest of (a) in case of an Enforcement Period commenced by any Term Agent, the Discharge of Term Obligations (or the written termination of, or agreement in writing to terminate, the Enforcement Period by the applicable Term Agent) or (b) in the case of an Enforcement Period commenced by the ABL Agent, the Discharge of ABL Obligations (or the written termination of, or agreement in writing to terminate, the Enforcement Period by the ABL Agent).

“Equity Interests” shall mean as to any Person, the stock (common, preferred or in any other manner designated), limited liability company membership or other interest or any other right or interest (or right to acquire such interest) however designated, evidencing ownership interests in such Person.

“Event of Default” shall mean an Event of Default as defined in the ABL Credit Agreement or any Term Document, as applicable.

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“Exercise of Any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” shall mean, except as otherwise provided in the final sentence of this definition:

(a) the taking by any Secured Party of any action to enforce or realize upon any Lien, including the institution of any foreclosure proceedings or the noticing of any public or private sale pursuant to Article 9 of the Uniform Commercial Code or other applicable law;

(b) the exercise by any Secured Party of any right or remedy provided to a secured creditor on account of a Lien under any of the Credit Documents, under applicable law, in an Insolvency Proceeding or otherwise, including the election to retain any of the Collateral in satisfaction of a Lien;

(c) the taking of any action by any Secured Party or the exercise of any right or remedy by any Secured Party in respect of the collection on, set off against, marshaling of, injunction respecting or foreclosure on the Collateral or the Proceeds thereof;

(d) the appointment on the application of a Secured Party, of a receiver, receiver and manager or interim receiver of all or part of the Collateral;

(e) the sale, lease, license, or other Disposition of all or any portion of the Collateral by private or public sale conducted by a Secured Party or any other means at the direction of a Secured Party permissible under applicable law (including without limitation the solicitation of any bids from third persons to conduct liquidation or Disposition of Collateral or engage any agents for purposes of valuing, marketing, promoting or selling Collateral);

(f) the exercise of any other right of a secured creditor under Part 6 of Article 9 of the Uniform Commercial Code or under provisions of similar effect under other applicable law the exercise by a Secured Party of any voting rights relating to any Pledged Shares; and

(g) instituting any action or proceeding to effect any of the foregoing.

For the avoidance of doubt, none of the following shall be deemed to constitute an Exercise of Secured Creditor Remedies: (i) the filing of a proof of claim in any Insolvency Proceeding or seeking adequate protection (subject to and in accordance with Section 6.3 below), (ii) the exercise of rights by the ABL Agent during the continuance of a Dominion Trigger Period (as defined in the ABL Credit Agreement), including, without limitation, with respect to Deposit Accounts and Securities Accounts and the notification of account debtors, depository institutions, securities intermediaries, or any other Person to deliver Proceeds of ABL Priority Collateral to the ABL Agent, (iii) the consent by the ABL Agent to any Disposition by any ABL Loan Party of any of the ABL Priority Collateral (other than any such sale conducted at the direction of the ABL Agent in connection with any Exercise of Secured Creditor Remedies after the occurrence of an Event of Default under the ABL Credit Agreement), (iv) the modification of advance rates or sub-limits, or the addition or modification of eligibility criteria, by the ABL Agent, (v) the imposition or modification of any component of the Availability Reserve (as defined in the ABL Credit Agreement) by the ABL Agent, (vi) any collection, adjustment or settlement of insurance claims, or any application to a court of competent jurisdiction to make a determination as to the collection, adjustment or settlement of an insurance claim, in each case in accordance with Section 3.3, (vii) the exercise of rights by the ABL Agent under the ABL Documents to require any ABL Loan Party to take actions in the nature of “further assurances” with respect to the Collateral permitted by the ABL Documents and not inconsistent with this Agreement, (viii) the consent by any Term Agent to any Disposition by the Borrower or any Term Guarantor of any of the Term Priority Collateral (other than any such sale conducted at the direction of any Term Agent in connection with any Exercise of Secured

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Creditor Remedies after the occurrence of an Event of Default under the applicable Term Documents), (ix) the exercise of rights by any Term Agent under the applicable Term Documents to require any Term Loan Party to take actions in the nature of “further assurances” with respect to the Collateral permitted by the Term Documents and not inconsistent with this Agreement or (x) the exercise of any rights or remedies by the ABL Agent against any ABL Loan Party which is not a Term Loan Party.

“Foreign Borrower” means any Foreign Subsidiary that may become a party to the ABL Credit Agreement as a “Borrower” from time to time.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

“Governmental Authority” shall mean the government of the United States or any other nation, or any political subdivision thereof, whether state, local, provincial, territorial or municipal and any agency, authority, instrumentality, regulatory body, court, tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Indebtedness” shall mean (i) “Debt” as defined in the ABL Credit Agreement and (ii) “Indebtedness” as defined in the Term Loan Credit Agreement or any Additional Term Document, respectively and as applicable.

“Initial Term Agent” shall have the meaning assigned to that term in the introduction to this Agreement and shall include any successors thereto as well as any Person designated as the “Agent”, “Administrative Agent”, “Collateral Agent”, “Trustee”, “Security Trustee”, “Collateral Trustee” or similar term under any Term Loan Credit Agreement.

“Insolvency Proceeding” shall mean, with respect to any Loan Party, (a) any case, action, proposal, or proceeding before any court or other Governmental Authority relating to (or any corporate action or other procedure or step being taken in relation to) such Loan Party’s bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors (whether voluntary or involuntary), or (b) any general assignment for the benefit of its creditors, composition, marshalling of assets for its creditors or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case covered by clauses (a) and (b) undertaken under any Debtor Relief Laws.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Issuing Bank” shall have the meaning assigned to such term in the ABL Credit Agreement.

“Lender(s)” means individually, the ABL Lenders or the Term Lenders and collectively means all of the ABL Lenders and the Term Lenders.

“Letter of Credit” shall mean “Letter of Credit” as defined in the ABL Credit Agreement.

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“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Lien” shall mean any mortgage, pledge, hypothecation, collateral assignment, encumbrance, lien (statutory or other), charge or other security interest or any other security agreement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Lien Priority” shall mean with respect to any Lien of the ABL Secured Parties or the Term Secured Parties in the Collateral, the order of priority of such Lien as specified in Section 2.1.

“Loan Parties” shall mean the ABL Loan Parties and the Term Loan Parties.

“Non-US Loan Parties” any Foreign Borrower and/or any Foreign Subsidiary that may from time to time guaranty the obligations under the ABL Credit Agreement.

“Offshore Facilities Refinancing” shall mean the amendment, amendment and restatement, and/or other modification of the ABL Documents solely in order to implement (a) the addition of certain Non-US Loan Parties and related Dollar or non-Dollar denominated credit facilities (the “Offshore Facilities”) and (b) the granting of Liens in favor of the ABL Secured Parties on certain assets of the Non-US Obligors and/or the ABL Loan Parties as security for the Offshore Facilities in connection therewith, such refinancing to include the addition of terms and provisions and additional loan documentation for the Non-US Obligors and the Offshore Facilities customary for multicurrency cross- border credit agreements generally in connection therewith and the additional Liens in support thereof; provided that (i) such Offshore Facilities Refinancing shall be consummated no later than the 12-month anniversary of the date hereof, and (ii) any amendments or modifications to the ABL Documents contained in such Offshore Facilities Refinancing shall be permitted under Section 6.11(b)(ii) of the Term Credit Agreement except (with respect to clause (z) thereof) to the extent of additional covenants and events of default applying only to Non-US Obligors or the Offshore Facilities.

“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.

“Person” shall mean an individual, partnership, corporation, limited liability company, unlimited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Pledged Shares” shall mean any Equity Interests of, or other equity interests in, any Loan Party, any Subsidiary thereof or any other Person, to the extent, in each case, constituting part of the Collateral.

“Priority Collateral” shall mean the ABL Priority Collateral or the Term Priority Collateral, as applicable.

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“Proceeds” shall mean (a) all “proceeds,” as defined in Article 9 of the Uniform Commercial Code, with respect to the Collateral, and (b) whatever is recoverable or recovered when any Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily.

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchasing ABL Secured Parties” shall have the meaning set forth in Section 5.4(a)(ii).

“Purchasing Term Secured Parties” shall have the meaning set forth in Section 5.4(a)(i).

“Real Property” means any right, title or interest in and to real property, including any fee interest, leasehold interest, easement, or license and any other right to use or occupy real property, including any right arising by contract.

“Secured Bank Product Obligations” shall have the meaning assigned to such term in the ABL Credit Agreement.

“Secured Parties” shall mean the ABL Secured Parties and the Term Secured Parties.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company, unlimited liability company or other business entity of which a majority of the shares of Equity Interests having ordinary voting power for the election of directors or other governing body are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Loan Party.

“Term Agent” shall mean (a) in the case of the Term Loan Credit Agreement, the Initial Term Agent and (b) in the case of any Additional Term Obligations and the Additional Term Secured Parties thereunder the trustee, security trustee, administrative agent, collateral agent, security agent or similar agent under such Additional Term Obligations that is named as the Term Agent in respect of such Additional Term Obligations in the applicable Additional Term Joinder, and shall, in each case include any successor thereto.

“Term Collateral Documents” shall mean the Security Documents (as defined in the Term Loan Credit Agreement) and all security agreements, pledge agreements, hypothecs, charges, debentures, bailment agreements, account control agreements, freight forwarder and/or customs broker’s agreements, collateral access agreements, mortgages, deeds of trust and other collateral documents executed and delivered in connection with the Term Loan Credit Agreement, in each case as Amended or Refinanced or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Term Collateral Proceeds Account” shall mean the deposit account identified in writing to the ABL Agent from time to time in the name of any Term Agent or the Company which contains (or was established to contain) only Proceeds of Term Priority Collateral.

“Term DIP Financing” shall have the meaning set forth in Section 6.1(b).

“Term Documents” shall mean the Term Loan Credit Agreement, the Term Guaranty, the Additional Term Documents, the Term Collateral Documents and those other ancillary agreements to which any Term Secured Party is a party or beneficiary and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any Term Loan Party or any of its respective

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Affiliates, and delivered to the applicable Term Agent or any other Term Secured Party, in connection with any of the foregoing or any Term Loan Credit Agreement, Term Guaranty, any Additional Term Documents or the Term Collateral Documents, in each case as the same may be Amended or Refinanced or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Term Guarantors” shall mean the collective reference to each Subsidiary of the Term Loan Borrower who is or becomes a guarantor under the Term Guaranty with respect to the Term Loan Borrower’s Term Obligations.

“Term Guaranty” shall mean the collective reference to the guaranty agreements, if any, entered into by the Term Guarantors and any other guarantee of the Term Obligations entered into in connection with an Amendment or Refinancing of the Term Loan Credit Agreement or any Additional Term Debt Facility, as applicable, whether by the same or any other agent, lender or group of lenders.

“Term Lenders” shall have the meaning assigned to that term in the introduction to this Agreement, as well as any Person which is a “lender” under any Term Loan Credit Agreement or any Additional Term Document.

“Term Loan Credit Agreement” shall have the meaning assigned to such term in the recitals to this Agreement and any other agreements, indentures or facilities which Amend or Refinance all or any portion of the Term Obligations under any then extant Term Loan Credit Agreement (including, without limitation, under any agreement with respect to Term DIP Financing provided by any or all of the Term Secured Parties, including any use, whether consensual or non-consensual, of cash collateral constituting the Proceeds of the Term Priority Collateral), whether by the same or any other agent, lender or group of lenders; provided that at the time of any refinancing or replacement of the then extant Term Loan Credit Agreement, the Company shall have delivered to the ABL Agent an officer’s certificate certifying that such refinancing or replacement Term Loan Credit Agreement is permitted to be incurred under the ABL Credit Agreement.

“Term Loan Borrower” shall have the meaning assigned to that term in the recitals to this Agreement.

“Term Loan Parties” shall have the meaning assigned to that term in the recitals to this Agreement.

“Term Obligations” shall mean all obligations of every nature of each Term Loan Party from time to time owed to the Term Secured Parties, or any of them, under any Term Document (including any Additional Term Document), including, without limitation, all “Obligations” of each Term Loan Party or similar term as defined in any Term Document, whether for principal, interest, fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of the Term Documents (including interest, fees, indemnification payments, expense reimbursements and other amounts which, but for the filing of an Insolvency Proceeding with respect to such Term Loan Party, would have accrued on or been payable with respect to any Term Obligation, whether or not a claim is allowed or allowable against such Term Loan Party for such interest, fees, indemnification payments, expense reimbursements and other amounts in the related Insolvency Proceeding), as the same may be Amended or Refinanced in whole or in part or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Term Priority Collateral” shall mean all Collateral, other than ABL Priority Collateral, including the following:

(1) Pledged Shares;

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(2) Equipment;

(3) Intellectual Property;

(4) Real Property;

(5) Payment intangibles of, and promissory notes in favor of, any Term Loan Party (other than payments in respect of business interruption insurance constituting ABL Priority Collateral);

(6) all Goods other than Inventory;

(7) General intangibles, including goodwill, not constituting ABL Priority Collateral;

(8) the Term Collateral Proceeds Account; provided, however, that to the extent that identifiable Proceeds of ABL Priority Collateral are deposited into such account, any such identifiable Proceeds shall be treated as ABL Priority Collateral;

(9) all specifically identifiable Proceeds of Term Priority Collateral contained in any Deposit Account (other than the Term Collateral Proceeds Account), Securities Account or Commodity Account;

(10) tax refunds or rebates;

(11) all Documents, Instruments, Chattel Paper (including Tangible Chattel Paper and Electronic Chattel Paper), Letters of Credit Rights, Commercial Tort Claims, and books and Records, in each case relating to the items referred to in the preceding clauses (including all books, databases, and Records, whether tangible or electronic, which contain any information relating to any of the items referred to in the preceding clauses);

(12) to the extent not otherwise included, all Proceeds (including all insurance proceeds), Supporting Obligations and products of any of the foregoing described in clauses (1) through (11) and all collateral security and guarantees with respect to any of the foregoing; and

(13) all other Collateral other than ABL Priority Collateral.

“Term Recovery” shall have the meaning set forth in Section 5.3(b).

“Term Secured Parties” shall mean each Term Agent, all Term Lenders and Additional Term Secured Parties.

“Term Standstill Period” shall have the meaning set forth in Section 2.3(a).

“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.

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“Uniform Commercial Code” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided that to the extent that the Uniform Commercial Code is used to define any term in any security document and such term is defined differently in differing Articles of the Uniform Commercial Code, the definition of such term contained in Article 9 shall govern; provided further that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, publication or priority of, or remedies with respect to, Liens of any party is governed by the Uniform Commercial Code or foreign personal property security laws as enacted and in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” will mean the Uniform Commercial Code or such foreign personal property security laws as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Use Period” means, with respect to each parcel or item of Term Priority Collateral, the period, following the commencement of any Exercise of Any Secured Creditor Remedies, which begins on the earlier of (a) the day on which the ABL Agent provides the Term Agent with the notice of its election to request access to such parcel or item of Term Priority Collateral pursuant to Section 3.5(b) and (b) the fifth Business Day after the Term Agent provides the ABL Agent with notice that the Term Agent (or its agent) has obtained possession or control of such parcel or item of Term Priority Collateral and ends on the earliest of (i) the day which is 180 days after the date on which the ABL Agent initially obtains the ability to take physical possession of, remove or otherwise control physical access to, or actually uses, such parcel or item of Term Priority Collateral, plus such number of days, if any, during such 180 day period that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to associated ABL Priority Collateral, (ii) the date on which (A) all or substantially all of the ABL Priority Collateral associated with such parcel or item of Term Priority Collateral is sold, collected or liquidated or (B) the ABL Agent has abandoned the ABL Priority Collateral at such parcel or permanently ceases efforts to liquidate, complete, sell, prepare for sale, store or otherwise exercise the rights provided under Section 3.5(b) with respect to the ABL Priority Collateral with respect to any item or parcel of Term Priority Collateral and confirms in writing such facts to the Term Agent (or fails to respond within ten (10) Business Days to a written request from a Term Agent to so confirm) or, (iii) the Discharge of ABL Obligations and (iv) the date on which the default which resulted in such Exercise of Any Secured Creditor Remedies has been waived in writing.

Section 1.3 Rules of Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting and shall be deemed to be followed by the phrase “without limitation,” and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, schedule and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, Amendments or Refinancings, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements thereto and thereof, as applicable (subject to any restrictions on such alterations, Amendments and Refinancings, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any reference herein to the repayment in full of an obligation shall mean the payment in full in cash of such obligation, or in such other manner as may be approved in writing by the requisite holders or

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representatives in respect of such obligation. Any reference herein to a time of day means Eastern time. Any term referenced herein by cross-reference to a defined term in the ABL Credit Agreement shall be deemed to be a cross-reference to a defined term in the ABL Credit Agreement or the same or comparable term in any other ABL Credit Agreement. Any term referenced herein by cross-reference to a defined term in the Term Loan Credit Agreement shall be deemed to be a cross-reference to a defined term in the Term Loan Credit Agreement or the same or comparable term in any other Term Loan Credit Agreement.

ARTICLE 2

LIEN PRIORITY

Section 2.1 Priority of Liens.

(a) Notwithstanding (i) the date, time, method, manner, or order of grant, attachment, or perfection of, or any defect or deficiency in, or failure to perfect, any Liens granted to the ABL Secured Parties in respect of all or any portion of the Collateral or any Liens granted to the Term Secured Parties in respect of all or any portion of the Collateral and regardless of how any such Lien was acquired (whether by grant, statute, operation of law, subrogation or otherwise), (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of the ABL Agent for the benefit of the ABL Secured Parties or any Term Agent for the benefit of the Term Secured Parties in any Collateral, (iii) any provision of the Uniform Commercial Code, Debtor Relief Laws or any other applicable law, or of the ABL Documents or the Term Documents, (iv) whether the ABL Agent or any Term Agent, in each case, either directly or through agents, holds possession of, or has control over, all or any part of the Collateral, (v) the date on which the ABL Obligations or the Term Obligations are advanced or made available to the Loan Parties, or (vi) any failure of the ABL Agent or any Term Agent to perfect its Lien in the Collateral, the subordination of any Lien on the Collateral securing any ABL Obligations or Term Obligations, as applicable, to any Lien securing any other obligation of any Borrower or Term Guarantor, or the avoidance, invalidation or lapse of any Lien on the Collateral securing any ABL Obligations or Term Obligations, the ABL Agent, on behalf of itself and the ABL Secured Parties, and each Term Agent, on behalf of itself and the applicable Term Secured Parties, hereby agree that the following priorities apply to the Liens upon and right to payment from Proceeds of the ABL Priority Collateral and the Term Priority Collateral:

(1) any Lien on the ABL Priority Collateral securing any ABL Obligations now or hereafter held by or on behalf of the ABL Agent or any ABL Secured Party or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien now or hereafter held by any Term Secured Party on the ABL Priority Collateral securing any Term Obligations; and

(2) any Lien on the Term Priority Collateral securing any Term Obligations now or hereafter held by or on behalf of any Term Agent, any Term Secured Party or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Liens now or hereafter held by the ABL Secured Parties on the Term Priority Collateral securing any ABL Obligations.

(b) Each Term Agent, for and on behalf of itself and the applicable Term Secured Parties, acknowledges and agrees that, concurrently herewith, the ABL Agent, for the benefit of itself and the other ABL Secured Parties, has been, or may be, granted Liens upon all of the Term Priority Collateral and each Term Agent hereby consents thereto. The ABL Agent, for and on behalf of itself and the ABL Secured Parties, acknowledges and agrees that, concurrently herewith, each Term Agent, for the

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benefit of itself and the other Term Secured Parties represented by it, has been, or may be, granted Liens upon all of the ABL Priority Collateral and the ABL Agent hereby consents thereto. The subordination of Liens by the Term Agent and the ABL Agent in favor of one another as set forth herein shall not be deemed to subordinate any Term Agent’s Liens or the ABL Agent’s Liens to the Liens of any other Person.

Section 2.2 Waiver of Right to Contest Liens.

(a) Each Term Agent, for and on behalf of itself and the applicable Term Secured Parties, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the ABL Agent and the ABL Secured Parties in respect of the Collateral or the provisions of this Agreement. Each Term Agent, for itself and on behalf of the applicable Term Secured Parties, agrees that none of the Term Agents or the Term Secured Parties will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by the ABL Agent or any ABL Secured Party under the ABL Documents with respect to the ABL Priority Collateral. Each Term Agent, for itself and on behalf of the applicable Term Secured Parties, hereby waives any and all rights it or the Term Secured Parties may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which the ABL Agent or any ABL Lender seeks to enforce its Liens in any ABL Priority Collateral. The foregoing shall not be construed to prohibit any Term Agent from enforcing the provisions of this Agreement or otherwise acting in accordance with this Agreement.

(b) The ABL Agent, for and on behalf of itself and the ABL Secured Parties, agrees that it shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of any Term Agent or any Term Secured Parties in respect of the Collateral or the provisions of this Agreement. Except to the extent expressly set forth in Section 3.5 of this Agreement, the ABL Agent, for itself and on behalf of the ABL Secured Parties, agrees that none of the ABL Agent or the ABL Secured Parties will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by any Term Agent under the Term Documents with respect to the Term Priority Collateral. The ABL Agent, for itself and on behalf of the ABL Secured Parties, hereby waives any and all rights it or the ABL Secured Parties may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which any Term Agent seeks to enforce its Liens in any Term Priority Collateral. The foregoing shall not be construed to prohibit the ABL Agent from enforcing the provisions of this Agreement or otherwise acting in accordance with this Agreement.

Section 2.3 Remedies Standstill.

(a) Each Term Agent, on behalf of itself and the applicable Term Secured Parties, agrees that, from the date hereof until the date upon which the Discharge of ABL Obligations shall have occurred, each Term Agent shall not nor shall any Term Secured Party represented by it Exercise Any Secured Creditor Remedies with respect to any of the ABL Priority Collateral; provided, however, that the Designated Term Agent or any person authorized by it may Exercise Any Secured Creditor Remedies with respect to any ABL Priority Collateral (but not rights the exercise of which is otherwise prohibited by this Agreement including Article 6 hereof) after a period (the “Term Standstill Period”) of 180 consecutive days has elapsed from the date of delivery of written notice from the Designated Term Agent to the ABL Agent stating that (i) an Event of Default (as defined under the applicable Term Documents for which it is acting as a Term Agent) has occurred and is continuing thereunder, (ii) the Term

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Obligations under such Term Documents for which it is acting as a Term Agent are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of such Term Documents, and (iii) the Designated Term Agent intends to exercise its rights to the Exercise of Secured Creditor Remedies; provided, further, that the Term Agents shall not be entitled to Exercise Any Secured Creditor Remedies with respect to any ABL Priority Collateral in the event (x) the ABL Agent or any ABL Secured Parties are then diligently pursuing their rights and remedies with respect to all or a material portion of the ABL Priority Collateral or diligently attempting to vacate any stay or prohibition against such exercise or (y) a Loan Party is then a debtor under or with respect to (or otherwise subject to) any Insolvency Proceeding. From and after the date that is the earlier of (x) the date upon which the Discharge of ABL Obligations shall have occurred and (y) the date the Term Standstill Period shall have expired (subject to the second proviso in the preceding sentence), any Term Agent or any Term Secured Party may Exercise Any Secured Creditor Remedies under the Term Documents or applicable law as to any ABL Priority Collateral; provided, however, that any Exercise of Secured Creditor Remedies with respect to any ABL Priority Collateral by any Term Agent or the Term Secured Parties is at all times subject to the provisions of this Agreement, including the provisions of Section 4.1.

(b) The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that, from the date hereof until the date upon which the Discharge of Term Obligations shall have occurred, neither the ABL Agent nor any ABL Secured Party will Exercise Any Secured Creditor Remedies with respect to any of the Term Priority Collateral; provided, however, that the ABL Agent may Exercise Any Secured Creditor Remedies with respect to any Term Priority Collateral (but not rights the exercise of which is otherwise prohibited by this Agreement including Article 6 hereof) after a period (the “ABL Standstill Period”) of 180 consecutive days has elapsed from the date of delivery of written notice from the ABL Agent to each Term Agent stating that (i) an Event of Default (as defined under the applicable ABL Documents) has occurred and is continuing thereunder, (ii) the ABL Obligations under such ABL Documents are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of such ABL Documents, and (iii) the ABL Agent intends to exercise its rights to the Exercise of Secured Creditor Remedies; provided, further, that the ABL Agent shall not be entitled to Exercise Any Secured Creditor Remedies with respect to any Term Priority Collateral in the event (x) any Term Agent or any Term Secured Parties are then diligently pursuing their rights and remedies with respect to all or a material portion of the Term Priority Collateral or diligently attempting to vacate any stay or prohibition against such exercise or (y) a Loan Party is then a debtor under or with respect to (or otherwise subject to ) any Insolvency Proceeding. From and after the date that is the earlier of (x) the date upon which the Discharge of Term Obligations shall have occurred and (y) the date the ABL Standstill Period shall have expired (subject to the second proviso in the preceding sentence), the ABL Agent or any ABL Secured Party may Exercise Any Secured Creditor Remedies under the ABL Documents or applicable law as to any Term Priority Collateral; provided, however, that any Exercise of Secured Creditor Remedies with respect to any Term Priority Collateral by the ABL Agent or the ABL Secured Parties is at all times subject to the provisions of this Agreement, including the provisions of Section 4.1.

(c) Notwithstanding the provisions of Sections 2.3(a), 2.3(b) or any other provision of this Agreement, nothing contained herein shall be construed to prevent any Agent or any Secured Party from (i) filing a claim or statement of interest with respect to the ABL Obligations or Term Obligations owed to it in any Insolvency Proceeding commenced by or against any Loan Party, (ii) taking any action (not adverse to the Lien Priority of the Liens of the other Agent or other Secured Parties on the Collateral in which such other Agent or other Secured Party has a priority Lien or the rights of the other Agent or any of the other Secured Parties to Exercise Any Secured Creditor Remedies in respect thereof) in order to create, perfect, preserve or protect (but not enforce) its Lien on any Collateral, (iii) filing any necessary or responsive pleadings in opposition to any motion, adversary proceeding or other pleading filed by any

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Person objecting to or otherwise seeking disallowance of the claim or Lien of such Agent or Secured Party, (iv) filing any pleadings, objections, motions, or agreements which assert rights available to unsecured creditors of the Loan Parties arising under any Insolvency Proceeding or applicable non- bankruptcy law to the extent not inconsistent with the terms of this Agreement, (v) Subject to Section 6.11, voting on any plan of reorganization or filing any proof of claim in any Insolvency Proceeding of any Loan Party, or (vi) bidding for and purchasing Collateral at any private or judicial foreclosure sale of such Collateral initiated by the applicable Agent (so long as such bid is subject to the limitations on credit bidding set forth in Section 6.4(a) and Section 6.4(b)), in each case (i) through (vi) above to the extent not inconsistent with the terms of this Agreement.

Section 2.4 Exercise of Rights.

(a) No Other Restrictions. The ABL Agent may enforce the provisions of the ABL Documents, each Term Agent may enforce the provisions of the applicable Term Documents and each may Exercise Any Secured Creditor Remedies, all in such order and in such manner as each may determine in the exercise of its sole discretion, consistent with the terms of this Agreement; provided, however, that each of the ABL Agent and each Term Agent agrees to provide to the other (x) an Enforcement Notice prior to the commencement of an Exercise of Secured Creditor Remedies and (y) copies of any notices that it is required under applicable law to deliver to any Loan Party; provided further, however, that the ABL Agent’ failure to provide any such copies to each Term Agent shall not impair any of the ABL Agent’ rights hereunder or under any of the ABL Documents and any Term Agent’s failure to provide any such copies to the ABL Agent shall not impair any of such Term Agent’s rights hereunder or under any of the applicable Term Documents. Each of the Term Agents (on behalf of itself and the applicable Term Secured Parties) and the ABL Agent (on behalf of itself and the ABL Secured Parties) agrees (i) that it will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim, in the case of each of the Term Agents and the applicable Term Secured Parties, against the ABL Agent or any other ABL Secured Party, and in the case of the ABL Agent and each other ABL Secured Party, against the Term Agents or any other Term Secured Party, seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, any action taken or omitted to be taken by such Person with respect to the Collateral which is consistent with the terms of this Agreement, and none of such parties shall be liable for any such action taken or omitted to be taken, or (ii) without the other Agent’s prior written consent, it will not be a petitioning creditor or otherwise assist in the filing of an involuntary Insolvency Proceeding.

(b) Release of Liens.

(i) In the event of (A) any private or public sale of all or any portion of the ABL Priority Collateral in connection with any Exercise of Secured Creditor Remedies by the ABL Agent or any Disposition by the ABL Loan Parties with the consent of the ABL Agent while an Event of Default under the ABL Documents has occurred and is continuing (so long as the proceeds of such sale or Disposition are applied in accordance with Section 4.1(b)), or (B) any sale, transfer or other Disposition of all or any portion of the ABL Priority Collateral (other than in connection with an Amendment or Refinancing as described in Section 5.2(c)), so long as such sale, transfer or other Disposition is then permitted by the ABL Documents and the Term Documents or consented to by the requisite ABL Lenders and the requisite Term Lenders, as applicable, each Term Agent agrees, on behalf of itself and the applicable Term Secured Parties that such sale, transfer or other Disposition will be free and clear of the Liens on such ABL Priority Collateral securing the applicable Term Obligations, and such Term Agent’s and the applicable Term Secured Parties’ Liens with respect to the ABL Priority Collateral so sold, transferred, or disposed shall terminate and be automatically released without further action concurrently with, and to the same extent as, the release of the ABL Secured Parties’ Liens on such ABL Priority Collateral; provided, that the Liens of the parties shall attach to the Proceeds of any such Disposition of

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the ABL Priority Collateral with the same relative priority as the Liens which attached to the ABL Priority Collateral so released. In furtherance of, and subject to, the foregoing, each Term Agent agrees that it will promptly execute and deliver any and all Lien releases or other documents reasonably requested by the ABL Agent in connection therewith.

(ii) In the event of (A) any private or public sale of all or any portion of the Term Priority Collateral in connection with any Exercise of Secured Creditor Remedies by the Term Agent or any Disposition by the Term Loan Parties with the consent of the applicable Term Agent while an Event of Default under the Term Documents has occurred and is continuing (so long as the proceeds of such sale or Disposition are applied in accordance with Section 4.1(c)), or (B) any sale, transfer or other Disposition of all or any portion of the Term Priority Collateral (other than in connection with an Amendment or Refinancing as described in Section 5.2(c)), so long as such sale, transfer or other Disposition is then permitted by the applicable Term Documents and the ABL Documents or consented to by the requisite applicable Term Lenders and the requisite ABL Lenders, as applicable, the ABL Agent agrees, on behalf of itself and the ABL Lenders, that such sale, transfer or Disposition will be free and clear of the Liens on such Term Priority Collateral securing the ABL Obligations and the ABL Agent’ and the ABL Secured Parties’ Liens with respect to the Term Priority Collateral so sold, transferred, or disposed shall terminate and be automatically released without further action concurrently with, and to the same extent as, the release of the applicable Term Secured Parties’ Liens on such Term Priority Collateral; provided, that the Liens of the parties shall attach to the Proceeds of any such Disposition of the Term Priority Collateral with the same relative priority as the Liens which attached to the Term Priority Collateral so released. In furtherance of, and subject to, the foregoing, the ABL Agent agrees that it will promptly execute and deliver any and all Lien releases or other documents reasonably requested by the applicable Term Agent in connection therewith.

Section 2.5 No New Liens.

(a) Subject to Article 6, until the Discharge of ABL Obligations, and for so long as the Term Obligations are secured by any ABL Priority Collateral, the parties hereto agree that no Loan Party shall grant any Lien on any assets of any Loan Party securing any Term Obligation which assets are not also subject to the Lien of the ABL Agent under the ABL Documents. If any Term Secured Party shall nonetheless acquire or hold any Lien on any assets of any Loan Party securing any Term Obligation which assets are not also subject to the Lien of the ABL Agent under the ABL Documents, then the applicable Term Agent (or the relevant Term Secured Party) shall, without the need for any further consent of any other Term Secured Party or any Term Loan Party and notwithstanding anything to the contrary in any other Term Document, be deemed to also hold and have held such Lien as agent or bailee for the benefit of the ABL Agent as security for the ABL Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the ABL Agent in writing of the existence of such Lien.

(b) Subject to Article 6, until the Discharge of Term Obligations, and for so long as the ABL Obligations are secured by any Term Priority Collateral, the parties hereto agree that no Loan Party shall grant any Lien on any of its assets securing any ABL Obligation which assets are not also subject to the Lien of each Term Agent under the applicable Term Documents; provided, that, the foregoing shall not apply to any Non-US Loan Parties and no corresponding Liens, if any, on such assets or properties granted to secure the ABL Obligations will be required to be provided to secure the Term Obligations. If any ABL Secured Party shall nonetheless acquire or hold any Lien on any assets of any such Loan Party securing any ABL Obligation which assets are not also subject to the Lien of each Term Agent under the applicable Term Documents, then the ABL Agent (or the relevant ABL Secured Party) shall, without the need for any further consent of any other ABL Secured Party or any ABL Loan Party and notwithstanding anything to the contrary in any other ABL Document, be deemed to also hold and have held such Lien as agent or bailee for the benefit of each Term Agent as security for the Term Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify each Term Agent in writing of the existence of such Lien.

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(c) Each Term Agent on behalf of the Term Secured Parties acknowledges and agrees that ABL Agent and ABL Secured Parties may obtain Liens on certain of the assets of Non-US Loan Parties (including Equity Interests owned by such Non-US Loan Parties) which assets do not constitute Collateral for purposes of this Agreement.

Section 2.6 Waiver of Marshalling.

(a) Until the Discharge of ABL Obligations, each Term Agent, on behalf of itself and the applicable Term Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the ABL Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

(b) Until the Discharge of Term Obligations, the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Term Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

ARTICLE 3

ACTIONS OF THE PARTIES

Section 3.1 Certain Actions Permitted. Each Term Agent and the ABL Agent may make such demands or file such claims in respect of the Term Obligations or the ABL Obligations, as applicable, as are necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders, or rules of procedure at any time; provided that any judgment lien obtained in connection with such action shall be subject to the terms of this Agreement.

Section 3.2 Agent for Perfection.

(a) The ABL Agent, for and on behalf of itself and each ABL Secured Party, and each Term Agent, for and on behalf of itself and each applicable Term Secured Party, as applicable, each agrees to hold all Collateral in its respective possession, custody, or control (including as defined in Sections 9-104, 9-105, 9-106, 9-107 and 8-106 of the UCC) (or in the possession, custody, or control of agents or bailees for either) as agent for each other Agent solely for the purpose of perfecting the security interest granted to each in such Collateral, subject to the terms and conditions of this Section 3.2. The ABL Agent agrees to act as agent of each Term Agent for and on behalf of itself and each applicable Term Secured Party under each ABL Deposit and Security Account solely for the purpose of perfection of each applicable Term Secured Parties’ security interest therein. In furtherance thereof, (i) each Term Agent and the Term Secured Parties hereby appoint the ABL Agent as their agent for the purposes of perfecting their security interest in all ABL Deposit and Security Accounts of any ABL Loan Party and the ABL Agent hereby accepts such appointment and acknowledges and agrees that it shall act for the benefit of each Term Agent and the other Term Secured Parties under each control agreement and (ii) each ABL Loan Party hereby grants a security interest to the ABL Agent for the benefit of the Term Secured Parties in all ABL Deposit and Security Accounts as security for the Term Obligations. The Term Agent agrees to act as agent of the ABL Agent for and on behalf of itself and each ABL Secured

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Party under the Term Collateral Proceeds Account solely for the purpose of perfection of each applicable ABL Secured Parties’ security interest therein. In furtherance thereof, (i) the ABL Agent and the ABL Secured Parties hereby appoint the Term Agent as their agent for the purposes of perfecting their security interest in the Term Collateral Proceeds Account and the Term Agent hereby accepts such appointment and acknowledges and agrees that it shall act for the benefit of the ABL Agent and the other ABL Secured Parties under each control agreement and (ii) each Term Loan Party hereby grants a security interest to the Term Agent for the benefit of the ABL Secured Parties in the Term Collateral Proceeds Account as security for the ABL Obligations. None of the ABL Agent, the other ABL Secured Parties, the Term Agents, or the other Term Secured Parties, as applicable, shall have any obligation whatsoever to the others to assure that the Collateral is genuine or owned by any Loan Party or any other Person or to preserve rights or benefits of any Person. The duties or responsibilities of the ABL Agent and each Term Agent under this Section 3.2 are and shall be limited solely to holding or maintaining control of the Control Collateral as agent for the other party for purposes of perfecting the Lien held by each Term Agent or the ABL Agent, as applicable. The ABL Agent is not and shall not be deemed to be a fiduciary of any kind for the Term Secured Parties or any other Person. Each Term Agent is not and shall not be deemed to be a fiduciary of any kind for the ABL Secured Parties, or any other Person. Each Agent, for itself and on behalf of each Secured Party represented by it, hereby waives and releases each other Agent from all claims and liabilities arising pursuant to its role under this Section 3.2 as agent and bailee with respect to the Collateral. Without limiting the generality of the foregoing, (A) other than as set forth in Section 3.6(b), the ABL Secured Parties shall not be obligated to ensure or otherwise see to the application of any Proceeds of the Term Priority Collateral deposited into any ABL Deposit and Security Account or be answerable in any way for the misapplication thereof and (B) other than as set forth in Section 3.6(c), the Term Secured Parties shall not be obligated to ensure or otherwise see to the application of any Proceeds of the ABL Priority Collateral deposited into the Term Collateral Proceeds Account or be answerable in any way for the misapplication thereof.

(b) The ABL Agent agrees on behalf of itself and the other ABL Secured Parties that all mortgages, deeds of trust, deeds and similar instruments (collectively, “mortgages”) now or thereafter filed against Real Property in favor of or for the benefit of the ABL Agent shall contain the following notation: “The lien created by this mortgage on the property described herein is junior and subordinate to the lien on such property created by any mortgage, deed of trust or similar instrument now or hereafter granted to JPMorgan Chase Bank, N.A., as Term Agent, in accordance with the provisions of the Intercreditor Agreement dated as of [    ], 2015, as amended from time to time.”

Section 3.3 Insurance. Proceeds of Collateral include insurance proceeds and, therefore, the Lien Priority shall govern the ultimate disposition of casualty insurance proceeds. The ABL Agent and each Term Agent shall each be named as additional insured or lender loss payee, as applicable, with respect to all insurance policies relating to the Collateral as set forth in the ABL Credit Agreement or any Term Loan Credit Agreement, as applicable. Until Discharge of ABL Obligations, the ABL Agent shall have the sole and exclusive right, as against each Term Agent, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of ABL Priority Collateral and take other such actions with respect to insurance covering the ABL Priority Collateral as set forth in the ABL Credit Agreement. Until Discharge of the Term Obligations, the Term Agents shall have the sole and exclusive right, as against the ABL Agent, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of Term Priority Collateral and take other such actions with respect to insurance covering the Term Priority Collateral as set forth in the Term Documents. To the extent that an insured claim covers both ABL Priority Collateral and Term Priority Collateral, then the ABL Agent and each Term Agent will work jointly and in good faith to collect, adjust and/or settle under the insurance policy, as applicable. If the parties are unable after negotiating in good faith to agree on the collection, adjustment or settlement for such claim and the insurer will not settle such claim separately with respect to ABL Priority Collateral

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and Term Priority Collateral, either party may apply to a court of competent jurisdiction to make a determination as to the settlement of such claim, and the court’s determination shall be binding upon the parties. All proceeds of such insurance shall be remitted to the ABL Agent or the Designated Term Agent, as the case may be, and each of the Term Agents and ABL Agent shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds in accordance with Section 4.1 hereof.

Section 3.4 No Additional Rights For the Loan Parties Hereunder. If any ABL Secured Party or Term Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, the Loan Parties shall not be entitled to use such violation as a defense to any action by any ABL Secured Party or Term Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any ABL Secured Party or Term Secured Party.

Section 3.5 Inspection and Access Rights.

(a) In the event that the ABL Agent shall, in the exercise of its rights under the ABL Documents or otherwise, receive possession or control of any books and Records of any Loan Party which contain information identifying or pertaining to the Term Priority Collateral, the ABL Agent shall, upon request from the Term Agent and as promptly as practicable thereafter, either make available to the Term Agent such books and records for inspection and duplication or provide to the Term Agent copies thereof. In the event that the Term Agent shall, in the exercise of its rights under the Term Documents or otherwise, receive possession or control of any books and records of any Loan Party which contain information identifying or pertaining to any of the ABL Priority Collateral, the Term Agent shall, upon request from the ABL Agent and as promptly as practicable thereafter, either make available to the ABL Agent such books and records for inspection and duplication or provide the ABL Agent copies thereof. The Term Agent hereby irrevocably grants the ABL Agent a non-exclusive worldwide license and/or right, to the maximum extent permitted by applicable law, exercisable without payment of royalty or other compensation, to use, license or sublicense any of the Intellectual Property (including the right to access to all media in which any of the Intellectual Property may be recorded or stored and to all computer software and programs used for the compilation or printout thereof) now or hereafter owned by, licensed to, or otherwise used by the Loan Parties in order for ABL Agent and ABL Secured Parties to purchase, use, market, repossess, possess, store, assemble, manufacture, process, sell, transfer, distribute or otherwise Dispose of any asset included in the ABL Priority Collateral in connection with liquidation, Disposition or Realization upon the ABL Priority Collateral in accordance with the terms of this Agreement. The Term Agent agrees that any sale, transfer or other disposition of any of the Loan Parties’ Intellectual Property (whether by foreclosure or otherwise) will be subject to the ABL Agent’s rights as set forth in this Section 3.5.

(b) If the Term Agent, or any agent or representative of the Term Agent, or any receiver, shall, after the commencement of any Exercise of Any Secured Creditor Remedies, obtain possession or physical control of any of the Term Priority Collateral, the Term Agent shall promptly notify the ABL Agent in writing of that fact, and the ABL Agent shall, within ten Business Days thereafter, notify the Term Agent in writing as to whether the ABL Agent desires to exercise access rights under this Agreement. In addition, the ABL Agent shall promptly notify the Term Agent that the ABL Agent is exercising its access rights under this Agreement and its rights under Section 3.5 under either circumstance. Upon delivery of such notice by the ABL Agent to the Term Agent, ABL Agent shall have (i) an irrevocable, non-exclusive right to have access to, and a rent-free right to use, the relevant parcel or item the Term Priority Collateral and (ii) the right during normal business hours during the Use Period, and with reasonable prior notice, to use the Term Priority Collateral in order to assemble, inspect, copy or download information stored on, take action to perfect its Liens on, complete a production run of inventory, take possession of, move, prepare and advertise for sale, sell (by public auction, private sale or

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a “going out of business” or similar sale, whether in bulk, in lots or to customers in the ordinary course of business or otherwise and which sale may include augmented Inventory of the same type sold in any ABL Loan Party’s business), store or otherwise deal with the ABL Priority Collateral, in each case without liability to any Term Secured Party, except as set forth herein. Consistent with the definition of “Use Period,” access rights will apply to differing parcels or items of Term Priority Collateral at differing times, in which case, a differing Use Period will apply to each such parcel or items. The Term Agents may not sell, assign or otherwise transfer the related Term Priority Collateral prior to the expiration of the Use Period applicable thereto unless such sale, assignment or transfer is subject to the Agent’s rights of access pursuant to the terms of this Agreement (including the Use Period afforded to the ABL Agent hereunder).

(c) The ABL Agent shall take proper and reasonable care under the circumstances of any Term Priority Collateral that is used by the ABL Agent during the Use Period and repair and replace any damage (ordinary wear-and-tear excepted) caused by the ABL Agent or its agents, representatives or designees and the ABL Agent shall comply with all applicable laws in all material respects in connection with its use or occupancy or possession of the Term Priority Collateral. The ABL Agent shall indemnify and hold harmless the Term Agent and the Term Secured Parties for any injury or damage to Persons or property (ordinary wear-and-tear excepted) caused directly by the acts or omissions of Persons under its control and except for injury or damage arising from the gross negligence or willful misconduct of any Term Secured Party; provided, however, that the ABL Agent and the ABL Secured Parties will not be liable for any diminution in the value of Term Priority Collateral caused by the absence of the ABL Priority Collateral therefrom. Notwithstanding the foregoing, in no event shall the ABL Secured Parties or the ABL Agent have any liability to the Term Secured Parties and/or to any Term Agent pursuant to this Section 3.5 as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Term Priority Collateral existing prior to the date of the exercise by the ABL Secured Parties (or the ABL Agent, as the case may be) of their rights under this Section 3.5 and the ABL Secured Parties shall have no duty or liability to maintain the Term Priority Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the ABL Secured Parties. The ABL Agent and the Term Agent shall cooperate and use reasonable efforts to ensure that their activities during the Use Period as described in this Section 3.5 do not interfere materially with the activities of the other as described in this Section 3.5, including the right of the Term Agent to show the Term Priority Collateral to prospective purchasers and to ready the Term Priority Collateral for sale.

Section 3.6 Tracing of and Priorities in Proceeds.

(a) The ABL Agent, for itself and on behalf of the ABL Secured Parties, and each Term Agent, for itself and on behalf of the applicable Term Secured Parties, agree that prior to an issuance of any Enforcement Notice by such Secured Party, any Proceeds of Collateral, whether or not deposited under control agreements, which are used by any Loan Party to acquire other property which is Collateral shall not (solely as between the Agents and the Lenders) be treated as Proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired.

(b) Notwithstanding anything to the contrary in this Agreement, each Term Agent on behalf of the Term Secured Parties agrees that, unless (and only to the extent that) the ABL Agent has prior actual knowledge (as a result of written notice from a Term Agent or otherwise) that any deposit in, funds credited to or other payment into, any of the ABL Deposit and Security Accounts (other than the Term Collateral Proceeds Account) include Term Priority Collateral or Proceeds thereof, such deposits or payments may be treated as ABL Priority Collateral and swept, applied and otherwise dealt with in accordance with the terms of the ABL Documents. In accordance with the foregoing and the other terms of this Agreement, each ABL Secured Party shall segregate and pay over to the Term Agents upon written request after delivery of an Enforcement Notice by any Term Agent, in the same form as received and

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with any necessary endorsements, all Term Priority Collateral and/or identifiable Proceeds of Term Priority Collateral contained in any ABL Deposit and Security Account (and the ABL Loan Parties hereby authorize and direct the ABL Agent to pay over to the applicable Term Agent such amounts to the extent required hereunder).

(c) Notwithstanding anything to the contrary in this Agreement, the ABL Agent on behalf of the ABL Secured Parties agrees that, unless (and only to the extent that) a Term Agent has prior actual knowledge (as a result of written notice from the ABL Agent or otherwise) that any deposit in, funds credited to or other payment into, the Term Collateral Proceeds Account include ABL Priority Collateral or Proceeds thereof, such deposits or payments may be treated as Term Priority Collateral and swept, applied and otherwise dealt with in accordance with the terms of the Term Documents. In accordance with the foregoing and the other terms of this Agreement, each Term Secured Party shall segregate and pay over to the ABL Agent upon written request after delivery of an Enforcement Notice by the ABL Agent, in the same form as received and with any necessary endorsements, all ABL Priority Collateral and/or identifiable Proceeds of ABL Priority Collateral contained in the Term Collateral Proceeds Account (and the Term Loan Parties hereby authorize and direct the Term ABL Agents to pay over to the ABL Agent such amounts to the extent required hereunder).

Section 3.7 Payments Over.

(a) So long as the Discharge of ABL Obligations has not occurred, any ABL Priority Collateral or Proceeds thereof not constituting Term Priority Collateral received by any Term Agent or any Term Secured Parties in connection with any Exercise of Secured Creditor Remedies relating to the ABL Priority Collateral shall be segregated and held in trust and forthwith paid over to the ABL Agent for the benefit of the ABL Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The ABL Agent is hereby authorized to make any such endorsements as agent for any Term Agent or any such Term Secured Parties. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

(b) So long as the Discharge of Term Obligations has not occurred, any Term Priority Collateral or Proceeds thereof not constituting ABL Priority Collateral received by the ABL Agent or any other ABL Secured Party in connection with any Exercise of Secured Creditor Remedies relating to the Term Priority Collateral shall be segregated and held in trust and forthwith paid over to the Designated Term Agent for the benefit of the Term Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Designated Term Agent is hereby authorized to make any such endorsements as agent for the ABL Agent or any such other ABL Secured Parties. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

(c) Nothing in this Agreement shall prohibit the receipt by the ABL Agent or any Term Agent or any Secured Party of payments of interest, principal and other amounts owed in respect of the ABL Obligations or the Term Obligations so long as such receipt is not the direct or indirect result of the Exercise of Any Secured Creditor Remedies by the ABL Agent or any Term Agent or any Secured Party in contravention of this Agreement of any Lien held by any of them.

Section 3.8 Rights as Unsecured Creditors. The Parties may, in accordance with the terms of the Term Documents or the ABL Documents (as applicable) and applicable law, enforce rights and exercise remedies against the Company and any other Loan Party as unsecured creditors so long as such action is not prohibited by or inconsistent with the terms of this Agreement (including the limitations set forth in Article 6) or any other provisions prohibiting, limiting or restricting certain actions or objections

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by the Term Secured Parties or the ABL Secured Parties, as applicable; provided further that in the event any Party becomes a judgment Lien creditor in respect of any Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to any of its obligations, such judgment Lien shall be subject to the terms of this Agreement, including the relative Lien priorities set forth in Section 2.1 and Section 4.1.

ARTICLE 4

APPLICATION OF PROCEEDS

Section 4.1 Application of Proceeds.

(a) Revolving Nature of ABL Obligations. Each Term Agent, for and on behalf of itself and the applicable Term Secured Parties, expressly acknowledges and agrees that (i) the ABL Credit Agreement includes a revolving commitment, that in the ordinary course of business the ABL Agent and the ABL Lenders will apply payments and make advances thereunder, and that no application of any Collateral or the release of any Lien by the ABL Agent upon any portion of the Collateral in connection with a permitted Disposition by the ABL Loan Parties under any ABL Credit Agreement shall constitute the Exercise of Secured Creditor Remedies under this Agreement; (ii) the amount of the ABL Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed; and (iii) all Collateral or Proceeds thereof received by the ABL Agent may be applied, reversed, reapplied, reborrowed or credited, in whole or in part, to the ABL Obligations at any time; provided, however, that from and after the date on which the ABL Agent (or any ABL Secured Party) or any Term Agent (or any Term Secured Party) commences the Exercise of Any Secured Creditor Remedies, all amounts received by the ABL Agent or any ABL Lender or any Term Agent or any Term Secured Party as a result of such enforcement shall be applied as specified in Sections 4.1(b) and (c). The Lien Priority shall not be altered or otherwise affected by any such Amendment or Refinancing, repayment, reborrowing, or increase of either the ABL Obligations or the Term Obligations, or any portion thereof.

(b) Application of Proceeds of ABL Priority Collateral. The ABL Agent and each Term Agent hereby agree that all ABL Priority Collateral and all Proceeds thereof, received by any of them in connection with any Exercise of Secured Creditor Remedies with respect to the ABL Priority Collateral shall be applied, first, (i) to the payment of costs and expenses of the ABL Agent in connection with such Exercise of Secured Creditor Remedies to the extent provided in the ABL Documents and (ii) in an Insolvency Proceeding and in connection with ABL DIP Financing that otherwise complies with Section 6.1(a) hereof, to the payment of any reasonable administrative claim, professional fee and U.S. trustee or clerk of the court fee “carveouts”, in each case under this clause (ii), consented to in writing by the ABL Agent to be paid prior to the Discharge of ABL Obligations, second, to the payment of the ABL Obligations in accordance with the ABL Documents until the Discharge of ABL Obligations shall have occurred,

third, to the payment of the Term Obligations in accordance with the Term Documents until the Discharge of Term Obligations shall have occurred, and fourth, the balance, if any, to the Loan Parties or as a court of competent jurisdiction may direct.

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(c) Application of Proceeds of Term Priority Collateral. The ABL Agent and each Term Agent hereby agree that all Term Priority Collateral and all Proceeds thereof, received by either of them in connection with any Exercise of Secured Creditor Remedies with respect to the Term Priority Collateral shall be applied, first, (i) to the payment of costs and expenses of each Term Agent in connection with such Exercise of Secured Creditor Remedies to the extent provided in the Term Documents and (ii) in an Insolvency Proceeding and in connection with Term DIP Financing that otherwise complies with Section 6.1(b) hereof, to the payment of any reasonable administrative claim, professional fee and U.S. trustee or clerk of the court fee “carveouts”, in each case under this clause (ii), consented to in writing by the Designated Term Agent to be paid prior to the Discharge of Term Obligations, second, to the payment of the Term Obligations in accordance with the Term Documents until the Discharge of Term Obligations shall have occurred,

third, to the payment of the ABL Obligations in accordance with the ABL Documents until the Discharge of ABL Obligations shall have occurred, and fourth, the balance, if any, to the Loan Parties or as a court of competent jurisdiction may direct.

(d) Limited Obligation or Liability. In exercising remedies, whether as a secured creditor or otherwise, the ABL Agent shall have no obligation or liability to any Term Agent or to any Term Secured Party, and no Term Agent shall have any obligation or liability to the ABL Agent or any ABL Secured Party, regarding the adequacy of any Proceeds or for any action or omission, except solely for an action or omission that breaches the express obligations undertaken by each Party under the terms of this Agreement.

(e) Turnover of Collateral after Discharge. Upon the Discharge of ABL Obligations, the ABL Agent shall deliver to the Designated Term Agent or shall execute such documents as any Term Agent may reasonably request (at the expense of the ABL Borrowers) to enable each Term Agent to have control over, any Control Collateral of the Term Loan Parties still in the ABL Agent’s possession, custody, or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, subject to the reinstatement provisions of Section 5.3 below. The ABL Agent also agrees to deliver notices to landlords, bailees, warehousemen, credit card processors, shippers and other third parties that the ABL Agent is no longer a “secured party” and, if applicable, the “controlling party” (or comparable concepts) under the applicable landlord agreement, collateral access agreement, credit card processor agreement, shipper waiver or other third party document. Upon the Discharge of Term Obligations, each Term Agent shall deliver to the ABL Agent or shall execute such documents as the ABL Agent may reasonably request (at the expense of the Term Loan Borrower) to enable the ABL Agent to have control over any Control Collateral still in such Term Agent’s possession, custody or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, subject to the reinstatement provisions of Section 5.3 below. Each Term Agent also agrees to deliver notices to landlords, bailees, warehousemen, credit card processors, shippers and other third parties that such Term Agent is no longer a “secured party” or, if applicable, the “controlling party” (or comparable concepts) under the applicable landlord agreement, collateral access agreement, credit card processor agreement, shipper waiver or other third party document.

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(f) Notwithstanding anything to the contrary contained above or in the definition of the ABL Priority Collateral or Term Loan Priority Collateral, in the event that Proceeds of Collateral are received from (or are otherwise attributable to the value of) any collection, sale, foreclosure or other realization upon or any other Enforcement Action that involves a combination of ABL Priority Collateral and Term Loan Priority Collateral, the ABL Agent and the Designated Term Loan Agent shall use commercially reasonable efforts in good faith to allocate such Proceeds to the ABL Priority Collateral and the Term Loan Priority Collateral. If the ABL Agent and the Designated Term Loan Agent are unable to agree on such allocation within five (5) Business Days (or such other period of time as the ABL Agent and the Designated Term Loan Agent agree) of the consummation of such collection, sale, foreclosure or other realization upon or any other Enforcement Action, the portion of such Proceeds that shall be allocated as Proceeds of ABL Priority Collateral for purposes of this Agreement shall be an amount equal to (i) the net book value of such ABL Priority Collateral consisting of Accounts, (ii) the orderly liquidation value of such ABL Priority Collateral consisting of Inventory based on and consistent with the then most current appraisal thereof received by the ABL Agent with respect thereto, and (iii) to the extent the Proceeds of ABL Priority Collateral include Proceeds of Collateral other than Accounts and Inventory, the appraised value of such other Collateral based on and consistent with the then most current satisfactory appraisal received by the ABL Agent with respect thereto.

Section 4.2 Specific Performance. Each of the ABL Agent and each Term Agent is hereby authorized to demand specific performance of this Agreement, whether or not any Loan Party shall have complied with any of the provisions of any of the Credit Documents, at any time when the other party shall have failed to comply with any of the provisions of this Agreement applicable to it. Each of the ABL Agent, for and on behalf of itself and the ABL Secured Parties, and each Term Agent, for and on behalf of itself and the applicable Term Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

ARTICLE 5

INTERCREDITOR ACKNOWLEDGEMENTS AND WAIVERS

Section 5.1 Notice of Acceptance and Other Waivers.

(a) All ABL Obligations at any time made or incurred by any ABL Borrower or ABL Guarantor shall be deemed to have been made or incurred in reliance upon this Agreement, and any Term Agent, on behalf of itself and the applicable Term Secured Parties, hereby waives notice of acceptance, or proof of reliance by the ABL Agent or any ABL Secured Party of this Agreement and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the ABL Obligations. All Term Obligations at any time made or incurred by the Term Loan Borrower or any Term Guarantor shall be deemed to have been made or incurred in reliance upon this Agreement, and the ABL Agent, on behalf of itself and the ABL Secured Parties, hereby waives notice of acceptance, or proof of reliance, by any Term Agent or any Term Secured Party of this Agreement and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the Term Obligations.

(b) None of the ABL Agent, any ABL Secured Party, or any of their respective Affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement. If the ABL Agent or any ABL Secured Party honors (or fails to honor) a request by any ABL Borrower for an extension of credit pursuant to any ABL Credit Agreement or any of the other ABL

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Documents, whether the ABL Agent or any ABL Secured Party have knowledge that the honoring of (or failure to honor) any such request would constitute or result in a default under the terms of any Term Loan Credit Agreement or any other Term Document or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute or result in such a default, or if the ABL Agent or any ABL Secured Party otherwise should exercise any of its contractual rights or remedies under any ABL Documents (subject to the express terms and conditions hereof), neither the ABL Agent nor any ABL Secured Party shall have any liability whatsoever to any Term Agent or any Term Secured Party as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement). The ABL Agent and the ABL Secured Parties shall be entitled to manage and supervise their loans and extensions of credit under any ABL Credit Agreement and any of the other ABL Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that the Term Agent or any of the Term Secured Parties have in the Collateral, except as otherwise expressly set forth in this Agreement. The Term Agent, on behalf of itself and the Term Secured Parties, agrees that neither the ABL Agent nor any ABL Secured Party shall incur any liability as a result of a sale, lease, license, application, or other Disposition of all or any portion of the Collateral or Proceeds thereof, pursuant to the ABL Documents, so long as such Disposition does not breach the provisions of this Agreement.

(c) None of the Term Agents, any Term Secured Party or any of their respective Affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement. If an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute or result in a default under any ABL Document, or if any Term Agent or any Term Secured Party otherwise should exercise any of its contractual rights or remedies under the Term Documents (subject to the express terms and conditions hereof), neither the Term Agents nor any Term Secured Party shall have any liability whatsoever to the ABL Agent or any ABL Secured Party as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement). The Term Agents and the Term Secured Parties shall be entitled to manage and supervise their loans and extensions of credit under the Term Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that the ABL Agent or any ABL Secured Party has in the Collateral, except as otherwise expressly set forth in this Agreement. The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that none of the Term Agents or the Term Secured Parties shall incur any liability as a result of a sale, lease, license, application, or other Disposition of the Collateral or any part or Proceeds thereof, pursuant to the Term Documents, so long as such Disposition does not breach the provisions of this Agreement.

Section 5.2 Modifications to ABL Documents and Term Documents.

(a) Each Term Agent, on behalf of itself and the applicable Term Secured Parties, hereby agrees that, without affecting the obligations of such Term Agent and the applicable Term Secured Parties hereunder, the ABL Agent and the ABL Secured Parties may, at any time and from time to time, in their sole discretion without the consent of or notice to any Term Agent or any Term Secured Party, and without incurring any liability to any Term Agent or any Term Secured Party or impairing or modifying the Lien Priority provided for herein, Amend or Refinance any of the ABL Documents in any manner whatsoever, other than in a manner which would have the effect of contravening the terms of this Agreement.

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(b) The ABL Agent, on behalf of itself and the ABL Secured Parties, hereby agrees that, without affecting the obligations of the ABL Agent and the ABL Secured Parties hereunder, each Term Agent and the Term Secured Parties may, at any time and from time to time, in their sole discretion without the consent of or notice to the ABL Agent or any ABL Secured Party, and without incurring any liability to the ABL Agent or any ABL Secured Party or impairing or modifying the Lien Priority provided for herein, Amend or Refinance any of the Term Documents other than in a manner which would have the effect of contravening the terms of this Agreement.

(c) Subject to (i) Section 5.2(a) and (b) above and (ii) the applicable requirements set forth in the defined terms “ABL Credit Agreement” and “Term Loan Credit Agreement,” the ABL Obligations and the Term Obligations may be Amended or Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is required under any ABL Document or any Term Document to permit the Amendment or Refinancing transaction) of the ABL Agent, the ABL Secured Parties, the Term Agents or the Term Secured Parties, as the case may be, all without affecting the Lien Priority provided for herein or the other provisions hereof, provided, however, such amendment or refinancing transaction shall be in accordance with any applicable provisions of both the ABL Documents and the Term Documents (to the extent such documents survive the amendment or refinancing and, unless the agent, trustee or other representative with respect to such Amended or Refinanced facility is already a party to this Agreement, such agent, trustee or other representative shall have executed and delivered an Additional Term Joinder (with such changes as may be reasonably approved by such agent, trustee or other representative and each other party hereto).

Section 5.3 Reinstatement and Continuation of Agreement.

(a) If the ABL Agent or any ABL Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Loan Party, or any other Person any payment made in satisfaction of all or any portion of the ABL Obligations (an “ABL Recovery”), then the ABL Obligations shall be reinstated to the extent of such ABL Recovery. If this Agreement shall have been terminated prior to such ABL Recovery, this Agreement shall be reinstated in full force and effect in the event of such ABL Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties from such date of reinstatement. All rights, interests, agreements, and obligations of the ABL Agent, the Term Agents, the ABL Secured Parties, and the Term Secured Parties under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against any Loan Party or any other circumstance which otherwise might constitute a defense available to, or a discharge of any Loan Party in respect of the ABL Obligations or the Term Obligations. No priority or right of the ABL Agent or any ABL Secured Party shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Loan Party or by the noncompliance by any Person with the terms, provisions, or covenants of any of the ABL Documents, regardless of any knowledge thereof which the ABL Agent or any ABL Secured Party may have.

(b) If any Term Agent or any Term Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Borrower, any Term Guarantor, or any other Person any payment made in satisfaction of all or any portion of the Term Obligations (a “Term Recovery”), then the Term Obligations shall be reinstated to the extent of such Term Recovery. If this Agreement shall have been terminated prior to such Term Recovery, this Agreement shall be reinstated in full force and effect in the event of such Term Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties from such date of reinstatement. All rights, interests, agreements, and obligations of the ABL Agent, the Term Agents, the ABL Secured Parties, and the Term Secured Parties under this Agreement shall remain in full force and

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effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against any Borrower or any Term Guarantor or any other circumstance which otherwise might constitute a defense available to, or a discharge of any Borrower or any Term Guarantor in respect of the ABL Obligations or the Term Obligations. No priority or right of any Term Agent or any Term Secured Party shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Borrower or any Term Guarantor or by the noncompliance by any Person with the terms, provisions, or covenants of any of the Term Documents, regardless of any knowledge thereof which any Term Agent or any Term Secured Party may have.

Section 5.4 Purchase Right.

(a) Notice of Exercise.

(i) On or after the occurrence and during the continuance of (A) the acceleration of all of the ABL Debt, (B) the commencement of an Insolvency Proceeding as to any ABL Loan Party or (C) the termination of any ABL Standstill Period (unless the ABL Agent or any ABL Secured Party shall have commenced and be diligently pursuing the exercise of their rights or remedies with respect to substantially all or any material portion of the ABL Priority Collateral) (the events listed in subparts (A) through (C) hereof, each being a “Term Purchase Option Trigger Event”), all or a portion of the Term Secured Parties, acting as a single group (the “Purchasing Term Secured Parties”), shall have the option, which must be exercised within thirty (30) days of the occurrence of a Term Purchase Option Trigger Event by delivery of notice to the ABL Agent and the Company, to purchase all of the ABL Obligations from the ABL Secured Parties. Such notice from such Term Secured Parties to the ABL Agent shall be irrevocable.

(ii) On or after the occurrence and during the continuance of (A) the acceleration of all of the Term Debt, (B) the commencement of an Insolvency Proceeding as to any Term Loan Party or (C) the termination of any Term Standstill Period (unless a Term Agent or any Term Secured Party shall have commenced and be diligently pursuing the exercise of their rights or remedies with respect to substantially all or any material portion of the Term Priority Collateral) (the events listed in subparts (A) through (C) hereof, each being an “ABL Purchase Option Trigger Event”), all or a portion of the ABL Secured Parties, acting as a single group (the “Purchasing ABL Secured Parties”), shall have the option, which must be exercised within thirty (30) days of the occurrence of an ABL Purchase Option Trigger Event by delivery of notice to the Designated Term Agent and the Company, to purchase all of the Term Obligations from the Term Secured Parties. Such notice from such ABL Secured Parties to a Term Agent shall be irrevocable.

(b) Purchase and Sale.

(i) On the date specified by the Purchasing Term Secured Parties in the notice contemplated by Section 5.4(a)(i) above (which shall not be less than five (5) Business Days, nor more than ten (10) Business Days, after the receipt by the ABL Agent of the notice of the relevant Term Secured Parties’ election to exercise such option), the ABL Secured Parties shall sell (which obligation shall be several and not joint) to the Purchasing Term Secured Parties, and the relevant Term Secured Parties shall purchase from the ABL Secured Parties, the ABL Obligations, provided that, the ABL Agent and the ABL Secured Parties shall retain all rights to be indemnified or held harmless by the Loan Parties in accordance with the terms of the ABL Documents but shall not retain any rights to the security therefor.

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(ii) On the date specified by the Purchasing ABL Secured Parties in the notice contemplated by Section 5.4(a)(ii) above (which shall not be less than five (5) Business Days, nor more than ten (10) Business Days, after the receipt by the Designated Term Agent of the notice of the relevant ABL Secured Party’s election to exercise such option), the Term Secured Parties shall sell (which obligation shall be several and not joint) to the relevant ABL Secured Parties, and the relevant ABL Secured Parties shall purchase from the Term Secured Parties, the Term Obligations, provided that, the Term Agent and the Term Secured Parties shall retain all rights to be indemnified or held harmless by the Loan Parties in accordance with the terms of the Term Documents but shall not retain any rights to the security therefor.

(c) [Reserved.]

(d) Payment of Purchase Price. Upon the date of such purchase and sale, the relevant Term Secured Parties or the relevant ABL Secured Parties, as applicable, shall (i) pay to the ABL Agent for the benefit of the ABL Secured Parties (with respect to a purchase of the ABL Obligations) or to the Designated Term Agent for the benefit of the Term Secured Parties (with respect to a purchase of the Term Obligations) as the purchase price therefor the full amount of all the ABL Obligations or Term Obligations, as applicable, then outstanding and unpaid (including principal, interest, fees and expenses, including reasonable attorneys’ fees and legal expenses but specifically excluding any prepayment premium, termination or similar fees), (ii) with respect to a purchase of the ABL Obligations, furnish cash collateral to the ABL Agent in a manner and in such amounts as the ABL Agent determines is reasonably necessary to secure the ABL Agent and the ABL Secured Parties with respect to issued and outstanding letters of credit and Secured Bank Product Obligations, (iii) with respect to a purchase of the ABL Obligations, agree to reimburse the ABL Agent, the ABL Secured Parties for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding letters of credit as described above and any checks or other payments provisionally credited to the ABL Obligations, and/or as to which the ABL Agent has not yet received final payment, (iv) agree to reimburse the ABL Secured Parties or the Term Secured Parties, as applicable, in respect of indemnification obligations of the Loan Parties under the ABL Documents or the Term Documents, as applicable, as to matters or circumstances known to the ABL Agent or the Designated Term Agent, as applicable, at the time of the purchase and sale which would reasonably be expected to result in any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) to the ABL Secured Parties, the Term Secured Parties or letter of credit issuing banks, as applicable, and (v) agree to indemnify and hold harmless the ABL Secured Parties or the Term Secured Parties, as applicable, from and against any loss, liability, claim, damage or expense (including reasonable fees and expenses of legal counsel) arising out of any claim asserted by a third party in respect of the ABL Obligations or the Term Obligations, as applicable, as a direct result of any acts by any Purchasing Term Secured Party or any Purchasing ABL Secured Party, as applicable, occurring after the date of such purchase. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account in New York, New York as the ABL Agent or the Designated Term Agent, as applicable, may designate in writing for such purpose.

(e) Limitation on Representations and Warranties. Such purchase shall be expressly made without representation or warranty of any kind by any selling party (or the applicable representative or the Term Agent) and without recourse of any kind, except that the selling party shall represent and warrant: (i) the amount of the ABL Obligations or Term Obligations, as applicable, being purchased from it, (ii) that such ABL Secured Party or Term Secured Party, as applicable, owns the ABL Obligations or Term Obligations, as applicable, free and clear of any Liens or encumbrances and (iii) that such ABL Secured Party or Term Secured Party, as applicable, has the right to assign such ABL Obligations or Term Obligations, as applicable, and the assignment is duly authorized.

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ARTICLE 6

INSOLVENCY PROCEEDINGS

Section 6.1 DIP Financing.

(a) If any Loan Party shall be subject to any Insolvency Proceeding at any time prior to the Discharge of ABL Obligations, and the ABL Agent or any of the ABL Secured Parties shall seek to provide any Loan Party with, or consent to a third party providing, any financing under Section 364 of the Bankruptcy Code or consent to any order for the use of cash collateral constituting ABL Priority Collateral under Section 363 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws, (which may include a “roll-up” or “roll-over” of all or any of the ABL Obligations), whether provided by any ABL Secured Party or any other Person (each, including any such order for the use of cash collateral, an “ABL DIP Financing”), with such ABL DIP Financing to be secured by all or any portion of the Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code would be ABL Priority Collateral), then each Term Agent, on behalf of itself and the applicable Term Secured Parties, agrees that (i) it will raise no objection and will not support any objection to such ABL DIP Financing or use of cash collateral or to the Liens securing the same on any basis, including, without limitation, on the grounds of a failure to provide “adequate protection” for the Liens of such Term Agent securing the Term Obligations (and will not request any adequate protection solely as a result of such ABL DIP Financing or use of cash collateral that is ABL Priority Collateral, and will not offer or support any debtor-in-possession financing which would compete with such ABL DIP Financing), and (ii) it will subordinate (and will be deemed hereunder to have subordinated) the Liens of such applicable Term Agent or any other Term Secured Parties on the ABL Priority Collateral (but not the Term Priority Collateral) to (1) the Liens on the ABL Priority Collateral pursuant to such ABL DIP Financing (to the extent the Liens securing the ABL DIP Financing are pari passu or senior in priority to the ABL Obligations), (2) any adequate protection provided to the ABL Secured Parties and (3) any reasonable administrative claim, professional fee and U.S. trustee or clerk of the court fee “carve-outs”, in each case, consented to in writing by the ABL Agent to be paid prior to the Discharge of ABL Obligations, in each case, on the same terms as the Liens of the Term Secured Parties are subordinated to the Liens granted with respect to such ABL DIP Financing (and such subordination will not alter in any manner the terms of this Agreement); provided that (A) each Term Agent retains its Lien on the ABL Priority Collateral to secure the Term Obligations (in each case, including Proceeds thereof arising after the commencement of the case under any Debtor Relief Laws), (B) unless it shall otherwise consent, each Term Agent shall retain its Lien on the Term Priority Collateral with the same priority as existed prior to the commencement of the case under the subject Debtor Relief Laws and any Lien of the ABL Agent (or other provider of ABL DIP Financing) on the Term Priority Collateral securing such ABL DIP Financing shall be junior and subordinate to the Lien of each Term Agent on the Term Priority Collateral, (C) all Liens on ABL Priority Collateral securing any such ABL DIP Financing, shall be senior to or on a parity with the Liens of the ABL Agent and the ABL Secured Parties securing the ABL Obligations on ABL Priority Collateral and (D) the foregoing provisions of this Section 6.1(a) shall not prevent any Term Agent or the other Term Secured Parties from objecting to any provision in any ABL DIP Financing (x) relating to any provision or content of a plan of reorganization or other plan of similar effect under any Debtor Relief Laws or (y) that provides for the use of any Term Priority Collateral or Proceeds thereof other than for the payment of the Term Obligations.

(b) If any Loan Party shall be subject to any Insolvency Proceeding at any time prior to the Discharge of Term Obligations, and any Term Agent or any of the Term Secured Parties shall seek to provide any Loan Party with, or consent to a third party providing, any financing under Section 364 of the Bankruptcy Code or consent to any order for the use of cash collateral constituting Term Priority

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Collateral under Section 363 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws, (which may include a “roll-up” or “roll-over” of all or any of the Term Obligations), whether provided by any Term Secured Party or any other Person (each, including any such order for the use of cash collateral, a “Term DIP Financing”), with such Term DIP Financing to be secured by all or any portion of the Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code would be Term Priority Collateral), then the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that (i) it will raise no objection and will not support any objection to such Term DIP Financing or use of cash collateral or to the Liens securing the same on any basis, including, without limitation, on the grounds of a failure to provide “adequate protection” for the Liens of the ABL Agent securing the ABL Obligations (and will not request any adequate protection solely as a result of such Term DIP Financing or use of cash collateral that is Term Priority Collateral, and will not offer or support any debtor-in-possession financing which would compete with such Term DIP Financing), and (ii) it will subordinate (and will be deemed hereunder to have subordinated) the Liens of the ABL Agent or any other ABL Secured Parties on the Term Priority Collateral (but not the ABL Priority Collateral) to (1) the Liens on the Term Priority Collateral pursuant to such Term DIP Financing (to the extent the Liens securing the Term DIP Financing are pari passu or senior in priority to the Term Obligations), (2) any adequate protection provided to the Term Secured Parties and (3) any reasonable administrative claim, professional fee and U.S. trustee or clerk of the court fee “carve-outs”, in each case, consented to in writing by any Term Agent to be paid prior to the Discharge of Term Obligations, in each case, on the same terms as the Liens of the ABL Secured Parties are subordinated to the Liens granted with respect to such Term DIP Financing (and such subordination will not alter in any manner the terms of this Agreement); provided that (A) the ABL Agent retains its Lien on the Term Priority Collateral to secure the ABL Obligations (in each case, including Proceeds thereof arising after the commencement of the case under any Debtor Relief Laws), (B) unless it shall otherwise consent, the ABL Agent shall retain its Lien on the ABL Priority Collateral with the same priority as existed prior to the commencement of the case under the subject Debtor Relief Laws and any Lien of any Term Agent (or other provider of Term DIP Financing) on the ABL Priority Collateral securing such Term DIP Financing shall be junior and subordinate to the Lien of the ABL Agent on the ABL Priority Collateral, (C) all Liens on Term Priority Collateral securing any such Term DIP Financing, shall be senior to or on a parity with the Liens of each Term Agent and the Term Secured Parties securing the Term Obligations on Term Priority Collateral and (D) the foregoing provisions of this Section 6.1(b) shall not prevent the ABL Agent or the other ABL Secured Parties from objecting to any provision in any Term DIP Financing (x) relating to any provision or content of a plan of reorganization or other plan of similar effect under any Debtor Relief Laws or (y) that provides for the use of any ABL Priority Collateral or Proceeds thereof other than for the payment of the ABL Obligations.

(c) All Liens granted to the ABL Agent or any Term Agent in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended by the parties to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of this Agreement. For clarity, none of the Term Agents or the Term Secured Parties shall seek to “prime” the Lien of the ABL Agent and the ABL Secured Parties on the ABL Priority Collateral or request, seek or receive a Lien on the ABL Priority Collateral pursuant to Section 364(d) or 363(c)(4) of the Bankruptcy Code on the ABL Priority Collateral. For clarity, the ABL Agent and the ABL Secured Parties shall not seek to “prime” the Liens of the Term Agents or the Term Secured Parties on the Term Priority Collateral or request, seek or receive a Lien on the Term Priority Collateral pursuant to Section 364(d) or 363(c)(4) of the Bankruptcy Code on the Term Priority Collateral.

(d) No ABL Secured Party shall, directly or indirectly, provide, or seek to provide, or support any other Person providing or seeking to provide, any ABL DIP Financing secured by Liens on

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the Term Priority Collateral equal or senior in priority to the Liens on the Term Priority Collateral (including any assets or property arising after the commencement of a case under the Bankruptcy Code) of any Term Agent, without the prior written consent of such Term Agent. No Term Secured Party shall, directly or indirectly, provide, or seek to provide, or support any other Person providing or seeking to provide, any Term DIP Financing secured by Liens on the ABL Priority Collateral equal or senior in priority to the Liens on the ABL Priority Collateral (including any assets or property arising after the commencement of a case under the Bankruptcy Code) of the ABL Agent, without the prior written consent of the ABL Agent. For purposes hereof, all references to Collateral shall include any assets or property of Loan Parties arising after the commencement of any Insolvency Proceeding that are subject to the Liens of Agents.

Section 6.2 Relief From Stay. Until the Discharge of ABL Obligations has occurred, each Term Agent, on behalf of itself and the applicable Term Secured Parties, agrees not to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the ABL Priority Collateral without the ABL Agent’s express written consent. Until the Discharge of Term Obligations has occurred, the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees not to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the Term Priority Collateral without each Term Agent’s express written consent. In addition, none of the Term Agents or the ABL Agent shall seek any relief from the automatic stay with respect to any Collateral without providing three (3) days’ prior written notice to the other, unless such period is agreed by both the ABL Agent and each Term Agent to be modified or unless the ABL Agent or any Term Agent, as applicable, makes a good faith determination that either (A) the ABL Priority Collateral or the Term Priority Collateral, as applicable, will decline speedily in value or (B) the failure to take any action will have a reasonable likelihood of endangering the ABL Agent’s or such Term Agent’s ability to realize upon its Collateral.

Section 6.3 No Contest; Adequate Protection.

(a) Each Term Agent, on behalf of itself and the applicable Term Secured Parties, agrees that, prior to the Discharge of ABL Obligations, none of them shall contest (or support any other Person contesting) (i) any request by the ABL Agent or any ABL Secured Party for adequate protection of its interest in the Collateral (unless in contravention of Section 6.1(b) or Section 6.3(b) or if the adequate protection sought is in the form of a cash payment, periodic cash payments or otherwise, in each case to the extent such payments are made from the Proceeds of the Term Priority Collateral), (ii) subject to Section 6.1(a) above, any proposed provision of ABL DIP Financing, including any consensual use of cash collateral constituting ABL Priority Collateral, by the ABL Agent and the ABL Secured Parties (or any other Person proposing to provide ABL DIP Financing with the consent of the ABL Agent), (iii) any objection by the ABL Agent or any ABL Secured Party to any motion, relief, action, or proceeding based on a claim by the ABL Agent or any ABL Secured Party that its interests in the Collateral are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the ABL Agent as adequate protection of its interests are subject to this Agreement (unless in contravention of Section 6.1(b) or Section 6.3(b)), or (iv) any request by the ABL Agent or any ABL Secured Party for payment of interest (including post-petition interest), fees, expenses or other amounts to any ABL Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or other applicable law (unless in contravention of Section 6.1(b) or Section 6.3(b) or to the extent such payments are to be made from the Proceeds of the Term Priority Collateral or from the proceeds of Term DIP Financing).

(b) The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that, prior to the Discharge of Term Obligations, none of them shall contest (or support any other Person

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contesting) (i) any request by any Term Agent or any Term Secured Party for adequate protection of its interest in the Collateral (unless in contravention of Section 6.1(a) or 6.3(a) or if the adequate protection sought is in the form of a cash payment, periodic cash payments or otherwise, in each case to the extent such payments are made from the Proceeds of the ABL Priority Collateral), (ii) subject to Section 6.1(b) above, any proposed provision of Term DIP Financing, including any consensual use of cash collateral constituting Term Priority Collateral, by any Term Agent and the applicable Term Secured Parties (or any other Person proposing to provide Term DIP Financing with the consent of the Term Agent), (iii) any objection by any Term Agent or any Term Secured Party to any motion, relief, action or proceeding based on a claim by the Term Agent or any Term Secured Party that its interests in the Collateral are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to any Term Agent as adequate protection of its interests are subject to this Agreement (unless in contravention of Section 6.1(a) or Section 6.3(a)), or (iv) any request by any Term Agent or any Term Secured Party for payment of interest (including post-petition interest), fees, expenses or other amounts to any Term Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or other applicable law (unless in contravention of Section 6.1(a) or Section 6.3(a) or to the extent such payments are to be made from the Proceeds of the ABL Priority Collateral or from the proceeds of ABL DIP Financing).

(c) Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency Proceeding:

(i) if the ABL Secured Parties (or any subset thereof) are granted adequate protection with respect to the ABL Priority Collateral in the form of additional or replacement collateral (even if such collateral is not of a type which would otherwise have constituted ABL Priority Collateral) and/or a superpriority claim, then the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that each Term Agent, on behalf of itself or any of the applicable Term Secured Parties, may seek or request (and the ABL Secured Parties will not oppose such request), as applicable, adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional or replacement collateral, which Lien will be subordinated to the Liens securing the ABL Obligations on the same basis as the other Liens of each Term Agent on ABL Priority Collateral or a superpriority claim junior in all respects to such superpriority claim granted to the ABL Secured Parties; and

(ii) if the Term Secured Parties (or any subset thereof), is granted adequate protection in respect of Term Priority Collateral in the form of additional or replacement collateral (even if such collateral is not of a type which would otherwise have constituted Term Priority Collateral) and/or a superpriority claim, then each Term Agent, on behalf of itself and the applicable Term Secured Parties, agrees that the ABL Agent on behalf of itself or any of the ABL Secured Parties, may seek or request (and the Term Secured Parties will not oppose such request), as applicable, adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional or replacement collateral, which Lien will be subordinated to the Liens securing the Term Obligations on the same basis as the other Liens of the ABL Agent on Term Priority Collateral or a superpriority claim junior in all respects to such superpriority claim granted to the Term Secured Parties

(d) The Term Loan Parties shall not be entitled to, and shall not seek, adequate protection in the form of cash payment to the extent such payment is sought to be paid from an ABL DIP Financing or the ABL Priority Collateral or the Proceeds (or advances) in respect thereof. The ABL Secured Parties shall not be entitled to, and shall not seek, adequate protection in the form of cash payment to the extent such payment is sought to be paid from a Term Loan DIP Financing or the Term Priority Collateral or the Proceeds (or advances) in respect thereof.

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Section 6.4 Asset Sales.

(a) Until the Discharge of ABL Obligations has occurred, the Term Agent, for itself and on behalf of the other Term Secured Parties agrees that in the event of any Insolvency Proceeding, the Term Secured Parties will not object or oppose (or support any Person in objecting or opposing), and will be deemed to have consented to pursuant to Section 363(f) of the Bankruptcy Code or any other applicable law, (i) a motion to sell or otherwise Dispose of any ABL Priority Collateral under Sections 363, 365 or 1129 of the Bankruptcy Code or any similar provisions under any other applicable Debtor Relief Laws, free and clear of any Liens or other claims, (ii) a motion establishing notice, sale or bidding procedures for such Disposition (including any break-up fee or other bidder protections) or (iii) a motion to permit a credit bid on all or any portion of the claims of the ABL Secured Parties against ABL Priority Collateral under Section 363(k) of the Bankruptcy Code, in each case, if the ABL Agent has consented to such sale or other Disposition of such ABL Priority Collateral; provided, that, (A) the terms of any proposed order approving such transaction provide for the parties’ respective Liens to attach to the proceeds of the ABL Priority Collateral that is the subject of such sale or Disposition, subject to the Lien Priorities in Section 2.1 and the other terms and conditions of this Agreement; (B) such proceeds are applied among the ABL Obligations or the Term Obligations in accordance with Section 4.1; and (C) such motion to sell or otherwise Dispose of any ABL Priority Collateral does not impair the rights of the Term Secured Parties under Section 363(k) of the Bankruptcy Code (except that (1) the Term Secured Parties will be permitted to “credit bid” their claims against ABL Priority Collateral (including under Section 363, 365 or 1129 of the Bankruptcy Code, or any comparable provision of other applicable Debtor Relief Laws) in such sale only if the cash proceeds of such bid result in Discharge of ABL Obligations on the closing date of such sale, including all principal of and accrued and unpaid interest and fees on and all prepayment or acceleration penalties and premiums in respect of all ABL Obligations outstanding at the time of any Disposition, and (2) the Term Secured Parties will be permitted to “credit bid” their claims against Term Priority Collateral (including under Section 363, 365 or 1129 of the Bankruptcy Code, or any comparable provision of other applicable Debtor Relief Laws) in such sale and in accordance with the terms of the Term Documents. Each Term Agent for itself and the applicable Term Secured Parties further agree that they will not object to or oppose, or support any party in opposing, the right of the ABL Secured Parties to credit bid under Section 363(k) of the Bankruptcy Code (or any similar provision under any other applicable Debtor Relief Laws) with respect to the ABL Priority Collateral, subject to the provision of the immediately preceding sentence; provided, that, the Term Secured Parties shall not be deemed to have agreed to any credit bid in connection with a single sale or other Disposition of both Term Priority Collateral and ABL Priority Collateral unless such credit bid would result in the Discharge of Term Obligations on the closing date of such sale.

(b) Until the Discharge of Term Obligations has occurred, the ABL Agent, for itself and on behalf of the other ABL Secured Parties agrees that in the event of any Insolvency Proceeding, the ABL Secured Parties will not object or oppose (or support any Person in objecting or opposing), and will be deemed to have consented to pursuant to Section 363(f) of the Bankruptcy Code or any other applicable law, (i) a motion to sell or otherwise Dispose of any Term Priority Collateral under Sections 363, 365 or 1129 of the Bankruptcy Code or any similar provisions under any other applicable Debtor Relief Laws, free and clear of any Liens or other claims, (ii) a motion establishing notice, sale or bidding procedures for such Disposition (including any break-up fee or other bidder protections) or (iii) a motion to permit a credit bid all or any portion of the claims of the Term Secured Parties against Term Priority Collateral under Section 363(k) of the Bankruptcy Code, in each case, if the Term Agent has consented to such sale or Disposition of such Term Priority Collateral; provided, that, (A) the terms of any proposed order approving such transaction provide for the parties’ respective Liens to attach to the proceeds of the Term Priority Collateral that is the subject of such sale or Disposition, subject to the Lien Priorities in Section 2.1 and the other terms and conditions of this Agreement, (B) such proceeds are applied among the ABL Obligations and the Term Obligations in accordance with Section 4.1; and (C) such motion to sell or otherwise Dispose of any Term Priority Collateral does not impair the rights of the ABL Secured Parties

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under Section 363(k) of the Bankruptcy Code (except that (1) the ABL Secured Parties will be permitted to “credit bid” their claims against Term Priority Collateral (including under Section 363, 365 or 1129 of the Bankruptcy Code, or any comparable provision of other applicable Debtor Relief Laws) in such sale only if such bid results in a Discharge of Term Obligations in cash on the closing date of such sale, including all principal of and accrued and unpaid interest and fees on and all prepayment or acceleration penalties and premiums in respect of all Term Obligations outstanding at the time of any Disposition, and (2) the ABL Secured Parties will be permitted to “credit bid” their claims against ABL Priority Collateral (including under Section 363, 365 or 1129 of the Bankruptcy Code, or any comparable provision of other applicable Debtor Relief Laws) in such sale and in accordance with the terms of the ABL Documents. The ABL Agent for itself and the other ABL Secured Parties further agree that it will not object to or oppose, or support any party in opposing, the right of the Term Secured Parties to credit bid under Section 363(k) of the Bankruptcy Code (or any similar provision under any other applicable Debtor Relief Laws) with respect to the Term Priority Collateral, subject to the provision of the immediately preceding sentence; provided, that, the ABL Secured Parties shall not be deemed to have agreed to any credit bid in connection with a single sale or other Disposition of both ABL Priority Collateral and Term Priority Collateral unless such credit bid would result in the Discharge of ABL Obligations on the closing date of such sale.

Section 6.5 Separate Grants of Security and Separate Classification. Each Term Secured Party and each ABL Secured Party acknowledges and agrees that (i) the grants of Liens pursuant to the ABL Collateral Documents and the Term Collateral Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Term Obligations are fundamentally different from the ABL Obligations and must be separately classified in any plan of reorganization (or other plan of similar effect under any Debtor Relief Laws) proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Secured Parties and the Term Secured Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the ABL Secured Parties and the Term Secured Parties hereby acknowledge and agree that all distributions from the Collateral shall be made as if there were separate classes of ABL Obligation claims and Term Obligation claims against the Loan Parties, with the effect being that, to the extent that the aggregate value of the ABL Priority Collateral or Term Priority Collateral is sufficient (for this purpose ignoring all claims held by the other Secured Parties), the ABL Secured Parties or the Term Secured Parties, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees and expenses that is available from each pool of Priority Collateral for each of the ABL Secured Parties and the Term Secured Parties, respectively, (whether or not allowed or allowable in any such Insolvency Proceeding) before any distribution is made in respect of the claims held by the other Secured Parties from such Priority Collateral, with the other Secured Parties hereby acknowledging and agreeing to turn over to the respective other Secured Parties amounts otherwise received or receivable by them from such Priority Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries of the Secured Parties turning over such amounts.

Section 6.6 Reorganization Securities. If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens on any property of the reorganized debtor are distributed pursuant to a plan of reorganization or a similar dispositive restructuring plan, both on account of the ABL Obligations and on account of the Term Obligations, then to the extent that the debt obligations distributed on account of the ABL Obligations and on account of the Term Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

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Section 6.7 [Reserved].

Section 6.8 ABL Obligations Unconditional. All rights of the ABL Agent hereunder, and all agreements and obligations of each Term Agent hereunder, shall, except as otherwise specifically provided herein, remain in full force and effect irrespective of:

(i) any lack of validity or enforceability of any ABL Document;

(ii) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the ABL Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any ABL Document (but solely to the extent permitted pursuant to Section 5.2(a) hereof);

(iii) any exchange, release, voiding, avoidance or nonperfection of any security interest in any Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding, restatement or increase of all or any portion of the ABL Obligations or any guarantee or guaranty thereof; or

(iv) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the ABL Obligations, or of any Term Agent or any Loan Party, to the extent applicable, in respect of this Agreement.

Section 6.9 Term Obligations Unconditional. All rights of each Term Agent hereunder, all agreements and obligations of the ABL Agent hereunder, shall, except as otherwise specifically provided herein, remain in full force and effect irrespective of:

(i) any lack of validity or enforceability of any Term Document;

(ii) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Term Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Term Document (but solely to the extent permitted pursuant to Section 5.2(b) hereof);

(iii) any exchange, release, voiding, avoidance or nonperfection of any security interest in any Collateral, or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding, restatement or increase of all or any portion of the Term Obligations or any guarantee or guaranty thereof; or

(iv) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the Term Obligations, or of the ABL Agent or any Loan Party, to the extent applicable, in respect of this Agreement.

Section 6.10 Claims. Each Agent, for itself and on behalf of the respective applicable Secured Parties, agrees not to object to (or support any other Person objecting) and hereby waives any

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objection to any election under Section 1111(b)(2) of the Bankruptcy Code by any ABL Secured Party (to any claims of such ABL Secured Party in respect of the ABL Priority Collateral) or Term Secured Party (to any claims of such Term Secured Party in respect of the Term Priority Collateral), as applicable, in or from such Insolvency or Liquidation Proceeding.

Section 6.11 Bankruptcy – Plan Support. Without the consent of the ABL Secured Parties prior to the Discharge of ABL Obligations, the Term Secured Parties will not propose, support or vote, directly or indirectly (including by any restructuring plan support agreement) for any Plan that is inconsistent with this Agreement. Without the consent of the Term Secured Parties prior to the Discharge of Term Obligations, the ABL Secured Parties will not propose, support or vote, directly or indirectly (including by any restructuring plan support agreement) for any Plan that is inconsistent with this Agreement.

Section 6.12 Applicability. This Agreement shall be applicable both before and after the institution of any Insolvency Proceeding involving any Borrower or any other Loan Party, including, without limitation, the filing of any petition by or against any Borrower or any other Loan Party under any Debtor Relief Laws and all converted or subsequent cases in respect thereof, and all references herein to any Loan Party shall be deemed to apply to the trustee for such Loan Party and such Loan Party as debtor-in- possession. The relative rights of the ABL Secured Parties and the Term Secured Parties in or to any distributions from or in respect of any Collateral or Proceeds shall continue after the institution of any Insolvency Proceeding involving any Borrower or any other Loan Party, including, without limitation, the filing of any petition by or against any Borrower or any other Loan Party under any Debtor Relief Laws and all converted cases and subsequent cases, on the same basis as prior to the date of such institution, subject to any court order approving the financing of, or use of cash collateral by any Borrower or other Loan Party as debtor-in-possession, or any other court order affecting the rights and interests of the parties hereto not inconsistent with this Agreement. This Agreement shall constitute a subordination agreement for the purposes of Section 510(a) of the Bankruptcy Code and shall be enforceable in any Insolvency Proceeding in accordance with its terms.

Section 6.13 Other Bankruptcy Laws. In the event that an Insolvency Proceeding is filed in a jurisdiction other than the United States or is governed by any Debtor Relief Laws other than the Bankruptcy Code, each reference in this Agreement to a section of the Bankruptcy Code shall be deemed to refer to the substantially similar or corresponding provision of the Debtor Relief Laws applicable to such Insolvency Proceeding, or, in the absence of any specific similar or corresponding provision of such Debtor Relief Laws, such other general Debtor Relief Law as may be applied in order to achieve substantially the same result as would be achieved under each applicable section of the Bankruptcy Code.

ARTICLE 7

MISCELLANEOUS

Section 7.1 Rights of Subrogation. Each Term Agent, for and on behalf of itself and the applicable Term Secured Parties, agrees that no payment to the ABL Agent or any ABL Secured Party pursuant to the provisions of this Agreement shall entitle the Term Agent or any Term Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of ABL Obligations. Thereafter, the ABL Agent agrees to execute such documents, agreements, and instruments as any Term Agent or any Term Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the ABL Obligations resulting from payments to the ABL Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the ABL Agent are paid by such Person upon request for payment thereof. The ABL Agent, for and on behalf of itself and the ABL Secured Parties, agrees that no payment to any Term Agent or any

39

Term Secured Party pursuant to the provisions of this Agreement shall entitle the ABL Agent or any ABL Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of Term Obligations. Thereafter, each Term Agent agrees to execute such documents, agreements, and instruments as the ABL Agent or any ABL Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Term Obligations resulting from payments to any Term Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by such Term Agent are paid by such Person upon request for payment thereof.

Section 7.2 Further Assurances. The parties will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that either party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the ABL Agent or any Term Agent to exercise and enforce their rights and remedies hereunder; provided, however, that no party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 7.2, to the extent that such action would contravene any law, order or other legal requirement or any of the terms or provisions of this Agreement, and in the event of a controversy or dispute, such party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 7.2.

Section 7.3 Representations. Each Term Agent represents and warrants to the ABL Agent that it has the requisite power and authority under the Term Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the applicable Term Secured Parties and that this Agreement shall be binding obligations of such Term Agent and the applicable Term Secured Parties, enforceable against each Term Agent and the applicable Term Secured Parties in accordance with its terms. The ABL Agent represents and warrants to each Term Agent that it has the requisite power and authority under the ABL Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the ABL Secured Parties and that this Agreement shall be binding obligations of the ABL Agent and the ABL Secured Parties, enforceable against the ABL Agent and the ABL Secured Parties in accordance with its terms.

Section 7.4 Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by any party hereto shall be effective unless it is in a written agreement executed by each Term Agent and the ABL Agent and, in the case of any amendment adversely affecting the rights or obligations of any Loan Party, the applicable Loan Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. It is understood that the ABL Agent and each Term Agent, without the consent of any other ABL Secured Party or Term Secured Party, may in their discretion determine that a supplemental agreement (which may take the form of an amendment and restatement of this Agreement) is necessary or appropriate to facilitate having additional Indebtedness or other obligations of any of the Loan Parties become ABL Obligations or Term Obligations, as the case may be, under this Agreement, which supplemental agreement shall specify whether such additional Indebtedness constitutes ABL Obligations or Term Obligations; provided that such additional Indebtedness is permitted to be incurred under any ABL Credit Agreement and any Term Loan Credit Agreement then extant in accordance with the terms thereof and the Company shall have delivered an officer’s certificate to the ABL Agent and each Term Agent certifying to such and the holders of such additional Indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of this Agreement pursuant to such documents as shall be reasonably requested by, and in a form reasonably acceptable to, the ABL Agent and each Term Agent.

40

Section 7.5 Addresses for Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or three (3) days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

ABL Agent:	Bank of America, N.A.
Business Capital
2600 West Big Beaver Road
Troy, Michigan 48084
Attn: Steve Siravo
Telecopy: 248-631-0515

With a copy to:

McGuireWoods LLP
77 West Wacker Drive, Suite 4100
Chicago, Illinois 60601
Attention: Philip J. Perzek
Email: pperzek@mcguirewoods.com

Term Agent:	JPMorgan Chase Bank, N.A.
10 South Dearborn, Floor 7
Chicago, Illinois 60603
Attention: Joyce King
Telecopy: 888-292-9533

With a copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attention: Jessica Tuchinsky
Email: jtuchinsky@stblaw.com

Section 7.6 No Waiver; Remedies. No failure on the part of any party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 7.7 Continuing Agreement, Transfer of Secured Obligations. This Agreement is a continuing agreement and shall (a) remain in full force and effect until the earlier of the Discharge of ABL Obligations or the Discharge of Term Obligations, (b) be binding upon the parties and their successors and assigns, and (c) inure to the benefit of and be enforceable by the parties and their respective successors, transferees and assigns. Nothing herein is intended, or shall be construed to give,

41

any other Person any right, remedy or claim under, to or in respect of this Agreement or any Collateral. All references to any Loan Party shall include any Loan Party as debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding. Without limiting the generality of the foregoing clause (c), the ABL Agent or any Term Agent may resign as ABL Agent or Term Agent, as applicable, and any ABL Secured Party or any Term Secured Party may assign or otherwise transfer all or any portion of the ABL Obligations or the Term Obligations, as applicable, to any other Person (other than any Loan Party or any Subsidiary or Affiliate of any Loan Party), and such successor ABL Agent or successor Term Agent, or other Person shall thereupon become vested with all the rights and obligations in respect thereof granted to the ABL Agent, any Term Agent, any ABL Secured Party, or any Term Secured Party, as the case may be, herein or otherwise. The ABL Secured Parties and the Term Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide Indebtedness to, or for the benefit of, any Loan Party on the faith hereof.

Section 7.8 Governing Law; Entire Agreement. The validity, performance, and enforcement of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of laws principles thereof but including Section 5-1401 and 5-1402 of the New York General Obligations Law. This Agreement constitutes the entire agreement and understanding among the parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

Section 7.9 Counterparts. This Agreement may be executed in any number of counterparts, and it is not necessary that the signatures of all parties be contained on any one counterpart hereof, each counterpart will be deemed to be an original, and all together shall constitute one and the same document. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission (in .pdf or similar format) shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 7.10 No Third Party Beneficiaries. This Agreement is solely for the benefit of the ABL Agent, ABL Secured Parties, each Term Agent and Term Secured Parties. Except as set forth in Section 7.4, no other Person (including any Loan Party or any Subsidiary or Affiliate of any Loan Party) shall be deemed to be a third party beneficiary of this Agreement; provided that the Loan Parties and their respective Subsidiaries are intended beneficiaries and third party beneficiaries with respect to Sections 7.4 and 7.20 hereof.

Section 7.11 Headings. The headings of the articles and sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

Section 7.12 Severability. If any of the provisions in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority or the application of Proceeds and other priorities set forth in this Agreement.

Section 7.13 [Reserved].

Section 7.14 VENUE; JURY TRIAL WAIVER.

(a) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE

42

JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY ABL SECURED PARTY OR ANY TERM SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY TERM DOCUMENTS, OR ANY ABL DOCUMENTS AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b) EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(c) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.5. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 7.15 Intercreditor Agreement. This Agreement is the Intercreditor Agreement referred to in the ABL Credit Agreement and the Term Loan Credit Agreement. Nothing in this Agreement shall be deemed to subordinate the obligations due to (i) any ABL Secured Party to the obligations due to any Term Secured Party or (ii) any Term Secured Party to the obligations due to any ABL Secured Party (in each case, whether before or after the occurrence of an Insolvency Proceeding), it being the intent of the Parties that this Agreement shall effectuate a subordination of Liens but not a subordination of Indebtedness.

Section 7.16 No Warranties or Liability. Each Term Agent and the ABL Agent acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other ABL Document or any Term Document. Except as otherwise provided in this Agreement, each Term Agent and the ABL Agent will be entitled to manage and supervise their respective extensions of credit to any Loan Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.

Section 7.17 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any ABL Document or any Term Document, the provisions of this Agreement shall govern; provided that nothing in this Agreement shall permit any Loan Party to incur Indebtedness or Liens not otherwise permitted by the ABL Documents and Term Documents.

43

Section 7.18 Information Concerning Financial Condition of the Loan Parties.

(a) Each of the Term Agent, any other Term Agent and the ABL Agent hereby assumes responsibility for keeping itself informed of the financial condition of the Loan Parties and all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Term Obligations. Each Term Agent and the ABL Agent hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event any Term Agent or the ABL Agent, in their sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, (a) they shall be under no obligation (i) to provide any such information to such other party or any other party on any subsequent occasion, (ii) to undertake any investigation not a part of its regular business routine, or (iii) to disclose any other information, (b) they make no representation as to the accuracy or completeness of any such information and shall not be liable for any information contained therein, and (c) the party receiving such information hereby agrees to hold the providing party harmless from any action the receiving party may take or conclusion the receiving party may reach or draw from any such information, as well as from and against any and all losses, claims, damages, liabilities, and expenses to which such receiving party may become subject arising out of or in connection with the use of such information.

(b) The Loan Parties agree that any information provided to the ABL Agent, any Term Agent, any ABL Secured Party or any Term Secured Party may be shared by such Person with any ABL Secured Party, any Term Secured Party, the ABL Agent or any Term Agent notwithstanding a request or demand by such Loan Party that such information be kept confidential; provided that such information shall otherwise be subject to the respective confidentiality provisions in the ABL Credit Agreement and the Term Loan Credit Agreement, as applicable.

Section 7.19 Additional Loan Parties. The Company agrees that if any Subsidiary (other than a Non-US Loan Party) shall become a Loan Party after the date hereof, it will promptly cause such Subsidiary to execute and deliver to the ABL Agent and each Term Agent an instrument in the form of Acknowledgement attached hereto. The execution and delivery of such acknowledgement shall not require the consent of any other party hereunder.

Section 7.20 Additional Debt Facilities. To the extent permitted by the provisions of the then extant ABL Documents and Term Documents, the Borrower and each of their respective Subsidiaries may incur or issue and sell one or more series or classes of Additional Term Debt. Any such additional class or series of Indebtedness may be secured by (x) Liens on the Term Priority Collateral that are senior to the Liens on the Term Priority Collateral securing the ABL Obligations and (y) Liens on the ABL Priority Collateral that are junior to the Liens on the ABL Priority Collateral securing the ABL Obligations, in each case under, and pursuant to, the relevant Additional Term Collateral Documents for such Additional Term Debt, if and subject to the condition that the agent, trustee or other representative in respect of any such Additional Term Debt, acting on behalf of the holders of such Additional Term Debt, becomes a party to this Agreement by satisfying conditions (a) through (c), as applicable, of the immediately succeeding paragraph. In order for any such agent, trustee or other representative to become a party to this Agreement:

(a) unless such agent, trustee or other representative for the applicable Indebtedness is already a party to this Agreement, such agent, trustee or other representative shall have executed and delivered an Additional Term Joinder (with such changes as may be reasonably approved by such agent,

44

trustee or other representative and each other party hereto), and the Additional Term Debt in respect of which such Person is the agent, trustee or other representative constitutes Additional Term Obligations, and the related Additional Term Secured Parties become subject hereto and bound hereby as Additional Term Secured Parties;

(b) the Company shall have delivered to the ABL Agent and Term Agent an Officer’s Certificate identifying the obligations to be designated as Additional Term Obligations and the initial aggregate principal amount or face amount thereof and certifying that such obligations are permitted to be incurred and secured under each of the then extant ABL Documents and Term Documents and, if requested, true and complete copies of each of the material Additional Term Documents relating to such Additional Term Debt; and

(c) the Additional Term Documents relating to such Additional Term Debt shall provide that each Additional Term Secured Party with respect to such Additional Term Debt will be subject to, and bound by, the provisions of this Agreement in its capacity as a holder of such Additional Term Debt.

Section 7.21 Additional Intercreditor Agreements. Notwithstanding anything to the contrary contained in this Agreement, each party hereto agrees that the Term Secured Parties (as among themselves) may enter into intercreditor agreements (or similar arrangements) with the relevant Term Agents governing the rights, benefits and privileges of Term Secured Parties with respect to the Term Obligations or a portion thereof (as among themselves), in respect of any or all of the Collateral and the applicable Term Documents, including as to the application of Proceeds of any Collateral, voting rights, control of any Collateral and waivers with respect to any Collateral, in each case so long as the terms thereof do not violate or conflict with the provisions of this Agreement.

[SIGNATURE PAGES FOLLOW]

45

IN WITNESS WHEREOF, the ABL Agent, for and on behalf of itself and the ABL Lenders, and the Term Agent, for and on behalf of itself and the Term Lenders, have caused this Agreement to be duly executed and delivered as of the date first above written.

BANK OF AMERICA, N.A., in its capacity as the ABL Agent

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., in its capacity as the Term Agent

By:
Name:
Title:

[Signature Page to Intercreditor Agreement]

ACKNOWLEDGMENT

Each Borrower, each ABL Guarantor and each Term Guarantor hereby acknowledges that it has received a copy of this Agreement and consents thereto, agrees to recognize all rights granted thereby to the ABL Agent and each Term Agent, and will not do any act or perform any obligation which is not in accordance with the agreements set forth in this Agreement. Each Borrower, each ABL Guarantor and each Term Guarantor further acknowledges and agrees that, except as set forth in Section 7.10, it is not an intended beneficiary or third party beneficiary under this Agreement and (i) as between the ABL Secured Parties and the ABL Loan Parties, the ABL Documents remain in full force and effect as written and are in no way modified hereby, and (ii) as between the Term Secured Parties, the Company and Term Guarantors, the Term Documents remain in full force and effect as written and are in no way modified hereby. For the avoidance of doubt, the consent and acknowledgement of the Borrowers, the ABL Guarantors and the Term Guarantors herein, shall not constitute a waiver of any of their rights available under the Loan Documents, at law or in equity.

CEQUENT CONSUMER PRODUCTS, INC.

By:
Name:
Title:

CEQUENT PERFORMANCE PRODUCTS, INC.

By:
Name:
Title:

HORIZON GLOBAL CORPORATION

By:	Horizon Global Company LLC

By:
Name:
Title:

HORIZON GLOBAL COMPANY LLC

By:
Name:
Title:

[Signature Page to Acknowledgment to Intercreditor Agreement]

EXHIBIT I

[FORM OF] JOINDER AGREEMENT

JOINDER AGREEMENT dated as of [            ], 201[    ] to the INTERCREDITOR AGREEMENT dated as of                 , 2015 (the “Intercreditor Agreement”), among (I) BANK OF AMERICA, N.A., in its capacity as agent and collateral agent (together with its successors and assigns in such capacities, the “ABL Agent”) and (II) JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent and collateral agent (together with its successors and assigns in such capacities, the “Term Agent”).

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B. As a condition to the ability of [                    ] to [incur Additional Term Debt] [refinance the ABL Credit Agreement, Term Loan Credit Agreement or [                    ]] after the date of the Intercreditor Agreement and to secure [such Additional Term Debt] [ABL Credit Agreement, Term Loan Credit Agreement or [                    ]] with a Lien on the Collateral, in each case under and pursuant to the collateral documents relating thereto, [the agent, trustee or other representative in respect of such Additional Term Debt or [                    ]] is required, unless such agent, trustee or other representative is already a party to the Intercreditor Agreement, to become a party under, and such [Additional Term Debt and the Additional Term Secured Parties] [Indebtedness and holders of such Indebtedness] in respect thereof are required to become subject to and bound by, the Intercreditor Agreement. The undersigned (the “New Representative”) is executing this Joinder in accordance with the requirements of the ABL Documents, Term Documents and other Additional Term Documents.

Accordingly, the ABL Agent, the Term Agent and each New Representative agree as follows:

Section 1. In accordance with the Intercreditor Agreement, the New Representative by its signature below becomes a party under, and the related [Additional Term Debt and Additional Term Secured Parties] [Indebtedness and holders of such Indebtedness] become subject to and bound by, the Intercreditor Agreement as [Additional Term Obligations and Additional Term Secured Parties] [ABL Obligations and ABL Secured Parties][                    ], respectively, with the same force and effect as if the New Representative had originally been named therein as a party thereto, and the New Representative, on behalf of itself and such [Additional Term Secured Parties] [holders of such Indebtedness], hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it. Each reference to a [“Term Agent”] [“ABL Agent”] [agent, trustee or other representative in respect of Additional Term Debt] in the Intercreditor Agreement shall be deemed to include the New Representative. The Intercreditor Agreement is hereby incorporated herein by reference.

Section 2. The New Representative represents and warrants that (a) it has full power and authority to enter into this Joinder, in its capacity as [agent] [trustee] [representative] under [describe new facility] and (b) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Joinder.

Section 3. This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when executed and delivered by the parties hereto. Delivery of an executed signature page to this Joinder by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Joinder.

Section 4. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 6. In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

2

IN WITNESS WHEREOF, the ABL Agent, the Term Agent and each New Representative have duly executed this Joinder to the Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ],

By:
Name:
Title:

Address for notices:

Attention of:
Telecopy:

[Signature Page to Joinder to Intercreditor Agreement]

BANK OF AMERICA, N.A., in its capacity as the
ABL Agent

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., in its capacity as the Term Agent

By:
Name:
Title:

[Signature Page to Joinder to Intercreditor Agreement]

EXHIBIT F

to

Loan Agreement

FORM OF PERFECTION CERTIFICATE

See attached.

PERFECTION CERTIFICATE

Dated as of             , 20    ,

from

HORIZON GLOBAL CORPORATION (“Parent Borrower”),

CEQUENT PERFORMANCE PRODUCTS, INC. (“Cequent Performance”)

and

CEQUENT CONSUMER PRODUCTS, INC. (“Cequent Consumer Products”),

as Borrowers,

and each of the other

Subject Grantors,

to and in favor of

BANK OF AMERICA, N.A.,

as ABL Agent

and

JPMORGAN CHASE BANK, N.A.,

as Term Agent

Schedules

1.01	Subject Grantors; Identifying Information
1.02	Prior Names; Prior Jurisdictions
1.04	Filing Offices

2.01	Collateral Records
2.02	Owned Real Property
2.03	Leased Real Property
2.04	Bailee Locations

3.01	Pledged Equity, Equity Ownership
3.02	Pledged Debt
3.03	Deposit Accounts; Securities Accounts

4.01	Patents
4.02	Trademarks
4.03	Copyrights

5.01	Commercial Tort Claims
5.02	Letters of Credit

i

PERFECTION CERTIFICATE

This PERFECTION CERTIFICATE (this “Certificate”) dated             , 20     , (the “Certification Date”) is delivered pursuant to (i) the Loan Agreement dated as of , 2015 (the “ABL Loan Agreement”), among HORIZON GLOBAL CORPORATION, a Delaware corporation (“Parent Borrower”), CEQUENT PERFORMANCE PRODUCTS, INC., a Delaware corporation (“Cequent Performance”), CEQUENT CONSUMER PRODUCTS, INC., an Ohio corporation (“Cequent Consumer Products” and together with Parent Borrower and Cequent Performance, collectively, “Borrowers”), the financial institutions party thereto as lenders from time to time and BANK OF AMERICA, N.A., as agent (in such capacity, the “ABL Agent”) for the Secured Parties (as defined in the ABL Loan Agreement, the “ABL Secured Parties”) and (ii) the Term Loan Credit Agreement dated as of                 , 2015 (the “Term Loan Agreement” and together with ABL Loan Agreement, collectively, the “Loan Agreements” and individually, a “Loan Agreement”), among the Parent Borrower, the financial institutions and other entities party thereto as lenders from time to time and JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent and collateral agent (in such capacity, the “Term Agent” and together with ABL Agent, collectively, the “Agents” and individually, a “Agent”) for the Secured Parties (as defined in the Term Loan Agreement, the “Term Secured Parties” and together with the ABL Secured Parties, collectively, the “Secured Parties” and individually, a “Secured Party”). The Guarantee and Collateral Agreement, as defined in the ABL Loan Agreement, is referred to herein as the “ABL Guarantee and Collateral Agreement”, and the Guarantee and Collateral Agreement, as defined in the Term Loan Agreement, is referred to herein as the “Term Guarantee and Collateral Agreement” and together with the ABL Guarantee and Collateral Agreement, the “Guarantee and Collateral Agreements”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Agreements or the Guarantee and Collateral Agreements, as applicable.

The Borrowers and each Person constituting a Subsidiary Obligor from time to time are referred to herein collectively as the “Grantors” and each individually as a “Grantor”. Each Grantor, on behalf of itself and each other current Grantor identified on Schedule 1.01 hereto (each a “Subject Grantor”), hereby certifies to each Agent and each other Secured Party as follows, as of the date hereof:

ARTICLE I

SUBJECT GRANTORS; LIEN SEARCH;

FINANCING STATEMENTS

1.01 Identifying Information. Schedule 1.01 hereto sets forth the following information for each Subject Grantor:

(a) its exact legal name, as such name appears in its respective certificate or articles of incorporation, certificate of limited partnership or certificate of formation;

(b) its type of organization (i.e. corporation, limited liability company, limited partnership, etc.);

(c) its jurisdiction of organization or formation;

(d) its organizational identification number, if any, issued by the jurisdiction of organization or formation; and

(e) its Federal Taxpayer Identification Number.

1.02 Prior Names; Prior Jurisdictions. Except as set forth in Schedule 1.02 hereto, during the five-year period ending on the date of this Certificate, no Subject Grantor:

(a) has changed its legal name, identity or organizational structure (including by merger or consolidation with any other Person) or conducted business under any name (including tradename or similar appellations); or

1

(b) has acquired any assets from any other Person other than Inventory and Equipment in the ordinary course from persons in the business of selling such goods.

1.03 Reserved.

1.04 Filing Offices. Schedule 1.04 lists the appropriate filing offices for UCC financing statements, including without limitation UCC financing statements to be filed as fixture filings, with respect to each Subject Grantor.

ARTICLE II

COLLATERAL LOCATIONS

2.01 Collateral Records. Schedule 2.01 sets forth the chief executive office of each Subject Grantor and each other location where such Subject Grantor maintains its books or records relating to any material portion of the Collateral, including accounts receivable and General Intangibles.

2.02 Owned Real Property. Schedule 2.02 hereto sets forth for each Subject Grantor the following information for each parcel of real property owned by such Subject Grantor with a fair market value of $5,000,000 or more: (a) its street address, (b) the county in which the real estate records for such property are located, (c) a brief description of its current use, and (d) whether all or a portion of such property has been leased to any other Person.

2.03 Leased Real Property. Schedule 2.03 hereto sets forth for each Subject Grantor the following information for each parcel of real property leased to or by such Subject Grantor: (a) its street address, (b) the county in which the real estate records for such property are located, (c) a brief description of its current use, (d) the name of the lessor, (e) the lease term, (f) the annual rent, and (g) whether all or a portion of such property has been subleased to any other Person.

2.04 Bailee Locations. Schedule 2.04 sets forth for each Subject Grantor any locations, other than any owned or leased real property locations identified on Schedules 2.01, 2.02 and 2.03, where such Subject Grantor maintains any Inventory or Equipment with a value in excess of $250,000, including, for each location: (a) the name of the Person in business at such location, (b) its street address, and (c) a brief description of the type of location (i.e. warehouse, bailee, etc.).

ARTICLE III

INVESTMENTS

3.01 Pledged Equity.

(a) Schedule 3.01 hereto sets forth for each Subject Grantor a list of (i) all the issued and outstanding capital stock, partnership interests, limited liability company membership interests or other Equity Interests of each class of such Subject Grantor and of any other Person owned by such Subject Grantor (other than any Equity Interests maintained in a securities account identified on Schedule 3.03 hereto), and an indication of whether such Equity Interests are certificated, (ii) with respect to the Equity Interests of a Subject Grantor, the owner of such outstanding Equity Interests and the holders of any options, warrants, or similar rights to the Equity Interests of each class, and (iii) the percentage of the outstanding Equity Interests of each class of each Subject Grantor and each other Person on a fully diluted basis owned by each such owner or other holder.

2

(b) Pledged Securities evidencing the Pledged Collateral owned by each Subject Grantor which are certificated Equity Interests, together with stock or security powers or other instruments of transfer duly executed in blank by such Subject Grantor, have been delivered to the applicable Agent, as required by the ABL Guarantee and Collateral Agreement and/or the Term Guarantee and Collateral Agreement.

3.02 Pledged Debt.

(a) Schedule 3.02 hereto sets forth for each Subject Grantor a list of all promissory notes and debt securities evidencing Debt having an aggregate principal amount in excess of $500,000, payable or due to such Subject Grantor by or from any other Person (including any other Grantor).

(b) The Pledged Securities evidencing such Debt payable or due to each Subject Grantor, together with instruments of transfer duly executed in blank, have been delivered to the Term Agent, as required by the ABL Guarantee and Collateral Agreement and/or the Term Guarantee and Collateral Agreement.

3.03 Deposit Accounts and Securities Accounts. Schedule 3.03 hereto sets forth for each Subject Grantor a true and correct list of Deposit Accounts, Securities Accounts and Lockboxes (as defined in the ABL Guarantee and Collateral Agreement) maintained by Subject Grantor, including (a) the name and address of the depositary institution or Securities Intermediary, as the case may be, (b) the type of account, and (c) the account number.

3.04 Control Agreements. Control agreements have been delivered to the ABL Agent in respect of each Deposit Account and Securities Account identified on Schedule 3.03 to the extent required pursuant to the ABL Guarantee and Collateral Agreement, in each case duly executed by the Subject Grantor which is the owner of the accounts referred to therein and the depositary institution or Securities Intermediary at which such accounts are maintained.

ARTICLE IV

INTELLECTUAL PROPERTY

4.01 Patents. Schedule 4.01 hereto sets forth for each Subject Grantor, in proper form for filing with the United States Patent and Trademark Office, all of such Subject Grantor’s United States issued Patents (and all applications therefor) and exclusive Patent Licenses, including the name of the registered owner and the registration number of each Patent owned by such Subject Grantor and each Patent owned by any other Person for which such Subject Grantor has a Patent License from such other Person, and whether such Patents have been licensed or sublicensed to any other Person.

4.02 Trademarks. Schedule 4.02 hereto sets forth for each Subject Grantor, in proper form for filing with the United States Patent and Trademark Office, all of such Subject Grantor’s United States federally registered Trademarks (and all applications therefor) and exclusive Trademark Licenses, including the name of the registered owner and the registration number of each Trademark owned by such Subject Grantor and each Trademark owned by any other Person for which such Subject Grantor has a Trademark License from such other Person, and whether such Trademarks have been licensed or sublicensed to any other Person.

4.03 Copyrights. Schedule 4.03 hereto sets forth for each Subject Grantor, in proper form for filing with the United States Copyright Office, all of each Subject Grantor’s registered United States Copyrights (and applications therefor) and exclusive Copyright Licenses, including the name of the registered owner and the registration number of each Copyright or Copyright License owned by such Subject Grantor and each Copyright owned by any other Person for which such Subject Grantor has a Copyright License from such other Person, and whether such Copyrights have been licensed or sublicensed to any other Person.

3

4.04 Intellectual Property Security Agreements. To the extent required by the ABL Guarantee and Collateral Agreement and/or the Term Guarantee and Collateral Agreement, Intellectual Property security agreements have been delivered to each Agent for the Intellectual Property described on Schedule 4.01, 4.02 and 4.03, each duly executed by the applicable Subject Grantor.

ARTICLE V

MISCELLANEOUS

5.01 Commercial Tort Claims. Schedule 5.01 hereto sets forth for each Subject Grantor a description of each Commercial Tort Claim with a value in excess of $500,000 held by any Subject Grantor.

5.02 Letters of Credit. Schedule 5.02 lists all letters of credit with a value in excess of $500,000 in favor of any Subject Grantor supporting or otherwise issued with respect to any of the Collateral, including the maximum face amount thereof, any amounts drawn thereunder, the issuing bank thereof and a brief description of the purpose thereof.

[Remainder of page intentionally left blank.]

4

IN WITNESS WHEREOF, each of the undersigned has duly executed this Certificate on its own behalf and on behalf of the other Subject Grantors on and as of the date first above written.1

CEQUENT PERFORMANCE PRODUCTS, INC.

By:
Name:
Title:

CEQUENT CONSUMER PRODUCTS, INC.

By:
Name:
Title:

HORIZON GLOBAL CORPORATION

By:
Name:
Title:

HORIZON GLOBAL COMPANY LLC

By:
Name:
Title:

[1]	Each Subject Grantor is to sign.

Perfection Certificate

Signature Page

Schedule 1.01

to Perfection Certificate

SUBJECT GRANTORS; IDENTIFYING INFORMATION

Subject Grantor	Jurisdiction of Organization & Type of Organization	Organizational Identification Number	Federal Tax Identification Number

Schedule 1.01 / Page 1

Schedule 1.02

to Perfection Certificate

PRIOR NAMES; PRIOR JURISDICTIONS

(a)	CHANGES IN CORPORATE IDENTITY

(b)	NON-ORDINARY COURSE ACQUISITIONS

Schedule 1.02 / Page 1

Schedule 1.04

to Perfection Certificate

FINANCING STATEMENTS

Subject Grantor	Filing Office

Schedule 1.04 / Page 1

Schedule 2.01

to Perfection Certificate

COLLATERAL RECORD LOCATIONS

Set forth below is the chief executive office of each Subject Grantor. Except as set forth below, the principal location where each Subject Grantor maintains its books or records relating to Collateral, including accounts receivable and General Intangibles, is:

Subject Grantor	Location of Chief Executive Office	Location of Books and Records

Schedule 2.01 / Page 1

Schedule 2.02

to Perfection Certificate

OWNED REAL PROPERTY

For each Subject Grantor, the following information for each parcel of owned real property:

Subject Grantor	Street Address	Market Value	Brief Description of Current Use	Applicable Mortgage Filing Office	Lease

Schedule 2.02 / Page 1

Schedule 2.03

to Perfection Certificate

LEASED REAL PROPERTY

For each Subject Grantor, the following information for each parcel of leased real property (as Lessee and as Lessor):

Subject Grantor	Street Address	Brief Description of Current Use	Applicable Mortgage Filing Office	[Lessor] [Lessee]	Term; Annual Rent	Sublease

Schedule 2.03 / Page 1

Schedule 2.04

to Perfection Certificate

BAILEE LOCATIONS

Any locations for each Subject Grantor other than any owned or leased real property locations identified in Schedules 2.02 and 2.03, where such Subject Grantor maintains any Inventory or Equipment:

Subject Grantor	Name of Warehouse/Bailee	Street Address, State, County	General Description	Market Value

Schedule 2.04 / Page 1

Schedule 3.01

to Perfection Certificate

EQUITY OWNERSHIP; PLEDGED EQUITY

Owner	Issuer	Type of Equity Interests	Issued and Outstanding Equity Interests of each class; Options, Warrants and Similar Rights	Number (and percentage) of Pledged Equity Interests	Certificate No. (if any)

Schedule 3.01 / Page 1

Schedule 3.02

to Perfection Certificate

PLEDGED DEBT

Grantor	Issuer/Borrower	Original Amount; Principal Amount Outstanding	Date of Note

Schedule 3.02 / Page 1

Schedule 3.03

to Perfection Certificate

DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS

DOMINION ACCOUNTS

Grantor	Bank Name and Address	Pledged Account Name	Pledged Account Number

OTHER DEPOSIT ACCOUNTS

Grantor	Bank Name and Address	Pledged Account Name	Pledged Account Number

LOCK BOXES

Grantor	Name of Institution and Address	Lock Box Number

SECURITIES ACCOUNTS

Grantor	Name of Institution and Address	Pledged Account Name	Pledged Account Number

Schedule 3.03 / Page 1

Schedule 4.01

to Perfection Certificate

PATENTS

PATENTS OWNED BY EACH GRANTOR

[For each Grantor state if no patents are owned. List in numerical order by Patent No./Patent Application No.]

U.S. Patent Registrations

Grantor	Patent Numbers	Issue Date

U.S. Patent Applications

Grantor	Patent Application No.	Filing Date

Non-U.S. Patent Registrations

Grantor	Country	Issue Date	Patent No.

Non-U.S. Patent Applications

Grantor	Country	Filing Date	Patent Application No.

Schedule 4.01 / Page 1

Patent Licenses; Grantor as Licensor

U.S. Patents

Grantor/Licensor	Licensee Name and Address	Date of License/ Sublicense	Issue Date	Patent No.

U.S. Patent Applications

Grantor/Licensor	Licensee Name and Address	Date of License/ Sublicense	Date Filed	Application No.

Non-U.S. Patents

Grantor/Licensor	Country	Licensee Name and Address	Date of License/ Sublicense	Issue Date	Non-U.S. Patent No.

Non-U.S. Patent Applications

Grantor/Licensor	Country	Licensee Name and Address	Date of License/ Sublicense	Date Filed	Application No.

Schedule 4.01 / Page 2

Patent; Licenses; Grantor as Licensee

U.S. Patents

Grantor/Licensee	Licensor Name and Address	Date of License/ Sublicense	Issue Date	Patent No.

U.S. Patent Applications

Grantor/Licensee	Licensor Name and Address	Date of License/ Sublicense	Date Filed	Application No.

Non-U.S. Patents

Grantor/Licensee	Country	Licensor Name and Address	Date of License/ Sublicense	Issue Date	Non-U.S. Patent No.

Non-U.S. Patent Applications

Grantor/Licensee	Country	Licensor Name and Address	Date of License/ Sublicense	Date Filed	Application No.

Schedule 4.01 / Page 3

Schedule 4.02

to Perfection Certificate

TRADEMARKS

OWNED TRADEMARK/TRADE NAMES

[For each Grantor state if no trademarks/trade names are owned. List in numerical order by trademark registration/application no.]

U.S. Trademark Registrations

Grantor	Mark	Reg. Date	Reg. No.

U.S. Trademark Applications

Grantor	Mark	Filing Date	Application No.

State Trademark Registrations

Grantor	State	Mark	Reg. Date	Reg. No.

State Trademark Applications

Grantor	State	Mark	Filing Date	Application No.

Non-U.S. Trademark Registrations

Grantor	Country	Mark	Reg. Date	Reg. No.

Schedule 4.02 / Page 1

Non-U.S. Trademark Applications

Grantor	Country	Mark	Date Filed	Application No.

Trade Names

Grantor	Country(s) Where Used	Trade Name

Trademark Licenses; Grantor as Licensor

U.S. Trademarks

Grantor/ Licensor	Licensee Name and Address	Date of License/ Sublicense	U.S. Mark	Reg. Date	Reg. No.

U.S. Trademark Applications

Grantor/ Licensor	Country	Licensee Name and Address	Date of License/ Sublicense	Date Filed	Application No.

Non-U.S. Trademarks

Grantor/ Licensor	Country	Licensee Name and Address	Date of License/ Sublicense	Non-U.S. Mark	Reg. Date	Reg. No.

Schedule 4.02 / Page 2

Non-U.S. Trademark Applications

Grantor/ Licensor	Country	Licensee Name and Address	Date of License/ Sublicense	Non-U.S. Mark	Date Filed	Application No.

D. Others

Grantor/ Licensor	Licensee Name and Address	Date of License/ Sublicense	Subject Matter

Trademark Licenses; Grantor as Licensee

U.S. Trademarks

Grantor/ Licensee	Licensor Name and Address	Date of Licensee/ Sublicensee	U.S. Mark	Reg. Date	Reg. No.

U.S. Trademark Applications

Grantor/ Licensee	Licensor Name and Address	Date of Licensee/ Sublicensee	U.S. Mark	Date Filed	Application No.

Non-U.S. Trademarks

Grantor/ Licensee	Country	Licensor Name and Address	Date of License/ Sublicense	Non-U.S. Mark	Reg. Date	Reg. No.

Schedule 4.02 / Page 3

Non-U.S. Trademark Applications

Grantor/ Licensee	Country	Licensor Name and Address	Date of License/ Sublicense	Non-U.S. Mark	Date Filed	Application No.

D. Others

Grantor/ Licensee	Licensor Name and Address	Date of License/ Sublicense	Subject Matter

Schedule 4.02 / Page 4

Schedule 4.03

to Perfection Certificate

COPYRIGHTS

COPYRIGHTS OWNED BY EACH GRANTOR

[State for each Grantor if no copyrights are owned. List in numerical order by Registration No.]

U.S. Copyright Registrations

Grantor	Title	Reg. No.	Author

Pending U.S. Copyright Applications for Registration

Grantor	Title	Author	Class	Date Filed

Non-U.S. Copyright Registrations

Grantor	Title	Author	Class	Date Filed

Non-U.S. Pending Copyright Applications for Registration

Grantor	Country	Title	Author	Class	Date Filed

Schedule 4.03 / Page 1

[State for each Grantor whether such Grantor is not a party to a license/sublicense.]

Copyright Licenses; Grantor as Licensor

U.S. Copyrights

Grantor/Licensor	Licensee Name And Address	Date of Licensee/ Sublicense	Title of U.S. Copyright	Author	Reg. No.

Non-U.S. Copyrights

Grantor/Licensor	Licensee Name And Address	Date of Licensee/ Sublicense	Title of U.S. Copyright	Author	Reg. No.

Copyright Licenses; Grantor as Licensee

U.S. Copyrights

Grantor/Licensor	Licensee Name And Address	Date of Licensee/ Sublicense	Title of U.S. Copyright	Author	Reg. No.

Non-U.S. Copyrights

Grantor/Licensor	Licensee Name and Address	Country	Date of License/ Sublicense	Title of Non-U.S. Copyright	Author	Reg. No.

Schedule 4.03 / Page 2

Schedule 5.01

to Perfection Certificate

COMMERCIAL TORT CLAIMS

Schedule 5.01 / Page 1

Schedule 5.02

to Perfection Certificate

LETTERS OF CREDIT

Schedule 5.02 / Page 1

SCHEDULE 1.1(A)

to

Loan Agreement

EXISTING LETTERS OF CREDIT

None

SCHEDULE 1.1(B)

to

Loan Agreement

COMMITMENTS OF LENDERS

Lender	Revolver Commitment
Bank of America, N.A.	$35,000,000
Wells Fargo Bank, National Association	$25,000,000
Bank of Montreal	$25,000,000
Total:	$85,000,000

SCHEDULE 9.1.3

to

Loan Agreement

GOVERNMENTAL LICENSES

None

SCHEDULE 9.1.5

to

Loan Agreement

REAL PROPERTY

SBU	Address	City	State	Zip	Country	Owned	Leased
Trimas Corporation Pty. Ltd.	49-75 Pacific Drive	Keysborough	VIC	3172	Australia		X

Trimas Corporation Pty. Ltd.	52-60 Pacific Drive	Keysborough	VIC	3173	Australia		X

Parkside Towbars Pty. Ltd.	219 Bank Street	Welshpool	WA	6106	Australia		X

Parkside Towbars Pty. Ltd.	77 Frobisher Street	Osborne Park	WA	6017	Australia		X

Trimas Corporation Pty. Ltd.	52-60 (lot 40) Pacific Drive	Keysborough	VIC	3173	Australia		X

TriMas Corporation (NZ) Pty. Ltd.	18 Huntington Place	Banyo	QL	4014	Australia		X

Cequent Industria E Comercio Ltda.	Rua Flor de Noiva, 800 - Itaquaquecetuba	Sao Paulo	CEP	08597-630	Brazil		X

Cequent Industria E Comercio Ltda.	Rua Flor de Liz, 100	Sao Paulo	CEP	08597-630	Brazil		X

Cequent Towing Products of Canada Ltd	1549 Yorkton Court Unit #3	Burlington	ON	L7P 5B7	Canada		X

Cequent Towing Products of Canada Ltd	295 Superior Boulevard, Unit 1	Mississauga	ON	L5T 2L6	Canada		X

Kovil Oy	Taitajantie 2 & Ufotie 1	Savonlinna	N/A	57210	Finland*	X *sale pending

TriMas Corporation (Germany) GmbH	Bahnhofstr 2-4	Hartha	Sachen	04746	Germany		X

Cequent Electrical Products de Mexico, S. de R.L. de C.V.	Industrial Drive s/n Edificio 11 Parque Industrial (Building I & II)	Reynosa	Tamaulipas	88780	Mexico		X

Cequent Electrical Products de Mexico, S. de R.L. de C.V.	Pharr Bridge Industrial Center, Building 11	Reynosa	Tamaulipas	88780	Mexico		X

Cequent Trailer Products S. de R.L. de C.V.	Enrique Pinoncelli #8881 Parque Industrial AeroJuarez	Ciudad Juarez	Chihuahua	32695	Mexico		X

Trimas Corporation (NZ) Pty. Ltd.	15 Oak Rd.	Wiri	Manukau	NZ 2104	New Zealand		X

Trimas Corporation (NZ) Pty. Ltd.	No 11 cnr Langley & Mayo Road	Wiri	Manukau	NZ 2104	New Zealand		X

Trimas Corporation (NZ) Pty. Ltd.	87 Gasson St.	Sydenham	Christchurch	NZ 8023	New Zealand		X

TriMas Corporation (South Africa) (PTY) LTD.	341 Triumph Street	Waltloo	Pretoria		South Africa		X

Trimotive Asia Pacific Ltd	Amata Nakorn Industrial Estate 700/665 M.1 T.Phanthong, A. Phanthong	Chonburi		20160	Thailand	X

C.P. Witter Limited	1 Drome Road Deeside Industrial Park	Flintshire		CH5 2NY	UK	X

Cequent Consumer Products, Inc.	29000-2 Aurora Road	Solon	OH	44139	U.S.A.	X

Cequent Consumer Products, Inc.	3310 William Richardson Court	South Bend	IN	46628	U.S.A.	X

Cequent Consumer Products, Inc.	901 Wayne St.	Niles	MI	49120	U.S.A.	X

Cequent Consumer Products, Inc.	406 N. 2nd St	Fairfield	IA	52556	U.S.A.	X

Cequent Consumer Products, Inc.	600 23rd St.	Fairfield	IA	52556	U.S.A.	X

Cequent Consumer Products, Inc.	Depot St. East of N 4th St. Unit # 1	Fairfield	IA	52556	U.S.A.	X

Cequent Consumer Products, Inc.	Depot St. East of N 4th St. Unit # 2	Fairfield	IA	52556	U.S.A.	X

Cequent Performance Products, Inc.	105-2 LM Gaines Blvd.	Starke	FL	32091	USA	X

Cequent Performance Products, Inc.	DDG-116 Building, 3181 S. Willow Ave.	Fresno	CA	93725	USA	X

Cequent Performance Products, Inc.	2600 College Ave.	Goshen	IN	46526	USA	X

Cequent Performance Products, Inc.	2 Bishop Place, Camp Hill	Camp Hill	PA	17011	USA	X

Cequent Performance Products, Inc.	47912 Halyard, Suite 100	Plymouth	MI	48170	USA	X

Cequent Performance Products, Inc.	101 Spires Parkway	Tekonsha	MI	49092	USA	X

Cequent Performance Products, Inc.	8460 Gran Vista Drive	El Paso	TX	79901	USA	X

Cequent Performance Products, Inc.	6500 South 35th Street, Building Y, Suite A	McAllen	TX	N/A	USA	X

Cequent Performance Products, Inc.	4445 Rock Quarry, Suite 100	Dallas	TX	75211	USA	X

Horizon Global Corporation - Home Office	39400 Woodward Ave, Suite 100	Bloomfield Hills	MI	48304	USA	X

SCHEDULE 9.1.6

to

Loan Agreement

DISCLOSED MATTERS

None

SCHEDULE 9.1.12

to

Loan Agreement

SUBSIDIARIES

Corporate Name	Ownership Interest of Parent Borrower (direct and indirect)	Is the Subsidiary an Obligor?
C.P. Witter Limited	100% owned by TriMas Australia Holdings UK Limited	No

Cequent Bermuda Holdings Ltd.	100% owned by TriMas Euro Finance LLC	No

Cequent Brazil Holdings Coöperatief W.A.	99.99 % owned by Horizon Real Finance LLC and approx. 0.01% owned by Cequent Bermuda Holdings Ltd. (such ownership totaling 100%)	No

Cequent Consumer Products, Inc.	100% owned by Horizon Global Company LLC	Yes

Cequent Electrical Products de Mexico, S. de R.L. de C.V.	99.97% owned by Cequent Mexico Holdings B.V. and approx. 0.03% owned by Cequent Trailer Products, S. de R.L. de C.V. (such ownership totaling 100%)	No

Cequent Indústria E Comércio Ltda.	99.99% owned by Cequent Brazil Holdings Coöperatief, W.A. and 0.01% owned by Horizon Real Finance LLC (such ownership totaling 100%)	No

Cequent Mexico Holdings B.V.	100% owned by Cequent UK Limited	No

Cequent Nederland Holdings B.V.	100% owned by Horizon International Holdings LLC	No

Cequent Performance Products, Inc.	100% owned by Horizon Global Company LLC	Yes

Cequent Sales Company de México, S. de R.L. de C.V.	99.97% owned by Cequent Nederland Holdings B.V. and approx. 0.03% owned by Cequent Mexico Holdings B.V. (such ownership totaling 100%)	No

Cequent Towing Products of Canada, Ltd.	100% owned by Cequent Nederland Holdings B.V.	No

Cequent Trailer Products, S. de R.L. de C.V.	99.56% owned by Cequent Mexico Holdings B.V. and approx. 0.44% owned by Cequent Electrical Products de Mexico, S. de R.L. de C.V. (such ownership totaling 100%)	No

Cequent UK Limited	100% owned by Cequent Nederland Holdings B.V.	No

Horizon Global Company LLC	100% owned by Horizon Global Corporation	Yes

Horizon Global Hong Kong Holdings Limited	100% owned by Cequent Nederland Holdings B.V.	No

Horizon Global (Shanghai) Trading Co. Ltd.	100 % owned by Horizon Global Hong Kong Holdings Limited	No

Horizon Global Sourcing Operations and Innovation Center India Pvt. Ltd.	99.99% owned by Cequent Nederland Holdings B.V. and approx. 0.01% owned by TriMas Euro Finance LLC (such ownership totaling 100%)	No

Horizon GBP Finance LLC	100% owned by Cequent Bermuda Holdings Ltd.	No

Horizon International Holdings LLC**	100% owned by Cequent Performance Products, Inc.	No

Horizon Real Finance LLC	100% owned by Cequent Bermuda Holdings Ltd.	No

Kovil Oy	100% owned by TriMas Corporation (Germany) GmbH	No

Parkside Towbars Pty. Ltd.	100% owned by TriMas Corporation Pty. Ltd.	No

RLHK Services C.V.	99.99% owned by TriMas Sourcing Holdings LLC and approx. 0.01% owned by TriMas Euro Finance LLC (such ownership totaling 100%)	No

TriMas Australia Holdings UK Limited	100% owned by TriMas Holdings Australia Pty. Ltd.	No

TriMas Euro Finance LLC***	100% owned by Cequent Nederland Holdings B.V.	No

TriMas Corporation (Germany) GmbH	100% owned by C.P. Witter Limited	No

TriMas Corporation (NZ) Pty Limited	100% owned by Trimas Holdings Australia Pty Ltd.	No

TriMas Corporation Pty. Ltd.	100% owned by TriMas Holdings Australia Pty. Ltd.	No

TriMas Corporation (South Africa) (PTY) LTD.	100% owned by TriMas Holdings Australia Pty. Ltd.	No

TriMas Holdings Australia Pty. Ltd.	100% owned by Cequent Bermuda Holdings Ltd.	No

TriMas Sourcing B.V.	100% owned by Cequent Nederland Holdings B.V.	No

TriMas Sourcing Holdings LLC***	100% owned by TriMas Euro Finance LLC	No

TriMotive Asia Pacific Limited	100% owned by TriMas Holdings Australia Pty. Ltd. (and 7 de minimus holders)	No

**	CFC Holdco
***	Special Purpose Entity

SCHEDULE 9.1.13

to

Loan Agreement

INSURANCE

COVERAGE	POLICY TERM	CARRIER	POLICY NO.	MAXIMUM RETENTION	MAXIMUM LIMITS
$150M Loss Limit Property
Global Property Coverage	6/30/15 to 6/30/16	Allianz Global Risks US Insurance Company	CLP 3016012	$250K Real/Personal	(TIV=$432,427,778)
Directors & Officers	6/30/15 to 6/30/16	AIG	01-054086-84	$250,000	$10M
		Axis	MNN788245/012015		$10MM XS $10MM
		Zurich	DOC0179095-00		$10MM XS $20MM
		The Hartford	10DA029097315		$10MM XS $30MM
		XL-US	EIU139844-15		$10MM XS $40MM (SIDE A DIC ONLY)
		AIG	01/450/98/98		$5MM XS $50MM (SIDE A DIC ONLY)
$55M Total Limits ($40M
Traditional + $15M Side A)
Employment Practices Liab	6/30/15 to 6/30/16	AIG	01-450-95-16	$1M Class/$500K Others	$10MM
Employed Lawyers Liability	6/30/15 to 6/30/16	AIG	01-454-18-20	$10,000	$1M
Commercial Crime	6/30/15 to 6/30/16	AIG	01-454-18-14	$150,000	$10MM
Executive Risk	6/30/15 to 6/30/18	National Union Fire Insurance Company of Pittsburgh, PA.	67-327-025	Nil	$15M
Foreign Liability	6/30/15 to 6/30/16	Generali	WE1500496	$50K (DIC Auto Excess)	$2M Products Agg Limit/$1M Per Occ
General Liability	6/30/15 to 6/30/16	Lexington Insurance Company (AIG)	82695212	$1M SIR PER OCC	$1 Per Occ/$4M Agg/$3M Products Agg
				Sales	438,301,700
		National Union Fire Insurance		$250,000 Deductible per
Automobile Liability	6/30/15 to 6/30/16	Company of Pittsburgh, Pa. (AIG)	CA 7062960	accident	$2MM CSL
Commerce and Industry
Workers Compensation	6/30/15 to 6/30/16	Insurance Company (AIG)	WC 021361665	$500,000 per occ.	Statutory / $1MM EL
				Required Collateral	$300,000
Umbrella & Punitive Damages Liability	6/30/15 to 6/30/16	AIG	19086530	$25,000 SIR	$25MM per occ / agg
Excess Liability & Punitive Damages Liability	6/30/15 to 6/30/16	AWAC	TBD	N/A	$25MM XS $25MM
Excess Liability	6/30/15 to 6/30/16	XL	TBD	N/A	$25MM p/o $50MMx$50MM
Excess Liability	6/30/15 to 6/30/16	Endurance	TBD	N/A	$25MM p/o $50MMx$50MM
Total Limits: $100M
$50,000 per each
Marine Cargo	6/30/15 to 6/30/16	Indemnity Insurance Company of North America	TBD	occurrence	$5MM vessel/air
Business Travel Accident	6/30/15 to 6/30/16	ACE American Insurance Company	ADDN10892089		$6.1MM per Aggregate Limit
Cyber Liability Insurance	6/30/15 to 6/30/16	Axis Insurance Company	TBD	$250,000	$10M

*	This summary is only intended as an overview, the actual policies supercede all information above.
*	Excludes TAXES, FEES, SURCHARGES, Collateral requirement, TPA fee and claims escrow fee.

SCHEDULE 9.1.23

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Loan Agreement

MATERIAL CONTRACTS

1.	Supplier Agreement, dated as of November 6, 2006, between Cequent Consumer Products, Inc. (“CCP”), and Citibank, N.A. (“Citibank”), in connection with CCP’s sale to Citibank of certain accounts receivables resulting from CCP’s sale of goods to AutoZone, Inc.

2.	Purchase Agreement, dated as of May 8, 2012, between CCP and Bank of America, N.A. (“BofA”), in connection with CCP’s sale to BofA of certain accounts receivables resulting from CCP’s sale of goods to Balkamp, Inc.

3.	Supplier Agreement, effective as of September 27, 2011, between CCP and Branch Banking and Trust Company (“BB&T”), in connection with CCP’s sale to BB&T of certain accounts receivables resulting from CCP’s sale of goods to O’Reilly Automotive Stores, Inc. f/k/a O’Reilly Automotive, Inc. (“O’Reilly’s”), O’Reilly’s subsidiaries and related companies.

4.	Accounts Receivable Purchase Agreement, effective as of May 7, 2009, between CCP and BofA, in connection with CCP’s sale to BofA of certain accounts receivables resulting from CCP’s sale of goods to The Pep Boys – Manny, Moe & Jack, and its successors and permitted assigns.

5.	Supplier Agreement, dated as of October 27, 2011, between CCP, and Citibank, in connection with CCP’s sale to Citibank of certain accounts receivables resulting from CCP’s sale of goods to Wal-Mart Stores, Inc.

6.	Accounts Receivable Purchase Agreement, effective as of February 4, 2010, between CCP and BofA, in connection with CCP’s sale to BofA of certain accounts receivables resulting from CCP’s sale of goods to Lowe’s Companies, Inc.

7.	Accounts Receivable Purchase Agreement, effective as of October 22, 2009, between CCP and BofA, in connection with CCP’s sale to BofA of certain accounts receivables resulting from CCP’s sale of goods to Advance Stores Company, Incorporated and its successors and permitted assigns.

8.	CCP is registered with C2FO for participation in invoice “early pay” programs for the following customers:

a.	Do It Best Corp.;

b.	ACE Hardware Corporation;

c.	Amazon.com, Inc.; and

d.	Costco Wholesale Corporation

9.	CCP is registered with The Home Depot U.S.A. Inc. (“Home Depot”) for participation in Home Depot’s invoice “early pay” program.

SCHEDULE 10.2.1

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Loan Agreement

EXISTING DEBT

Company	Bank	Details/Secured asset	Original Amount	o/s Amount (as of April 2015)	Start Date	Maturity Date	Secured/ Unsecured
TriMas Corporation Pty. Ltd.	National Australia Bank Ltd., Australia	Multi Facility Agreement	AUD 26,731,685.00	AUD 12,000,000.00	10/21/2014	8/31/2015	S*
C.P. Witter Limited	HSBC Finance	Laser 3	GBP 395,100.00	GBP 79,020.00	5/2/2011	5/31/2016	U
C.P. Witter Limited	HSBC Finance	Robots 7, 8 & 9	GBP 229,908.00	GBP 38,318.07	8/8/2011	8/31/2016	U
C.P. Witter Limited	HSBC Finance	Pressbrake	GBP 27,000.00	GBP 450.00	6/27/2010	5/31/2015	U
C.P. Witter Limited	HSBC Finance	IRB Robot	GBP 18,900.00	GBP 630.00	7/22/2010	6/30/2015	U
Cequent Performance Products, Inc.	Wells Fargo Bank, NA	Crown Equipment	USD 30,800.00	USD 22,900.00	10/1/2013	9/1/2018	U
Dhelfos Industria E Comercio de Acessorios Ltda.	N/A	DHF-note payable to Ernani	BRL 24,500,000.00	BRL 15,865,000.00	11/14/2013	4/1/2019	U
Cequent Industria E Comercio Ltda.	N/A	Engetran-note payable to Karan	BRL 10,000,000.00	BRL 6,700,000.00	8/1/2012	1/1/2018	U
Dhelfos Industria E Comercio de Acessorios Ltda.	Banco Itau, Brazil	Newton-Folding Hydraulic Press	BRL 187,200.00	BRL 124,799.94	7/15/2013	4/16/2018	S
Dhelfos Industria E Comercio de Acessorios Ltda.	Banco Itau, Brazil	Newton-Folding Hydraulic Press	BRL 46,800.00	BRL 31,199.94	10/15/2013	4/16/2018	S
Dhelfos Industria E Comercio de Acessorios Ltda.	Banco Itau, Brazil	Machro-Shotblast Machine Dropout	BRL 249,800.00	BRL 166,533.26	7/15/2013	4/16/2018	S
Dhelfos Industria E Comercio de Acessorios Ltda.	Banco Itau, Brazil	Maquinapack-Sealing & Tunel Gathering Machines	BRL 118,500.00	BRL 79,000.08	10/15/2013	4/16/2018	S
Dhelfos Industria E Comercio de Acessorios Ltda.	Banco Itau, Brazil	Deltec - paint installation	BRL 475,000.00	BRL 325,462.90	11/18/2013	5/15/2018	S

*	First ranking general security agreement over the whole of assets (all present and after acquired property – no exceptions) given by:

1.	TriMas Corporation Pty. Ltd. ACN 004 546 543 (excluding the assets subject to the receivables financing arrangement with Bank of America that TriMas Corporation Pty Ltd has as supplier to GPC Asia Pacific Pty Ltd)

2.	Parkside Towbars Pty. Ltd. ACN 103 851 770[1]

[1]	This security interest secures the Debt of TriMas Corporation Pty. Ltd. disclosed in this Schedule 10.2.1.

SCHEDULE 10.2.2

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Loan Agreement

EXISTING LIENS

Liens existing on the Closing Date in respect of:

1.	Debt set forth on Schedule 10.2.1 encumbering the assets described on Schedule 10.2.1, to the extent that such Debt is described as secured Debt on such Schedule 10.2.1.

SCHEDULE 10.2.4

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Loan Agreement

EXISTING INVESTMENTS

A. Qualified Foreign Investments

1.	Investments by Cequent Electrical Products de Mexico, S. de R.L. de C.V. in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, Comerica Bank, Compass, HSBC, Grand Cayman, and in each case such investments shall be in Mexican Pesos.

2.	Investments by Cequent Trailer Products, S. de R.L. de C.V. in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, Comerica Bank, Compass, HSBC, Grand Cayman, and in each case such investments shall be in Mexican Pesos.

B. Other Investments

1.	Cequent Performance Products, Inc.’s loan to Cequent UK Limited in connection with the purchase by Cequent UK Limited from Cequent Performance Products, Inc. of machinery, equipment and inventory to be located in the Juarez, Mexico facility; the aggregate amount of loans described in this clause (B)(1) and clause (B)(2) below do not exceed $5.0 million.

2.	Cequent Performance Products, Inc.’s loan to Cequent UK Limited in connection with the purchase by Cequent UK Limited from Cequent Performance Products, Inc. of machinery, equipment and inventory to be located in the Reynosa, Mexico facility; the aggregate amount of loans described in this clause (B)(2) and clause (B)(1) above do not exceed $5.0 million.

3.	Horizon Global Corporation’s investment in the Hong Kong Sourcing Office legal entity to provide legal restructuring and operational funding in an aggregate amount not exceeding $2.5 million.

4.	Investments by Horizon Global Corporation in one or more wholly-owned foreign subsidiaries for the purpose of purchasing one or more foreign manufacturing facilities, including capital equipment and working capital, in an aggregate amount not exceeding $3.0 million.

5.	Not later than 90 days following the Closing Date, settlement of any remaining notes or trade payables with TriMas and/or any entity that is a subsidiary of TriMas after completion of the Spin-Off.

SCHEDULE 10.2.5

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Loan Agreement

PERMITTED ASSET DISPOSITIONS

1.	Intercompany sale for cash of machinery, equipment and/or inventory by Cequent Performance Products, Inc. to Cequent UK Limited, which such machinery, equipment and/or inventory will be located in Cequent UK Limited’s Juarez, Mexico facility

2.	Intercompany sale for cash of machinery, equipment and/or inventory by Cequent Performance Products, Inc. to Cequent UK Limited, which such machinery, equipment and/or inventory will be located in Cequent UK Limited’s Reynosa, Mexico facility

SCHEDULE 10.2.9

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Loan Agreement

EXISTING AFFILIATE TRANSACTIONS

The items set forth on Schedule 10.2.4, Sections B1, B2, B3, B4 and B5.

The items set forth on Schedule 10.2.5, Items 1 and 2.

SCHEDULE 10.2.10

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Loan Agreement

EXISTING RESTRICTIVE AGREEMENTS

None